                                            Filed Pursuant to Rule 424(b)(2)
                                            Registration File No.: 33-80771
PROSPECTUS SUPPLEMENT
NOVEMBER 19, 1996
(TO PROSPECTUS DATED FEBRUARY 6, 1996)

                               4,000,000 SHARES
                      DONALDSON, LUFKIN & JENRETTE, INC.
                       FIXED/ADJUSTABLE RATE CUMULATIVE
                          PREFERRED STOCK, SERIES A

   This Prospectus Supplement relates to 4,000,000 shares of Fixed/Adjustable Rate Cumulative Preferred Stock, Series A, $50 liquidation preference per share (the "Series A Preferred Stock"), of Donaldson, Lufkin & Jenrette, Inc. (the "Company"). Dividends on the Series A Preferred Stock are cumulative from the date of original issue and are payable quarterly on February 28, May 30, August 30 and November 30 of each year, commencing February 28, 1997, at a rate of 5.94% per annum through November 30, 2001. Thereafter, the dividend rate on the Series A Preferred Stock will be the Applicable Rate from time to time in effect. The Applicable Rate per annum for any dividend period beginning November 30, 2001 will be equal to 0.50% plus the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate (each as defined herein), as determined in advance of such dividend period. The Applicable Rate per annum for each dividend period beginning November 30, 2001 will not be less than 6.44% nor greater than 12.44%. The amount of dividends payable in respect of the Series A Preferred Stock will be adjusted in the event of certain amendments to the Internal Revenue Code of 1986, as amended (the "Code"), in respect of the dividends received deduction. See "Description of Series A Preferred Stock--Dividends."

   The Series A Preferred Stock is redeemable at any time on and after November 30, 2001, at the option of the Company, in whole or in part, at $50 per share plus accrued and unpaid dividends (whether or not declared) to the date fixed for redemption. The Series A Preferred Stock may also be redeemed prior to November 30, 2001, in whole, at the option of the Company, in the event of certain amendments to the Code in respect of the dividends received deduction. See "Description of Series A Preferred Stock--Redemption." For a description of the rights and preferences of the Series A Preferred Stock, see "Description of Series A Preferred Stock."

   The Series A Preferred Stock has been approved for listing on the New York Stock Exchange, Inc. (the "NYSE"), subject to official notice of issuance. See "Underwriting."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
-----------------------------------------------------------------------------
                  PRICE TO      UNDERWRITING    PROCEEDS TO
                 PUBLIC(1)      DISCOUNT(2)    COMPANY(1)(3)
------------  --------------  --------------  -------------
Per Share  ..   $      50.00     $    0.625    $     49.375
------------  --------------  --------------  -------------
Total .......   $200,000,000     $2,500,000    $197,500,000
-----------------------------------------------------------------------------
   (1) Plus accrued dividends, if any, from November 22, 1996 to the date of delivery.
   (2) The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
   (3) Before deducting expenses payable by the Company estimated at $250,000.

   The shares of Series A Preferred Stock are offered by the Underwriters, subject to prior sale, when, as and if issued to and accepted by it and subject to approval of certain legal matters by counsel for the Underwriters. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that the Series A Preferred Stock will be ready for delivery in book-entry form only through the facilities of the Depository Trust Company of New York on or about November 22, 1996, against payment therefor in immediately available funds.

DONALDSON, LUFKIN & JENRETTE
   Securities Corporation
              DEAN WITTER REYNOLDS INC.
                        GOLDMAN, SACHS & CO.
                                  MERRILL LYNCH & CO.
                                              MORGAN STANLEY & CO.
                                                  Incorporated
                                                             SMITH BARNEY INC.

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SERIES A PREFERRED STOCK AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               USE OF PROCEEDS

   The proceeds from the sale of the Series A Preferred Stock will be used by the Company for the reduction of short-term indebtedness.

                        RATIO OF EARNINGS TO COMBINED
                 FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

   The following table sets forth the ratio of earnings to combined fixed charges and preferred stock dividends for the Company for the periods indicated.

                                                                        NINE MONTHS ENDED
                                       YEARS ENDED DECEMBER 31,           SEPTEMBER 30,
                               --------------------------------------  -----------------
                                 1991    1992    1993    1994    1995         1996
Ratio of earnings to combined
 fixed charges and preferred
 stock dividends (1) .........    --      --      --     1.09    1.10         1.16

------------
   (1) For the purpose of calculating the ratio of earnings to combined fixed charges and preferred stock dividends (i) earnings consist of income before provision for income taxes and fixed charges and (ii) fixed charges consist of interest expense and one-third of rental expense which is deemed representative of an interest factor. No preferred dividends were paid until 1994.

                   DESCRIPTION OF SERIES A PREFERRED STOCK

   The following description of the particular terms of the 4,000,000 shares of Series A Preferred Stock supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of Preferred Stock set forth in the accompanying Prospectus, to which description reference is hereby made. The description of certain provisions of the Series A Preferred Stock set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the provisions of the Certificate of Designation relating to the Series A Preferred Stock, a form of which will be filed with the Securities and Exchange Commission at or prior to the time of sale of the Series A Preferred Stock. Capitalized terms not defined herein have the meanings assigned to such terms in the Prospectus.

GENERAL

   The Series A Preferred Stock is a single series consisting of 4,000,000 shares. The holders of Series A Preferred Stock will have no preemptive rights. The Series A Preferred Stock will not be convertible into shares of Common Stock of the Company. The Series A Preferred Stock will be fully paid and nonassessable.

   The Series A Preferred Stock will, on the date of original issuance, rank on a parity as to payment of dividends and distribution of assets upon dissolution, liquidation or winding up of the Company with each other outstanding series of Preferred Stock. See "Description of Capital Stock--Preferred Stock" in the Prospectus. The Series A Preferred Stock, together with each other series of Preferred Stock, will rank prior to the Common Stock of the Company as to the payment of dividends and distribution of assets upon dissolution, liquidation or winding up of the Company.

DIVIDENDS

   General. Cumulative cash dividends will be payable on each share of Series A Preferred Stock when, as and if declared by the Board of Directors of the Company or a duly authorized committee thereof out of the assets of the Company legally available therefor.

   The initial dividend for the dividend period commencing on November 22, 1996 to (but excluding) February 28, 1997 will be $1.617 per share and will be payable on February 28, 1997. Thereafter, dividends

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on the Series A Preferred Stock will be payable quarterly, as, if and when declared by the Board of Directors of the Company on February 28, May 30, August 30 and November 30 of each year (each a "Dividend Payment Date") at the annual rate of 5.94% or $2.97 per share through November 30, 2001. After November 30, 2001, dividends on the Series A Preferred Stock will be payable on each Dividend Payment Date, as, if and when declared by the Board of Directors of the Company at the Applicable Rate from time to time in effect. The Applicable Rate per annum for each dividend period beginning November 30, 2001 will be equal to 0.50% plus the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate (each as defined below under "Adjustable Rate Dividends"), as determined in advance of such dividend period. The Applicable Rate per annum for each dividend period beginning November 30, 2001, will not be less than 6.44% nor greater than 12.44% (without taking into account any adjustments as described below under "Changes in the Dividends Received Percentage").

   If a Dividend Payment Date is not a business day, dividends (if declared) on the Series A Preferred Stock will be paid on the next business day, without interest. A dividend period with respect to a Dividend Payment Date is the period commencing on the preceding Dividend Payment Date and ending on the day immediately prior to the next Dividend Payment Date. Dividends will be payable to holders of record as they appear on the stock books of the Company on the record date fixed by the Board of Directors of the Company.

   Dividends on the Series A Preferred Stock will be cumulative and rights will accrue to the holders of the Series A Preferred Stock if the Company fails to declare one or more dividends on the Series A Preferred Stock in any amount, whether or not the earnings or financial condition of the Company were sufficient to pay such dividends in whole or in part.

   Adjustable Rate Dividends. The "Applicable Rate" per annum for each dividend period beginning November 30, 2001 will be equal to 0.50% plus the Effective Rate (as defined below) for such dividend period, but not less than 6.44% nor greater than 12.44% (without taking into account any adjustments as described below under "Changes in the Dividends Received Percentage") except as provided below in this paragraph. The "Effective Rate" for each dividend period beginning November 30, 2001 will be equal to the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate (each as defined below) for such dividend period. In the event that the Company determines in good faith that for any reason: (i) any one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate cannot be determined for any dividend period, then the Effective Rate for such dividend period will be equal to the higher of whichever two of such rates can be so determined; (ii) only one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any dividend period, then the Effective Rate for such dividend period will be equal to whichever one of such rates as can be so determined; or (iii) none of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any dividend period, then the Effective Rate for the preceding dividend period will be continued for the succeeding dividend period.

   The "Treasury Bill Rate" will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period (as defined below) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board (as defined below) during the Calendar Period immediately preceding the last ten calendar days preceding the dividend period for which the dividend rate on the Series A Preferred Stock is being determined, except as described below in this paragraph. In the event that the Federal Reserve Board does not publish such a weekly per annum market discount rate during any such Calendar Period, then the Treasury Bill Rate for such dividend period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that a per annum market discount rate for three-month U.S. Treasury bills is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such dividend period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for all of the U.S. Treasury bills then having remaining maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board, or if the Federal Reserve Board does not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that the Company determines in good faith that for any reason no such U.S. Treasury Bill Rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such dividend period will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Company by at least three recognized dealers in U.S. Government securities selected by the Company. In the event that the Company determines in good faith that for any reason the Company cannot determine the Treasury Bill Rate for any dividend period as provided above in this paragraph, the Treasury Bill Rate for such dividend period will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Company by at least three recognized dealers in U.S. Government securities selected by the Company.

   The "Ten Year Constant Maturity Rate" will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (as defined below) (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the dividend period for which the dividend rate on the Series A Preferred Stock is being determined, except as described below in this paragraph. In the event that the Federal Reserve Board does not publish such weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such dividend period will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that a per annum Ten Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such dividend period will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities (as defined below)) then having remaining maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that the Company determined in good faith that for any reason the Company cannot determine the Ten Year Constant Maturity Rate for any dividend period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such dividend period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than twelve years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotation are not generally available) to the Company by at least three recognized dealers in U.S. Government securities selected by the Company.

    The "Thirty Year Constant Maturity Rate" will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (as defined below) (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the dividend period for which the dividend rate on the Series A Preferred Stock is being determined, except at described below in this paragraph. In the event that the Federal Reserve Board does not publish such a weekly per annum Thirty Year Average Yield during such Calendar Period, then the Thirty Year Constant Maturity Rate for such dividend period will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that per annum Thirty Year Average Yield in not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period then the Thirty Year Constant Maturity Rate for such dividend period will be arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) than having remaining maturities of not less than twenty-eight nor more than thirty years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that the Company determines in good faith that for any reason the Company cannot determine the Thirty Year Constant Maturity Rate for any dividend period as provided above in this paragraph, then the Thirty Year Constant Maturity Rate for such dividend period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than twenty-eight nor more than thirty years from the date of each such quotation, are chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Company by at least three recognized dealers in U.S. Government securities selected by the Company.

   The Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate will each be rounded to the nearest five hundredths of a percent.

   The Applicable Rate with respect to each dividend period beginning November 30, 2001 will be calculated as promptly as practicable by the Company according to the appropriate method described above. The Company will cause notice of the Applicable Rate for the next dividend period to be enclosed with each dividend payment check mailed to the holders of Series A Preferred Stock.

   As used above, the term "Calendar Period" means a period of fourteen calendar days; the term "Federal Reserve Board" means the Board of Governors of the Federal Reserve System; the term "Special Securities" means securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount; the term "Ten Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and the term "Thirty Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of thirty years).

   Changes in the Dividends Received Percentage. If one or more amendments to the Internal Revenue Code of 1986, as amended (the "Code"), are enacted which change the percentage of the dividends received deduction (currently 70%) as specified in Section 243(a)(1) of the Code or any successor provision (the "Dividends Received Percentage"), the amount of each dividend on each share of the Series A Preferred Stock for dividend payments made on or after the date of enactment of such change

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will be adjusted by multiplying the amount of the dividend payable determined as described above under "Dividends" (before adjustment) by a factor, which will be the number determined in accordance with the following formula (the "DRD Formula"), and rounding the result to the nearest cent:

                               1-[.35 (1-.70)]
                        -----------------------------
                               1-[.35 (1-DRP)]

   For the purposes of the DRD Formula, "DRP" means the Dividends Received Percentage applicable to the dividend in question. No amendment to the Code, other than a change in the percentage of the dividends received deduction set forth in Section 243(a)(1) of the Code or any successor provision, will give rise to an adjustment. Notwithstanding the foregoing provisions, in the event that, with respect to any such amendment, the Company will receive either an unqualified opinion of nationally recognized independent tax counsel selected by the Company or a private letter ruling or similar form of authorization from the Internal Revenue Service to the effect that such an amendment would not apply to dividends payable on the Series A Preferred Stock, then any such amendment will not result in the adjustment provided for pursuant to the DRD Formula. The opinion referenced in the previous sentence will be based upon a specific exception in the legislation amending the DRP or upon a published pronouncement of the Internal Revenue Service addressing such legislation. Unless the context otherwise requires, references to dividends in this Prospectus Supplement will mean dividends as adjusted by the DRD Formula. The Company's calculation of the dividends payable as so adjusted and as certified accurate as to calculation and reasonable as to the method by the independent certified public accountants then regularly engaged by the Company, will be final and not subject to review.

   If any amendment to the Code which reduces the Dividends Received Percentage is enacted after a record date and before the next Dividend Payment Date, the amount of dividend payable on such Dividend Payment Date will not be increased; but instead, an amount, equal to the excess of (x) the product of the dividends paid by the Company on such Dividend Payment Date and the DRD Formula (where the DRP used in the DRD Formula would be equal to the reduced Dividends Received Percentage) and (y) the dividends paid by the Company on such Dividend Payment Date, will be payable (if declared) to holders of record on the next succeeding Dividend Payment Date in addition to any other amounts payable on such date.

   In addition, if prior to May 31, 1997, an amendment to the Code is enacted that reduces the Dividends Received Percentage and such reduction retroactively applies to a Dividend Payment Date as to which the Company previously paid dividends on the Series A Preferred Stock (each an "Affected Dividend Payment Date"), the Company will pay (if declared) additional dividends (the "Additional Dividends") on the next succeeding Dividend Payment Date (or if such amendment is enacted after the dividend payable on such Dividend Payment Date has been declared, on the second succeeding Dividend Payment Date following the date of enactment) to holders of record on such succeeding Dividend Payment Date in an amount equal to the excess of
(x) the product of the dividends paid by the Company on each Affected Dividend Payment Date and the DRD Formula (where the DRP used in the DRD Formula would be equal to the Dividends Received Percentage applied to each Affected Dividend Payment Date) and (y) the dividends paid by the Company on each Affected Dividend Payment Date.

   Additional Dividends will not be paid as a result of the enactment of any amendment to the Code on or after May 31, 1997 which retroactively reduces the Dividends Received Percentage, or if prior to May 31, 1997, such amendment would not result in an adjustment due to the Company having received either an opinion of counsel or tax ruling referred to in the third preceding paragraph. The Company will only make one payment of Additional Dividends.

   In the event that the amount of dividend payable per share of the Series A Preferred Stock will be adjusted pursuant to the DRD Formula and/or Additional Dividends are to be paid, the Company will cause notice of each such adjustment and, if applicable, any Additional Dividends, to be sent to the holders of the Series A Preferred Stock with the payment of dividends on the next Dividend Payment Date after the date of such adjustment.

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    If the Dividends Received Percentage is reduced to 50% or less, the
Company may at its option, redeem the Series A Preferred Stock as a whole but not in part as described below. See "Redemption." See also "Recent Tax Proposals" for a discussion of certain Proposals (as defined below) to reduce the Dividends Received Percentage.

LIQUIDATION PREFERENCE

   In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Series A Preferred Stock will be entitled to receive out of the assets of the Company available for distribution to stockholders, before any distribution of assets is made on the Company's Common Stock or any other class or series of stock of the Company ranking junior to the Series A Preferred Stock upon liquidation, liquidating distributions in the amount of $50 per share, plus an amount equal to the sum of all accrued and unpaid dividends including any increase in dividends payable due to changes in the Dividends Received Percentage and Additional Dividends (whether or not earned or declared) for the then-current dividend period and all dividend periods prior thereto. See "Description of Capital Stock--Preferred Stock" in the accompanying Prospectus.

VOTING RIGHTS

   The holders of shares of Series A Preferred Stock will not be entitled to vote, except as set forth below or as expressly required by applicable law.

   If the equivalent of six quarterly dividends payable on the Series A Preferred Stock or any other class or series of preferred stock are in default, the number of directors of the Company will be increased by two (without duplication of any increase made pursuant to the terms of any other series of preferred stock of the Company), and the holders of the Series A Preferred Stock, voting as a single class with the holders of shares of any other class of the Company's preferred stock ranking on a parity with the Series A Preferred Stock either as to dividends or distribution of assets and upon which like voting rights have been conferred and are exercisable, will be entitled to elect such two directors to fill such newly-created directorships. Such right shall continue until full cumulative dividends for all past dividend periods on all preferred shares of the Company, including any shares of the Series A Preferred Stock, have been paid or declared and set apart for payment. Any such elected directors shall serve until the Company's next annual meeting of stockholders (notwithstanding that prior to the end of such term the dividend default shall cease to exist) or until their respective successors shall be elected and qualify.

   The affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of the Series A Preferred Stock will be required for any amendment of the articles of incorporation of the Company (or any certificate supplemental thereto) which will adversely affect the powers, preferences, privileges or rights of the Series A Preferred Stock. The affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of the Series A Preferred Stock and any other series of the Company's preferred stock ranking on a parity with the Series A Preferred Stock either as to dividends or upon liquidation, voting as a single class without regard to series, will be required to issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any additional class or series of stock ranking prior to the Series A Preferred Stock as to dividends or upon liquidation, or to reclassify any authorized stock of the Company into such prior shares, but such vote will not be required for the Company to take any such actions with respect to any stock ranking on a parity with or junior to the Series A Preferred Stock.

REDEMPTION

   Prior to November 30, 2001, the Series A Preferred Stock is not redeemable, except under certain limited circumstances as described below. On or after such date, each share of Series A Preferred Stock will be redeemable, in whole or in part, at the option of the Company, at any time and from time to time upon not less than thirty nor more than sixty days' notice, at $50 per share, plus accrued and unpaid dividends (whether or not declared) to the date fixed for redemption, including any increase in dividends payable due to changes in the Dividends Received Percentage and Additional Dividends.

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    However, if the Dividends Received Percentage is equal to or less than
50% and, as a result, the amount of dividends on the Series A Preferred Stock payable on any Dividend Payment Date will be or is adjusted upwards as described above under "Changes in the Dividends Received Percentage," the Company, at its option, may redeem all, but not less than all, of the outstanding shares of the Series A Preferred Stock notwithstanding the preceding paragraph, provided that within sixty days of the date on which an amendment to the Code is enacted which reduces the Dividends Received Percentage to 50% or less, the Company sends notice to holders of the Series A Preferred Stock of such redemption. Any redemption of the Series A Preferred Stock pursuant to this paragraph will take place on the date specified in the notice, which will not be less than thirty nor more than sixty days' from the date such notice is sent to holders of the Series A Preferred Stock. Any redemption of the Series A Preferred Stock will be at the applicable redemption price set forth in the following table, in each case plus accrued and unpaid dividends (whether or not declared) thereon to the date fixed for redemption, including any increase in dividends payable due to changes in the Dividends Received Percentage and Additional Dividends.

                                           REDEMPTION
                                           PRICE PER
       REDEMPTION PERIOD                     SHARE
       -----------------                 -------------
November 22, 1996 to November 29, 1997       $52.50
November 30, 1997 to November 29, 1998        52.00
November 30, 1998 to November 29, 1999        51.50
November 30, 1999 to November 29, 2000        51.00
November 30, 2000 to November 29, 2001        50.50
On or after November 30, 2001 ..........      50.00

   In addition, if the holders of the shares of the Series A Preferred Stock are entitled to vote upon or consent to a merger or consolidation of the Company, and if the Company offers to purchase all of the outstanding shares of the Series A Preferred Stock (the "Offer"), then each holder of Series A Preferred Stock who does not sell their shares of Series A Preferred Stock pursuant to the Offer shall be deemed irrevocably to have voted or consented all shares of Series A Preferred Stock owned by such holder in favor of the merger or consolidation of the Company without any further action by the holder. The Offer shall be at a price of $50 per share, together with accrued and unpaid dividends, if any, to the date fixed for redemption, including any increase in dividends payable due to increases in the Dividends Received Percentage and Additional Dividends. The Offer must remain open for acceptance for a period of at least 30 days.

   Holders of Series A Preferred Stock will have no right to require redemption of the Series A Preferred Stock.

   The Series A Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions.

   Transfer Agent and Registrar. The Bank of New York will be the transfer agent, registrar, dividend disbursing agent and redemption agent for the Series A Preferred Stock.

                             RECENT TAX PROPOSALS

   On March 19, 1996, the Clinton Administration released a budget plan for the fiscal year 1997 that includes certain tax proposals that may affect holders of the Series A Preferred Stock. On August 27, 1996, the Clinton Administration issued additional tax legislative proposals. (The various Clinton Administrative legislative proposals are referred to hereinafter as the "Proposals.")

   Under the Proposals, the Dividends Received Percentage that is currently available to corporate shareholders for certain dividends received from another corporation in which the shareholder owns less than a 20% interest (by vote and value) would be reduced from 70% to 50%. As proposed, this provision would be effective for dividends paid after 30 days from the enactment of the provision. In addition, under the Proposals, the dividends received deduction would be eliminated for "certain debt-like preferred stock" (including adjustable rate preferred stock). As proposed, this provision would be effective for shares issued after the date of enactment. Thus, if enacted as currently proposed, the Proposal to eliminate the Dividends Received Deduction for certain preferred stock would not apply to the Series A Preferred Stock. Furthermore, under current law, the dividends received deduction is allowed to a corporate shareholder only if the shareholder satisfies a 46-day holding period for the dividend-paying stock (or a 91-day period for certain dividends on preferred stock). The Proposals provide that a taxpayer is not entitled to a dividends received deduction if the taxpayer's holding period for the dividend-paying stock is not satisfied over a period immediately before or immediately after the taxpayer becomes entitled to receive the dividend.

   To the extent the Dividends Received Percentage is changed, the amount of dividends payable per share may be adjusted as described under "Description of Series A Preferred Stock -- Dividends -- Changes in the Dividends Received Percentage" and the Company may have the right to redeem the Series A Preferred Stock as described under "Description of Series A Preferred Stock -- Redemption." Due to the inherently uncertain nature of proposed changes to the tax law such as the Proposals, there can be no assurance as to whether, or in what form, the Proposals may be enacted into law, as to the effective dates of any such changes to the law or as to the effect of any changes to the law on the holders of the Series A Preferred Stock. See "Description of Series A Preferred Stock -- Dividends -- Changes in the Dividends Received Percentage" and "--Redemption."

                                 UNDERWRITING

   Subject to the terms and conditions set forth in an underwriting agreement dated the date hereof (the "Underwriting Agreement"), the Company has agreed to sell to each of the Underwriters named below (the "Underwriters"), and each of the Underwriters, for whom Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC") is acting as representative, has severally agreed to purchase the number of shares of Series A Preferred Stock set forth opposite its name below.

                                                        NUMBER OF
UNDERWRITER                                              SHARES
----------------------------------------------------  -----------
Donaldson, Lufkin & Jenrette Securities Corporation       675,000
Dean Witter Reynolds Inc. ...........................     665,000
Goldman, Sachs & Co. ................................     665,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated  .     665,000
Morgan Stanley & Co. Incorporated ...................     665,000
Smith Barney Inc. ...................................     665,000
                                                      -----------
Total ...............................................   4,000,000
                                                      ===========

   The Underwriting Agreement provides that the obligations of the several Underwriters to purchase and accept delivery of the Series A Preferred Stock offered hereby are subject to approval of certain legal matters by counsel and to certain other conditions. If any Series A Preferred Stock are purchased by the Underwriters pursuant to the Underwriting Agreement, all such Series A Preferred Stock must be purchased.

   The Underwriters propose to offer the Series A Preferred Stock in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement, and in part to certain securities dealers at such price less a concession of $0.40 per share of Series A Preferred Stock.

The Underwriters may allow, and such dealers may reallow, a concession not in excess of $0.25 per share of Series A Preferred Stock to certain brokers and dealers. After the Series A Preferred Stock are released for sale to the public, the offering price and other selling terms may from time to time be varied by DLJSC.

   The Company has agreed not to offer, sell, contract to sell, grant any option to purchase, or otherwise dispose of any preferred stock or any securities convertible into or exercisable or exchangeable for such preferred stock or in any other manner transfer all or a portion of the economic consequences associated with the ownership of any such preferred stock, except to the Underwriters, for a period of 30 days after the date of this Prospectus Supplement without the prior written consent of the majority of the Underwriters excluding DLJSC.

   The Series A Preferred Stock has been approved for listing on the NYSE, subject to official notice of issuance. DLJSC has advised the Company that it intends to make a market in the Series A Preferred Stock prior to the commencement of trading on the NYSE. DLJSC will have no obligation to make a market in the Series A Preferred Stock, however, and may cease market making activities, if commenced, at any time without notice.

   The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Underwriters may be required to make in respect thereof.

   DLJSC is a wholly-owned subsidiary of the Company. DLJSC has committed to purchase from the Company 675,000 shares of the Series A Preferred Stock to be purchased in the offering on the same basis as the other Underwriters. Although the amount of proceeds derived from the offering by the Company will not be affected by DLJSC's participation as an Underwriter to the extent that part or all of the Series A Preferred Stock to be purchased by DLJSC are not resold, the Series A Preferred Stock owned by DLJSC will be eliminated in consolidation and will not be shown as outstanding in the consolidated financial statements of the Company. DLJSC intends to resell any Series A Preferred Stock which it is unable to resell in the offering from time to time, at prevailing market prices. This Prospectus Supplement, together with the accompanying Prospectus, may also be used by DLJSC in connection with offers and sales of the Series A Preferred Stock related to market-making transactions by and through DLJSC, at negotiated prices related to prevailing market prices at the time of sale or otherwise. DLJSC may act as principal or agent in such transactions. The offering of the Series A Preferred Stock is being conducted in accordance with Section 2720 of the NASD Conduct Rules.

   Certain Underwriters and their affiliates have engaged and may in the future engage in commercial banking and investment banking transactions with the Company and its affiliates in the ordinary course of business.

PROSPECTUS
FEBRUARY 6, 1996
                                 $500,000,000
                      DONALDSON, LUFKIN & JENRETTE, INC.
                  SENIOR DEBT SECURITIES AND PREFERRED STOCK

   Donaldson Lufkin & Jenrette, Inc. (the "Company") may from time to time offer, together or separately, (i) senior debt securities (the "Senior Debt Securities") or (ii) shares of its preferred stock, par value $0.01 per share (the "Preferred Stock"). The Senior Debt Securities and Preferred Stock are collectively called the "Securities."

   The Securities offered pursuant to this Prospectus may be issued in one or more series or issuances in U.S. dollars or in one or more foreign currencies, currency units or composite currencies and will be limited to an aggregate public offering price of $500,000,000 (or its equivalent in one or more foreign currencies, currency units or composite currencies). Specific terms of the securities in respect of which this Prospectus is being delivered (the "Offered Securities") will be set forth in an accompanying Prospectus Supplement (a "Prospectus Supplement"), together with the terms of the offering of the Offered Securities, the initial price thereof and the net proceeds from the sale thereof. The Prospectus Supplement will set forth with regard to the particular Offered Securities, without limitation, the following: (i) in the case of Senior Debt Securities, the specific designation, aggregate principal amount, authorized denomination, maturity, rate (which may be fixed or variable) or method of calculation of interest and dates for payment thereof, and any exchangeability, conversion, redemption, prepayment or sinking fund provisions and any listing on a securities exchange and (ii) in the case of Preferred Stock, the specific designation, number of shares, purchase price and the rights, preferences and privileges thereof and any qualifications or restrictions thereon (including dividends, liquidation value, voting rights, terms for the redemption, conversion or exchange thereof and any other specific terms of the Preferred Stock) and any listing on a securities exchange. Unless otherwise indicated in the Prospectus Supplement, the Company does not intend to list any of the Securities on a national securities exchange.

   The Senior Debt Securities, when issued, will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of the Company.

   The Offered Securities may be offered directly, through agents designated from time to time, through dealers or through underwriters. Such agents or underwriters may act alone or with other agents or underwriters. See "Plan of Distribution." Any such agents, dealers or underwriters will be set forth in a Prospectus Supplement. If an agent of the Company, or a dealer or underwriter is involved in the offering of the Offered Securities, the agent's commission, dealer's purchase price, underwriter's discount and net proceeds to the Company, as the case may be, will be set forth in, or may be calculated from, the Prospectus Supplement. Any underwriters, dealers or agents participating in the offering may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended.

   This Prospectus may not be used to consummate sales of Offered Securities unless accompanied by a Prospectus Supplement.

   SEE "RISK FACTORS" BEGINNING ON PAGE 7 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            AVAILABLE INFORMATION

   The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The registration statement of which this Prospectus forms a part, as well as reports, proxy statements and other information filed by the Company, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Company's Common Stock is listed on the New York Stock Exchange, Inc. and reports and other information concerning the Company can also be inspected at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

   This Prospectus constitutes a part of the Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Offered Securities. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission or incorporated by reference herein are not necessarily complete, and in each instance reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995, previously filed by the Company with the Commission, is incorporated by reference in this Prospectus.

   All documents filed by the Company after the date of this Prospectus pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the termination of the offering of the Offered Securities offered hereby, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements as modified or superseded shall be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

   The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus (other than certain exhibits to such documents). Requests for such documents should be directed to Donaldson, Lufkin & Jenrette, Inc., 140 Broadway, New York, New York 10005,
Attention: Corporate Secretary (Telephone: (212) 504-3000).

                              PROSPECTUS SUMMARY

   The following summary is qualified in its entirety by reference to the more detailed information and consolidated financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety. Donaldson, Lufkin & Jenrette, Inc. is a holding company that conducts its businesses through various subsidiaries. Unless otherwise indicated, all references herein to the "Company" refer to Donaldson, Lufkin & Jenrette, Inc. and its consolidated subsidiaries. Certain banking and other terms used herein are defined in the Glossary, which appears immediately before page F-1. Statements contained herein regarding the Company's competitive position are based on publicly available information from independent third party sources.

                                 THE COMPANY

   Donaldson, Lufkin & Jenrette, Inc. is a leading integrated investment and merchant bank that serves institutional, corporate, governmental and individual clients. The Company's businesses include securities underwriting, sales and trading; merchant banking; financial advisory services; investment research; correspondent brokerage services; and asset management. While results have fluctuated from year to year, for the years 1990 through 1994, the Company's total revenues and net income increased by a compound annual growth rate of 19.5% and 75.4%, respectively. The Company's average annual pre-tax return on common equity for the past five years was 33.6%. At September 30, 1995, the Company had total assets of $40.8 billion and total stockholders' equity of $910.4 million.

   The Company's principal strategy is to focus its resources on certain core businesses where management believes the Company can compete profitably and be among the leading participants in each targeted market. Over the past several years, the Company has significantly expanded the scope of its business activities and its customer base, both in the U.S. and internationally. It has established strong positions in selected high-margin activities, including equity and high-yield corporate securities underwriting as well as merchant banking, and has increased its market share in a broad range of businesses. Key elements of this expansion have been the Company's recruitment of experienced professionals during periods of turmoil in the securities industry, the continued development and retention of the Company's existing personnel at all levels and the continuity of senior management. In addition, the Company has historically emphasized economic and investment research in the development of its business, and believes that its commitment to research has been an important contributor to its success.

   The Company conducts its business through three principal operating groups, each of which is an important contributor to revenues and earnings: the Banking Group, which includes the Company's Investment Banking, Merchant Banking and recently formed Emerging Markets groups; the Capital Markets Group, consisting of the Company's institutional debt and equity businesses as well as Sprout, its venture capital affiliate; and the Financial Services Group, comprised of its Pershing clearing division, high-net-worth retail brokerage and asset management businesses.

   The Company's Banking Group is a major participant in the raising of capital and the providing of financial advice to companies throughout the U.S. and has significantly expanded its activities abroad. Through its Investment Banking group, the Company manages and underwrites public offerings of securities, arranges private placements and provides advisory and other services in connection with mergers, acquisitions, restructurings and other financial transactions. Its Merchant Banking group pursues direct investments in a variety of areas through a number of investment vehicles funded with capital provided primarily by institutional investors, the Company and its employees. The Emerging Markets group specializes in client advisory services, merchant banking and the underwriting, sales and trading of securities in Latin America and Asia.

   The Capital Markets Group encompasses a broad range of activities including trading, research, origination and distribution of equity and fixed-income securities, private equity investments and venture capital. The Group's focus is primarily client-driven, in contrast to that of many other securities firms which emphasize proprietary trading, an approach that reduces the Company's exposure to market volatility. Its Taxable Fixed-Income division provides institutional clients with research, trading and sales services for a broad range of taxable fixed-income products including high-yield corporate, investment-grade corporate, U.S. government and mortgage-backed securities. The Institutional Equities division provides institutional clients with research, trading and sales services in U.S. listed and over-the-counter ("OTC") equity securities. In addition, the Company's Equity Derivatives division provides a broad range of equity and index options products, while Sprout is one of the oldest and largest groups in the private equity investment and venture capital industry.

   The Financial Services Group provides a broad array of services to individual investors and the financial intermediaries which represent them. Pershing is a leading provider of correspondent brokerage services, clearing transactions for over 500 U.S. brokerage firms which collectively maintain over one million client accounts. The Company's Investment Services Group provides high-net-worth individuals and medium and smaller sized institutions with access to the Company's equity and fixed-income research, trading services and underwriting. Through Wood, Struthers & Winthrop Management Corp. ("Wood, Struthers & Winthrop"), the Company provides investment management and trust services primarily to high-net-worth individual investors and institutions.

                          DESCRIPTION OF SECURITIES

   The Company may from time to time offer, together or separately, Senior Debt Securities and Preferred Stock. Such Securities may be issued in one or more series or issuances in U.S. dollars or in one or more foreign currencies, currency units or composite currencies limited to an aggregate public offering price of $500,000,000 (or its equivalent in one or more foreign currencies, currency units or composite currencies).

Senior Debt Securities .         The Senior Debt Securities will be unsecured
                                 and will rank equally with all other
                                 unsecured and unsubordinated indebtedness of the Company. See "Description of Senior Debt
                                 Securities" for a description of the
                                 Indenture relating to the Senior Debt
                                 Securities and the possible terms of the Senior Debt Securities which will be set forth in the applicable Prospectus
                                 Supplement.

Preferred Stock ........         The Preferred Stock will have priority over
                                 holders of the Company's common stock with respect to dividend or liquidation rights or both. See "Description of Capital Stock" for a description of the possible terms of the Preferred Stock which will be set forth in the applicable Prospectus Supplement.

                                 RISK FACTORS

   Prospective investors should carefully consider the factors discussed in detail elsewhere in this Prospectus under the caption "Risk Factors."

               INITIAL PUBLIC OFFERING AND SENIOR DEBT OFFERING

   On October 30, 1995, the Company completed an initial public offering (the "Initial Public Offering") of 10,580,000 shares of Common Stock, par value $0.10 per share, of the Company (the "Common Stock"). Of the 10,580,000 shares of Common Stock sold in the Initial Public Offering, 3,300,000 shares were sold by the Company and 7,280,000 shares were sold by The Equitable Companies Incorporated ("EQ" and, together with its subsidiaries other than the Company, "Equitable"). On October 30, 1995, the Company also completed an offering (the "Senior Debt Offering") of $500 million aggregate principal amount of its 6 7/8% Senior Notes due 2005 (the "Senior Notes").

                      EQUITY PARTICIPATION OF EMPLOYEES

   In order to continue to foster a culture that encourages strong employee performance and provides ownership incentives to the Company's employees, the Company has taken certain steps to provide employees with equity participation in the Company. In particular, in connection with the Initial Public Offering, approximately 500 employees of the Company exchanged an aggregate of $100.0 million of their interests under certain cash compensation arrangements maintained by the Company (the "LTI Restricted Stock Unit Exchange") for restricted stock units representing an aggregate of approximately 5.2 million shares of Common Stock. These units are subject to forfeiture in certain circumstances and will vest annually in specified proportions from February 1997 through February 2000. See "Management--1995 Restricted Stock Unit Plan."

   In addition, these employees were granted options to purchase an aggregate of approximately 9.2 million shares of Common Stock with an exercise price of $27.00 per share by foregoing an aggregate of $55.7 million of their future interests under such cash compensation arrangements (the "LTI Option Exchange"). See "Management--1995 Stock Option Plan."

   In connection with the Initial Public Offering, the Company adopted its 1996 Stock Option Plan, pursuant to which options to purchase an aggregate of approximately 8.8 million shares of Common Stock are available for grant to key employees of the Company. See "Management--1996 Stock Option Plan."

   Reflecting the equity participation afforded to Company employees through the LTI Restricted Stock Unit Exchange, the LTI Option Exchange and the 1996 Stock Option Plan, the Company intends to reduce amounts to be paid under the successor plan to its 1994 long-term compensation plan, commencing in 1997, by one-third.

                         RELATIONSHIP WITH EQUITABLE

   Prior to the Initial Public Offering, EQ and its wholly-owned subsidiary, The Equitable Life Assurance Society of the United States ("Equitable Life"), together owned 100% of the outstanding Common Stock of the Company. As of the date hereof, Equitable continues to be the Company's largest stockholder, owning approximately 80.2% of the Company's outstanding Common Stock. Assuming full vesting of restricted stock units acquired by certain employees of the Company in the LTI Restricted Stock Unit Exchange (but before the exercise of options granted to certain Company employees under the LTI Option Exchange and available for grant under the 1996 Stock Option Plan), Equitable would own approximately 73.1% of the Company's outstanding Common Stock. Assuming both full vesting of such restricted stock units and the exercise of the options granted in the LTI Option Exchange (but before the exercise of options to be granted under the 1996 Stock Option Plan), Equitable would own approximately 63.1% of the Company's outstanding Common Stock. Equitable has advised the Company that its current intention is to continue to hold all of the shares of Common Stock beneficially owned by it. Equitable effectively has voting control on all matters submitted to stockholders, including the election of directors and the approval of extraordinary corporate transactions. See "Ownership of Common Stock of the Company by Equitable and Officers and Directors of the Company."

   While the Company has operated independently of Equitable, its relationship with Equitable has supported its business and growth. Transactions between the Company and Equitable, however, do not materially affect the Company's financial results. See "Certain Transactions."

                               Summary Financial Data

                                                                                                  NINE MONTHS ENDED
                                                     YEARS ENDED DECEMBER 31,                       SEPTEMBER 30,
                                    ---------------------------------------------------------  ----------------------
                                       1990        1991        1992        1993        1994        1994        1995
                                                          (IN MILLIONS, EXCEPT FINANCIAL RATIOS)
INCOME STATEMENT DATA:
 Total revenues ...................   $ 984.1    $1,214.6    $1,664.1    $2,285.3    $2,008.7    $1,454.3    $1,961.3
 Income before provision for
  income taxes ....................     14.5         89.0       245.0       302.0       205.0       142.5       202.5
 Net income .......................     13.0         57.8       147.0       186.1       123.0        85.5       121.5
OTHER FINANCIAL DATA (AT END OF
 PERIOD):
 Ratio of net assets to total
  stockholders' equity (1) ........    25.81x       22.86x      22.12x      22.91x      17.01x      22.13x      16.63x
 Ratio of long-term borrowings to
  total capitalization (2) ........     0.47         0.42        0.51        0.34        0.30        0.31        0.34
 Ratio of earnings to fixed
  charges (3) .....................     1.01         1.07        1.21        1.20        1.10        1.08        1.12
 Ratio of earnings to combined
  fixed charges and preferred
 stock  dividends (4) .............       --           --          --          --        1.09        1.07        1.11

                          AS OF SEPTEMBER 30, 1995
                       ----------------------------
                          ACTUAL     AS ADJUSTED (5)
BALANCE SHEET DATA:
  Total assets .......   $40,778.3      $40,835.6
  Long-term borrowings       704.3          850.1
  Preferred stock ....       225.0          225.0
  Stockholders' equity       910.4        1,149.0

------------
   (1) Net assets excludes securities purchased under agreements to resell and securities borrowed.

   (2) Long-term borrowings and total capitalization (the sum of long-term borrowings, preferred stock and stockholders' equity) exclude current maturities of long-term borrowings.

   (3) For the purpose of calculating the ratio of earnings to fixed charges
       (i) earnings consist of income before provision for income taxes and fixed charges and (ii) fixed charges consist of interest expense and one-third of rental expense which is deemed representative of an interest factor.

   (4) For the purpose of calculating the ratio of earnings to combined fixed charges and preferred stock dividends (i) earnings consist of income before provision for income taxes and fixed charges and (ii) fixed charges consist of interest expense and one-third of rental expense which is deemed representative of an interest factor. No preferred dividends were paid until 1994.

   (5) Gives effect to (i) the contribution to the Company by Equitable, prior to the Initial Public Offering, of shares of common stock of Burlington Industries Inc., a New York Stock Exchange listed company ("Burlington"), having a market value of $55.0 million at the time of the contribution (the "Burlington Contribution"), as described under "Certain Transactions--The Burlington Contribution," which had the effect of increasing total assets and stockholders' equity by $55.0 million, (ii) the LTI Restricted Stock Unit Exchange, (iii) the sale of 3,300,000 shares of Common Stock by the Company in the Initial Public Offering at the initial public offering price of $27.00 per share and the application of the net proceeds to the Company therefrom and (iv) the Senior Debt Offering and the application of the net proceeds therefrom.
                                6

                                 RISK FACTORS

   In addition to the other information in this Prospectus, the following factors should be considered in evaluating the Company and its business before purchasing the Securities offered hereby.

VOLATILE NATURE OF SECURITIES BUSINESS

   The securities business is, by its nature, subject to various risks, particularly in volatile or illiquid markets, including the risk of losses resulting from the underwriting or ownership of securities, trading, arbitrage and merchant banking activities, counterparty failure to meet commitments, customer fraud, employee fraud, misconduct and errors, failures in connection with the processing of securities transactions and litigation.

   The Company's principal business activities, investment and merchant banking, securities sales and trading and correspondent brokerage services are, by their nature, highly competitive and subject to various risks, volatile trading markets and fluctuations in the volume of market activity. Consequently, the Company's net income and revenues have been, and may continue to be, subject to wide fluctuations, reflecting the impact of many factors beyond the Company's control, including securities market conditions, the level and volatility of interest rates, competitive conditions and the size and timing of transactions.

   The securities business and its profitability are affected by many factors of a national and international nature, including economic and political conditions, broad trends in business and finance, legislation and regulation affecting the national and international business and financial communities, currency values, inflation, market conditions, the availability of short-term or long-term funding and capital, the credit capacity or perceived creditworthiness of the securities industry in the marketplace and the level and volatility of interest rates. A securities firm's business and its profitability are also affected by the firm's credit capacity or perceived creditworthiness and competitive factors, including its ability to attract and retain highly skilled employees. These and other factors may contribute to reduced levels of new issue or merger, acquisition, restructuring, and leveraged capital activities, including leveraged buyouts and high-yield financings, or the level of participation in financing and investment related to such activities, generally resulting in lower revenues from investment and merchant banking fees and underwriting and corporate development investments. Reduced volume of securities transactions and reduced market liquidity generally result in lower revenues from dealer and trading activities and commissions. Lower price levels of securities may result in a reduced volume of transactions and in losses from declines in the market value of securities held in trading, investment and underwriting positions. Sudden sharp declines in market values of securities and the failure of issuers and counterparties to perform their obligations can result in illiquid markets. In such markets, the Company may not be able to sell securities and may have difficulty in covering its securities positions. Such markets, if prolonged, may also lower the Company's revenues from investment banking, merchant banking and other investments, and could have a material adverse effect on the Company's results of operations and financial condition.

SIGNIFICANT COMPETITION

   The Company encounters significant competition in all aspects of the securities business and competes worldwide directly with other domestic and foreign securities firms, a number of which have greater capital, financial and other resources than the Company. In addition to competition from firms currently in the securities business, there has been increasing competition from other sources, such as commercial banks and investment boutiques. As a result of anticipated legislative and regulatory initiatives in the U.S. to remove or relieve certain restrictions on commercial banks, it is possible that competition in some markets currently dominated by investment banks may increase in the near future. Such competition could also affect the Company's ability to attract and retain highly skilled individuals to conduct its various businesses. The principal competitive factors influencing the Company's business are its professional staff, the Company's reputation in the marketplace, its existing client relationships, the ability to commit capital to client transactions and its mix of market capabilities. The Company's ability to compete effectively in securities brokerage and investment banking activities will also be influenced by the adequacy of its capital levels. In addition, the Company's ability to expand its business may depend on its ability to raise additional capital. See "Business--Competition" and "Net Capital Requirements."

BUSINESS SUBJECT TO EXTENSIVE FEDERAL, STATE AND FOREIGN REGULATION

   The Company's business is, and the securities industry generally is, subject to extensive regulation in the U.S. at both the Federal and state level, as well as by industry self-regulatory organizations ("SROs"). The Company is also subject to regulation by various foreign financial regulatory authorities in the jurisdictions outside the U.S. where it does business, including by The Securities and Futures Authority of the United Kingdom and the Securities and Futures Commission of Hong Kong. See "Regulation."

   Compliance with many of the regulations applicable to the Company involves a number of risks, particularly in areas where applicable regulations may be unclear. The Securities and Exchange Commission (the "Commission"), the Commodities Futures Trading Commission (the "CFTC"), other governmental regulatory authorities, including state securities regulators, and SROs, including the New York Stock Exchange, Inc. (the "NYSE") and other exchanges, may institute administrative or judicial proceedings or arbitrations which may result in censure, fine, civil penalties (including treble damages in the case of insider trading violations), the issuance of cease-and-desist orders, the deregistration or suspension of a broker-dealer, investment adviser or futures commission merchant, the statutory disqualification of its officers or employees or other adverse consequences, and, even if none of such actions is taken, could have a material adverse effect on the Company's perceived creditworthiness, reputation and competitiveness. Customers of the Company or others who allege that they have been damaged by the Company's violation of applicable regulations also may seek to obtain compensation from the Company, including the unwinding of any transactions with the Company.

   Additional legislation and regulations, including those relating to the activities of affiliates of broker-dealers, changes in rules promulgated by the Commission, the CFTC or other U.S. or foreign governmental regulatory authorities and SROs or changes in the interpretation or enforcement of existing laws and rules may adversely affect the manner of operation and profitability of the Company.

   The Company's businesses may be materially affected not only by regulations applicable to it as a financial market intermediary, but also by regulations of general application. For example, the volume of the Company's underwriting, merger and acquisition and merchant banking businesses in any year could be affected by, among other things, existing and proposed tax legislation, antitrust policy and other governmental regulations and policies (including the interest rate policies of the Federal Reserve Board) and changes in interpretation or enforcement of existing laws and rules that affect the business and financial communities. From time to time, various forms of anti-takeover legislation and legislation that could affect the benefits associated with financing leveraged transactions with high-yield securities have been proposed that, if enacted, could adversely affect the volume of merger and acquisition and merchant banking business, which in turn could adversely affect the Company's underwriting, advisory and trading revenues related thereto.

MARKET, CREDIT AND LIQUIDITY RISKS ASSOCIATED WITH UNDERWRITING AND TRADING ACTIVITIES

   The Company's underwriting, securities trading, market-making and arbitrage activities are conducted by the Company as principal and subject the Company's capital to significant risks, including market, credit (including counterparty) and liquidity risks. The Company's underwriting, securities trading, market-making and arbitrage activities often involve the purchase, sale or short-sale of securities as principal in markets that may be characterized by relative illiquidity or that may be particularly susceptible to rapid fluctuations in liquidity. The Company from time to time has large position concentrations in certain types of securities or commitments and in the securities of or commitments to a single issuer, including sovereign governments and other entities, issuers located in a particular country or geographic area, including Latin America, or issuers engaged in a particular industry. Through its Emerging Markets group, the Company engages in proprietary trading of Latin American securities with an emphasis on Brady Bonds, local debt instruments and Latin American equity securities, which involve risks associated with the political instability and relative currency values of the nations in which the issuer principally engages in business as well as the risk of nationalization. In addition, the Company has, from time to time, substantial position concentrations in or commitments to high-yield issuers. These securities generally involve greater risk than investment-grade debt securities due to credit considerations, liquidity of secondary trading markets and vulnerability to general economic conditions. The level of the Company's high-yield securities inventories and the impact of such activities upon the Company's results of operations can fluctuate from period to period as a result of customer demands and economic and market considerations. In addition, the trend in all major capital markets, for competitive and other reasons, toward larger commitments on the part of lead underwriters means that, from time to time, an underwriter may retain significant position concentrations in individual securities. Such concentrations increase the Company's exposure to specific credit, market and political risks. In addition, material fluctuations in foreign currencies vis-a-vis the U.S. dollar, in the absence of countervailing covering or other procedures, may result in losses or gains in the carrying value of certain of the Company's assets located or denominated in non-U.S. jurisdictions or currencies. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Risk Management."

CAPITAL INTENSIVE NATURE OF AND POTENTIAL LOSSES RESULTING FROM MERCHANT BANKING ACTIVITIES

   Securities firms, including the Company, increasingly facilitate major client transactions and transactions sponsored by their proprietary pools of capital by using their own capital in a variety of investment activities that have been broadly described as merchant banking. Such activities include, among other things, purchasing equity or debt securities or making commitments to purchase such securities in merger, acquisition, restructuring and leveraged capital transactions, including leveraged buyouts and high-yield financings. Such positions and commitments may involve substantial amounts of capital and significant exposure to any one issuer or business, as well as market, credit and liquidity risks. Equity securities purchased in these transactions generally are held for appreciation, are not readily marketable and typically do not provide dividend income. Debt securities purchased in such transactions typically rank subordinate to bank debt of the issuer and may rank subordinate to other debt of the issuer. In addition, the Company also provides and arranges bridge financing, which assures funding for major transactions, with the expectation that refinancing will be obtained through the placement of high-yield debt or other securities. Such activities may also involve substantial amounts of capital and significant exposure to any one issuer as well as various risks associated with credit conditions and vulnerability to general economic conditions. There can be no assurance that the Company will not experience significant losses as a result of such activities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Risk Management" and "Business--Banking Group--Merchant Banking."

POTENTIALLY GREATER RISKS ASSOCIATED WITH USE OF DERIVATIVE FINANCIAL
INSTRUMENTS

   The Company enters into derivatives transactions as part of its principal trading activities, both to manage its own interest rate and price risks and as an alternative to investment in the cash markets, and in connection with providing its clients with certain customized financial products. In addition, through its Emerging Markets group, the Company engages in the structuring, placement and trading of derivatives the values of which are primarily based on prices of Latin American and other foreign securities, currencies and indices. While the use of derivatives allows the Company to better manage certain risks, derivatives also have risks that are similar in type to the risks of the cash market instruments to which their values are linked. For example, in times of market stress, sharp price movements or reductions in liquidity in the cash markets may be related to comparable or even greater price movements and reductions in liquidity in the derivatives markets. Further, the risks associated with derivatives are potentially greater than those associated with the related cash market instruments because of the additional complexity and potential for leverage. In addition, derivatives may create credit risk (the risk that a counterparty on a derivative transaction will not fulfill its contractual obligations), as well as legal, operational, reputational and other risks beyond those associated with the underlying cash market instruments to which their values are linked. The Company manages derivatives related risks, including market, liquidity and credit risks, as part of its overall risk management policies and procedures. There can be no assurance, however, that the Company's use of derivatives may not have a material adverse effect on its results of operations or financial condition in any period. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Derivative Financial Instruments."

HOLDING COMPANY STRUCTURE

   The operations of the Company are conducted through its subsidiaries and, therefore the Company is dependent upon the earnings and cash flow of its subsidiaries to meet its obligations, including obligations under the Offered Securities. The Offered Securities will be effectively subordinated to all indebtedness of the Company's subsidiaries. As of September 30, 1995, the aggregate amount of indebtedness of the Company's subsidiaries to which holders of the Offered Securities would have been structurally subordinated was approximately $1.0 billion, substantially all of which was incurred under customary arrangements utilized by the securities brokerage industry. The Company's rights and the rights of its creditors, including holders of Offered Securities, to participate in the distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization will be subject to prior claims of such subsidiary's creditors, including trade creditors except to the extent the Company may itself be a creditor with recognized claims against such subsidiary. In addition, net capital requirements under the Exchange Act and NYSE rules applicable to certain of the Company's subsidiaries could limit the payment of dividends and the making of loans and advances to the Company by such subsidiaries.

DEPENDENCE UPON AVAILABILITY OF CAPITAL AND FUNDING

   A substantial portion of the Company's total assets consists of highly liquid marketable securities and short-term receivables arising from securities transactions. The highly liquid nature of these assets provides the Company with flexibility in financing and managing its business. However, certain of the Company's activities such as merchant banking frequently involve substantial capital commitments in securities which are often illiquid. The funding needs of the Company are satisfied from internally generated funds and capital, including equity, long-term debt and short-term borrowings which consist of securities sold under agreements to repurchase ("repurchase agreements"), master notes and committed and uncommitted lines of credit. All repurchase transactions and a portion of the Company's bank borrowings are made on a collateralized basis. Liquidity management includes the monitoring of assets available to hypothecate or pledge against short-term borrowings. The Company maintains borrowing relationships with a broad range of banks, financial institutions, counterparties and others. The volume of the Company's borrowings generally fluctuates in response to changes in the amount of resale transactions outstanding, the level of the Company's securities inventories and overall market conditions. Availability of financing to the Company can vary depending upon market conditions, the volume of certain trading activities, credit ratings, credit capacity and the overall availability of credit to the securities industry and there can be no assurance that adequate financing to support the Company's businesses will continue to be available in the future. See "Management's Discussion and Analysis of Financial Position and Results of Operations--Liquidity and Capital Resources."

POTENTIAL RESTRICTIONS ON BUSINESS OF, AND WITHDRAWAL OF CAPITAL FROM, REGULATED SUBSIDIARIES RESULTING FROM NET CAPITAL REQUIREMENTS

   As registered broker-dealers and members of the NYSE, Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC"), Pershing Trading Company, L.P. ("Pershing Trading") and Autranet, Inc. ("Autranet") are subject to the Commission's and the NYSE's net capital rules. These rules, which specify minimum net capital requirements for registered broker-dealers and NYSE members, are designed to assure that broker-dealers maintain adequate regulatory capital in relation to their liabilities and the size of their customer business and have the effect of requiring that at least a substantial portion of their assets be kept in cash or highly liquid investments. Compliance with the net capital requirements could limit those operations of DLJSC, Pershing Trading and Autranet that require the intensive use of capital, such as underwriting and trading activities. These rules also could restrict the Company's ability to withdraw capital from DLJSC, Pershing Trading and Autranet, even in circumstances where DLJSC, Pershing Trading or Autranet have more than the minimum amount of required capital, which in turn, could limit the Company's ability to pay dividends, including on the Preferred Stock, pay interest, repay debt, including the Senior Debt Securities, and redeem or repurchase shares of its outstanding capital stock. See "Net Capital Requirements."

POTENTIAL SECURITIES LAWS LIABILITY

   Many aspects of the Company's business involve substantial risks of liability. In recent years, there has been an increasing incidence of litigation involving the securities industry, including class actions that generally seek substantial damages. Companies engaged in the underwriting and distribution of securities are exposed to substantial liability under Federal and state securities laws and the Racketeer Influenced and Corrupt Organizations Act ("RICO"). See "Business--Legal Proceedings."

DEPENDENCE ON PERSONNEL

   Most aspects of the Company's business are dependent on highly-skilled individuals. The Company devotes considerable resources to recruiting, training and compensating such individuals and has taken further steps to encourage such individuals to remain in the Company's employ, including providing the opportunity for equity participation through the implementation of the LTI Restricted Stock Unit Exchange and the LTI Option Exchange and adoption of the 1996 Stock Option Plan. Restricted stock units received in the LTI Restricted Stock Unit Exchange will vest annually in specified proportions from February 1997 through February 2000 subject to forfeiture in certain circumstances. Options received in the LTI Option Exchange will vest in two equal installments in February 1997 and February 1998, subject to certain conditions. See "Management--1995 Restricted Stock Unit Plan," "--1995 Stock Option Plan" and "--1996 Stock Option Plan." Individuals employed by the Company may, however, choose to leave the Company at any time to pursue other opportunities.

CONTROL OF THE COMPANY

   Equitable owns approximately 80.2% of the outstanding shares of Common Stock. Assuming full vesting of restricted stock units acquired by certain employees of the Company in the LTI Restricted Stock Unit Exchange (but before the exercise of options granted to certain Company employees under the LTI Option Exchange and to be granted under the 1996 Stock Option Plan), Equitable would own approximately 73.1% of the Company's outstanding Common Stock (approximately 63.1% of the outstanding Common Stock, assuming full vesting of such restricted stock units and the exercise of options granted to certain employees under the LTI Option Exchange but before the exercise of options to be granted under the 1996 Stock Option Plan). Consequently, Equitable is in a position to elect all of the directors of the Company and, in general, to determine the outcome of any matter submitted to a vote of the Company's stockholders for approval. While Equitable has advised the Company that its current intention is to continue to hold all of the shares of Common Stock currently beneficially owned by it, there can be no assurance that Equitable will not decide to sell all or a portion of its holdings at some future date. See "Certain Transactions."

POTENTIAL CONFLICTS OF INTEREST

   Various conflicts of interest between the Company and Equitable could arise in the future. The Company has in the past entered and expects that it will in the future enter into various transactions with Equitable and its affiliates from time to time. The Company does not currently have any formal mechanism in place for the resolution of future conflicts of interest, however, the Company intends to submit all material related party transactions to the Company's Board of Directors for approval. Richard H. Jenrette, Chairman of the Board, and a majority of the Company's other directors are also directors and/or officers of Equitable and/or AXA, EQ's largest stockholder ("AXA"), and/or their respective affiliates. Cross-directorships could create or appear to create potential conflicts of interest when directors are faced with decisions that could have different implications for the Company and Equitable and/or AXA. Nevertheless, the Company believes that such directors will be able to fulfill their fiduciary duties to its stockholders. Although there can be no assurance, the Company anticipates that future transactions with Equitable will be made on an arm's-length basis in accordance with past practice. "See Certain Transactions--Other Affiliated Transactions." In addition, by virtue of its controlling beneficial ownership, because it is the agent for all members of the EQ consolidated tax group, which will include the Company until such time as the Company ceases to be a member of such group, and pursuant to a Federal income tax sharing agreement between the Company and EQ, EQ will have control over Federal income tax matters relating to the Company for periods during which the Company is a member of such group, which may affect the Company's liability to (or entitlement to payment from) EQ in respect of Federal income taxes under such Federal income tax sharing agreement. See "Certain Transactions--Tax Sharing Agreements." While EQ is obligated under the agreement to act reasonably, taking into account the best interests of the entire consolidated tax group, including the Company, decisions made by EQ regarding such Federal income tax matters may involve conflicts of interest between EQ and the Company. In addition, Equitable is not restricted in any manner from competing with the Company. As a result, there can be no assurance that conflicts of interest will not arise between the Company and Equitable with respect to future business opportunities or that any such conflicts will be resolved in favor of the Company.

ABSENCE OF PUBLIC MARKET FOR OFFERED SECURITIES

   There is currently no market for the Offered Securities. Unless otherwise indicated in the Prospectus Supplement, the Company does not intend to apply for listing of the Offered Securities on any national securities exchange. The Company has been advised by DLJSC that it currently intends to make a market in the Offered Securities although it is under no obligation to do so and may discontinue market-making activities at any time without notice. Accordingly, there can be no assurance as to whether an active public market for the Offered Securities will develop or, if a public market develops, as to the liquidity of the trading market for the Offered Securities.

                               USE OF PROCEEDS

   Unless otherwise set forth in the applicable Prospectus Supplement, proceeds from the sale of the Offered Securities will be used by the Company for general corporate purposes and initially may be temporarily invested in short-term securities.

                                CAPITALIZATION

   The following table sets forth the short-term borrowings and capitalization of the Company as of September 30, 1995, and as adjusted to give effect to (i) the LTI Restricted Stock Unit Exchange, (ii) the Burlington Contribution and (iii) the sale by the Company of 3,300,000 shares of Common Stock offered in the Initial Public Offering (at the initial public offering price of $27.00 per share) and the sale by the Company of an aggregate principal amount of $500,000,000 of Senior Notes offered in the Senior Debt Offering, in each case, after deducting the underwriting discounts, commissions and estimated offering expenses and the application of the net proceeds therefrom. See "Certain Transactions--The Burlington Contribution" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources." This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements, including the Notes thereto, included elsewhere herein.

                                                                     AS OF SEPTEMBER 30, 1995
                                                                   ---------------------------
                                                                          (IN THOUSANDS)
                                                                       ACTUAL      AS ADJUSTED
Short-term borrowings ............................................   $1,306,621    $1,079,734
                                                                   ============  =============
Long-term borrowings (1):
 Senior Notes ....................................................   $        --   $  493,505
 Senior subordinated revolving credit ............................      250,000       250,000
 Term loan agreement .............................................      242,500            --
 Swiss franc bonds ...............................................      105,268            --
 Medium-term notes ...............................................       88,000        88,000
 Other borrowings ................................................       18,567        18,567
                                                                   ------------  -------------
 Total long-term borrowings ......................................      704,335       850,072
Cumulative Exchangeable Preferred Stock, at redemption value  ....      225,000       225,000
Stockholders' equity:
 Common stock ($0.10 par value) 150,000,000 shares authorized;
  50,000,000 actual shares issued and outstanding; 53,300,000 as
  adjusted shares issued and outstanding .........................        5,000         5,330
 Restricted stock units; no actual units issued and outstanding;
    5,179,147 as adjusted units issued and outstanding  ..........           --       106,163
 Paid-in capital (2) .............................................      228,080       363,900
 Retained earnings ...............................................      677,888       674,190
 Cumulative translation adjustment ...............................         (558)         (558)
                                                                   ------------  -------------
     Total stockholders' equity ..................................      910,410     1,149,025
                                                                   ------------  -------------
       Total capitalization ......................................   $1,839,745    $2,224,097
                                                                   ============  =============

------------

   (1) Long-term borrowings include current maturities of long-term borrowings. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Recent Developments."

   (2) Prior to the Initial Public Offering, Equitable contributed to the Company shares of common stock of Burlington having a market value at the time of contribution of $55.0 million pursuant to the Burlington Contribution. See "Certain Transactions--The Burlington Contribution."

                                 THE COMPANY

   The Company is a leading integrated investment and merchant bank that serves institutional, corporate, governmental and individual clients. The Company's businesses include securities underwriting, sales and trading; merchant banking; financial advisory services; investment research; correspondent brokerage services; and asset management. While results have fluctuated from year to year, for the years 1990 through 1994, the Company's total revenues and net income increased by a compound annual growth rate of 19.5% and 75.4%, respectively. The Company's average annual pre-tax return on common equity for the past five years was 33.6%. At September 30, 1995, the Company had total assets of $40.8 billion and total stockholders' equity of $910.4 million.

   The Company's principal strategy is to focus its resources on certain core businesses where management believes the Company can compete profitably and be among the leading participants in each targeted market. Over the past several years, the Company has significantly expanded the scope of its business activities and its customer base, both in the U.S. and internationally. It has established strong positions in selected high-margin activities, including equity and high-yield corporate securities underwriting as well as merchant banking, and has increased its market share in a broad range of businesses. Key elements of this expansion have been the Company's recruitment of experienced professionals during periods of turmoil in the securities industry, the continued development and retention of the Company's existing personnel at all levels and the continuity of senior management. In addition, the Company has historically emphasized economic and investment research in the development of its business and believes that its commitment to research has been an important contributor to its success.

   The Company conducts its business through three principal operating groups, each of which is an important contributor to revenues and earnings: the Banking Group, which includes the Company's Investment Banking, Merchant Banking and recently formed Emerging Markets groups; the Capital Markets Group, consisting of the Company's institutional debt and equity businesses as well as Sprout, its venture capital affiliate; and the Financial Services Group, comprised of its Pershing clearing division, high-net-worth retail brokerage and asset management businesses.

   The Company's Banking Group is a major participant in the raising of capital and the providing of financial advice to companies throughout the U.S. and has significantly expanded its activities abroad. Through its Investment Banking group, the Company manages and underwrites public offerings of securities, arranges private placements and provides advisory and other services in connection with mergers, acquisitions, restructurings and other financial transactions. Since 1990, the Investment Banking group has raised over $150 billion for clients from the public and private markets in corporate equity and debt securities and has completed over 300 merger and acquisition, restructuring and divestiture assignments aggregating approximately $65 billion. Its Merchant Banking group pursues direct investments in a variety of areas through a number of investment vehicles funded with capital provided primarily by institutional investors, the Company and its employees. Since the Company began investing in leveraged investments in 1985 through September 30, 1995, it invested over $800 million on behalf of the Company, its employees and funds it manages in 46 companies with an aggregate purchase price of over $18 billion and achieved an average annual internal rate of return substantially in excess of comparable industry benchmarks. The Emerging Markets group specializes in client advisory services, merchant banking and the underwriting, sales and trading of securities in Latin America and Asia.

   The Capital Markets Group encompasses a broad range of activities including trading, research, origination and distribution of equity and fixed-income securities, private equity investments and venture capital. Its focus is primarily client-driven, in contrast to that of many other securities firms which emphasize proprietary trading, an approach that reduces the Company's exposure to market volatility. Its Taxable Fixed-Income division provides institutional clients with research, trading and sales services for a broad range of taxable fixed-income products including high-yield corporate, investment-grade corporate, U.S. government and mortgage-backed securities. The Institutional Equities division provides institutional clients with research, trading and sales services in U.S. listed and OTC equity securities. The Company's equity sales and trading capabilities, combined with its research expertise, have contributed to commission revenues increasing, for the years 1990 through 1994, at a compound annual growth rate of 12.9%. In addition, the Company's Equity Derivatives division provides a broad range of equity and index options products, while Sprout is one of the oldest and largest groups in the private equity investment and venture capital industry.

   The Financial Services Group provides a broad array of services to individual investors and the financial intermediaries which represent them. Pershing is a leading provider of correspondent brokerage services, clearing transactions for over 500 U.S. brokerage firms which collectively maintain over one million client accounts. These client accounts held over $110 billion of assets at September 30, 1995. During 1994, Pershing participated in over 10% of the trading volume on the NYSE. In addition, Pershing's PC Financial Network (Service Mark), the largest on-line discount broker in the U.S., has experienced significant growth over the past several years. The Company's Investment Services Group, which consists of approximately 240 account executives, provides high-net-worth individuals and medium to smaller size institutions with access to the Company's equity and fixed-income research, trading services and underwriting and has one of the highest revenues per account executive in the industry. Through Wood, Struthers & Winthrop, the Company provides investment management and trust services primarily to high-net-worth individual investors and institutions, and at September 30, 1995 had over $2.8 billion in assets under management.

   Apart from its three principal operating groups, the Company also maintains a separate brokerage subsidiary, Autranet, which provides institutional investors with research generated by independent originators that are not affiliated with Wall Street brokerage firms.

   Founded in 1959, the Company initially focused on providing in-depth investment research to institutional investors. In 1970, the Company became the first member firm of the NYSE to be owned publicly. Fifteen years later, the Company was purchased by Equitable. Equitable is a diversified financial services organization and one of the world's largest investment management organizations with approximately $198.7 billion in assets under management at September 30, 1995. AXA, a French holding company for an international group of insurance and related financial services companies, is EQ's largest stockholder, beneficially owning, at September 30, 1995, $392.2 million of EQ's Series E convertible preferred stock and approximately 60.6% of EQ's outstanding common stock (without giving effect to the conversion of the Series E convertible preferred stock beneficially owned by AXA).

   The principal executive offices of the Company are located at 140 Broadway, New York, NY, 10005 and its telephone number is (212) 504-3000. The Company has 16 additional offices in 13 locations in the U.S., and seven offices in Europe and Asia.

                     SELECTED CONSOLIDATED FINANCIAL DATA

   The following selected consolidated financial information is qualified by reference to, and should be read in conjunction with, the Company's Consolidated Financial Statements and the Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained elsewhere in this Prospectus. The selected consolidated statement of income data for the years ended December 31, 1992, 1993 and 1994 and the selected consolidated statement of financial condition data as of December 31, 1993 and 1994 are derived from the Company's audited Consolidated Financial Statements which are included elsewhere herein. The selected consolidated statement of income data for the nine months ended September 30, 1994 and 1995 and the selected consolidated statement of financial condition data as of September 30, 1995 are derived from the Company's unaudited Consolidated Financial Statements also included elsewhere herein that include all adjustments, consisting of normal recurring adjustments, which the Company considers necessary for a fair presentation of its financial position and results of operations for these periods. Operating results for the nine months ended September 30, 1995 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1995. The selected consolidated statement of financial condition data as of December 31, 1990, 1991 and 1992 and the selected consolidated statement of income data for the years ended December 31, 1990 and 1991 are derived from the audited Consolidated Financial Statements of the Company which are not included herein.

                                                                                                            NINE MONTHS ENDED
                                                            YEARS ENDED DECEMBER 31,                          SEPTEMBER 30,
                                        --------------------------------------------------------------  ------------------------
                                            1990        1991         1992         1993         1994         1994         1995
                                                                  (IN MILLIONS, EXCEPT FINANCIAL RATIOS)
INCOME STATEMENT DATA:
Revenues:
 Commissions ..........................  $   228.9    $   257.9    $   289.7    $   358.8    $   376.1    $   281.0    $   343.1
 Underwritings ........................      150.3        170.9        350.3        574.6        261.1        179.7        317.5
 Fees .................................       88.9        166.2        158.1        211.3        281.3        176.6        264.0
 Interest-net (1) .....................      362.3        323.0        381.7        657.3        791.9        592.9        638.4
Principal transactions-net:
 Trading ..............................       98.9        264.2        272.0        381.5        165.7        141.1        265.7
 Investment ...........................       37.9         17.3        195.9         79.9         97.6         58.5         92.2
Other .................................       16.9         15.1         16.4         21.9         35.0         24.5         40.4
                                        ----------  -----------  -----------  -----------  -----------  -----------  -----------
    Total revenues ....................      984.1      1,214.6      1,664.1      2,285.3      2,008.7      1,454.3      1,961.3
                                        ----------  -----------  -----------  -----------  -----------  -----------  -----------
Costs and Expenses:
 Compensation and benefits ............      413.1        567.9        886.6      1,200.4        897.8        675.2        924.9
 Interest .............................      302.3        236.4        212.3        381.7        503.8        357.3        464.5
 Other expenses .......................      254.2        321.3        320.2        401.2        402.1        279.3        369.4
                                        ----------  -----------  -----------  -----------  -----------  -----------  -----------
    Total costs and expenses ..........      969.6      1,125.6      1,419.1      1,983.3      1,803.7      1,311.8      1,758.8
                                        ----------  -----------  -----------  -----------  -----------  -----------  -----------
Income before provision for income
 taxes ................................       14.5         89.0        245.0        302.0        205.0        142.5        202.5
Provision for income taxes ............        1.5         31.2         98.0        115.9         82.0         57.0         81.0
                                        ----------  -----------  -----------  -----------  -----------  -----------  -----------
Net income ............................  $    13.0    $    57.8    $   147.0    $   186.1    $   123.0    $    85.5    $   121.5
                                        ==========  ===========  ===========  ===========  ===========  ===========  ===========
Dividends on preferred stock ..........         --           --           --           --    $    21.0    $    16.0    $    14.9
                                        ----------  -----------  -----------  -----------  -----------  -----------  -----------
Earnings applicable to common stock  ..  $    13.0    $    57.8    $   147.0    $   186.1    $   102.0    $    69.5    $   106.6
                                        ==========  ===========  ===========  ===========  ===========  ===========  ===========
BALANCE SHEET DATA (AT END OF PERIOD):
Securities purchased under agreements
 to resell and securities borrowed  ...  $ 6,405.3    $10,942.5    $14,378.4    $21,575.2    $19,166.9    $24,578.2    $25,640.4
Total assets ..........................   13,997.1     18,721.7     24,436.2     38,766.7     33,116.1     42,116.6     40,778.3
Securities sold under agreements to
 repurchase and securities loaned  ....    7,619.0     11,200.8     14,732.4     24,116.7     20,385.4     24,296.3     25,577.7
Long-term borrowings ..................      270.5        268.1        478.6        549.0        539.9        539.6        704.3
Preferred stock .......................         --           --           --        225.0        225.0        225.0        225.0
Stockholders' equity ..................      294.1        340.3        454.6        750.3        820.3        792.6        910.4
OTHER FINANCIAL DATA (AT END OF PERIOD):
Ratio of net assets to stockholders'
 equity (2) ...........................      25.81x       22.86x       22.12x       22.91x       17.01x       22.13x       16.63x

Ratio of long-term borrowings to total
 capitalization (3) ...................       0.47         0.42         0.51         0.34         0.30         0.31         0.34
Ratio of earnings to fixed ............
 charges (4) ..........................       1.01         1.07         1.21         1.20         1.10         1.08         1.12
Ratio of earnings to combined fixed
 charges and preferred stock
 dividends (5) ........................         --           --           --           --         1.09         1.07         1.11

------------
   (1) Interest is net of interest expense to finance U.S. government and agency instruments of $901.3 million, $1,008.0 million, $918.4 million, $1,083.6 million, $1,612.8 million, $1,181.9 million and $1,499.6 million, respectively.
   (2) Net assets excludes securities purchased under agreements to resell and securities borrowed.
   (3) Long-term borrowings and total capitalization (the sum of long-term borrowings, preferred stock and stockholders' equity) exclude current maturities of long-term borrowings.
   (4) For the purpose of calculating the ratio of earnings to fixed charges
       (i) earnings consist of income before provision for income taxes and fixed charges and (ii) fixed charges consist of interest expense and one-third of rental expense which is deemed representative of an interest factor.
   (5) For the purpose of calculating the ratio of earnings to combined fixed charges and preferred stock dividends (i) earnings consist of income before provision for income taxes and fixed charges and (ii) fixed charges consist of interest expense and one-third of rental expense which is deemed representative of an interest factor. No preferred dividends were paid until 1994.

                   MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   This discussion should be read in conjunction with "Selected Consolidated Financial Data" and the Company's Consolidated Financial Statements and the Notes thereto contained elsewhere in this Prospectus.

BUSINESS ENVIRONMENT

   The Company's principal business activities, investment and merchant banking, securities sales and trading and correspondent brokerage services, are, by their nature, highly competitive and subject to general market conditions, volatile trading markets and fluctuations in the volume of market activity. Consequently, the Company's net income and revenues have been and are likely to continue to be, subject to wide fluctuations, reflecting the impact of many factors beyond the Company's control, including securities market conditions, the level and volatility of interest rates, competitive conditions and the size and timing of transactions.

   While interest rates fluctuated between 1990 and 1994, during this period they gradually declined to their lowest level in over twenty years. As a result of this decline, investors generally sought higher returns by shifting away from short-term fixed-income securities to longer-term debt and equity securities. Many corporate issuers took advantage of this low interest rate environment to restructure their balance sheets through the issuance of new equity and the refinancing of short-term and long-term debt. This trend resulted in unprecedented levels of new debt and equity issuances in 1993. In addition, many individuals moved to improve their own financial position by refinancing their home mortgages.

   In February 1994, the Federal Reserve Board raised the discount rate in an attempt to curb U.S. inflation and moderate economic growth. The Federal Reserve Board raised the discount rate five additional times during the balance of 1994. These actions caused an increase in the level of short-term interest rates and narrowed the spread between short-term and long-term interest rates. The increase in short-term interest rates and uncertainty over their future direction caused a reduction in demand for fixed-income products and a reduction in the value of most fixed-income instruments. The declining fixed-income markets also adversely affected the equity markets during early 1994 and resulted in reduced underwriting activity for both fixed-income and equity securities. All of these factors, combined with a falling U.S. dollar, unsettled global markets and reduced foreign investment in U.S. financial markets, contributed to lower earnings for most of the securities industry.

   In addition to the market volatility in 1994 caused by interest rate movements and investor concerns, the derivatives business became a focal point of media, congressional and regulatory scrutiny as a result of the large losses suffered by certain institutional investors, corporations and municipalities. The volatility of these instruments and the continuing negative publicity caused by certain of these cases has contributed to investor uncertainty and resulted in decreased derivatives business throughout the securities industry. The decline in the derivatives business, among other factors, adversely affected the mortgage-backed securities market, which experienced significant losses.

   While market conditions in certain sectors of the securities industry were depressed throughout most of 1994, merger and acquisition ("M&A") activity and other investment banking advisory activities increased significantly. The stronger economy in 1994 and the improved operating results of companies that had restructured their balance sheets from 1990 to early 1994 encouraged many companies to seek new acquisitions.

   The securities industry experienced improved market conditions during the first nine months of 1995 compared to 1994. During the first half of 1995, expectations for lower U.S. interest rates prompted strong rallies in the stock and bond markets. On July 6, 1995, the Federal Reserve Board lowered the federal funds rate, leading to a strong rally in the bond market. In the first nine months of 1995, merger and acquisition activity continued to outpace the very strong activity in 1994. Trading volumes on all major exchanges reached record levels during the first nine months of 1995, and underwriting in nearly all areas increased due to the improved market conditions.

RECENT DEVELOPMENTS

   On October 30, 1995, the Company completed the Initial Public Offering. Of the 10.6 million shares of Common Stock sold in the Initial Public Offering,
7.3 million shares were sold by Equitable and 3.3 million shares were sold by the Company. Upon completion of the Initial Public Offering, Equitable's ownership percentage was reduced from 100% to 80.2%. In connection with the Initial Public Offering, approximately 500 employees acquired forfeitable restricted stock units and stock options to purchase Common Stock of the Company. Such restricted stock units and options will vest and become exercisable over a four-year period beginning in February 1997. Assuming full vesting of such forfeitable restricted stock units acquired in the LTI Restricted Stock Unit Exchange (but before the exercise of options granted in the LTI Option Exchange and available for grant under the 1996 Stock Option
Plan), Equitable would own approximately 73.1% of the Company's outstanding Common Stock and such employees would own approximately 8.7%. Assuming both full vesting of such forfeitable restricted stock units and the exercise of such options granted in the LTI Option Exchange (but before the exercise of options available for grant under the 1996 Stock Option Plan), Equitable would own approximately 63.1% of the outstanding Common Stock and such employees would own approximately 21.2%. Concurrently, the Company completed the Senior Debt Offering. The Company's net proceeds from the Initial Public Offering totaled $81.2 million and its net proceeds from the Senior Debt Offering totaled $492.3 million. The Company is using the net proceeds from the Initial Public Offering and the Senior Debt Offering primarily to repay certain outstanding indebtedness, which will have the effect of lengthening the average maturity of the Company's borrowings. The Company did not receive any part of the proceeds from the sale of shares of Common Stock by Equitable in the Initial Public Offering. Prior to these offerings, Equitable made a capital contribution to the Company of common stock of Burlington having a market value at the time of contribution of $55.0 million. See "Certain Transactions--The Burlington Contribution."

   In 1994, the Company entered into a lease agreement in conjunction with its plan to move its principal offices from 140 Broadway to 277 Park Avenue in New York City. The anticipated date of the move is March 1996. The Company expects to finance substantially all of the expenditures related to the move, consisting primarily of leasehold improvements, furnishings and communications equipment, which are estimated to aggregate approximately $200.0 million. In conjunction with the anticipated move, in the fourth quarter of 1994, the Company accelerated amortization of existing leasehold improvements to the termination date of the current lease. In addition, the Company is currently expensing certain costs that would typically have been capitalized. These actions have increased occupancy costs during 1995. As a result, the Company does not expect that its occupancy costs will increase materially from current levels following the move.

   In early 1995, the Company made a strategic decision to discontinue its public finance business. However, the Company will continue sales and trading of municipal bonds to facilitate customer transactions. The Company recorded a charge to earnings of $7.2 million in the first quarter of 1995 in conjunction with this action, $4.8 million of which was compensation related expenses, which includes $4.0 million of severance related costs, with the balance representing other closing costs. Historically, the results of this business have not been material to the Company's results of operations. The Company does not expect additional charges related to this business in the future.

   In 1995, the Company formed an Emerging Markets group as part of the Banking Group. The Emerging Markets group specializes in client advisory services, merchant banking and the underwriting, sales and trading of securities in Latin America and Asia. The financial results of this group during the first nine months of 1995 were not material to the Company's overall results of operations.

   During the third quarter of 1995, the Company provided for the potential loss with respect to a bridge loan aggregating $150 million to a company experiencing financial difficulties. This loss was substantially offset by gains from other principal investments. See "Business--Banking
Group--Merchant Banking--DLJ Bridge Fund."

EQUITY PARTICIPATION OF EMPLOYEES

   In order to continue to foster a culture that encourages strong employee performance and provides ownership incentives to the Company's employees, the Company has taken certain steps to provide employees with equity participation in the Company. In particular, in connection with the Initial Public Offering, approximately 500 employees of the Company exchanged an aggregate of $100.0 million of their interests under certain cash compensation arrangements maintained by the Company for restricted stock units representing an aggregate of approximately 5.2 million shares of Common Stock. These units are subject to forfeiture in certain circumstances and will vest annually in specified portions from February 1997 through February 2000. See "Management--1995 Restricted Stock Unit Plan." In connection with the LTI Restricted Stock Unit Exchange, the Company will recognize a compensation charge in the fourth quarter of 1995 equal to $6.2 million, which is the difference between the fair value of the restricted stock units of $20.50 per unit and the amount of cash compensation exchanged therefor of $19.31 per unit multiplied by the number of restricted stock units issued. The fair value of the restricted stock units was determined by management using a valuation analysis prepared by an independent investment banking firm. Such valuation considered, among other factors: (i) the limits on the sale or transferability of restricted stock units; (ii) the vesting provisions of the restricted stock units; (iii) restrictions on the sale of the Common Stock when issued; and (iv) empirical studies which addressed the issue of discounts related to restrictions on marketability. Such analysis also took into consideration the expected offering price of the Common Stock.

   In addition, these employees acquired options to purchase an aggregate of approximately 9.2 million shares of Common Stock with an exercise price of $27.00 per share by foregoing an aggregate of $55.7 million of their future interests under such cash compensation arrangements. Future long-tem incentive compensation expense is expected to be reduced by $55.7 million during the 15 month period ended December 31, 1996. See "Management--1995 Stock Option Plan."

   The majority of the restricted stock units and options referred to above were awarded to participants in the Company's 1991 and 1994 LTI Plans, in exchange for reductions in the value of awards under those plans. See "Management--1994 LTI Plan." In connection therewith, these participants agreed with the Company to modify the 1991 and 1994 LTI Plans as necessary to accomplish these reductions in value. The remaining restricted stock units and options were awarded to certain employees who do not participate in the 1991 or 1994 LTI Plans. In exchange for such awards, these employees agreed to reductions in the amount of their cash compensation in respect of 1995 and 1996.

   Employees who elected not to participate in the LTI Restricted Stock Unit Exchange or the LTI Option Exchange will receive the full amount of the compensation otherwise payable to such employees under the cash compensation arrangements referred to above. There will be no disadvantage to such employees except that such employees will not benefit from future appreciation, if any, in the value of their foregone restricted stock units and options. Substantially all of the employees offered the right to participate in the LTI Restricted Stock Unit Exchange and the LTI Option Exchange did so.

   In connection with the Initial Public Offering, the Company also adopted the 1996 Stock Option Plan pursuant to which options to purchase an aggregate of approximately 8.8 million shares of Common Stock will be available for grant to key employees of the Company. See "Management--1996 Stock Option Plan."

   Reflecting the equity participation afforded to Company employees through the LTI Restricted Stock Unit Exchange, the LTI Option Exchange and the 1996 Stock Option Plan, the Company also intends to reduce amounts to be paid under the successor plan to its 1994 long-term compensation plan, commencing in 1997, by one-third.

RESULTS OF OPERATIONS

 QUARTER ENDED SEPTEMBER 30, 1995 COMPARED TO QUARTER ENDED SEPTEMBER 30,
1994

   Total revenues for the quarter ended September 30, 1995 were $687.5 million an increase of $214.5 million or 45.3% over the quarter ended September 30, 1994. Revenues increased in most of the Company's major areas of activity during the third quarter of 1995.

   Commission revenues increased by $31.4 million or 36.2% to $118.1 million due to increased business with correspondent, institutional and retail customers consistent with the overall growth in listed share volume on major exchanges.

   Underwriting revenues increased by $106.1 million or 263.5% to $146.3 million. The Company experienced increases in all areas of underwriting in the third quarter of 1995.

   Fee revenues increased by $26.8 million or 42.2% to $90.5 million due primarily to record levels of M&A activity and other advisory fees in the Investment Banking group.

   Interest, net of interest expense to finance U.S. government, agency and mortgage-backed securities, increased by $13.3 million or 6.6% to $214.9 million. Pershing accounted for most of the increase which related to higher rates earned on comparable levels of customer margin balances and securities loaned/borrowed activity.

   Principal trading transaction revenues increased by $68.9 million or 164.8% to $110.7 million during the third quarter of 1995 relating primarily to improved trading results in mortgage-backed securities.

   Principal investment transaction revenues decreased by $36.6 million or 123.3% to $(6.9) million. Realized gains on investments were $27.4 million. Net changes in unrealized carrying values were $(34.3) million, which includes a reduction in net unrealized appreciation of $3.1 million on investments sold and a decrease in net unrealized appreciation of $31.2 million on retained investments due principally to an estimated loss of $28.8 million on a merchant banking bridge loan. See "--Recent Developments."

   Other revenues consisting primarily of dividends and miscellaneous transaction revenues increased by $4.6 million or 49.0% to $13.9 million. The increase consists primarily of dividends received on equity securities and investments.

   Total costs and expenses for the third quarter of 1995 were approximately $617.5 million, an increase of $187.0 million or 43.4% over the third quarter of 1994.

   Compensation and benefits increased by $128.8 million or 65.1% to $326.8 million. Most of the increase was due to increased variable incentive and production-related compensation, which resulted from higher revenues and operating results. Incentive and production-related compensation increased by 87.6% during the third quarter of 1995, while base compensation, including benefits and all payroll taxes, increased by 24.3% primarily due to expansion in various business groups.

   Interest expense increased $19.4 million or 14.2% to $155.6 million. Most of this increase was related to higher financing costs on receivables from brokers, dealers and customers at Pershing.

   Other expenses, as noted below, increased by $38.8 million or 40.3% to $135.1 million for the third quarter of 1995.

   Brokerage, clearing, exchange fees and other expenses increased by $15.2 million due to increased share volume, underwriting related expenses and transaction fee payments. Occupancy and equipment costs increased by $6.1 million as a result of the decision to relocate certain of the Company's overseas and U.S. offices. See "--Recent Developments." Communications costs for the third quarter of 1995 increased by $1.4 million and all other operating expenses, which include data processing, professional fees, travel and entertainment and printing and stationery, increased by $16.1 million.

   The Company's income tax provision for the third quarter of 1995 and 1994 was $28.0 million and $17.0 million, respectively, which represented a 40% effective tax rate for both periods.

   Net earnings for the quarter ended September 30, 1995 were $42.0 million, up $16.5 million or 64.7% from 1994. Pro forma earnings per common share giving effect to the dilutive effect of the restricted stock units using the treasury method were $0.72 and $0.40 for the third quarters of 1995 and 1994, respectively.

 NINE MONTHS SEPTEMBER 30, 1995 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30,
1994

   Total revenues for the first nine months of 1995 were approximately $2.0 billion, an increase of $507.0 million or 34.9% over the first nine months of 1994. Revenues increased in all of the Company's major areas of activity during the first nine months of 1995.

   Commission revenues increased by $62.1 million or 22.1% to $343.1 million due to increased business in all areas and generally consistent with the overall growth in listed share volume on major equity exchanges.

   Underwriting revenues increased by $137.8 million or 76.7% to $317.5 million. The Company experienced increases in all areas of underwriting in the first nine months of 1995.

   Fee revenues increased by $87.5 million or 49.5% to $264.0 million due primarily to increased M&A and other advisory fees in the Investment Banking group.

   Interest, net of interest expense to finance U.S. government, agency and mortgage-backed securities, increased by $45.5 million or 7.7% to $638.4 million. Higher rates earned at Pershing on comparable levels of customer margin balances and securities loaned/borrowed activity accounted for most of the increase.

   Principal trading transaction revenues increased by $124.6 million or 88.3% to $265.7 million. Most of this increase was due to improved trading results in mortgage-backed and high-yield securities both of which had negative trading results in 1994.

   Principal investment transaction revenues increased by $33.6 million or 57.5% to $92.2 million. Realized gains on investments were $162.7 million. Net changes in unrealized carrying values were $(70.5) million, which includes a reduction in net unrealized appreciation of $44.9 million on investments sold and a reduction in net unrealized appreciation of $25.6 million on retained investments due principally to an estimated loss of $28.8 million on a merchant banking bridge loan. See "--Recent Developments."

   Other revenues consisting primarily of dividends and miscellaneous transaction revenues, increased by $15.9 million or 64.8% to $40.4 million. The increase consists primarily of dividends received on equity securities and investments.

   Total costs and expenses for the first nine months of 1995 were approximately $1.8 billion, an increase of $447.0 million or 34.1% over the first nine months of 1994.

   Compensation and benefits increased $249.7 million or 37.0% to $924.9 million. Most of the increase was due to increased variable incentive and production-related compensation, which resulted from higher revenues and operating results. Incentive and production-related compensation increased by 43.5% for the first nine months of 1995, while base compensation, including benefits and all payroll taxes, increased by 22.5% primarily due to expansion in various business groups.

   Interest expense increased $107.2 million or 30.0% to $464.5 million due primarily to higher financing costs on receivables from brokers, dealers and customers in the correspondent clearing business at Pershing.

   Other expenses, as noted below, increased by $90.1 million or 32.3% to $369.4 million for the first nine months of 1995.

   Brokerage, clearing, exchange fees and other expenses increased by $28.9 million due to increased share volume, underwriting related expenses and transaction fee payments. Occupancy and equipment costs increased by $25.5 million as a result of the decision to relocate certain of the Company's overseas and U.S. offices. See "--Recent Developments." Communications costs for the first nine months of 1995 increased by $4.5 million and all other operating expenses, which include data processing, professional fees, travel and entertainment and printing and stationery, increased by $31.2 million.

   The Company's income tax provision for the first nine months of 1995 and 1994 was $81.0 million and $57.0 million, respectively, which represented a 40% effective tax rate for both periods.

   For the first nine months of 1995, net earnings were $121.5 million, up $36.0 million or 42.1% or from the comparable 1994 period. Pro forma earnings per common share giving effect to the dilutive effect of the restricted stock units using the treasury method were $2.07 and $1.35 for the first nine months of 1995 and 1994, respectively.

  YEAR ENDED DECEMBER 31, 1994 COMPARED TO YEAR ENDED DECEMBER 31, 1993

   Total revenues for 1994 were approximately $2.0 billion, a decrease of $276.6 million or 12.1% from 1993. Six discount rate increases by the Federal Reserve Board caused the fixed-income and equities markets to become very volatile. This environment reduced revenues from both underwriting and principal trading transactions.

   Commission revenues increased by $17.3 million or 4.8% to $376.1 million due principally to an increase in commissions in the Institutional Equities division.

   Underwriting revenues decreased by $313.5 million or 54.6% to $261.1 million. Consistent with the overall decline in the industry mentioned above there were declines in all areas of underwriting, including equities, mortgage-backed securities and high-yield securities. The Taxable
Fixed-Income division incurred losses during 1994 on mortgage-backed securities positions related to underwriting activities.

   Fee revenues increased by $70.0 million or 33.1% to $281.3 million due primarily to increased M&A and other advisory fees in the Investment Banking group.

   Interest, net of interest expense to finance U.S. government, agency and mortgage-backed securities, increased by $134.6 million or 20.5% to $791.9 million. Pershing experienced increased interest reflecting higher rates earned on increased levels of customer margin balances. In addition, interest increased in the Equity Derivatives division due to higher rates and increased levels of financial instruments used to cover certain of its derivatives activities.

   Principal trading transaction revenues decreased by $215.8 million or 56.6% to $165.7 million. This decline was due to significantly reduced trading results in certain areas of the Taxable Fixed-Income division including mortgage-backed securities, high-yield securities and investment-grade corporate bonds. In particular, a significant disruption in the mortgage-backed securities and CMO markets resulted in substantial losses in the Company's mortgage-backed securities business. These results were partially offset by increased activity in the Equity Derivatives division.

   Principal investment transaction revenues increased by $17.7 million or 22.2% to $97.6 million. Realized gains on investments were $80.1 million. Net changes in unrealized carrying values were $17.5 million, which included a reduction in net unrealized appreciation of $16.6 million on investments sold and an increase in net unrealized appreciation of $34.1 million on retained investments.

   Other revenues, consisting primarily of dividends and miscellaneous transaction revenues, increased by $13.1 million or 59.8% to $35.0 million. The increase consists primarily of dividends received on equity securities used to cover positions in the Equity Derivatives division.

   Total costs and expenses for 1994 were approximately $1.8 billion, a decrease of $179.6 million or 9.1% from 1993.

   Compensation and benefits decreased $302.6 million or 25.2% to $897.8 million. Compensation and benefits as a percentage of total revenues decreased to 44.7% from 52.5% in 1993 due principally to a reduction in incentive and production-related compensation levels, which declined 36.1% in 1994. These reductions in variable compensation were partially offset by planned increases in personnel. At December 31, 1994, full-time personnel totaled 4,566 compared to 4,123 at the end of 1993, an increase of 443 or 10.7%. Most of the increase in personnel consisted of more highly compensated professionals in the Banking Group and certain sales and trading areas as well as technology personnel. Overall base compensation, including benefits and all payroll taxes, increased by 19.0% in 1994.

   Interest expense increased $122.1 million or 32.0% to $503.8 million. Most of this increase was related to higher financing costs on receivables from brokers, dealers and customers at Pershing. The remaining increase was attributable to increased interest rates to finance inventories and receivables in the Equity Derivatives division and the impact of higher interest rates on significantly reduced inventory levels in the Taxable Fixed-Income division.

   Other expenses, as noted below, increased by $0.9 million or 0.2% to $402.1 million in 1994.

   Brokerage, clearing, exchange fees and other expenses increased by $1.8 million due to increased volume which was partially offset by lower transaction fee payments. Occupancy and equipment costs increased $10.1 million due to the upgrading and expansion of various trading and support operations. Communications costs increased by $4.7 million principally from increased volume usage and costs to expand capacity to accommodate increases in personnel. All other operating costs decreased by $15.7 million.

   The Company's 1994 income tax provision was $82.0 million and represented a 40.0% effective tax rate. In 1993 the income tax provision was $115.9 million and represented a 38.4% effective tax rate. The effective tax rate in 1994 increased as a result of higher state and local income taxes.

   Net income for 1994 was $123.0 million, a decrease of $63.1 million or 33.9% compared to 1993.

  YEAR ENDED DECEMBER 31, 1993 COMPARED TO YEAR ENDED DECEMBER 31, 1992

   Total revenues for 1993 were approximately $2.3 billion, an increase of $621.2 million or 37.3% over 1992.

   Commission revenues increased by $69.1 million or 23.9% to $358.8 million. Most of the increase occurred at Pershing and the Investment Services Group. The Institutional Equities division also experienced increased revenues.

   Underwriting revenue increased by $224.3 million or 64.0% to $574.6 million. All major underwriting areas experienced significant improvements in activity with the largest increases coming in equity and high-yield securities underwriting.

   Fee income increased by $53.2 million or 33.6% to $211.3 million, due primarily to increased M&A and other advisory fees in the Investment Banking group.

   Interest, net of interest expense to finance U.S. government, agency and mortgage-based instruments, increased by $275.6 million or 72.2% to $657.3 million. Interest in the Taxable Fixed-Income division increased significantly reflecting an increase in inventory levels. The remaining increases included higher inventory levels of debt instruments used to cover derivatives activities in the Equity Derivatives division and increased customer margin balances at Pershing.

   Principal trading transaction revenues increased by $109.5 million or 40.3% to $381.5 million as a result of trading gains in all of the Company's major trading areas. The largest increases were recorded in the Taxable Fixed-Income and Equity Derivatives divisions.

   Principal investment transaction revenues decreased by $116.0 million or 59.2% to $79.9 million. Realized gains on investments were $136.3 million. Net changes in unrealized carrying values were $(56.4) million, which included a reduction in net unrealized appreciation of $55.3 million on investments sold and a decrease in net unrealized appreciation of $1.1 million on retained investments.

   Other revenues increased by $5.5 million or 33.5% to $21.9 million. The increase relates primarily to dividends on equity securities used to cover positions in the Equity Derivatives division as well as increases in other charges for services to correspondents of Pershing.

   Total costs and expenses were approximately $2.0 billion, an increase of $564.2 million or 39.8% in 1993.

   Compensation and benefits increased $313.8 million or 35.4% to $1.2 billion due primarily to increased incentive and production-related compensation. However, compensation and benefits as a percentage of total revenues declined to 52.5% from 53.3% in 1992. Variable compensation increased by 41.5% in 1993, while base compensation, including benefits and all payroll taxes, increased by only 15.2%, due mainly to an increase in the number of employees. At December 31, 1993 full-time personnel totaled 4,123 compared to 3,622 at the end of 1992, an increase of 501 or 13.8%.

   Interest expense increased $169.4 million or 79.8% to $381.7 million. Most of this increase was related to higher financing costs on inventories and receivables in the Taxable Fixed-Income division. The remaining increase was related to increased interest rates to finance receivables at Pershing and inventories in the Equity Derivatives division.

   Other expenses, as noted below, increased by $81.0 million or 25.3% to $401.2 million in 1993.

   Brokerage, clearing, exchange fees and other expenses increased by $19.7 million as a result of increased trading volume and increases in transaction fee payments. Occupancy and equipment costs increased $8.8 million due to expansion in U.S. regional and overseas offices as well as the upgrading and expansion of trading and support operations. Communications costs increased by $3.2 million principally from increased volume usage and costs to expand capacity to accommodate increases in personnel. All other operating costs increased by $49.3 million due mainly to a favorable legal settlement in 1992 which reduced other operating costs in that year.

   The Company's 1993 income tax provision was $115.9 million and represented a 38.4% effective tax rate. In 1992, the provision was $98.0 million and represented a 40.0% effective tax rate. The effective tax rate in 1993 decreased as a result of lower state and local income taxes.

   Net income for 1993 was $186.1 million, an increase of $39.1 million or 26.6% compared to 1992.

LIQUIDITY AND CAPITAL RESOURCES

   The Company's assets are highly liquid with the majority consisting of securities inventories and collateralized receivables, both of which fluctuate depending on the levels of customer business and proprietary trading. Such collateralized receivables consist primarily of securities purchased under agreements to resell ("resale agreements") and securities borrowed, both of which are secured by U.S. government and agency securities and highly marketable corporate debt and equity securities. In addition, the Company has significant receivables from customers, brokers and dealers which turn over rapidly. As a securities dealer, the Company may carry significant levels of trading inventories to meet client trading needs. As such, the Company's total assets or the individual components of total assets vary significantly from period to period because of changes relating to customer needs, economic and market conditions and proprietary trading strategies. A relatively small percentage of total assets is fixed or held for a period of longer than one year. The Company's total assets at September 30, 1995, December 31, 1994 and December 31, 1993 were $40.8 billion, $33.1 billion and $38.8 billion, respectively.

   The majority of the Company's assets are financed through daily operations by securities sold under repurchase agreements, securities sold not yet purchased, securities loaned, bank loans, and through payables to customers, brokers and dealers. Short-term funding is generally obtained at rates related to Federal funds, LIBOR and money market rates. Other borrowing costs are negotiated depending upon prevailing market conditions. The Company monitors overall liquidity by tracking the extent to which unencumbered marketable assets exceed short-term unsecured borrowings. The Company maintains borrowing relationships with a broad range of banks, financial institutions, counterparties and others, including $5.0 billion, at September 30, 1995, in uncommitted and committed bank credit lines with 50 domestic and international banks. These include $3.4 billion of uncommitted bank credit lines, $1.3 billion of secured committed bank lines and $340.0 million of unsecured committed bank lines.

   Certain of the Company's businesses are capital intensive. In addition to normal operating requirements, capital is required to cover financing and regulatory charges on securities inventories, merchant banking investments and investments in fixed assets. The Company's overall capital needs are continually reviewed to ensure that its capital base can appropriately support the anticipated needs of its business units. As a result of these ongoing reviews, the Company has been active in raising additional long-term financing over the past several years, including obtaining $150.0 million of new equity capital from Equitable in 1993 and the issuance of $225.0 million of Cumulative Exchangeable Preferred Stock in 1993, extending the maturity of its senior subordinated revolving credit agreement of $250.0 million and increasing the amount of the credit available thereunder to $325.0 million in 1995 (of which $250.0 million was outstanding as of September 30, 1995). As noted in "--Recent Developments" above, in October 1995, the Company also completed the Initial Public Offering and Senior Debt Offering which resulted in net proceeds of approximately $81.2 million and $492.3 million, respectively. Such net proceeds are being used to repay certain indebtedness of the Company, including the $250.0 million four year secured term loan referred to below of which $242.5 million was outstanding at the time of repayment. In addition, in October 1995, Equitable contributed additional capital of $55.0 million in the form of shares of a publicly traded company.

   During the fourth quarter of 1994, the Company repurchased for $263.2 million certain mortgage-related securities previously underwritten by the Company which repurchase was financed in part by a $250.0 million four year secured term loan. The Company believed that, due to poor property management practices, the operating income and the value of the real estate properties underlying the securities were deteriorating. Since its repurchase of these securities, the Company has replaced the manager of the properties, commenced foreclosure proceedings and intends to hold these assets while the properties are rehabilitated. While the Company has been a defendant in various lawsuits filed in connection with such transactions and two of its subsidiaries are the subject of an investigation by the Commission with respect to such transactions, the Company is carrying these assets at fair value and believes that the ultimate outcome of these transactions, lawsuits and investigation will not have a material effect on the Company's results of operations and financial condition. These securities are included in mortgages, other receivables collateralized by real estate assets and real estate owned. Such securities were carried at fair value of $251.2 million at December 31, 1994. The decrease in fair value of $12.0 million was included as a reduction in principal transactions-trading, net in the consolidated statement of income for the year ended December 31, 1994. The fair value of these assets was determined by the Company using a commonly used methodology for valuing securities and mortgages known as a Derived Investment Value ("DIV") which is a measure of value for income producing real estate assets and assets collateralized by real estate. This concept of value represents a computation of the net present value of the estimated cash flows an investor would receive from the assets during the holding period including the net present value of the estimated sales proceeds at the end of the holding period. The Company monitors the fair value of these assets by completing DIV calculations on a periodic basis, in addition to monitoring the rehabilitation and operation of the properties.

   The Company estimates that it will require approximately $200 million to finance projected expenditures in connection with the move of its principal offices in 1996. See "--Recent Developments" above. In addition to the Initial Public Offering and Senior Debt Offering, the Company expects that it will, from time to time, engage in additional financings as the need arises to support the growth of its businesses.

   DLJSC is subject to the capital requirements of the Commission, the NYSE, the CFTC and the Chicago Board of Trade ("CBOT"), all of which are intended to ensure the general capital adequacy and liquidity of broker-dealers and futures commission merchants. DLJSC has consistently maintained capital in excess of the minimum requirements of such capital rules. At September 30, 1995, DLJSC had aggregate regulatory "net capital," after adjustments required by Rule 15c3-1 under the Exchange Act, of approximately $620.4 million, which exceeded minimum net capital requirements by $566.0 million and which exceeded the net capital required by DLJSC's most restrictive debt covenants by $446.3 million.

   The Company's overall capital and funding needs are continually reviewed to ensure that its capital base can support the estimated needs of its business units. These reviews take into account business needs as well as the regulatory capital requirements of subsidiaries. Based upon these analyses, management believes that the Company's debt and equity base is adequate for current operating levels.

CASH FLOWS

   The Company's statements of consolidated cash flows classify cash flow into three broad categories: cash flows from operating activities, investing activities and financing activities. The Company's net cash flows are principally associated with operating and financing activities, which support the Company's trading, customer and banking activities.

 NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1994

   Cash and cash equivalents at September 30, 1995 and 1994 totaled $61.0 million and $143.8 million, respectively, an increase (decrease) of $(33.9) million and $0.9 million, respectively, for the comparable nine-month periods.

   Cash provided by operating activities totaled $2.0 billion and $2.3 billion in the first nine months of 1995 and 1994, respectively, and reflects an increase in operating liabilities. In the first nine months of 1995, there were increases in securities sold not yet purchased of $1.7 billion, securities loaned of $593.4 million and all other receivables and payables, net, which rose by $340.5 million. These increases in operating liabilities were partly offset by increases in assets including trading inventories of $881.2 million.

   For the first nine months of 1994, there were increases in securities sold not yet purchased of $3.7 billion, offset by increases in trading inventories of $628.3 milllion, securities borrowed of $257.5 million and decreases in securities loaned of $372.6 million and in other receivables and payables, net, of $463.0 million.

   During the first nine months of 1995, investing activities of $122.8 million consisted primarily of fixed asset purchases in connection with the Company's planned move of its principal offices in 1996. In the first nine months of 1994, investing activities used cash of $127.4 million relating principally to the purchase of mortgages, other receivables collateralized by real estate assets and real estate owned. During the first nine months of 1995 and 1994, cash of $1.9 billion and $2.2 billion, respectively, was used by financing activities (principally repurchase agreements) in the normal course of operations.

  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

   Cash and cash equivalents at December 31, 1994, 1993 and 1992 totaled $94.9 million, $142.9 million and $137.1 million, respectively, a decrease of $48.0 million for the year ended 1994 compared to increases for the years ended 1993 and 1992 of $5.8 million and $53.3 million, respectively.

   For the full year 1994, cash provided from operating activities was used to repay short-term financings (repurchase agreements), while in 1993 and 1992, cash provided by financing activities was used primarily for operating activities.

   Cash provided by operating activities totaled $2.1 billion in 1994 while cash used for operating activities totaled $4.4 billion in 1993. In 1994, there were decreases in trading inventory levels of $2.6 billion and securities borrowed of $1.3 billion. These were partly offset by decreases in payables from securities loaned which declined by $1.2 billion and liabilities including securities sold not yet purchased, which were reduced by $470.1 million. In 1994, all other receivables and payables-net, increased by $538.4 million. During 1993, operating assets including trading inventories increased $5.3 billion and securities borrowed increased $2.2 billion, offset by increases in liabilities including securities sold not yet purchased of $1.9 billion, securities loaned of $859.3 million and a decrease in all other receivables and payables-net, of $386.1 million. In 1992, cash used in operating activities was $2.2 billion which resulted primarily from an increase in securities borrowed of $2.1 billion.

   In 1994 and 1993, the Company used $267.5 million and $237.0 million, respectively, for investing activities, which was comprised primarily of $162.5 million and $203.0 million, respectively, of increases in other assets (primarily reflecting receivables and advances acquired relating to the whole loan securitization business). In 1992, cash provided by investing activities of $30.2 million resulted primarily from $47.1 million of sales, net of purchases, of merchant banking assets which was offset by purchases of $18.0 million of fixed assets.

   In 1994, cash of $1.9 billion was used to repay short-term funding (principally repurchase agreements). In 1993, proceeds from short-term funding activities were $4.3 billion. Additionally, in 1993, $225.0 million of Cumulative Exchangeable Preferred Stock was raised, and $150.0 million of capital was contributed by Equitable Life. In 1992, $2.3 billion of cash was provided by financing activities, of which $2.0 billion was provided by short-term funding (principally repurchase agreements) and $305.5 million was provided by long-term borrowings.

DERIVATIVE FINANCIAL INSTRUMENTS

   Derivatives are financial instruments the payments on which are linked to the prices, or relationships between prices, of securities or commodities, interest rates, currency exchange rates or other financial measures (collectively referred to as "cash market instruments"). Derivatives enable the Company and its clients to manage their exposure to interest rates and currency exchange rates, and security and other price risks. Derivatives include structured notes, swaps, futures or forward contracts and options. Certain types of derivatives, including forwards and certain options, are traded in the OTC markets. Other types of derivatives, including futures contracts and listed options, are traded on regulated exchanges. The Company's involvement in derivative products is related primarily to revenue generation through the provision of products to its clients as opposed to hedges against the Company's own positions.

   The Company's derivative activities are not as extensive as many of its competitors. Instead, the Company has focused its derivative activities on writing OTC options to accommodate its customers needs, trading in forward contracts in U.S. government and agency issued or guaranteed securities and in futures contracts on equity based indices, interest rate instruments and currencies, and issuing structured notes. The Company's involvement in swap contracts, which generally involve greater risk and volatility, is not significant.

   Option Writing. As part of its Equity Derivatives division, Taxable Fixed-Income division, and Emerging Markets group, the Company writes OTC options, typically for a term of not more than thirteen months, primarily for its institutional clients, and enters into related covering transactions. As a writer of OTC options, the Company generally receives a premium on entering into an option and, until the expiration of the option, bears the risk of unfavorable changes in the value of the cash market instrument to which the option relates. The Company covers its market risk associated with the writing of OTC options primarily by entering into transactions in the cash markets, as well as by entering into forward and futures contracts and by purchasing options.

   Revenues from the Company's option writing activities (net of related financing expense) were approximately $65.7 million and $82.8 million for the nine months ended September 30, 1995 and 1994, respectively. Option writing revenues arise primarily from the amortization of option premiums. The decrease in revenues primarily resulted from lower levels of activity, both in size and number of transactions, by the Company's institutional customers. These reductions were caused by a number of factors including increased competition from other financial institutions. In addition, the market for derivative instruments generally has been adversely affected by extensive negative publicity.

   The average monthly fair value of written options was approximately $110.5 million for the nine months ended September 30, 1995, and at September 30, 1995, the fair value of written options was approximately $147.9 million, which amount was included as a liability in the Company's consolidated statements of financial condition. The "fair value" of a written option contract is generally equivalent to the amount, determined based on market prices, that the Company would be required to pay to terminate its obligations under such option.

   The notional value of written options contracts outstanding was approximately $4.2 billion and $5.3 billion at September 30, 1995 and 1994, respectively. The overall decrease in the notional value of all options and particularly the options on foreign sovereign debt securities and currencies is reflective of the reduced levels of interest in these products by the Company's customers. The increase in the notional value of other options was due primarily to increases in market activity and to higher price levels in the domestic equity cash markets.

   Such written options contracts are substantially covered by the following financial instruments that the Company had purchased or sold as principal and which are shown below at the notional contractual value for derivatives instruments and at market value for cash instruments at September 30, 1994 and 1995:

                                                   AS OF SEPTEMBER
                                                         30,
                                                 ------------------
                                                    1994      1995
                                                    (IN MILLIONS)
U.S. government, and mortgage-backed securities
 and options thereon ...........................   $1,279    $1,618
Foreign sovereign debt securities ..............    1,289       468
Currency forward contracts .....................      592        --
Forward rate agreements and options ............      465        43
Equity swaps ...................................      145       398
Futures contracts ..............................      735       630
Equities and other .............................      836     1,028
                                                 --------  --------
  Total ........................................   $5,341    $4,185
                                                 ========  ========

   Forward and Futures Trading. As part of its trading activities, including trading activities in the related cash market instruments, the Company enters into forward and futures contracts primarily involving various securities, foreign currencies, indices and forward rate agreements. Such forward and futures contracts are entered into as part of the Company's covering transactions and are not used for speculative purposes. Forward contracts generally call for the purchase or sale by the Company, on a delayed settlement basis, of debt securities or currencies or other financial instruments. Futures contracts are exchange traded contracts which settle daily and generally call for the purchase or sale by the Company of a financial instrument at a specified future date at a specified price. The Company generally profits when the value of assets that it has purchased on a delayed settlement basis rises or the value of assets that it has sold on a delayed settlement basis falls. Conversely, the Company generally incurs losses when assets purchased for delayed settlement decline in value or sold assets increase in value. Forward and futures contracts, unlike cash market transactions in the financial instruments to which such forwards or futures relate, have both on-and off-balance sheet implications. The notional contractual value of forward and futures contracts are treated as off-balance sheet items, while the related unrealized gains and losses are included in assets and liabilities.

   The average monthly net unrealized losses were approximately $4.8 million for forward contracts and $6.7 million for futures contracts for the nine months ended September 30, 1995. Net unrealized gains of approximately $0.8 million related to forward contracts and net unrealized losses of approximately $16.1 million related to futures contracts at September 30, 1995, were included in the payables to brokers, dealers and other caption in the Company's consolidated statements of financial condition. Unrealized gains and losses on forward and futures contracts are recorded in earnings. For the nine months ended September 30, 1995, net trading gains on forward contracts were $126.3 million and net trading losses on futures contracts were $53.3 million. Net trading gains from the Company's forward and futures contract activities were approximately $100.0 million, $76.3 million and $38.7 million for the years ended December 31, 1994, 1993 and 1992, respectively. The increase in revenues resulted primarily from higher levels of activity both in value and number of transactions by the Company's institutional customers.

   Structured Notes. Structured notes are customized derivative instruments in which the amount of interest or principal paid on a debt obligation is linked to movements in the value of cash market financial instruments. Prior to March 31, 1995, structured notes were offered only by the Equities Derivatives division. In 1995 the newly formed Emerging Markets group also began offering derivatives in the form of structured notes linked to Latin American sovereign debt and equity securities. At September 30, 1995 and 1994, the Company had issued structured notes with principal amounts of $61.5 million and $99.4 million outstanding, respectively. The Company expects the volume of this activity to increase in the future. The Company covers its obligations on structured notes primarily by purchasing and selling the securities to which the value of its structured notes are linked.

   See Note 7 of Notes to Consolidated Financial Statements for additional information on the Company's derivative activities.

MERCHANT BANKING TRANSACTIONS

   As part of the Company's merchant banking activities, it participates from time to time in principal investments. As part of these activities, the Company purchases equity or debt securities or makes commitments to purchase such securities in merger, acquisition, restructuring and leveraged capital transactions, including leveraged buyouts. Such positions and commitments may involve substantial amounts of capital and significant exposure to any one issuer or business, as well as market, credit and liquidity risks. In addition, the Company may also provide or arrange bridge financing, which assures clients of funding for major transactions, with the expectation that refinancing will be obtained through the placement of high-yield debt or other securities. Such activities may also involve substantial amounts of capital and significant exposure to any one issuer as well as various risks associated with credit conditions and vulnerability to general economic conditions. See "Business--Banking Group--Merchant Banking." The Company accounts for these investments at estimated fair market value as determined by the Board of Directors. Changes in unrealized appreciation arising from changes in fair value or gains or losses or upon realization are reflected in principal transactions-net, investments. At September 30, 1995, December 31, 1994 and December 31, 1993, the Company's share in its merchant banking funds, including bridge loan funds, amounted to $237.5 million, $297.9 million, and $286.3 million, respectively.

   Merchant banking activities, which have historically been a significant contributor to the Company's revenues and earnings, are not predictable and are not necessarily correlated with general market conditions. These results, which in any one reporting period may be influenced by a limited number of transactions, can vary widely from year to year.

HIGH-YIELD TRANSACTIONS

   The Company participates in the underwriting, trading and sales of high-yield, non-investment-grade securities. These securities generally involve greater risk than investment-grade debt securities due to credit considerations, liquidity of secondary trading markets and vulnerability to general economic conditions. The Company accounts for such inventory positions on a market value basis with unrealized gains and losses being recognized currently in earnings. At September 30, 1995, December 31, 1994 and December 31, 1993, the Company had long inventory of $375.2 million, $275.7 million and $528.7 million, respectively, and short inventory of $192.9 million, $102.6 million and $174.6 million, respectively, of high-yield securities, which accounted for less than 7.5% of the Company's overall inventory positions.

RISK MANAGEMENT

   Exposure to risk and the ways in which the Company manages the various types of risks on a day-to-day basis is critical to its survival and financial success. The Company monitors its market and counterparty risk on a daily basis through a number of control procedures designed to identify and evaluate the various risks to which the Company is exposed.

   The Company often acts as principal in customer-related transactions in financial instruments which expose the Company to market risks. The Company also engages in proprietary trading and arbitrage activities and makes dealer markets in equity securities, investment-grade corporate debt, high-yield securities, U.S. government and agency securities, mortgages and mortgage-backed securities. In addition, the Company's Emerging Markets group trades a variety of securities, including Brady Bonds, local fixed-income securities and options and issues structured notes. As such, the Company may be required to maintain certain amounts of inventories in order to facilitate customer order flow. The Company covers its exposure to market risk by limiting its net long or short position by selling or buying similar instruments and by utilizing various derivative financial instruments such as futures and forward and option contracts.

   The Company manages risk exposure utilizing mechanisms involving various levels of management. Position limits in trading and inventory accounts are established and monitored on an ongoing basis. Current and proposed underwriting, corporate development, merchant banking and other commitments are subject to due diligence reviews by senior management as well as professionals in the appropriate business and support units involved.

   Trading activities generally result in the creation of inventory positions. Position and exposure reports are prepared daily by operations staff in each of the business groups engaged in trading activities for traders, trading managers, department managers, divisional management and group management personnel. Such reports are reviewed independently on a daily basis by the Company's corporate accounting group. In addition, the corporate accounting group prepares a consolidated summarized position report indicating both long and short exposure along with approved limits which is distributed to various levels of management throughout the Company, including to the Chief Executive Officer, and which enables senior management to control inventory levels and monitor results of the trading groups. The Company also reviews and monitors, at various levels of management, inventory aging, pricing, concentration and securities ratings.

   In addition to position and exposure reports, the Company produces a daily revenue report which summarizes the trading, interest, commissions, fees, underwriting and other revenue items for each of the business groups. Daily revenue is reviewed for various risk factors and is independently verified by the corporate accounting group. The daily revenue report is distributed to various levels of management throughout the Company, including to the Chief Executive Officer, and together with the position and exposure report enables senior management to monitor and control overall activity of the trading groups.

   Credit risk related to various financing activities is reduced by the industry practice of obtaining and maintaining collateral. The Company monitors its exposure to counterparty risk on a daily basis through the use of credit exposure information and the monitoring of collateral values. The Company has several credit departments which are responsible for reviewing counterparties to establish appropriate exposure limits for a variety of transactions. In addition, the Company actively manages the credit exposure relating to its trading activities by entering into master agreements which permit netting when feasible, monitoring the creditworthiness of counterparties and their related trading limits on an ongoing basis, requesting additional collateral when deemed necessary and limiting the amount and duration of exposure to individual counterparties.

   The Company has established various committees to assist senior management in managing risk associated with investment banking and merchant banking transactions. The objectives of the committees are to review potential clients and engagements, utilize experience with similar clients and situations, perform credit analysis for certain commitments and to analyze the Company's potential role as a principal investor. The Company seeks to control the risks associated with its banking activities by a thorough review by various committees of the details of significant transactions prior to accepting an engagement. Some of the committees which have been formed are the Fairness and Valuation Opinion Committee, the Private Placement Committee, the Restructuring Coordinating Committee, the Equity Commitment Committee, the High-Yield Underwriting Committee, the Bridge Commitment Committee and the Banking Review Committee.

   From time to time, the Company makes investments in certain merchant banking transactions or other long-term corporate development investments. DLJ Merchant Banking Partners, L.P. and its affiliated entities ("DLJMBP") has its own investment committee, which acts as a fiduciary to the limited partners and makes all investment and disposition decisions with respect to its potential and current portfolio companies. In addition, senior officers of the Company meet on a quarterly basis to review merchant banking and corporate development investments. After a discussion of the financial and operational aspects of the companies involved, recommendations regarding carrying values are made for each investment to the Finance Committee which then recommends valuations for subsequent consideration by the Board of Directors of the Company. A determination is then made by the Board of Directors following a review of such recommendations.

                                   BUSINESS

   The Company conducts its business through three principal operating groups, each of which is an important contributor to revenues and earnings: the Banking Group, which includes the Company's Investment Banking, Merchant Banking and recently formed Emerging Markets groups; the Capital Markets Group, consisting of the Company's Taxable Fixed-Income, Institutional Equities and Equity Derivatives divisions, as well as Sprout, its venture capital affiliate; and the Financial Services Group, comprised of Pershing, the Investment Services Group and Wood Struthers & Winthrop.

   Banking Group. The Company's Banking Group is a major participant in the raising of capital and the providing of financial advice to companies throughout the U.S. and has significantly expanded its activities abroad. Through its Investment Banking group, the Company manages and underwrites public offerings of securities, arranges private placements and provides advisory and other services in connection with mergers, acquisitions, restructurings and other financial transactions. Its Merchant Banking group pursues direct investments in a variety of areas through a number of investment vehicles funded with capital provided primarily by institutional investors, the Company and its employees. The Emerging Markets group specializes in client advisory services for mergers, acquisitions and financial restructurings, as well as merchant banking and the underwriting, placement and trading of equity, debt and derivative securities in Latin America and Asia.

   Capital Markets Group. The Capital Markets Group encompasses a broad range of activities including trading, research, origination and distribution of equity and fixed-income securities, private equity investments and venture capital. Its Taxable Fixed-Income division provides institutional clients with research, trading and sales services for a broad range of taxable fixed-income products, including high-yield corporate, investment-grade corporate, U.S. government and mortgage-backed securities. The Institutional Equities division provides institutional clients with research, trading and sales services in U.S. listed and OTC equity securities. In addition, the Company's Equity Derivatives division provides a broad range of equity and index options products, while Sprout is one of the oldest and largest groups in the private equity investment and venture capital industry.

   Financial Services Group. The Financial Services Group provides a broad array of services to individual investors and the financial intermediaries which represent them. Pershing is a leading provider of correspondent brokerage services, clearing transactions for over 500 U.S. brokerage firms which collectively maintain over one million client accounts. The Company's Investment Services Group provides high-net-worth individuals and medium to smaller sized institutions with access to the Company's equity and fixed-income research, trading services and underwriting. Through Wood, Struthers & Winthrop, the Company provides investment management and trust services primarily to high-net-worth individual investors and institutions.

   While each of the Company's principal operating groups has its own specific strategy for growth and profitability, the Company also emphasizes the interrelationships and synergies among the groups and their various divisions. In particular, over the past several years, the Company has capitalized on its institutional research capabilities, distribution strengths and securities expertise to expand its investment banking business. Such expansion has in turn increased the volume and diversity of products available for the Company's sales force and trading operations and has generated internal synergies between the Banking Group's investment banking and merchant banking activities. The following table illustrates the Company's revenue breakdown by its principal operating groups, net of all interest. Net revenues, however, are not necessarily indicative of the profitability of each group.

                       NET REVENUES BY OPERATING GROUP

                                                                                            NINE MONTHS
                                            YEARS ENDED DECEMBER 31,                    ENDED SEPTEMBER 30,
                           --------------------------------------------------------  -----------------------
                              1990       1991        1992        1993        1994        1994         1995
                                                              (IN MILLIONS)
Banking Group ............   $ 152.4    $ 192.1    $   428.4   $   491.8   $  390.0    $   270.5    $   439.2
Capital Markets Group  ...    275.7      506.6        713.0       994.6       638.1       476.0        571.0
Financial Services Group      229.3      273.9        336.9       455.3       458.2       340.0        452.4
Other ....................     24.4        5.6        (26.5)      (38.1)       18.6        11.0         34.1
                           ---------  ---------  ----------  ----------  ----------  -----------  ----------
Total net revenues .......   $681.8     $ 978.2    $1,451.8    $1,903.6    $1,504.9    $ 1,097.5    $ 1,496.7
                           =========  =========  ==========  ==========  ==========  ===========  ==========

   The Company currently conducts its operations through 17 offices in 13 locations in the U.S., including Atlanta, Boston, Chicago, Dallas, Houston, Jersey City, Los Angeles, Menlo Park, Miami, New York, Oak Brook, Philadelphia and San Francisco. The Company also has seven international offices located in six cities, including Geneva, Hong Kong, London, Lugano, Paris and Tokyo.

BANKING GROUP

   The Company's Banking Group is a major participant in the raising of capital, the investing of capital and the providing of financial advice to companies throughout the U.S. and has significantly expanded its activities abroad, through its Investment Banking group, Merchant Banking group and its recently formed Emerging Markets group. The Banking Group's approximately 440 professionals operate from seven of the Company's domestic offices and two of its international offices.

  INVESTMENT BANKING

   The Company's Investment Banking group provides a full range of capital raising and financial advisory services to its clients. The Investment Banking group underwrites public offerings of securities and arranges private placements and has a particular focus on capital raising transactions in the public equity and high-yield debt markets. Since 1990, the Company has raised over $150 billion for its clients from the public and private markets in debt and equity securities.

   The Company's investment banking strategy is to concentrate a major portion of its business development efforts within those industries in which the Company has established a leadership position in providing investment banking services. This focus on certain sectors allows the Company to compete effectively without the reduced profitability resulting from a larger, more costly infrastructure. Industry specialty groups include Chemicals, Energy, Entertainment, Environmental, Financial Services, Forest Products, Gaming, Health Care, Industrial, Insurance, Media/Communications, Oil and Gas, Real Estate Finance, Retailing, Satellite, Technology and Utilities. These groups are responsible for initiating, developing and maintaining client relationships and for executing transactions involving these clients. The Investment Banking group has focused primarily on those industries in which the Company also has a strong research capability. See "--Capital Markets Group--Institutional Equities--Equity Research."

   In addition to being structured according to distinct industry groups, the Company has a number of professionals who specialize in specific types of transactions. These include M&A, equity offerings, high-yield securities and other transaction specialties.

   Mergers and Acquisitions. The Company is active in arranging various M&A transactions for its clients. The Company participates in a broad range of domestic and international assignments including acquisitions, divestitures, strategic restructurings, proxy contests, leveraged buyouts and defenses against unsolicited takeover approaches. From January 1, 1990 through September 30, 1995, the Company provided advice in over 300 assignments representing approximately $80 billion of completed domestic and international transactions.

   The Company's M&A professionals have developed a broad base of knowledge and expertise in a wide variety of industries. This expertise is reinforced by the close involvement of professionals from the industry specialty groups and other areas of the Company, and therefore ensures that the analytical skills, creativity and resources of the entire Company are available to its clients. The group's success is reflected in the Company's growth in volume of business and market share in M&A, as indicated in the following table:

                      U.S. MERGERS AND ACQUISITIONS (1)

                                                                                      NINE MONTHS
                                                                                         ENDED
                                                  YEARS ENDED DECEMBER 31,           SEPTEMBER 30,
                                         ----------------------------------------  ----------------
                                           1990    1991    1992    1993     1994     1994     1995
Number of transactions .................     34      35      38       56       70       52       46
Total transaction values (in billions)     $7.1    $5.2    $3.9    $10.7    $17.3    $13.3    $16.9
Rank based on transaction values  ......     12      12       9       11       11       11        9
Market share (2) .......................    3.9%    4.3%    3.6%     6.2%     6.6%     7.1%     6.6%

------------
   (1) Source: Investment Dealers' Digest. Includes completed domestic transactions only.
   (2) Market share based on transaction values.

   Equity Offerings. The equity capital markets group focuses on providing financing for issuers of equity and convertible equity securities in the public markets. The group assists in the origination, and is responsible for the structuring and execution, of transactions for a broad range of Banking Group clients. The following table illustrates the Company's ranking in lead managed offerings for existing public companies and initial public offerings.

                      LEAD MANAGED EQUITY ISSUES (1)(2)

                                                                                              NINE MONTHS
                                                                                                 ENDED
                                                        YEARS ENDED DECEMBER 31,             SEPTEMBER 30,
                                                --------------------------------------  --  --------------
                                                  1990    1991    1992    1993    1994        1994    1995
ALL COMMON STOCK OFFERINGS:
 Number of issues .............................      2      17      26      48      22          18      32
 Amount of capital underwritten (in billions)     $0.1    $1.3    $2.0    $4.2    $1.9        $1.3    $3.8
 Rank based on dollar volume ..................     25       8       6       7      10           9       4

INITIAL PUBLIC OFFERINGS:
 Number of issues .............................      1       8      14      24      15          11      18
 Amount of capital underwritten (in billions)     $0.0    $0.3    $1.0    $2.2    $1.3        $0.7    $1.3
 Rank based on dollar volume ..................     17      13       6       7       7           8       5

------------
   (1) Source: Investment Dealers' Digest. Includes domestic transactions only.
   (2) Excluding closed-end funds.

   High-Yield Securities. The high-yield securities group focuses on providing high-yield debt financing in the public and private capital markets to non-investment-grade issuers. The group is responsible for originating, structuring and executing high-yield transactions across a wide range of companies and industries, as well as managing client relationships with both high-yield corporate issuers and financial sponsors of leveraged transactions.

   As illustrated in the following table, the Company ranks among the leaders in high-yield underwriting volume. Between 1990 and 1994, the Company has underwritten as lead manager over $35 billion in publicly registered and privately placed high-yield securities representing over 150 issuers.

              LEAD MANAGED PUBLIC HIGH-YIELD DEBT ISSUES (1)(2)

                                                                                         NINE MONTHS
                                                                                            ENDED
                                                       YEARS ENDED DECEMBER 31,         SEPTEMBER 30,
                                               --------------------------------------  --------------
                                                 1990    1991    1992    1993    1994    1994    1995
Number of issues .............................     0        3      24      52      26      22      11
Amount of capital underwritten (in billions)     $ 0     $0.6    $3.8    $8.2    $4.2    $3.4    $2.4
Rank based on dollar volume ..................    --        4       3       1       2       3       1

------------
   (1) Source: Data published in or provided by Investment Dealers' Digest. Includes domestic transactions only.
   (2) Excludes split rated issues and private placements.

   Other Transaction Specialties. The Company is also active in a variety of other transaction specialties which provide capital raising and advisory services for its clients. The private placements group raises capital within the private debt and equity markets and has managed over $7 billion in placements of these securities since 1990. Formed in 1994, the Company's private fund group raises private limited partnership capital, primarily from institutional investors, for direct investment by domestic and international investment firms and for certain of the Company's merchant banking activities. The private fund group has raised over $2.5 billion in private capital in its first year of operation. The project finance group raises non-recourse financing for a diverse client base of publicly and privately held companies for specific projects. Additionally, the Company's restructuring group provides advisory services to financially distressed companies. The counter cyclical nature of the restructuring business acts as a balance to other investment banking activities. The Company also participates in the structured finance industry through its asset-backed transactions group, and specializes in securitizing cash flow generating assets through public or private offerings of debt or pass-through certificates.

  MERCHANT BANKING

   The Company entered the merchant banking investment business in 1985 and believes that it has one of the most consistently successful records in this area over the past ten years. Through the Merchant Banking group, the Company has grown to become a major participant in the asset management business by pursuing direct investments in a variety of areas and managing capital provided primarily by pension funds, endowments, charitable organizations, high-net-worth individuals, the Company and its employees. The Merchant Banking group is closely integrated with other parts of the Company drawing upon all of its resources including principal investing, debt and equity research and high-yield financing as well as the industry specialty groups within the Investment Banking group.

   The Merchant Banking group manages four distinct capital funds with total committed capital of approximately $2.7 billion. These funds include DLJ Merchant Banking Partners, L.P. and affiliated entities ("DLJMBP"), which focuses primarily on equity investments in leveraged transactions, the DLJ Bridge Fund (as described below), a leader in domestic bridge financing, DLJ Investment Partners, L.P., which focuses on opportunities in lower risk investments in debt or equity mezzanine securities and corporate joint ventures, and DLJ Real Estate Capital Partners, L.P., which makes investments in public and private debt and equity in the real estate markets. The Company expects to operate a fifth fund, DLJ Global Retail Partners, which is anticipated to commence operations in the first quarter of 1996. This fund will principally pursue investment opportunities in early stage retailers.

   In addition, several other investment vehicles are in the process of being formed, including the DLJ Senior Debt Fund, which will be aimed at providing senior debt financing to clients in place of traditional senior bank financing. The Company is also considering expanding its fund management in the future to include additional areas of investment. Future funds may include an emerging markets merchant banking fund, which will target investment opportunities across a variety of industries in Latin America and Asia; other industry-specific funds in sectors where the Company possesses industry expertise or has a history of successful client relationships; and DLJ Merchant Banking Partners II, which is anticipated to commence activity in fiscal 1996.

   Leveraged Equity Investing. Since the Company began investing in leveraged transactions in 1985 through September 30, 1995, it invested in 46 companies with an aggregate purchase price of over $18 billion. Until 1992, the Company raised funds to pursue these investments on a transaction by transaction basis. In 1992, the Company established DLJMBP, a dedicated $952 million fund which includes commitments of up to $300 million by the Company and its employees. Employee participation ranges from approximately 30% to 40% of the Company's and its affiliates' overall investment in each transaction. DLJMBP makes investments in equity and mezzanine securities arising from leveraged acquisitions, leveraged recapitalizations, restructurings of over-leveraged companies and other similar types of transactions which generally involve significant financial leverage. DLJ Merchant Banking, Inc., a wholly-owned subsidiary of the Company, is the General Partner of DLJMBP.

   From May 1992 through September 30, 1995, DLJMBP invested $580 million in 20 portfolio companies and has realized $610 million (or $560 million net of the General Partner's carried interest) in seven of these transactions (including partial and whole realizations), which had an aggregate cost basis of $142 million. In 1994 the Company made investments in eight portfolio companies. Three additional investments were made in the nine months ended September 30, 1995. The Company believes that its 31 realized investments (including partial and whole realizations) resulting from direct investments by the Company and its employees and through side by side investments in and along with investments by DLJMBP have generated an average annual internal rate of return substantially in excess of comparable industry benchmarks. The Company believes that its remaining 15 unrealized investments have an aggregate fair value in excess of their cost. However, the values of these unrealized investments are uncertain and may affect the aggregate returns of the Company's merchant banking activities adversely. There can be no assurance that the Company's merchant banking activities will achieve comparable rates of return in the future.

   DLJ Bridge Fund. One of the Company's strengths has been its bridge lending business. Established in 1987, DLJ Bridge Finance, Inc., a wholly-owned subsidiary of the Company, manages a $1.28 billion bridge facility (the "DLJ Bridge Fund") that provides short-term loans in connection with merchant banking transactions for the Company's clients and the Company's own merchant banking activities. The DLJ Bridge Fund includes a $750 million commitment of subordinated debt from Equitable and a $500 million commitment of senior revolving debt by a commercial bank syndicate. Commitments by Equitable and the commercial bank syndicate are subject to approval by each of Equitable and the commercial bank syndicate, as the case may be, on a transaction by transaction basis. Such commitments will expire December 31, 1997. Equitable's commitment is also subject to annual review and approval by the State of New York Insurance Department. In addition, the Company has committed to invest up to $31.3 million through an equity commitment of 2-1/2% of the DLJ Bridge Fund.

   Since the Company began making bridge commitments in 1985, over $12.0 billion of bridge loans have been committed to facilitate 74 transactions, of which approximately $5.7 billion of such commitments have been funded. At September 30, 1995, the DLJ Bridge Fund had $230.0 million of bridge loans outstanding. The DLJ Bridge Fund has been instrumental in generating business for other areas of the Company's Banking Group such as M&A, equity and high-yield underwritings and potential merchant banking investment opportunities.

   The Company has agreed to pay Equitable the first $25 million of aggregate principal losses incurred by Equitable with respect to all bridge loans outstanding on September 30, 1995 and the first $25 million of aggregate principal losses incurred by Equitable with respect to bridge loans made after September 30, 1995. To the extent such payments by the Company do not fully cover any such losses incurred by Equitable, Equitable is entitled to receive all other distributions otherwise payable to the Company with respect to DLJ Bridge Fund activities until such losses have been recovered. The Company has also agreed to pay Equitable the amount, if any, by which any principal loss on an individual loan exceeds $150 million. The DLJ Bridge Fund does not currently have any individual bridge loan outstanding in excess of $150 million. In addition, Equitable is entitled to one-third of any equity securities obtained in connection with any bridge loan. Pursuant to arrangements between the Company and the commercial bank syndicate, the Company is at risk for a significant portion of any bank loans funded by such banks. However, substantially all of the bridge loans have been made without using the bank commitment.

   Bridge lending involves significant risk based upon both the underlying credit of the borrower and market conditions governing refinancing of the loan. The DLJ Bridge Fund currently has outstanding a bridge loan aggregating $150 million to a borrower which is experiencing financial difficulties. The Company has reserved for any expected loss to it from such bridge loan. If the amount of the loss from such bridge loan is in excess of $25 million, distributions to the Company with respect to DLJ Bridge Fund activities would be eliminated until such loss has been recovered. The Company does not believe that the loss of future income from DLJ Bridge Fund activities would have a material adverse impact on its results of operations or financial condition.

   DLJ Investment Partners. DLJ Investment Partners L.P. commenced operation in December 1995 to pursue investments primarily in debt or equity mezzanine securities and corporate joint ventures. The fund has committed capital of $250 million of which $50 million will be provided by the Company and its employees.

   DLJ Real Estate Capital Partners. DLJ Real Estate Capital Partners L.P., which commenced operation in December 1995, focuses on debt and equity investments in a broad range of real estate and real estate-related assets. The fund has committed capital of approximately $215 million from its general and limited partners, including the Company and its employees.

  EMERGING MARKETS

   The Emerging Markets group, formed in February 1995, is a growing participant in the financial services industry in certain developing economies in Latin America and Asia. The group combines specialized market and geographic knowledge and experience with the traditional strengths and skills of the Company. The group employs approximately 40 professionals who are responsible for originating and executing transactions in their respective areas of expertise, maintaining client relationships and building the Company's presence in targeted markets where the Company believes it can be a leading financial services provider or investor.

   In Latin America, the group has four principal lines of business: investment banking, which focuses on international capital raising and financial advisory services; merchant banking, which utilizes the Company's expertise in this area to target growth companies and other specific investment opportunities; sales and trading, which is involved primarily in principal trading of Latin American debt securities, with an emphasis on Brady Bonds, local debt instruments and Latin American equity securities; and Latin American derivatives, in particular the structuring, placement and trading of products which are based on Latin American securities, currencies and indices.

   The group is also active in the Asia-Pacific region and offers investment banking services through the Company's Hong Kong office which is dedicated to building the Company's capital raising, financial advisory and merchant banking presence in this region.

   In addition, the Company has recently committed to invest approximately $7 million in Pleiade Investments, a South African merchant bank affiliated with New Africa Investment Ltd. The Company believes that this new alliance will enhance its ability to develop investment banking relationships in the region.

CAPITAL MARKETS GROUP

   The Capital Markets Group encompasses a broad range of activities including trading, research, origination and distribution of equity and fixed-income securities, private equity investments and venture capital through its Taxable Fixed-Income division, Institutional Equities division, Equity Derivatives division and Sprout. The Company's focus is primarily client-driven, in contrast to that of many other securities firms which emphasize proprietary trading. The Capital Markets Group has approximately 830 professionals.

  TAXABLE FIXED-INCOME

   The Taxable Fixed-Income division provides institutional clients with research, trading and sales services for a broad range of taxable fixed-income products, and distributes fixed-income securities in connection with offerings underwritten by the Company. Its principal areas of activity are in high-yield corporate, investment-grade corporate, U.S. government and mortgage-backed securities. The division believes it differentiates itself through the quality of its product origination, research expertise, market-making and value-added approach to sales, complemented by strict risk management skills. The Taxable Fixed-Income division has over 450 professionals located in seven of the Company's domestic offices and two of its international offices, including 77 traders, 125 institutional salespeople and 54 research professionals. Institutional Investor magazine has ranked the Company among the top firms in each of its annual "All-America" fixed-income research surveys since the inception of that survey in 1992. The Taxable Fixed-Income division's research professionals include credit analysis teams knowledgeable in high-yield corporate, investment-grade corporate and mortgage-backed securities as well as quantitative and economic research.

   High-Yield Securities. The High-Yield Securities department provides institutional clients with research, trading and sales services and distributes non-investment-grade securities in connection with offerings underwritten by the Company. Since 1985, the Company has become a leader in the underwriting and distribution of high-yield securities. Management attributes the Company's success in this business to a sustained firm-wide commitment to building a balanced origination and distribution capability.

   The High-Yield Securities department has also become a leader in the secondary trading of high-yield securities. Its traders make markets in over 500 issues, its specialist sales force covers all of the major high-yield institutional participants and its research analysts provide credit analysis and investment recommendations on approximately 250 corporations to portfolio managers and analyst counterparts at the Company's client institutions. See "--Banking Group--High-Yield Securities" for more information on the underwriting performance of this group.

   Investment-Grade Corporate Bonds. The Company has been a major participant in the secondary trading and distribution of investment-grade corporate debt instruments and has consistently ranked as one of the top providers of credit research on those securities. While its emphasis has traditionally been on trading and distributing secondary issues, the Corporate Bond department has played an increasing role in the distribution of primary issues.

   Government Bonds. The Company is a primary dealer in U.S. government securities designated by the Federal Reserve Bank of New York. The Government Bond department's activities include making secondary markets in, and participating in the underwriting of, U.S. treasury bills, notes and bonds, and securities of Federal agencies. The Company is a member of every major agency underwriting group, including Fannie Mae, Federal Farm Credit, Federal Home Loan Bank and Sallie Mae. The Company also engages in the "stripping" of government and government-guaranteed bonds to create zero-coupon securities. It also trades treasury futures and options and develops hedging programs for its clients. The Government Bond department also maintains a money desk which provides financing for its daily trading inventory positions, and to a lesser extent those of other fixed-income departments through the use of repurchase agreements and also acts as an intermediary between borrowers and lenders of short-term funds utilizing repurchase and reverse repurchase agreements. The department's economic research group provides analyses and forecasts of macroeconomic and government policy trends, together with advice on interest-rate fluctuations, for the benefit of institutional clients and the Company's trading operations.

   Mortgage Securities. The Company trades and makes markets in Government National Mortgage Association securities, Federal Home Loan Mortgage Corporation participation certificates, Fannie Mae obligations, non-agency mortgage-backed securities, and various asset-backed securities. The Mortgage Securities department also issues, trades and makes markets in CMOs, which are debt obligations secured by the cash flow from a pool of mortgages or mortgage securities, as well as in other mortgage-related derivative products. In addition, the Company's wholly-owned subsidiary, DLJ Mortgage Capital, Inc. ("DLJMC"), purchases fixed-rate and adjustable-rate residential, multifamily and commercial whole loans to securitize into rated or non-rated mortgage pass-through securities both as a principal and as an agent. Finally, the Company has built a leading mortgage research group, which plays an important role in analyzing complex mortgage products on behalf of clients as well as supporting the Mortgage Securities department's trading and structuring areas.

   The Mortgage Securities department has emphasized the development of proprietary securitized products utilizing agency and whole loan mortgages and other securitizable assets. With the significant recent decline in CMO issuance, the department has also emphasized its proprietary relationships with originators of residential and commercial whole loan collateral in order to provide a more stable flow of product.

 INSTITUTIONAL EQUITIES

   The Institutional Equities division provides institutional clients with research, trading and sales services in U.S. listed and OTC equities, and distributes equity securities in connection with offerings underwritten by the Banking Group. Since its founding in 1959 as a firm that emphasized the provision of in-depth investment research to institutional investors, the Company has established a leadership position in the field of institutional equity brokerage through the continued quality of its research, trading and sales services.

   Domestic Institutional Sales and Listed Equity Trading. The Company's equity trading operations and sales coverage of major U.S. institutions are conducted by over 100 traders and institutional equity salespeople from eight of the Company's domestic offices. Smaller U.S. institutions are covered by account executives in the regional offices of the Investment Services Group, which is part of the Company's Financial Services Group.

   In listed equity securities, the Company acts as both an agent and principal in executing trades in the secondary market. Much of the Company's institutional business consists of large block trades of 10,000 or more shares. In such transactions, the Company frequently provides its clients with liquidity by taking a long or short position as a principal to facilitate the client's purchase or sale of stock in the event that a counterparty buyer or seller is not immediately available.

   A negotiated commission is received on each listed equity transaction, and the Company's total commission revenues are determined by the value to its clients of the research services, trading expertise and liquidity it provides. For the years 1990 through 1994, commission revenues increased at a compound annual growth rate of 12.9%. As one of the industry's leading distributors of securities to institutional clients, the Company's institutional equity sales force is highly effective in distributing the Company's equity underwritings.

   International Sales. The Company's international equity sales organization consists of approximately 50 salespeople operating from six of the Company's offices worldwide. The international sales staff has made consistent progress in marketing the Company's research and trading services and in distributing the Company's equity underwritings throughout Europe and Asia.

   Over-the-Counter Trading. The Company makes markets in approximately 350 securities traded on the National Association of Securities Dealers ("NASD") Automated Quotation System ("Nasdaq") ("Nasdaq securities"). The Company conducts these activities as a dealer, buying and selling the securities as a principal. The Company's market-making is concentrated in stocks that are followed by the equity research department or underwritten by the Company. The Company's market-making strengths are in the communications, consumer, entertainment, financial services, health care and technology sectors.

   The Company has experienced rapid growth in Nasdaq securities in the past five years. Approximately 30 professionals in New York coordinate activities with four of the Company's other branch offices. Today, the Company is an active OTC dealer in a market that has generally been growing faster than the listed market. This position has been achieved by selective hiring and the close integration with equity research, listed trading and the institutional, retail and international sales groups. OTC activity has grown at a compound annual growth rate of 23.5% from 1990 to 1994.

   Equity Research. The Company's Equity Research department consists of approximately 95 professional investment research analysts and associates who are engaged in the analysis of economic trends and a broad range of industries and companies. The department produces publications, studies and forecasts on economic conditions, financial markets, portfolio strategy, quantitative analysis, industry developments and individual companies. The Equity Research department develops investment recommendations and publishes market information on approximately 75 industries. Within those industries, the Company follows nearly 1,000 companies, including approximately 95% of the Standard & Poor's Corporation ("S&P") 500. Since its founding, one of the Company's objectives has been to supply clients with successful investment ideas based on in-depth research.

   The Company's equity research analysts are also utilized as important resources in obtaining investment banking business and assessing merchant banking transactions, as well as developing and maintaining banking relationships with clients through continued involvement after the execution of specific transactions.

   The Company's ability to sustain a leading position in institutional equities since its inception in 1959 is due in large part to its reputation for excellence in research. The Company has maintained the strength of its research franchise through its success in hiring, developing and retaining a number of experienced industry analysts who are leaders in their fields of specialization. Institutional Investor magazine has continually recognized the Company for its demonstrated research excellence in its annual "All-America" research survey, and the Company is one of only two firms that have ranked in the top ten in each of the 22 years of the survey's existence.

                             EQUITY RESEARCH (1)

                                      1991    1992    1993    1994    1995
                                    ------  ------  ------  ------  ------
Company industry analysts .........    32      32      35      36      41
"All-America" positions (2)  ......    37      43      45      44      36
Rank ..............................     3       4       4       3       2
"Completion Percentage" rank (3)  .     1       1       1       2       2

------------
   (1) Source: Institutional Investor.

   (2) The number of times during a particular year that the Company's analysts appeared in Institutional Investor's "All-America" Research Teams compiled for various industries. The number of the Company's "All-America" positions is greater than the number of the Company's analysts because a number of the Company's analysts cover more than one industry.

   (3) The Company's rank based on the ratio of the number of "All-America" positions held by the Company's analysts to the total number of the Company's analysts.

  EQUITY DERIVATIVES

   The Equity Derivatives division provides institutional clients with research, trading and sales services in a broad range of equity options products and in convertible securities.

   Equity Options. The Company's activities in equity derivative products have focused primarily on product innovations in the design and origination of custom-tailored OTC options to meet the specific needs of customers rather than on the assumption of trading risk or on an emphasis on execution volume. The Company now offers options based on U.S. equities and equity indices; 11 foreign currencies; equities from 12 European and Asian countries; commodities such as oil, gold and platinum; and over ten various fixed-income instruments in both domestic and international markets. The Company has expanded its sales effort for its proprietary options and futures products into Europe in recent years.

   Convertible Securities. The Company is a market-maker in convertible securities, dealing primarily with an expanding base of institutional clients. While its emphasis has been in trading and distributing secondary issues, the Company has also been effective in the primary distribution of convertible securities underwritten by the Company.

   See also "Management's Discussion and Analysis of Financial Condition and Results of Operations--Derivative Financial Instruments."

  SPROUT

   Founded in 1969, Sprout is one of the oldest and largest groups in the private equity investment and venture capital industry. Since the capitalization of Sprout's first fund at $11.5 million, eight major investment partnerships have been formed primarily for large institutional investors. Present funds under management have original capital of approximately $1 billion, and include, among others, Sprout VII, a multi-stage venture fund; and Sprout Growth II, a late-stage equity fund. Each of Sprout's funds has consistently ranked in the top quartile of venture capital funds as measured by investment performance as reported by Venture Economics.

   Sprout's professionals comprise an experienced group of investment managers with particular expertise in business services, computer graphics, computer peripherals, health care, leveraged transac-tions, office automation, retailing and telecommunications. Sprout's professionals are located in offices in Menlo Park and New York. Sprout also works closely with other areas of the Company, including the Equity Research department and the Investment Banking group.

FINANCIAL SERVICES GROUP

   The Financial Services Group is comprised of Pershing, a leading provider of correspondent brokerage services, the Investment Services Group, which provides the full range of the Company's investment products and services to high-net-worth individuals and medium to smaller sized institutions, and Wood, Struthers & Winthrop, an investment counselor primarily for high-net-worth individuals and institutions. The Financial Services Group's approximately 1,000 professionals operate out of 11 of the Company's domestic offices and one of the Company's international offices.

  PERSHING DIVISION

   Pershing is one of the leading providers of correspondent brokerage services to the world's financial institutions, including DLJSC. Founded in 1939 and acquired by the Company in 1977, Pershing operates out of seven of the Company's domestic offices and the Company's office in London. Pershing provides execution and clearance services to over 500 correspondent U.S. brokerage firms, ranging from small investment boutiques to large financial institutions, which collectively maintain over one million client accounts holding more than $110 billion of assets at September 30, 1995. During 1994, Pershing participated in over 10% of the trading volume on the NYSE. Pershing maintains broad execution coverage of all U.S. securities exchanges, supported by extensive in-house trading desks for institutional block and retail orders, as well as OTC securities, all fixed-income products, mutual funds and money market funds. As a wholesaler of trading, execution, clearing and information management activities, Pershing offers its service on a fee-for-service basis.

   Pershing's PC Financial Network (Service Mark), which began operations in 1989, provides securities transaction services to the subscribers of PRODIGY(Registered Trademark), America On-Line (Service Mark), Reuters Money Network, Apple's e-World(Registered Trademark) and On-Line Resources' Screenphone(Registered Trademark), and has become the nation's largest on-line discount broker. Between 1990 and 1994, the average daily number of transactions executed through PC Financial Network (Service Mark) grew at a compound annual growth rate of 128% and for the first nine months of 1995 increased an additional 42.4%.

   Through their affiliation with Pershing, correspondent firms also have access to a broad selection of investment products for their customers, including investment related insurance products, retirement plans, a precious metals storage program, central asset accounts, and managed wrap accounts. In addition, Pershing makes available to its correspondents information and recommendations provided through its own research analysts' action-oriented opinions and advice.

   Sophisticated communications and information management are a cornerstone of Pershing's service. Pershing's computer-directed communications system provides Pershing's correspondents with a link to major financial markets around the world. Pershing's proprietary software systems allow on-line order entry and reporting. Pershing also maintains extensive operational and informational systems for its correspondents.

                  SELECTED PERFORMANCE MEASURES FOR PERSHING

                                                                                                       NINE MONTHS
                                                             YEARS ENDED DECEMBER 31,              ENDED SEPTEMBER 30,
                                                ------------------------------------------------          1995
                                                   1990      1991      1992      1993      1994
                                                               (IN BILLIONS, UNLESS OTHERWISE INDICATED)
Client assets held in custody (at period end)     $ 25.0    $ 20.0    $ 45.0    $ 65.0    $  75.0        $111.0
Active customer accounts (in thousands)  ......     557       556       666       831      1,057          1,255
Average Pershing trades per day (in thousands)     24.5      25.8      28.9      37.7       35.4           45.1
Equity shares processed .......................     7.7       8.4      10.4      12.6       13.8           13.5

  INVESTMENT SERVICES GROUP

   The Investment Services Group offers a full range of investment and portfolio services to high-net-worth individual investors and medium to smaller size financial institutions, corporations and professional investors. These services are provided by approximately 240 account executives located in ten of the Company's domestic offices.

   Due to the close working relationships between account executives and the Company's research analysts and traders, the group's clients are provided with the same comprehensive coverage that characterizes the Company's traditional institutional businesses. The group also offers the "Portfolio Advisory Service" ("PAS") to its clients, a wrap fee account based solely on the Company's research, which currently has over $400 million in assets under management.

                     INVESTMENT SERVICES GROUP STATISTICS

                                                                                              NINE MONTHS
                                                      YEARS ENDED DECEMBER 31,            ENDED SEPTEMBER 30,
                                            -------------------------------------------          1995
                                              1990     1991     1992     1993     1994
Number of account executives ..............    127      137      170      190      233             242
Assets in customer accounts (in billions)     $ 2.5    $ 3.2    $ 4.5    $ 6.0    $ 8.0          $11.1

  WOOD, STRUTHERS & WINTHROP

   Wood, Struthers & Winthrop, founded in 1871 and acquired by the Company in 1977, is a growing asset manager, managing over $2.8 billion in assets for approximately 340 clients at September 30, 1995. Wood, Struthers & Winthrop targets sophisticated individual investors, as well as charitable endowments, foundations and trusts, corporations and Employee Retirement Income Security Act of 1974 ("ERISA") plans. Wood, Struthers & Winthrop manages portfolios of both stocks and bonds, balancing risk and return to meet a client's objective for growth and capital preservation. The 30 person professional staff of Wood, Struthers & Winthrop is experienced in portfolio management, investment research, tax advice, financial planning and in providing personalized service to all of its clients.

   Wood, Struthers & Winthrop is the investment adviser to the Company's Winthrop Focus Funds, a domestic family of diversified open-end mutual funds which are distributed principally through the Company and Equitable. The Focus Funds consist of three U.S. equity funds and two fixed-income funds and aggregate approximately $425 million. In addition, Wood, Struthers & Winthrop is the adviser to the Winthrop Opportunity Funds, a family of diversified open-end international mutual funds currently being developed. These funds will consist of a developing markets equity fund and an established markets equity fund, and will be distributed through the Company and Equitable.

   In May 1995, Wood, Struthers & Winthrop established a limited purpose trust company subsidiary, Winthrop Trust Company, in order to provide personal fiduciary services to its high-net-worth individual and family clients. At September 30, 1995, Winthrop Trust Company had received fiduciary appointments aggregating in excess of $175 million.

AUTRANET

   Autranet is active in the distribution of investment research products purchased from approximately 450 sources known as "independent originators." Independent originators are research specialists, not primarily employed by securities firms, and range in size and scope from large economic consulting firms to individual freelance analysts. Autranet generates its revenues from a client base of over 400 domestic and international institutions.

COMPETITION

   The Company encounters significant competition in all aspects of the securities business and competes worldwide directly with other domestic and foreign securities firms, a number of which have greater capital, financial and other resources than the Company. In addition to competition from firms currently in the securities business, there has been increasing competition from other sources, such as commercial banks and investment boutiques. As a result of pending legislative and regulatory initiatives in the U.S. to remove or relieve certain restrictions on commercial banks, it is anticipated that competition in some markets currently dominated by investment banks may increase in the near future. Such competition could also affect the Company's ability to attract and retain highly skilled individuals to conduct its various businesses. The principal competitive factors influencing the Company's business are its professional staff, the firm's reputation in the marketplace, its existing client relationships, the ability to commit capital to client transactions and its mix of market capabilities. The Company's ability to compete effectively in securities brokerage and investment banking activities will also be influenced by the adequacy of its capital levels. See "Net Capital Requirements."

EMPLOYEES

   At September 30, 1995, the Company had an aggregate of 4,781 employees, including 447 professionals in the Banking Group, 834 professionals in the Capital Markets Group and 1,017 professionals in the Financial Services Group. Most professional personnel receive salary as well as incentive compensation in the form of bonus through long-term incentive and/or other compensation plans. Most of the Company's securities sales force personnel receive a percentage of their gross revenues or a percentage of a specified revenue pool as compensation. Other employees receive a salary and, in certain cases, overtime compensation and compensation in the form of profit sharing. None of the Company's North American employees is represented by a labor union.

PROPERTIES

   The Company's principal executive offices are presently located at 140 Broadway, New York, New York and occupy approximately 519,000 square feet under a lease which permits termination at March 31, 1996. The Company also leases space at 120 Broadway, New York, New York, aggregating approximately 94,000 square feet. This lease expires in 2006.

   During 1994, the Company entered into lease agreements which commence in 1996 and expire in 2016 for approximately 728,000 square feet at 277 Park Avenue, New York, New York. The Company anticipates that it will relocate its principal executive offices to 277 Park Avenue by March 1996. The Company expects to finance substantially all expenditures related to the move, consisting primarily of leasehold improvements, furnishings and communications equipment, which are estimated to be approximately $200 million. See "Management's Discussion and Analysis and Results of Operations--Recent Developments."

   Pershing also leases approximately 393,000 square feet in Jersey City, New Jersey, under leases which expire at various dates through 2009.

   The Company leases an aggregate of approximately 340,000 square feet for its domestic and international regional offices, the leases for which expire at various dates through 2014. Other domestic offices are located in Atlanta, Boston, Chicago, Dallas, Houston, Los Angeles, Menlo Park, Miami, Oak Brook, Philadelphia, and San Francisco. Its foreign office locations are Geneva, Hong Kong, London, Lugano, Paris and Tokyo.

   The Company believes that its present facilities, including its new facilities at 277 Park Avenue, are adequate for its current needs.

LEGAL PROCEEDINGS

   Beginning on March 25, 1991, Dayton Monetary Associates and Charles Davison, along with more than 200 other plaintiffs, filed several complaints against DLJSC and a number of other financial institutions and several individuals in the U.S. District Court for the Southern District of New York. The plaintiffs allege that DLJSC and other defendants violated civil provisions of RICO by inducing plaintiffs to invest over $40 million during the years 1978 through 1982 in The Securities Groups, a number of tax shelter limited partnerships. The plaintiffs seek recovery of the loss of their entire investment and an approximately equivalent amount of tax-related damages. Judgments for damages under RICO are subject to trebling. DLJSC believes that it has meritorious defenses to the complaints and is contesting the suits vigorously. Discovery is ongoing and no trial date has been set by the court. The Company does not believe that the litigation will have a material adverse effect on its results of operations or financial condition.

   On June 12, 1995, a purported purchaser of certain securities issued by Spectravision Inc. ("Spectravision"), filed a class action complaint against DLJSC and certain other defendants for unspecified damages in the United States District Court for the Northern District of Texas. The suit was brought on behalf of the purchasers of $260,795,000 of securities issued by Spectravision in November 1992, and alleges violations of federal securities laws and the Texas Securities Act, and common law fraud and negligent misrepresentation. The securities were issued by Spectravision pursuant to a prepackaged bankruptcy reorganization plan. DLJSC served as financial advisor to Spectravision in its reorganization and as Dealer Manager for Spectravision's 1992 issuance of the securities. DLJSC is also being sued as a seller of certain notes of Spectravision acquired and resold by DLJSC. The complaint seeks to hold DLJSC liable for various alleged misstatements and omissions contained in prospectuses and other materials issued between July 1992 and June 1994. DLJSC intends to defend itself vigorously against all of the allegations contained in the complaint. On June 8, 1995, Spectravision filed a Chapter 11 petition in the United States Bankruptcy Court for the District of Delaware. On January 5, 1996, the district court in the litigation involving DLJSC ordered a partial stay of discovery until Spectravision has emerged from bankruptcy or six months from the date of the stipulated stay (whichever comes first). Accordingly, discovery of DLJSC has not yet occurred. Although there can be no assurance, the Company does not believe that the ultimate outcome of this litigation will have a material adverse effect on its financial condition. Due to the early stage of such litigation, based upon information currently available to it, management cannot make an estimate of loss or predict whether or not such litigation will have a material adverse effect on the Company's results of operations in any particular period.

   Plaintiff's counsel in the class action against DLJSC described above has also filed another securities class action based on similar factual allegations. Such suit names as defendants Spectravision and its directors, and was brought on behalf of a class of purchasers of $209,000,000 of stock and $77,000,000 of notes issued by Spectravision in October 1993. DLJSC served as the managing underwriter for both of these issuances. DLJSC has not been named as a defendant in this suit, although it has been reported to DLJSC that plaintiff's counsel is contemplating seeking to amend the complaint to add DLJSC as a defendant in that action.

   In October 1995, DLJSC was named as a defendant in a purported class action filed in a Texas State Court on behalf of the holders of $550 million principal amount of subordinated redeemable discount debentures of National Gypsum Corporation ("NGC") cancelled in connection with a Chapter 11 plan of reorganization for NGC consummated in July 1993. The State Court named plaintiff also filed an adversary proceeding in the Bankruptcy Court for the Northern District of Texas seeking a declaratory judgment that the confirmed NGC plan of reorganization does not bar the class action claims. Subsequent to the consummation of NGC's plan of reorganization, NGC's shares traded for values substantially in excess of, and in 1995 NGC was acquired for a value substantially in excess of, the values upon which NGC's plan of reorganization was based. The two actions arise out of DLJSC's activities as financial advisor to NGC in the course of NGC's Chapter 11 reorganization proceedings. The class action complaint alleges that the plan of reorganization submitted by NGC was based upon projections by NGC and DLJSC which intentionally understated forecasts, and provided misleading and incorrect information in order to hide NGC's true value and that defendants breached their fiduciary duties by, among other things, providing false, misleading or incomplete information to deliberately understate the value of NGC. The class action complaint seeks compensatory and punitive damages purportedly sustained by the class. The Texas State Court action has subsequently been removed to the Bankruptcy Court, which removal is being opposed by the plaintiff. DLJSC intends to defend itself vigorously against all of the allegations contained in the complaint. Although there can be no assurance, the Company does not believe that the ultimate outcome of this litigation will have a material adverse effect on its financial condition. Due to the early stage of such litigation, based upon the information currently available to it, management cannot make an estimate of loss or predict whether or not such litigation will have a material adverse effect on the Company's results of operations in any particular period.

   In November and December 1995, DLJSC, along with various other parties, was named as a defendant in a number of purported class actions filed in the U.S. District Court for the Eastern District of Louisiana. The complaints allege violations of the Federal securities laws arising out of a public offering in 1994 of $435 million of first mortgage notes of Harrah's Jazz Company and Harrah's Jazz Finance Corp. The complaints seek to hold DLJSC liable for various alleged misstatements and omissions contained in the prospectus dated November 9, 1994. DLJSC intends to defend itself vigorously against all of the allegations contained in the complaints. Although there can be no assurance, the Company does not believe that the ultimate outcome of this litigation will have a material adverse effect on its financial condition. Due to the early stage of this litigation, based upon the information currently available to it, management cannot make an estimate of loss or predict whether or not such litigation will have a material adverse effect on the Company's results of operations in any particular period.

   On January 26, 1996, a purported purchaser of certain notes and warrants to purchase shares of common stock of Rickel Home Centers, Inc. ("Rickel") filed a class action complaint against DLJSC and certain other defendants for unspecified compensatory and punitive damages in the United States District Court for the Southern District of New York. The suit was brought on behalf of the purchasers of 126,457 units consisting of $126,457,000 aggregate principal amount 13 1/2% senior notes due 2001 and 126,457 warrants to purchase shares of common stock of Rickel (the "Units") issued by Rickel in October 1994. The complaint alleges violations of federal securities laws and common law fraud against DLJSC, as the underwriter of the Units and as an owner of 7.3% of the common stock of Rickel, Eos Partners, L.P., and General Electric Capital Corporation, each as owners of 44.2% of the common stock of Rickel, and members of the Board of Directors of Rickel, including a DLJSC Managing Director. The complaint seeks to hold DLJSC liable for alleged misstatements and omissions contained in the prospectus and registration statement filed in connection with the offering of the Units, alleging that the defendants knew of financial losses and a decline in value of Rickel in the months prior to the offering and did not disclose such information. The complaint also alleges that Rickel failed to pay its semi-annual interest payment due on the Units on December 15, 1995 and that Rickel filed a voluntary petition for reorganization pursuant to Chapter 11 of the United States Bankruptcy Code on January 10, 1996. DLJSC intends to defend itself vigorously against all of the allegations contained in the complaint. Although there can be no assurance, the Company does not believe that the outcome of this litigation will have a material adverse effect on its financial condition. Due to the early stage of this litigation, based on the information currently available to it, management cannot make an estimate of loss or predict whether or not such litigation will have a material adverse effect on the Company's results of operations in any particular period.

   In addition to the matters described above, the Company has been named as a defendant in various civil actions and arbitrations arising out of its activities as a broker-dealer in securities, as an underwriter and as an employer and arising out of alleged employee misconduct. The Company is also involved from time to time, in proceedings with, and investigations by, governmental agencies and SROs. See "Regulation." In particular, the Company has been a defendant in various lawsuits filed in connection with certain mortgage related securities previously structured and/or underwritten by the Company and two of its subsidiaries are the subject of an investigation by the Commission with respect to these transactions. See "Management's Discussion and Analysis of Results of Operations and Financial Condition--Liquidity and Capital Resources." The Company does not believe that any such matters, claims or investigations will have a material adverse effect on its results of operations or its financial condition.

   DLJSC has consented to the entry of certain administrative orders, pursuant to which it has been ordered to permanently cease and desist from committing or causing any current or future violation of certain Federal securities laws. In particular, on September 22, 1992, the Commission initiated an administrative proceeding pursuant to Section 8A of the Securities Act and Sections 15(b), 19(h) and 21C of the Exchange Act, against DLJSC, as respondent, relating to the 1986 initial public offering of common stock of Matthews & Wright Group Inc. ("M&W"), in which DLJSC acted as a co-managing underwriter. Simultaneously, without admitting or denying the Commission's findings, and prior to a hearing pursuant to the Commission's Rules of Practice, DLJSC settled the proceeding by consenting to the entry of the administrative order finding that in light of all the information known and available to DLJSC, DLJSC failed to adequately and reasonably investigate certain aspects of M&W's business activities and therefore did not have a reasonable basis to believe that certain representations in the registration statement regarding bond offerings underwritten by M&W and closed by M&W in December 1985 and August 1986 were accurate and complete. The administrative order censured DLJSC and ordered that DLJSC permanently cease and desist from committing or causing any violation, and from committing or causing any future violation, of Section 17(a) and Section 10(b) of the Exchange Act and Rule 10b-5 thereunder. As part of the settlement, DLJSC applied for and received a determination that the entry of the administrative order would not disqualify DLJSC from the exemptions under Commission Regulations A, B, D and E promulgated under the Securities Act.

                                  REGULATION

   The Company's business and the securities industry in general are subject to extensive regulation in the U.S. at both the Federal and state level, as well as by industry SROs. A number of Federal regulatory agencies are charged with safeguarding the integrity of the securities and other financial markets and with protecting the interests of customers participating in those markets. The Commission is the Federal agency that is primarily responsible for the regulation of broker-dealers and investment advisers doing business in the U.S., and the CFTC is primarily responsible for the regulation of futures commission merchants. In addition, the Department of the Treasury and the Municipal Securities Rulemaking Board have the authority to promulgate regulations relating to U.S. government and agency securities and to municipal securities, respectively, and the Board of Governors of the Federal Reserve System promulgates regulations applicable to securities credit transactions involving broker-dealers and certain other U.S. institutions. Broker-dealers and investment advisers are subject to registration and regulation by state securities regulators in those states in which they conduct business. Industry SROs, each of which has authority over the firms that are its members, include the NASD, the NYSE and other securities exchanges, the National Futures Association (the "NFA") and the commodities exchanges.

   Each of DLJSC, Pershing Trading and Autranet (collectively, the "U.S. Broker-Dealers") is registered as a broker-dealer with the Commission and is a member of, and subject to regulation by, a number of securities industry SROs, including the NYSE and the NASD. Both DLJSC and Pershing Trading are, in addition to being NYSE members, members of most other major U.S. securities exchanges. DLJSC is also registered as a broker-dealer in all 50 states and the District of Columbia, as a futures commission merchant with the CFTC, as an investment adviser with the Commission and in certain states, and is also designated a primary dealer in U.S. government securities by the Federal Reserve Bank of New York. In connection with its business as a futures commission merchant, DLJSC is also a member of, and subject to regulation by, the NFA and the CBOT. Both Pershing Trading and Autranet are registered as broker-dealers in a number of states. Wood, Struthers & Winthrop is registered with the Commission and in certain states as an investment adviser. The Company also has certain other direct and indirect subsidiaries that are registered with the Commission and certain states or with other regulatory authorities as broker-dealers or investment advisers. Winthrop Trust Company is regulated by the New York State Banking Department.

   As a result of registration and SRO memberships, the U.S. Broker-Dealers are subject to overlapping schemes of regulation which cover all aspects of their securities business. Such regulations cover matters including capital requirements, the use and safekeeping of customers' funds and securities, recordkeeping and reporting requirements, supervisory and organizational procedures intended to assure compliance with securities laws and rules of the SROs and to prevent the improper trading on "material nonpublic" information, employee-related matters, limitations on extensions of credit in securities transactions, and clearance and settlement procedures. A particular focus of the applicable regulations concerns the relationship between broker-dealers and their customers. As a result, the U.S. Broker-Dealers in some instances may be required to make "suitability" determinations as to certain customer transactions, are limited in the amounts that they may charge customers, cannot trade ahead of their customers and must make certain required disclosures to their customers.

   As investment advisers registered with the Commission, Wood, Struthers & Winthrop and DLJSC are subject to the requirements of the Investment Advisers Act of 1940 and the Commission's regulations thereunder. Such requirements relate to, among other things, limitations on the ability of investment advisers to charge performance-based or non-refundable fees to clients, recordkeeping and reporting requirements, disclosure requirements, limitations on principal transactions between an adviser or its affiliates and advisory clients, as well as general anti-fraud prohibitions. The state securities law requirements applicable to registered investment advisers are in certain cases more comprehensive than those imposed under the Federal securities laws.

   DLJSC, as a registered futures commission merchant, is subject to the capital and other requirements of the CFTC under the Commodity Exchange Act. These requirements include the provision of certain disclosure documents, prohibitions against trading ahead of customers and other fraudulent trading practices, provisions as to the handling of customer funds and reporting and recordkeeping requirements.

   The U.S. Broker-Dealers are also subject to "Risk Assessment Rules" imposed by the Commission and, in the case of DLJSC, by the CFTC. These rules require, among other things, that certain broker-dealers and futures commission merchants maintain and preserve certain information, describe risk management policies and procedures and report on the financial condition of certain affiliates whose financial and securities activities are reasonably likely to have a material impact on the financial and operational condition of the broker-dealers or futures commission merchants. Affiliates of the U.S. Broker-Dealers and the activities conducted by such affiliates may not be subject to regulation by the Commission or the CFTC. However, the possibility exists that, on the basis of the information that they obtain from the Risk Assessment Rules, the Commission or CFTC could seek legislative or regulatory changes in order to expand their authority over the Company's unregulated subsidiaries either directly or through their existing authority over the Company's regulated subsidiaries.

   In addition to being regulated in the U.S., the Company's business is subject to regulation by various foreign governments and regulatory bodies. The Company has broker-dealer subsidiaries that are subject to regulation by The Securities and Futures Authority of the United Kingdom pursuant to the United Kingdom Financial Services Act of 1986, which governs all aspects of a United Kingdom investment business, including regulatory capital, sales and trading practices, use and safekeeping of customer funds and securities, recordkeeping, margin practices and procedures, registration standards for individuals, periodic reporting and settlement procedures. In addition, the Company has subsidiaries that are broker-dealers subject to regulation, including capital requirements imposed by the Securities and Futures Commission of Hong Kong and the Ontario Securities Commission.

   Additional legislation and regulations, including those relating to the activities of affiliates of broker-dealers, changes in rules promulgated by the Commission, the CFTC or other U.S. or foreign governmental regulatory authorities and SROs or changes in the interpretation or enforcement of existing laws and rules may adversely affect the manner of operation and profitability of the Company.

   The Company's businesses may be materially affected not only by regulations applicable to it as a financial market intermediary, but also by regulations of general application. For example, the volume of the Company's underwriting, merger and acquisition and merchant banking businesses in any year could be affected by, among other things, existing and proposed tax legislation, antitrust policy and other governmental regulations and policies (including the interest rate policies of the Federal Reserve Board) and changes in interpretation or enforcement of existing laws and rules that affect the business and financial communities. From time to time, various forms of anti-takeover legislation and legislation that could affect the benefits associated with financing leveraged transactions with high-yield securities have been proposed that, if enacted, could adversely affect the volume of merger and acquisition and merchant banking business, which in turn could adversely affect the Company's underwriting, advisory and trading revenues related thereto.

   In addition, several states, including New York, which is Equitable Life's state of domicile, regulate transactions between an insurer and its affiliates under insurance holding company acts. Under such laws and an undertaking submitted by Equitable Life to the New York State Insurance Department, certain transactions between the Company, on the one hand, and Equitable Life and its subsidiaries on the other, may be subject to prior notice or approval of the New York State Insurance Department depending on the size of such transactions.

                           NET CAPITAL REQUIREMENTS

   As broker-dealers registered with the Commission and member firms of the NYSE, each of DLJSC, Pershing Trading and Autranet is subject to the capital requirements of the Commission and of the NYSE. These capital requirements specify minimum levels of capital, computed in accordance with regulatory requirements ("net capital"), that the U.S. Broker-Dealers are required to maintain and also limit the amount of leverage that the U.S. Broker-Dealers are able to obtain in their businesses. As a futures commission merchant, DLJSC is also subject to the capital requirements of the CFTC and the CBOT.

   Each of the U.S. Broker-Dealers has elected to compute its net capital requirement under the "alternative method" permitted by the Commission. Under this alternative method, each U.S. Broker-Dealer is required by the Commission to maintain regulatory net capital, computed in accordance with the Commission's regulations, equal to the greater of $250,000 and 2% of the amount of its securities "customer-related receivables," calculated in accordance with Commission regulations. The NYSE imposes certain more stringent capital requirements on its member firms than those imposed by the Commission. Further, under CFTC and CBOT capital regulations, DLJSC must maintain capital in an amount equal to at least 4% of the funds required to be segregated under the Commodity Exchange Act.

   The customer-related receivables referred to in the preceding paragraph (also referred to as "aggregate debit items") are the money owed to a broker-dealer by its customers and certain other customer-related assets. "Net capital" is essentially defined as net worth (assets minus liabilities, as determined under generally accepted accounting principles), plus qualifying subordinated borrowings, less the value of all of a broker-dealer's assets that are not readily convertible into cash (such as goodwill, furniture, prepaid expenses, exchange seats and unsecured receivables), and further reduced by certain percentages (commonly called "haircuts") of the market value of a broker-dealer's positions in securities and other financial instruments.

   A failure by a U.S. Broker-Dealer to maintain its minimum required capital would require it to cease executing customer transactions until it came back into capital compliance, and could cause it to lose its membership on an exchange, its right to registration with the Commission or CFTC, or require its liquidation. Further, the decline in a U.S. Broker-Dealer's net capital below certain "early warning levels," even though above minimum capital requirements, could cause material adverse consequences to the firm. For example, the Commission's capital regulations prohibit payment of dividends, redemption of stock and the prepayment of subordinated indebtedness if a broker-dealer's net capital thereafter would be less than 5% of aggregate debit items (or 7% of the funds required to be segregated pursuant to the Commodity Exchange Act) and prohibit principal payments in respect of subordinated indebtedness if a broker-dealer's net capital thereafter would be less than 5% of aggregate debit items (or 6% of the funds required to be segregated pursuant to the Commodity Exchange Act). Under NYSE Rule 326, a broker-dealer that is an NYSE member is required to reduce its business if its net capital (after giving effect to scheduled maturities of subordinated indebtedness or other planned withdrawals of regulatory capital during the following six months) is less than $312,500 or 4% of aggregate debit items (or 6% of the funds required to be segregated pursuant to Commodity Exchange
Act) for 15 consecutive days. NYSE Rule 326 also prohibits the expansion of a member's business if its net capital (after giving effect to scheduled maturities of subordinated indebtedness or other planned withdrawals of regulatory capital during the following six months) is less than $375,000 or 5% of aggregate debit items (or 7% of the funds required to be segregated pursuant to the Commodity Exchange Act) for 15 consecutive days.

   The Commission's capital rules also (i) require that the U.S. Broker-Dealers notify the Commission and the NYSE and, in the case of DLJSC, the CFTC, in writing, two business days prior to making withdrawals or other distributions of equity capital or lending money to certain related persons, if those withdrawals would exceed, in any 30 day period, 30% of the broker-dealer's excess net capital and that they provide such notice within two business days after any such withdrawal or loan that would exceed, in any 30 day period, 20% of the broker-dealer's excess net capital, (ii) prohibit a U.S. Broker-Dealer from withdrawing or otherwise distributing equity capital or making related party loans if after such distribution or loan, the U.S. Broker-Dealer has net capital of less than $300,000 or 5% of aggregate debit items (or 7% of the funds required to be segregated pursuant to the Commodity Exchange Act) and in certain other circumstances, and (iii) provide that the Commission may, by order, prohibit withdrawals of capital from the U.S. Broker-Dealers for a period of up to 20 business days, if the withdrawals would exceed, in any 30 day period, 30% of the broker-dealer's excess net capital and the Commission believes such withdrawals would be detrimental to the financial integrity of the firm or would unduly jeopardize the broker-dealer's ability to pay its customer claims or other liabilities.

   Compliance with regulatory capital requirements could limit those operations of the U.S. Broker-Dealers that require the intensive use of capital, such as DLJSC's underwriting and trading activities, and the financing of customer account balances, and also could restrict the Company's ability to withdraw capital from the U.S. Broker-Dealers, which in turn could limit the Company's ability to pay dividends, pay interest, repay debt, including the Senior Notes, and redeem or purchase shares of its outstanding capital stock.

   The Company believes that at all times the U.S. Broker-Dealers have been in compliance in all material respects with the applicable minimum capital rules of the Commission, the NYSE, the CFTC and the CBOT. As of September 30, 1995, DLJSC was required to maintain minimum "net capital," in accordance with Commission and CFTC rules, of approximately $54.4 million and had total net capital of approximately $620.4 million (including $302.9 million of subordinated debt borrowed under various agreements), or approximately $566.0 million in excess of 2% of aggregate debit items and approximately $496.2 million in excess of 5% of aggregate debit items.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

   The directors and executive officers of the Company and their respective ages and positions are as follows:

         NAME            AGE                              POSITION
John S. Chalsty ......   62        President, Chief Executive Officer and Director
Joe L. Roby ..........   56        Chief Operating Officer and Director
Richard H. Jenrette  .   66        Chairman and Director
Carl B. Menges .......   65        Vice Chairman and Director
Anthony F. Daddino  ..   55        Executive Vice President, Chief Financial
                                     Officer and Director
Hamilton E. James  ...   44        Chairman, Banking Group
Richard S. Pechter  ..   50        Chairman, Financial Services Group and Director
Theodore P. Shen  ....   50        Chairman, Capital Markets Group and Director
Michael M. Bendik  ...   47        Senior Vice President and Chief Accounting Officer
Michael A. Boyd ......   58        Senior Vice President and General Counsel
Gerald B. Rigg .......   59        Senior Vice President and Director of Human Resources
Henri de Castries  ...   41        Director
Jerry M. de St. Paer     53        Director
Kevin C. Dolan .......   42        Director
Louis Harris .........   74        Director
Henri G. Hottinguer  .   60        Director
Francis Jungers ......   69        Director
W. Edwin Jarmain  ....   57        Director
Joseph J. Melone  ....   64        Director
W. J. Sanders ........   59        Director
John C. West .........   73        Director

   JOHN S. CHALSTY has been President and Chief Executive Officer of the Company since 1986 after having served as Chairman of the Capital Markets Group for more than two years. Mr. Chalsty joined the firm in 1969 as an oil analyst. He was named Director of Research and elected to the Board of Directors in 1971, was appointed head of investment banking in 1979, and named Chairman of the Capital Markets Group in 1984. Mr. Chalsty is also a director of IBP, Inc. and Anchor Glass Container Corporation. From 1990 to 1994 he served as Vice Chairman of the NYSE. Mr. Chalsty is a member of the Board of Trustees of Columbia University.

   JOE L. ROBY was appointed Chief Operating Officer of the Company in November 1995. Previously, Mr. Roby had served as Chairman of the Company's Banking Group since 1989. Mr. Roby joined the Company as a Vice President in the Investment Banking group in 1972 and became head of the group in 1984. Mr. Roby was elected to the Board of Directors in 1989. He is also a director of Advanced Micro Devices, Inc. and Sybron International Corporation.

   RICHARD H. JENRETTE, a founder of the Company, served as its Chairman and Chief Executive Officer until 1985, when the Company was acquired by Equitable. Mr. Jenrette continues to serve as the Company's Chairman of the Board and has been Chairman of the Board of EQ since July 1991 and Chief Executive Officer of EQ since May 1992. Mr. Jenrette was Chairman of Equitable Life from June 1987 to February 1994 and Chief Executive Officer from May 1990 to September 1992 and has been a director since February 1985. Mr. Jenrette is also a director of the following other principal subsidiaries of Equitable Life: Alliance Capital Management Corporation and Equitable Real Estate Investment Management, Inc. ("Equitable Real Estate"). Mr. Jenrette is also a director of AXA and The McGraw-Hill Companies.

   CARL B. MENGES was elected Vice Chairman of the Board of the Company in 1987. Mr. Menges joined the Company in 1965 as an institutional salesman and has held various executive positions at the Company since then, including Director of the International division, Managing Director of the Equities division, Chairman of the Financial Services Group and Chairman of Wood, Struthers & Winthrop. Mr. Menges was elected to the Board of Directors in 1979. He is also a director of Gtech Holdings Corporation.

   ANTHONY F. DADDINO was appointed Executive Vice President and Chief Financial Officer of the Company in 1983 and also serves as Chairman of the Finance Committee. Mr. Daddino was elected to the Board of Directors in 1985. He joined the Company in 1976 from the accounting firm of Peat, Marwick, Mitchell & Co. where he was a Partner. He served as the Company's Chief Accountant and as a Group Managing Director prior to 1983. He is also a director of International Commodities Export Corp.

   HAMILTON E. JAMES was appointed Chairman of the Company's Banking Group in November 1995. Mr. James joined the Company as an Associate in the Investment Banking group in 1975 and since then has held various executive positions in the group until his appointment as Chairman of the Banking Group. Mr. James is a director of Price/Costco, Inc. and County Seat Holdings, Inc.

   RICHARD S. PECHTER was appointed Chairman of the Company's Financial Services Group in 1987. Mr. Pechter joined the Company in 1969 as a research analyst and has held various executive positions at the Company since then, including Chief Financial Officer, Executive Vice President and Chief Administrative Officer, and Chief Executive Officer of the Company's Pershing Division. Mr. Pechter was elected to the Board of Directors in 1979. He is also a director of Interstate/Johnson Lane, Inc., the Depository Trust Company and the Securities Industry Association.

   THEODORE P. SHEN was appointed Chairman of the Company's Capital Markets Group in 1986. Mr. Shen joined the Company in 1968 as a research analyst and has held various executive positions at the Company since then, including Senior Vice President of Corporate Planning, Director of Research and Managing Director of the Equities division. Mr. Shen was elected to the Board of Directors in 1984.

   MICHAEL M. BENDIK was appointed Senior Vice President and Chief Accounting Officer in 1983. Mr. Bendik joined the Company as an accounting supervisor in 1974 and since then has held various executive positions at the Company until his appointment as Senior Vice President and Chief Accounting Officer.

   MICHAEL A. BOYD was appointed Senior Vice President and General Counsel in 1975. Mr. Boyd joined the Company in 1971 as an Associate General Counsel of the Company and General Counsel of its then subsidiary Alliance Capital Management Corporation.

   GERALD B. RIGG was appointed Senior Vice President and Director of Human Resources in 1986. Mr. Rigg joined the Company in 1971 as a salesman in the Company's Institutional Equities division. Since then, Mr. Rigg has held various executive positions at the Company until his election as Senior Vice President and Director of Human Resources.

   HENRI DE CASTRIES was elected to the Board of Directors in 1993. Mr. de Castries has been Executive Vice President--Financial Services and Life Insurance Activities of AXA since 1993. Prior thereto, he was General Secretary from 1991 to 1993 and Central Director of Finances from 1989 to 1991 of AXA. He is also a director or officer of various subsidiaries and affiliates of the AXA Group and a director of France Telecom (communications services). He has been a director of EQ since May 1994 and of Equitable Life since September 1993. He is also a director of Alliance Capital Management Corporation and Equitable Real Estate.

   JERRY M. DE ST. PAER was elected to the Board of Directors in 1993. He has served as Executive Vice President and Chief Financial Officer of EQ since May 1992 and as Executive Vice President of Equitable Life since December 1990 and its Chief Financial Officer since April 1992. Mr. de St. Paer also served Equitable Life as Senior Vice President and Treasurer from June to December 1990, Treasurer from February 1993 to September 1993 and Vice President from March 1988 to June 1990. Mr. de St. Paer was also Senior Vice President from January 1987 to January 1991 and Treasurer from June 1988 to January 1991 of Equitable Investment Corporation. He is also a director of Alliance Capital Management

Corporation, Equitable Real Estate, Equitable Variable Life Insurance Company ("EVLICO"), Nicos Seimei Hoken (formerly Equitable Seimei Hoken) and Economic-Sciences Corporation, and a member of the Advisory Board of Directors of Peter Wodtke (U.K.) and (U.S.).

   KEVIN C. DOLAN was elected to the Board of Directors in 1995. Mr. Dolan has been an Executive Vice President of AXA Asset Management since 1993. Between 1988 and 1993, Mr. Dolan was associated in various executive capacities with the New York affiliates of Banque Francaise du Commerce Exterieur, a French banking organization. He is a director of various subsidiaries and affiliates of the AXA Group and a director of Alliance Capital Management Corporation.

   LOUIS HARRIS was elected to the Board of Directors in 1995. Mr. Harris has been an independent public opinion consultant since 1992. Prior thereto, Mr. Harris was President of Louis Harris and Associates, Inc., an opinion research company he founded in 1956. Mr. Harris had previously served on the Board of Directors of the Company from 1971 to 1985 and had been an Advisory Director of the Company from 1985 until his re-election to the Board in 1995.

   HENRI G. HOTTINGUER was elected to the Board of Directors in 1992. He has been a partner of Hottinguer & Company since 1968. Mr. Hottinguer is also a President/General Director of Banque Hottinguer and Soci|fet|fe Financiere pour le Financement de Bureaux et d'Usines-Sofibus, a Vice President, General Director and Administrator of Financi|f4re Hottinguer, an Administrator of Investissement Hottinguer S.A., AXA, AXA Assurances IARD, UNI Europe Assurances, ALPHA Assurances Vie, AXA Assurances Vie, UNI Europe Vie, Finaxa and Lor Finance, and the Controller of Didot Bottin, Caisse d'Escompte du
Midi and Financi|f4re Provence de Participations-FPP. He serves as a General Director of Intercom and Sofides. He is a Permanent Representative of La
Banque Hottinguer aupr|f4s de I.F.D., La Banque Hottinguer aupres de AXIVA, AXA aupres d'AXA Mill|fesimes and Cie Financi|f4re SGTE au sein de la Soci|fet|fe SCHNEIDER S.A., is the Associate Gerant of Hottinguer & Cie Zurich, and is a Vice President of Gaspee. In addition, he is the Chairman of the Board of Hottinguer Capital Corp., a director of the Swiss Helvetia Fund, Inc., Hottinguer U.S., Inc., the President/Counsel of AXA Belgium, the
Administrator of Hestia Fund, ECU Invest, and Hottinguer Gestion Luxembourg and is a Member of Council of Surveillance d'EMBA N.V. Mr. Hottinguer is also a director of Alliance Capital Management Corporation.

   FRANCIS JUNGERS was elected to the Board of Directors in 1995. Mr. Jungers is an independent consultant on energy and the Middle East and has been so since 1978 when he retired as Chairman of the Board and Chief Executive Officer of Arabian American Oil Company, an oil producing company with which Mr. Jungers was associated for over thirty years. Mr. Jungers had previously served on the Board of Directors of the Company from 1978 to 1985 and had been an Advisory Director of the Company from 1985 until his re-election to the Board in 1995. Mr. Jungers is also a director of The AES Corporation, Dual Drilling Company, Georgia-Pacific Corporation, Pacific Rehabilitation & Sports Medicine, Inc., Star Technologies, Inc., Thermo Ecotek Corporation, Thermo Electron Corporation and Thermo Instrument Systems, Inc.

   W. EDWIN JARMAIN was elected to the Board of Directors in 1992. Mr. Jarmain is President of Jarmain Group Inc. (a private investment holding company), a position he has held since 1979, and is also an officer or director of several affiliated companies. Mr. Jarmain is non-executive Chairman and director of FCA International Ltd., a holding company whose subsidiaries are engaged in the financial collection business, where he also served as President and Chief Executive Officer, as well as director, from 1992 through 1993. Mr. Jarmain has also been a director of EQ and Equitable Life since July 1992. He is also a director of AXA Insurance (Canada), Axa Pacific Insurance Company and Anglo-Canada General Insurance Co.

   JOSEPH J. MELONE was elected to the Board of Directors in 1991. Mr. Melone has been President and Chief Operating Officer of EQ since May 1992. He has been Chairman of Equitable Life since February 1994, its Chief Executive Officer since September 1992 and a director since November 1990. Mr. Melone was President of The Prudential Insurance Company of America from December 1984 until October 1990. He is currently a director of EVLICO, where he is also Chairman and Chief Executive Officer, and Alliance Capital Management Corporation. He is also a director of AXA Equity & Law, an AXA affiliate, AT&T Capital Corporation and Foster Wheeler Corporation.

   W. J. SANDERS was elected to the Board of Directors in 1995. Mr. Sanders is Chairman of the Board and Chief Executive Officer of Advanced Micro Devices, Inc., a semiconductor manufacturer he founded in 1969. Mr. Sanders had previously served on the Board of Directors of the Company from 1979 to 1985 and had been an Advisory Director of the Company from 1985 until his re-election to the Board in 1995.

   JOHN C. WEST was elected to the Board of Directors in 1995. Mr. West is an attorney who has served as the United States Ambassador to the Kingdom of Saudi Arabia and as the Governor of the State of South Carolina. Mr. West had previously served on the Board of Directors of the Company from 1981 to 1985 and had been an Advisory Director of the Company from 1985 until his re-election to the Board in 1995. Mr. West is a director of Siebels Bruce Group, Inc.

   There are no family relationships among the directors and executive officers.

   The audit committee of the Board of Directors of the Company is comprised of Messrs. Jungers and Jarmain.

DIRECTOR COMPENSATION

   The Company's policy is not to pay compensation to Directors who are also employees of the Company, Equitable or any affiliates of Equitable. Of the other Directors, Mr. Hottinguer received $14,000 and Mr. Jarmain received $13,000 for service as Directors during 1994. On November 16, 1995, the Company established a new compensation policy for independent directors. The new policy is to pay such independent directors an annual retainer of $25,000 plus $1,000 for each Board Meeting attended and $500 for each meeting of a Committee of the Board attended.

   For 1994, Equitable paid Mr. Jenrette, its Chairman and Chief Executive Officer, $7,000,000 in short-term incentive compensation pursuant to its Short-Term Incentive Compensation Plan for Senior Officers for services rendered to EQ and its subsidiaries, including the Company. The Company reimbursed Equitable in the amount of $3,000,000 for management services rendered to the Company, the substantial portion of which was rendered by Mr. Jenrette.

   Prior to the 1985 acquisition of the Company by Equitable, Mr. Jenrette, who was then the Chairman and Chief Executive Officer of the Company, participated in various employee benefit plans and arrangements. Mr. Jenrette is not currently accruing benefits under any of the Company's plans. However, Mr. Jenrette has outstanding rights under such plans and arrangements.

   In 1982, the Company entered into an agreement with Mr. Jenrette under which Mr. Jenrette became entitled to receive certain benefits from the Company in exchange for his agreement to provide post-retirement consulting services and not to compete with the Company. Under the agreement, Mr. Jenrette has received benefits at a rate of $200,000 per year since attaining age 65. After Mr. Jenrette's death, his beneficiary may elect to receive either (i) monthly payments equivalent to $200,000 per year until the time Mr. Jenrette would have attained his 75th birthday or (ii) a lump sum which is the equivalent of the discounted present value of such monthly payments. These benefits are in addition to the retirement benefits payable to Mr. Jenrette under the plans maintained by Equitable Life. The Company has funded its obligation to Mr. Jenrette under the agreement through the purchase of an annuity. Amounts paid to Mr. Jenrette under this agreement in 1994 and the first nine months of 1995 were $133,333 and $150,000, respectively.

EXECUTIVE COMPENSATION

   The information set forth below describes the components of the total compensation of the Chief Executive Officer and the four other most highly compensated executive officers of the Company, based on 1994 salary and annual bonuses (the "Named Executive Officers"). The principal components of such individuals' current cash compensation are the annual base salary and annual bonus included in the Summary Compensation Table. Also described below is the future compensation such individuals can receive under the Company's retirement plans.

   The following table sets forth the compensation earned by the Named Executive Officers for the year ended December 31, 1994.

                          SUMMARY COMPENSATION TABLE

                                         ANNUAL COMPENSATION
                              ----------------------------------------
NAME AND                                                  OTHER ANNUAL     ALL OTHER
PRINCIPAL POSITION             SALARY (1)   BONUS (1)     COMPENSATION    COMPENSATION
John S. Chalsty .............   $465,385    $7,500,000     $133,470 (2)    $157,956 (3)
 President & Chief Executive
  Officer
Carl B. Menges ..............    190,000     2,000,000       33,386 (4)           0
 Vice Chairman
Anthony F. Daddino ..........    175,000     3,600,000       27,971 (5)           0
 Executive Vice President &
  Chief Financial Officer
Michael A. Boyd .............    150,000       600,000       15,963 (6)           0
 Senior Vice President &
  General Counsel
Michael M. Bendik ...........    140,000       900,000       10,734 (7)           0
 Senior Vice President &
  Chief Accounting Officer

------------
   (1) Includes amounts contributed by each of the Named Executive Officers under various deferred compensation plans maintained by the Company.

   (2) The amount shown in the table for Mr. Chalsty includes the value of an automobile leased on his behalf by the Company (as well as an allowance for related operating expenses), the value of financial planning services provided on his behalf by the Company, and a $90,000 contribution by the Company toward the cost of an apartment for Mr. Chalsty. The value of the automobile leased on Mr. Chalsty's behalf has not been reduced by the proportion of the automobile's use for business rather than personal reasons.

   (3) The amount shown in the table reflects premiums paid by the Company on Mr. Chalsty's behalf under a split-dollar life insurance policy. The amount represents the present value of the interest projected, on an actuarial basis, to accrue for Mr. Chalsty's benefit on the portion of the 1994 premium paid by the Company.

   (4) Of the amount shown in the table for Mr. Menges, $20,594 reflects the value of an automobile leased on his behalf by the Company (as well as an allowance for related operating expenses). This amount has not been reduced by the proportion of the automobile's use for business rather than personal reasons. In addition, $12,792 of the amount shown reflects the value of financial planning services provided on Mr. Menges' behalf by the Company.

   (5) Of the amount shown in the table for Mr. Daddino, $18,832 reflects the value of an automobile leased on his behalf by the Company (as well as an allowance for related operating expenses). This amount has not been reduced by the proportion of the automobile's use for business rather than personal reasons. In addition, $9,139 of the amount shown reflects the value of financial planning services provided on Mr. Daddino's behalf by the Company.

   (6) Of the amount shown in the table for Mr. Boyd, $12,963 reflects the value of an automobile leased on his behalf by the Company (as well as an allowance for related operating expenses). This amount has not been reduced by the proportion of the automobile's use for business rather than personal reasons.

   (7) The entire amount shown in the table for Mr. Bendik reflects the value of an automobile leased on his behalf by the Company (as well as an allowance for related operating expenses). This amount has not been reduced by the proportion of the automobile's use for business rather than personal reasons.

                               56

DEFERRED COMPENSATION PLANS

   Certain employees, including the Named Executive Officers, deferred a portion of their 1983 or 1984 compensation in return for which the Company agreed to pay each of them a specified annual benefit for 15 years beginning at age 65. Benefits are based upon the participant's age and the amount deferred and are calculated to yield an approximate 12.5% annual compound return. In the event of the participant's disability or death, an equal or lesser amount is to be paid to the participant or his beneficiary. After age 55, participants the sum of whose age and years of service is equal to or greater than 80 may elect to have their benefits begin before age 65, in an actuarially reduced amount. The Company has funded its obligation through the purchase of life insurance policies. The table below shows as to each Named Executive Officer the estimated annual benefit payable at age 65. Each of these individuals is fully vested in the applicable benefit.

                      ESTIMATED ANNUAL
NAME                      BENEFITS
John S. Chalsty  .....     $  47,053
Carl B. Menges .......        33,047
Anthony F. Daddino ...       107,313
Michael A. Boyd  .....        75,369
Michael M. Bendik ....        91,781

1994 LTI PLAN

   The following table describes performance units that were granted to the Named Executive Officers in 1994 pursuant to the Company's 1994-1996 Long Term Incentive Plan (the "1994 LTI Plan"). The following summary of the 1994 LTI Plan is qualified in its entirety by reference to the full text of the 1994 LTI Plan, a copy of which has been filed with the Commission.

   Participants in the 1994 LTI Plan were granted a designated number of performance units, the value of which is based on the Company's cumulative net income before 1994 LTI Plan accruals and taxes, but after dividends on preferred stock, during a three-year performance period commencing with fiscal 1994 ("1994-1996 Earnings"). Under the 1994 LTI Plan, prior to certain reductions in the value of units as described below, if 1994-1996 Earnings were to exceed an average return on equity of 12.85%, the aggregate value of units awarded under the plan would be equal to 33.3% of 1994-1996 Earnings. If 1994-1996 Earnings were to fall below an average return on equity of 12.85%, the aggregate value of units awarded under the plan would be equal to the entire amount, if any, by which 1994-1996 Earnings exceeded an average return on equity of 8.75%.

   Awards under the 1994 LTI Plan vest in three equal installments at the end of 1994, 1995 and 1996. In the event of a "change in control" prior to December 31, 1996, any unvested awards will vest. A "change in control" is generally defined, for this purpose, as (i) the transfer by Equitable to any one unaffiliated buyer of an ownership interest of more than 20% of the Company, or (ii) the sale or transfer of more than a 50% ownership interest in EQ. After completion of the performance period, the awards are to be paid in a first installment of 50% payable within 120 days of the end of the performance period, and another installment of 50%, plus interest, payable one year thereafter. Receipt of the second installment payment is contingent on the recipient's refraining from activities competitive with the Company.

   Messrs. Chalsty, Menges, Daddino and Boyd do not participate in the 1994 LTI Plan. Instead, these executives, as well as several others, agreed with the Company in 1993 to extend the performance period with respect to which the value of their awards under a prior plan, the 1991-1993 Long Term Incentive Plan (the "1991 LTI Plan"), is determined. The 1991 LTI Plan is substantially identical to the 1994 LTI Plan except that, as initially adopted, the value of awards was based on the three-year period commencing with fiscal 1991. Under the agreements referred to above, the 1991 LTI Plan was amended so as to base the value of awards for the individuals referred to above on the Company's cumulative net earnings during the six-year period commencing with fiscal 1991. A copy of the 1991 LTI Plan has been filed with the Commission.

   In connection with the Initial Public Offering, certain employees of the Company reduced the value of their units in the 1991 or 1994 LTI Plans attributable to 1994-1996 Earnings in exchange for restricted stock units and options to purchase shares of Common Stock. See "1995 Restricted Stock Unit Plan" and "1995 Stock Option Plan," below.

           LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                               NUMBER OF     PERFORMANCE OR OTHER  ESTIMATED FUTURE PAYOUT
                             SHARES, UNITS       PERIOD UNTIL       UNDER NON-STOCK PRICED
NAME                        OR OTHER RIGHTS  MATURATION OR PAYOUT         PLANS (1)
Michael M. Bendik ....           1,500             12/31/96                $694,260

------------
   (1) The estimated future payout in the table is projected assuming the Company's cumulative net income before taxes in each of 1995 and 1996 is equal to its cumulative net income in 1994. The estimated payout does not reflect the reduction in value of Mr. Bendik's 1994 LTI Plan award as a result of his exchange of a portion of the award in return for restricted stock units and options to purchase Common Stock, as described above.

1995 RESTRICTED STOCK UNIT PLAN

   Prior to the Initial Public Offering, the Board of Directors of the Company adopted the Company's 1995 Restricted Stock Unit Plan (the "1995 Restricted Stock Unit Plan") and Equitable as the sole stockholder of the Company approved the adoption of the 1995 Restricted Stock Unit Plan. The following summary of the 1995 Restricted Stock Unit Plan is qualified in its entirety by reference to the full text of the 1995 Restricted Stock Unit Plan, a copy of which has been filed with the Commission.

   Each restricted stock unit represents the right to receive a share of Common Stock, subject to certain conditions described below.

   Approximately 5.2 million restricted stock units were authorized to be granted under the 1995 Restricted Stock Unit Plan. All of the restricted stock units authorized for grant under the 1995 Restricted Stock Unit Plan were awarded to employees at the time of the Initial Public Offering. The majority of the restricted stock units were awarded to certain participants in the 1991 and 1994 LTI Plans in exchange for reductions in the value of the participants' units in those plans attributable to 1994-1996 Earnings. The remaining restricted stock units were awarded to certain employees who do not participate in the 1991 or 1994 LTI Plans, in exchange for reductions in those recipients' cash compensation in respect of 1995. The aggregate reduction in the value of LTI units and other cash compensation exchanged by employees for restricted stock units was $100.0 million.

   Units awarded under the 1995 Restricted Stock Unit Plan fall into two categories: "Base Units" and "Premium Units." The number of units awarded in each category was a function of the initial public offering price of the Common Stock under the Initial Public Offering. Approximately 3.7 million restricted stock units are Base Units, and the remaining approximately 1.5 million units are Premium Units.

   Except as otherwise noted below, upon vesting of Base Units or Premium Units, the Company will issue to the recipient shares of Common Stock, subject to deferral at the prior election of the recipient.

   Base Units will vest in two equal installments in February 1997 and February 1998. If a participant's employment is terminated by the Company with cause or by the recipient without the Company's consent prior to February 1998, all unvested Base Units will be forfeited. Upon the forfeiture of a Base Unit, the recipient will not be entitled to any refund in respect of the cash compensation exchanged therefor. In the event of a "change in control" of the Company, or if a recipient's employment is terminated prior to February 1998 (i) by reason of death or disability, (ii) by the Company without cause, or (iii) due to retirement or with the mutual consent of the recipient and the Company, all unvested Base Units will become fully vested on the last day of the month following that in which such change of control or termination of employment occurs, and the corresponding shares of Common Stock will be issued (subject to deferral at the prior election of the participant) on the date they would otherwise have been issued if the Base Units had vested according to the two-year vesting schedule described above. In the case of a change in control, or in any case described in clause (ii) or (iii) of the preceding sentence, the Base Units originally scheduled to vest in February 1998 will be forfeited if, prior to such date, the recipient engages in activities competitive with the Company. "Change in control" is defined, for purposes of the 1995 Restricted Stock Unit Plan, in a manner similar to the definition in the 1994 LTI Plan.

   Premium Units will vest in three equal installments in February 1998, February 1999 and February 2000. In the event of a participant's death or termination of employment due to disability prior to February 2000, all unvested Premium Units will vest on the last day of the month following that in which death or termination due to disability occurs. If a participant's employment is terminated by the Company with cause or by the recipient without the Company's consent prior to February 2000, all unvested Premium Units will be forfeited. Upon the forfeiture of a Premium Unit, the recipient will not be entitled to any refund in respect of the cash compensation exchanged therefor. Should a recipient's employment with the Company be terminated prior to February 2000 without cause, due to retirement, or with the mutual consent of the recipient and the Company, the Premium Units will continue to vest as if the recipient's employment had not terminated, except that if the recipient engages in activities competitive with the Company any unvested Premium Units will be forfeited. Vesting of Premium Units will not be accelerated upon a change in control.

   The 1995 Restricted Stock Unit Plan is administered by the compensation committee of the Company's Board of Directors (the "Compensation Committee"). Each member of the Compensation Committee must be a "disinterested person," within the meaning of Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee is authorized to establish rules and regulations for administration of the 1995 Restricted Stock Unit Plan, and to make determinations and interpretations under the plan.

   In the event restricted stock units are forfeited by a recipient, the forfeited units will be available for additional grants, in the discretion of the Compensation Committee, to other key employees, consultants or other service providers of the Company or its subsidiaries. Any recipient of previously forfeited units will be required, as a condition of receiving the units, to agree to a reduction in his or her compensation by an amount not less than the product of the number of units received multiplied by the per share book value of the Company as of the end of the most recent fiscal quarter. In the case of any such grant of forfeited units, a portion of the units equal to the total number of units received, multiplied by a fraction whose numerator is the applicable per share book value of the Company and whose denominator is the fair market value of a share of Common Stock on the date of grant, will be treated as Base Units. The remaining portion of the units granted will be treated as Premium Units. Base Units and Premium Units awarded in any such additional grant will be subject to vesting and forfeiture provisions equivalent to those described above.

   The total number of shares of Common Stock that may be allocated pursuant to awards made under the 1995 Restricted Stock Unit Plan or that may be allocated to any one individual, and other terms and conditions of restricted stock units may be equitably adjusted by the Compensation Committee in the event of changes in the Company's capital structure resulting from certain corporate transactions, including a spin-off, stock dividend, stock split or a subdivision, recapitalization, reorganization, combination or reclassification of shares, a merger or consolidation, change of control or similar event.

   Pursuant to the exchanges described above, the Named Executive Officers, executive officers as a group, and all other employees as a group, acquired restricted stock units under the 1995 Restricted Stock Unit Plan as follows:

                       1995 RESTRICTED STOCK UNIT PLAN

 NAME                      EXCHANGE AMOUNT  NUMBER OF UNITS
John S. Chalsty .........    $ 6,940,518         359,459
Carl B. Menges ..........        722,970          37,444
Anthony F. Daddino ......      2,892,031         149,775
Michael A. Boyd .........        433,782          22,466
Michael M. Bendik .......        216,891          11,233

Executive officer group       30,726,400       1,591,358

Non-executive officer
 employee group .........     69,273,451       3,587,789

1995 STOCK OPTION PLAN

   Prior to the Initial Public Offering, the Board of Directors of the Company adopted the Company's 1995 Stock Option Plan and Equitable as the sole stockholder of the Company approved the adoption of the 1995 Stock Option Plan. The following summary of the 1995 Stock Option Plan is qualified in its entirety by reference to the full text of the plan, a copy of which has been filed with the Commission.

   Approximately 9.2 million options were authorized to be granted under the 1995 Stock Option Plan. All of the options authorized for grant under the 1995 Stock Option Plan were awarded to employees at the time of the Initial Public Offering. The majority of the options were awarded to certain participants in the 1991 and 1994 LTI Plans for reductions in the overall value of such participants' units in those plans attributable to future 1994-1996 Earnings. The remaining options were awarded to certain employees who do not participate in the 1991 or 1994 LTI Plans for reductions in those recipients' future cash compensation.

   The exercise price of options under the 1995 Stock Option Plan is $27.00 per share, which is equal to the initial public offering price. The options will not be exercisable until they vest, as described below. The options will be exercisable for a period of ten years from the date of grant, and will be non-qualified under the Code.

   The options granted under the 1995 Stock Option Plan will vest in two equal installments in February 1997 and February 1998. If a participant's employment is terminated by the Company with cause or by the recipient without the Company's consent prior to February 1998, all unvested options will be forfeited. In the event of a "change in control" of the Company, or if a recipient's employment is terminated prior to February 1998 (i) by reason of death or disability, (ii) by the Company without cause, or (iii) due to retirement or with the mutual consent of the recipient and the Company, all unvested options will become fully vested on the last day of the month following that in which such change of control or termination of employment occurs, and will be exercisable on the date they would otherwise have become exercisable if they had vested according to the two-year vesting schedule described above. In the case of a change in control, or in any case described in clause (ii) or (iii) of the preceding sentence, the options originally scheduled to vest in February 1998 will be forfeited if, prior to such date, the recipient engages in activities competitive with the Company. "Change in control" is defined, for purposes of the 1995 Stock Option Plan, in a manner similar to the definition in the 1994 LTI Plan.

   The 1995 Stock Option Plan is administered by the Compensation Committee. Each member of the Compensation Committee must be a "disinterested person," within the meaning of Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee is authorized to establish rules and regulations for administration of the 1995 Stock Option Plan, and to make determinations and interpretations under the plan.

   The exercise price of options granted under the 1995 Stock Option Plan, as well as any amounts required to be withheld upon exercise, may be paid in cash, stock or a combination of the two. Shares otherwise receivable upon exercise using the stock payment method may be deferred at the prior election of the optionee. Should a recipient's employment with the Company be terminated, any vested, exercisable options held by the recipient will be exercisable for the remainder of their ten-year term. Notwithstanding the preceding sentence, any vested, exercisable options held by the recipient must be exercised within 30 days of the Compensation Committee's reasonable determination that the recipient has engaged in an activity competitive with the Company. If any such options remain unexercised at the expiration of such 30-day period, the options will lapse.

   In the event (i) options granted under the 1995 Stock Option Plan are forfeited by a recipient, or (ii) shares are surrendered to pay withholding or the exercise price of options, the shares covered by the forfeited options, or the surrendered shares, will be available for additional grants under the 1996 Stock Option Plan at the discretion of the Compensation Committee. See "--1996 Stock Option Plan," below. Any such additional grant will be subject to the terms of the 1996 Stock Option Plan.

   The total number of shares of Common Stock that may be allocated pursuant to awards made under the 1995 Stock Option Plan or that may be allocated to any one individual, the number of shares of Common Stock subject to outstanding options, the exercise price for such options and other terms and conditions of options may be equitably adjusted by the Compensation Committee in the event of changes in the Company's capital structure resulting from certain corporate transactions, including a spin-off, stock dividend, stock split or a subdivision, recapitalization, reorganization, combination or reclassification of shares, a merger or consolidation, change of control or similar event.

   The Named Executive Officers, executive officers as a group, and all other employees as a group, acquired options under the 1995 Stock Option Plan as follows:

                            1995 STOCK OPTION PLAN

 NAME                      NUMBER OF OPTIONS
John S. Chalsty .........        636,357
Carl B. Menges ..........         66,287
Anthony F. Daddino ......        265,149
Michael A. Boyd .........         39,772
Michael M. Bendik .......         19,886

Executive officer group        2,817,206

Non-executive officer
 employee group .........      6,351,472

1996 STOCK OPTION PLAN

   Prior to the Initial Public Offering, the Board of Directors of the Company adopted the Company's 1996 Stock Option Plan (the "1996 Stock Option Plan") and Equitable as the sole stockholder of the Company approved the adoption of the 1996 Stock Option Plan. While options may be granted under the 1996 Stock Option Plan during the ten year period following such stockholder approval, it is currently contemplated that all such options will be granted under the 1996 Stock Option Plan within five years after the 1996 Stock Option Plan is adopted. The following summary of the 1996 Stock Option Plan is qualified in its entirety by reference to the full text of the plan, a copy of which has been filed with the Commission.

   The 1996 Stock Option Plan provides for the granting of options to key employees, consultants or other service providers of the Company or its subsidiaries. Eligibility for options under the 1996 Stock Option Plan is primarily limited to persons who are (i) hired or retained by the Company or its subsidiaries after the Initial Public Offering, or (ii) promoted (with respect to title or scope of responsibility) after that date. No options may be awarded under the 1996 Stock Option Plan prior to January 1, 1996.

   The 1996 Stock Option Plan is a discretionary plan and accordingly, it is not possible to determine the amount or form of any award which may be granted to any individual during the term of the plan. The maximum number of options that may be granted during the term of the 1996 Stock Option Plan is approximately 8.8 million plus the number of shares covered by options forfeited or surrendered under the 1995 Stock Option Plan described above. The total number of options that may be granted under the

1996 Stock Option Plan may be adjusted in the event of certain capital changes as described below. Options under the 1996 Stock Option Plan may be granted in the form of either "incentive stock options" pursuant to the restrictions of Section 422 of the Code, or other options. The maximum number of shares of Common Stock subject to grants to any one individual annually under the 1996 Stock Option Plan is two million shares, subject to adjustment as described below. The maximum number of shares of Common Stock which may be granted as "incentive stock options" is eight million shares, subject to adjustment as described below.

   The exercise price of all options granted under the 1996 Stock Option Plan will be equal to the fair market value of Common Stock on the date of grant. The options will not be exercisable until they vest, as described below.

   The options granted under the 1996 Stock Option Plan will be exercisable for up to ten years and will vest in four equal annual installments. In the event of a participant's death or termination of employment due to disability or retirement prior to the final vesting date, all unvested options will vest on the last day of the month following that in which death or termination due to disability occurs and will become exercisable at the rate of 25% of the number of the options granted on each of the first four anniversaries of the date of grant. Notwithstanding the foregoing, no options will become exercisable prior to February 1997. If a participant's employment is terminated by the Company with cause or by the recipient (other than by reason of retirement) without the Company's consent prior to the final vesting date, all unvested options will be forfeited. Any vested, exercisable options held by the recipient must be exercised within 30 days of the Compensation Committee's reasonable determination that the recipient has engaged in an activity competitive with the Company. If any such options remain unexercised at the expiration of such 30-day period, the options will lapse.

   The exercise price of options granted under the 1996 Stock Option Plan, as well as any amounts required to be withheld upon exercise, may be paid in cash, stock or a combination of the two. Shares otherwise receivable upon exercise using the stock payment method may be deferred at the prior election of the optionee.

   The 1996 Stock Option Plan is administered by the Compensation Committee. Each member of the Compensation Committee must be a "disinterested person," within the meaning of Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee is authorized to establish rules and regulations for administration of the 1996 Stock Option Plan, to make determinations and interpretations under the 1996 Stock Option Plan and to grant awards pursuant to the 1996 Stock Option Plan.

   Shares that (i) are related to prior grants that are forfeited, terminated, canceled, expire unexercised, settled in cash or in any other manner are not issued as shares of Common Stock, or (ii) are used to pay the exercise price or required withholding in connection with the exercise of other options, shall again become eligible for grant under the 1996 Stock Option Plan.

   The total number of shares of Common Stock that may be allocated pursuant to awards made under the 1996 Stock Option Plan or that may be allocated to any one individual, the number of shares of Common Stock subject to outstanding options, the exercise price for such options and other terms and conditions of options may be equitably adjusted by the Compensation Committee in the event of changes in the Company's capital structure resulting from certain corporate transactions, including a spin-off, stock dividend, stock split or a subdivision, recapitalization, reorganization, combination or reclassification of shares, a merger or consolidation, change of control or similar event.

   The Board of Directors of the Company may terminate or amend the 1996 Stock Option Plan, except that any such amendment shall require stockholder approval if such approval is necessary to comply with any regulatory exemption or to qualify for any special status with which or for which the Board deems it necessary or desirable to comply or qualify.

1997 LTI PLAN

   Reflecting the equity participation afforded to Company employees through the LTI Restricted Stock Unit Exchange, the LTI Option Exchange and the 1996 Stock Option Plan, the Company intends to reduce amounts paid under the successor to the 1994 LTI Plan, commencing in 1997, by one-third.

TAX TREATMENT

   The following is a brief summary of the Federal income tax rules currently generally applicable to restricted stock units granted under the 1995 Restricted Stock Unit Plan, and to stock options granted under the 1995 and 1996 Stock Option Plans.

   The grant of a restricted stock unit will have no immediate tax consequences to the recipient or to the Company. When shares of Common Stock are distributed after vesting of restricted stock units, the recipient will recognize ordinary income (and the Company will generally be entitled to a deduction) in an amount equal to the fair market value of the distributed shares. Upon a subsequent sale of shares of Common Stock acquired pursuant to the vesting of restricted stock units, any difference between the recipient's tax basis in the shares and the amount realized on the sale will be treated as long-term or short-term capital gain or loss, depending on the holding period of the shares.

   The grant of an incentive stock option will have no immediate tax consequences to the optionee or to the Company. The exercise of an incentive stock option by the payment of cash to the Company will generally have no immediate tax consequences to the optionee (except to the extent it is an adjustment in computing alternative minimum taxable income) or to the Company. If an optionee holds the shares acquired pursuant to the exercise of an incentive stock option for the required holding period, the optionee generally will realize long-term capital gain or long-term capital loss upon a subsequent sale of the shares in the amount of the difference between the amount realized upon the sale and the purchase price of the shares (i.e., the exercise price). In such a case, no deduction will be allowable to the Company in connection with the grant or exercise of the incentive stock option or the sale of shares of Common Stock acquired pursuant to such exercise.

   If, however, an optionee disposes of the shares prior to the expiration of the required holding period (a "disqualifying disposition"), the optionee will recognize ordinary income (and the Company will generally be entitled to a deduction) equal to the excess of the fair market value of the shares of Common Stock on the date of exercise (or the proceeds of the disposition, if less) over the exercise price. Special rules apply in the event all or a portion of the exercise price is paid in the form of stock.

   The grant of a stock option other than an incentive stock option (a "non-qualified stock option") will have no immediate tax consequences to the optionee or to the Company. Upon the exercise of a non-qualified stock option, the optionee will recognize ordinary income (and the Company will generally be entitled to a deduction) in an amount equal to the excess of the fair market value of the shares of Common Stock on the date of the exercise of the option over the exercise price. The optionee's tax basis in the shares will be the exercise price plus the amount of ordinary income recognized by the optionee, and the optionee's holding period will commence on the date the shares are transferred. Special rules apply in the event all or a portion of the exercise price is paid in the form of stock. Other special rules may also apply to a participant who is subject to Section 16 of the Exchange Act.

   Upon a subsequent sale of shares of Common Stock acquired pursuant to the exercise of a non-qualified stock option, any difference between the optionee's tax basis in the shares and the amount realized on the sale is treated as long-term or short-term capital gain or loss, depending on the holding period of the shares.

   Certain limitations apply to the Company's deduction of compensation payable to the person serving as its Chief Executive Officer or to any of its four other most highly compensated executives in office as of the end of the year in which such compensation would otherwise be deductible. In general, the Company may not deduct compensation, other than "performance-based" compensation, payable to such an executive in excess of $1 million for any year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   A compensation committee of the Board of Directors was formed prior to the Initial Public Offering. The compensation committee is currently comprised of Messrs. Jarmain, Harris and West. The committee determines compensation for the executive officers of the Company.

            OWNERSHIP OF COMMON STOCK OF THE COMPANY BY EQUITABLE
                  AND DIRECTORS AND OFFICERS OF THE COMPANY

   The following table provides certain information regarding the beneficial ownership of the Company's Common Stock:

                                                                BENEFICIAL OWNERSHIP
                                                              -----------------------
                                                                NUMBER OF
                                                                  SHARES      PERCENT
AXA (1) .....................................................   42,720,000     80.2%
 23 Avenue Matignon,
 75008 Paris, France
The Equitable Companies Incorporated (2) ....................   42,720,000     80.2
 787 Seventh Avenue
 New York, New York 10019
The Equitable Life Assurance Society of the
United States (3) ...........................................   19,230,770     36.1
 787 Seventh Avenue
 New York, New York 10019

------------
   (1) AXA is EQ's largest stockholder, beneficially owning $392.2 million of EQ's Series E convertible preferred stock and approximately 60.6% of EQ's outstanding common stock (without giving effect to the conversion of the Series E convertible preferred stock owned by AXA). As of January 1, 1995, a group of five French mutual insurance companies (the "Mutuelles AXA") owned directly or indirectly, through various holding companies, a majority of the issued shares and voting power of AXA. For insurance regulatory purposes the shares of capital stock of EQ beneficially owned by AXA and its subsidiaries have been deposited into a voting trust to ensure that certain of the indirect minority shareholders of AXA do not exercise control over EQ or certain of its insurance subsidiaries.

   (2) Includes shares of Common Stock beneficially owned by EQ's wholly-owned subsidiary, Equitable Life.

   (3) Held indirectly through its wholly-owned subsidiary, Equitable Holding Corporation.

   Pursuant to the LTI Restricted Stock Unit Exchange, in connection with the Initial Public Offering, approximately 500 employees of the Company exchanged an aggregate of $100.0 million of their interests under certain cash compensation arrangements, including the 1991 and 1994 LTI Plans, for restricted stock units representing an aggregate of 5,179,147 shares of Common Stock. See "Management--1995 Restricted Stock Unit Plan." These units will be subject to forfeiture in certain circumstances and will vest annually in specified proportions from February 1997 through February 2000. In addition, pursuant to the LTI Option Exchange, these employees have acquired options to purchase an aggregate of 9,168,678 shares of Common Stock at a price of $27.00 per share by foregoing an aggregate of $55.7 million of their future interests under such cash compensation arrangements. See "Management--1995 Stock Option Plan." The following table provides certain information regarding the beneficial ownership of the Company's Common Stock by AXA, EQ, Equitable Life, each of the Company's executive officers and all employees as a group assuming the issuance of all approximately 14.3 million shares of Common Stock pursuant to such restricted stock units and options.

                                                                                   BENEFICIAL OWNERSHIP
                                                                                     GIVING EFFECT TO
                                                          BENEFICIAL OWNERSHIP        LTI RESTRICTED
                                                          GIVING EFFECT TO LTI      STOCK UNIT EXCHANGE
                                                               RESTRICTED             AND LTI OPTION
                                 BENEFICIAL OWNERSHIP      STOCK UNIT EXCHANGE           EXCHANGE
                               -----------------------  -----------------------  -----------------------
                                 NUMBER OF                NUMBER OF                NUMBER OF
                                   SHARES      PERCENT      SHARES      PERCENT      SHARES      PERCENT
AXA ..........................   42,720,000     80.2%     42,720,000     73.1%     42,720,000     63.1%
The Equitable Companies
 Incorporated ................   42,720,000     80.2      42,720,000     73.1      42,720,000     63.1
The Equitable Life Assurance
 Society of the United States    19,230,770     36.1      19,230,770     32.9      19,230,770     28.4
John S. Chalsty ..............           --       --         359,459      0.6         995,816      1.5
Joe L. Roby ..................           --       --         269,595      0.5         746,863      1.1
Carl B. Menges ...............           --       --          37,444      0.1         103,731      0.2
Anthony F. Daddino ...........           --       --         149,775      0.3         414,924      0.6
Hamilton E. James ............           --       --         187,218      0.3         518,654      0.8
Richard S. Pechter ...........           --       --         269,595      0.5         746,863      1.1
Theodore P. Shen .............           --       --         269,595      0.5         746,863      1.1
Michael A. Boyd ..............           --       --          22,466      0.0          62,238      0.1
Gerald B. Rigg ...............           --       --          14,978      0.0          41,493      0.1
Michael M. Bendik ............           --       --          11,233      0.0          31,119      0.0
All employees as a group  ....           --       --       5,179,147      8.9      14,347,825     21.2

                             CERTAIN TRANSACTIONS

THE BURLINGTON CONTRIBUTION

   Prior to the Initial Public Offering, Equitable contributed to the Company shares of non-voting common stock having a market value at the time of contribution of $55.0 million of Burlington, a diversified manufacturer of textile products and a NYSE listed company. These shares will continue to be non-voting while held by the Company and will represent approximately 7% of the total shares of common stock of Burlington outstanding. Upon sale, transfer or other disposition by the Company to a person not affiliated with Equitable Life, the shares of non-voting common stock may be exchanged for the same number of shares of ordinary voting common stock of Burlington. Such contribution will provide an additional source of capital to the Company in the form of securities with a liquid trading market.

REGISTRATION RIGHTS AND INDEMNIFICATION AGREEMENT

   Under a Registration Rights and Indemnification Agreement between the Company and EQ, the Company has granted Equitable the right to require the Company to register shares of Common Stock held by Equitable for sale in accordance with Equitable's intended method of disposition thereof (a "demand registration"). Equitable may require up to six such demand registrations, with no more than one every six months. Additionally, the Company has granted to Equitable the right subject to certain exceptions to participate in registrations of Common Stock initiated by the Company on its own behalf or on behalf of its stockholders (a "piggy-back registration"). The Company is required to pay expenses (other than underwriting discounts and commissions) incurred by Equitable in connection with the demand and piggy-back registrations. Subject to certain limitations specified in the Registration Rights and Indemnification Agreement, Equitable's registration rights are assignable to third parties. The Registration Rights and Indemnification Agreement provides for indemnification and contribution by the Company for the benefit of Equitable and permitted assigns and their related persons relating to the demand and piggy-back registrations. In addition, such Agreement provides for indemnification and contribution by the Company for the benefit of Equitable and its related persons with respect to other securities offerings by the Company (including any offering hereunder) and financial and other information provided by the Company to Equitable and in Exchange Act reports. The foregoing summary description of the Registration Rights and Indemnification Agreement is qualified in its entirety by reference to the Registration Rights and Indemnification Agreement, a copy of which has been filed with the Commission.

TAX SHARING AGREEMENTS

   The Company is included in EQ's consolidated tax group for Federal income tax purposes and will continue to be included therein until such time as the Company ceases to be eligible for inclusion in EQ's consolidated tax group. In connection with the Initial Public Offering, the Company and EQ entered into a Federal income tax sharing agreement (the "Federal Income Tax Sharing Agreement"). Pursuant to the Federal Income Tax Sharing Agreement, the Company and EQ will generally make payments between them such that, with respect to any period in which the Company is a member of EQ's consolidated tax group for Federal income tax purposes (a "Pre-Deconsolidation Period"), the amount of Federal income taxes to be paid by the Company will be determined as though the Company were to file for such period and all prior periods separate Federal income tax returns (generally including any amounts determined to be due as a result of a redetermination of the Federal income tax liability of the EQ consolidated group arising from an audit or otherwise) as the common parent of an affiliated group of corporations filing a consolidated return rather than being a consolidated subsidiary of EQ. The Company is also entitled to receive certain payments from EQ in respect of carrybacks of tax assets, if any, of the Company, determined on a separate return basis, arising in a Pre-Deconsolidation Period beginning after the completion of the Initial Public Offering. The amount of any such payment will generally be determined, in the case of a carryback to a Pre-Deconsolidation Period ending on or before the completion of the Initial Public Offering, by the actual tax benefit received by the EQ consolidated group from such carryback, or, in the case of a carryback to any Pre-Deconsolidation Period beginning after the completion of the Initial Public Offering, by the benefit that the Company would have received from such carryback on a separate return basis.

   While the Company remains part of the EQ consolidated group, EQ will continue to have all the rights of a common parent of a consolidated group, will be the sole and exclusive agent for the Company in any and all matters related to the Federal income tax liability of the Company, and will be responsible for the preparation and filing of consolidated Federal income tax returns. In addition, each member of a consolidated group for Federal income tax purposes is jointly and severally liable for the Federal income tax liability of each other member of its consolidated group. Accordingly, under the Federal Income Tax Sharing Agreement, EQ has agreed to indemnify the Company against such liabilities to the extent that they relate to the Federal income tax liability of the EQ consolidated group for periods that the Company is included in the EQ consolidated group, except to the extent attributable to the Company.

   It is likely that the Company will cease to be eligible for inclusion in EQ's consolidated tax group if Common Stock is issued in respect of units which vest pursuant to the 1995 Restricted Stock Unit Plan. See "Management--1995 Restricted Stock Unit Plan" above. The Federal Income Tax Sharing Agreement also contains provisions in respect of certain Federal income tax matters relating to a carryback of a tax asset, if any, of the Company from a period beginning on or after the date on which the Company ceases to be eligible for inclusion in EQ's consolidated group (a "Post-Deconsolidation Period") to a Pre-Deconsolidation Period. Under the Federal Income Tax Sharing Agreement, (i) the Company will agree to forego the carryback of any net operating losses to a Pre-Deconsolidation Period unless EQ consents to such carryback, which consent shall not be unreasonably withheld, and (ii) the Company may be entitled to receive certain payments from EQ in respect of any tax assets carried back to Pre-Deconsolidation Periods.

   The Company has also filed combined, consolidated or unitary income tax returns with ACMC, Inc. ("ACMC"), an indirect wholly-owned subsidiary of EQ, in certain states and localities, and will continue to do so until such time, if at all, that the Company is no longer required to file combined, consolidated or unitary income tax returns with ACMC. The Company and ACMC have entered into a tax sharing agreement (the "State Tax Sharing Agreement"), pursuant to which the Company and ACMC have agreed that with respect to any period in which the Company and ACMC have filed or file a combined, consolidated or unitary income tax return in a state or local taxing jurisdiction, the amount of combined, consolidated or unitary income taxes to be paid by ACMC will be determined as though ACMC were to file for such period and all prior periods separate income tax returns with respect to such state or local taxing jurisdiction. The Company has agreed to indemnify ACMC against any combined, consolidated or unitary income taxes for periods in which the Company files combined, consolidated or unitary income tax returns with ACMC, except to the extent attributable to ACMC. The foregoing summary descriptions of the Federal Income Tax Sharing Agreement and the State Tax Sharing Agreement are qualified in their entirety by reference to such agreements, copies of which have been filed with the Commission.

EMPLOYEES' SECURITIES COMPANIES

   Selected employees of the Company, including executive officers, are offered the opportunity to become members, on an after-tax basis, of the DLJ First ESC L.L.C. (the "ESC"), an investment vehicle which qualifies as an "employees' securities company" for purposes of the Investment Company Act of 1940, as amended. The ESC invests in the Company's merchant banking portfolio companies, typically acquiring between 30% and 40% of the Company's investment in such companies. The amounts invested by members are augmented in the ratio of 4:1 by a combination of recourse loans from the Company and preferred contributions to the ESC by the Company which have a capped return equal to the prime rate plus 1-3/4% each of which is repaid to the Company upon realization of the applicable portfolio investment. Prior to the formation of the ESC in 1994, similar opportunities for coinvestment in the Company's merchant banking portfolio were made available to the Company's employees.

   Amounts invested in the ESC, or in predecessor arrangements, by each of the Company's executive officers in 1992, 1993, 1994 and the nine months ended September 30, 1995 are set forth below:

                                                        NINE MONTHS
                        YEARS ENDED DECEMBER 31,    ENDED SEPTEMBER 30,
                     ----------------------------          1995
   NAME                1992     1993       1994
Michael M. Bendik  .    $0    $ 14,334   $  8,000           $0
Michael A. Boyd  ...     0      16,103     10,000            0
John S. Chalsty  ...     0     375,883    240,000            0
Anthony F. Daddino       0     114,370     80,000            0
Hamilton E. James  .     0     216,312    140,402            0
Carl B. Menges .....     0      68,113     40,000            0
Richard S. Pechter       0     143,469     80,000            0
Gerald B. Rigg .....     0      16,103     10,000            0
Joe L. Roby ........     0     286,943    160,000            0
Theodore P. Shen  ..     0     143,469     90,000            0

   The amount of loans made to the Company's executive officers and preferred contributions made in the ESC by the Company on behalf of the Company's executive officers in 1992, 1993, 1994 and the first nine months of 1995 are set forth below.

                                                        NINE MONTHS
                        YEARS ENDED DECEMBER 31,    ENDED SEPTEMBER 30,
                     ----------------------------          1995
   NAME                1992     1993       1994
Michael M. Bendik  .    $0    $ 36,811   $ 27,246      $    35,774
Michael A. Boyd  ...     0      38,762     34,023           43,039
John S. Chalsty  ...     0     887,854    817,051        1,018,240
Anthony F. Daddino       0     252,258    272,351          330,327
Hamilton E. James  .     0     783,606    599,341          835,265
Carl B. Menges .....     0     169,828    136,180          175,526
Richard S. Pechter       0     368,657    272,337          357,912
Gerald B. Rigg .....     0      38,762     34,023           43,039
Joe L. Roby ........     0     737,320    544,679          715,754
Theodore P. Shen  ..     0     368,657    294,952          376,865

DLJ FUND INVESTMENT PARTNERS, L.P.

   Selected employees of the Company, including certain executive officers, are limited partners of DLJ Fund Investment Partners, L.P. ("FIP"), an investment vehicle organized to allow these employees to invest on a leveraged basis in funds and other investment vehicles sponsored by certain of the Company's clients and potential clients and on a co-investment basis in transactions in which the Company's clients also invest. Amounts invested by the limited partners are augmented in the ratio of 2:1 by preferred contributions to FIP by the Company which have a capped return equal to the prime rate plus 1-3/4%. Total commitments to FIP amount to $171.9 million, of which $56.7 million are commitments from the limited partners. Through September 30, 1995, $56.2 million has been committed to 16 investment opportunities and $14 million of the limited partners' commitments and $4.5 million of the Company's commitments have been drawn down.

   Amounts committed to FIP by each of the Company's executive officers are set forth below:

       NAME                          AMOUNT
    Michael M. Bendik  ........  $         0
    Michael A. Boyd  ...........           0
    John S. Chalsty  ...........   2,000,000
    Anthony F. Daddino  ........     500,000
    Hamilton E. James  .........   2,000,000
    Carl B. Menges .............   1,000,000
    Richard S. Pechter  ........     750,000
    Gerald B. Rigg .............           0
    Joe L. Roby  ...............   2,000,000
    Theodore P. Shen  ..........   1,000,000

   The amounts of preferred contributions made to FIP by the Company on behalf of each of the Company's executive officers in 1994 and the first nine months of 1995 are set forth below:

                        YEAR ENDED
                       DECEMBER 31,    NINE MONTHS ENDED
   NAME                    1994       SEPTEMBER 30, 1995
Michael M. Bendik ..     $      0          $      0
Michael A. Boyd  ...            0                 0
John S. Chalsty  ...      158,601           157,936
Anthony F. Daddino .       39,650            39,484
Hamilton E. James ..      158,601           157,936
Carl B. Menges .....       79,300            78,968
Richard S. Pechter .       59,475            59,226
Gerald B. Rigg .....            0                 0
Joe L. Roby ........      158,601           157,936
Theodore P. Shen  ..       79,300            78,969

OTHER AFFILIATED TRANSACTIONS

   The Company, Equitable and their respective affiliates engage in a variety of transactions in the ordinary course of their respective businesses. As a general rule, the Company has not retained an independent third party to evaluate transactions with Equitable and there has been no independent committee of the Board of Directors to evaluate such transactions. Notwithstanding this fact, the Company believes that each of the arrangements described below was made on an arm's-length basis. This belief is based on the fact that the terms and conditions of such transactions (including the fees or other amounts paid by the Company in connection with such transactions) were established through arm's-length negotiations which took into account (i) the terms and conditions of transactions of the same or a similar nature entered into by the Company with unaffiliated third parties,
(ii) the terms and conditions of transactions of the same or a similar nature entered into by Equitable with unaffiliated third parties, and/or (iii) the terms and conditions of market transactions of the same or a similar nature entered into by unaffiliated third parties. Notwithstanding the foregoing, there can be no assurance that the Company could not have obtained more favorable terms from an unaffiliated third party. While there can be no assurance, the Company anticipates that future transactions with Equitable will be made on an arm's-length basis consistent with past practice. See "Risk Factors--Potential Conflicts of Interests."

 FINANCIAL SERVICES PROVIDED BY OR TO THE COMPANY

   DLJSC from time to time provides investment banking and other services, including administrative services to EQ, AXA and their subsidiaries. The fees related to investment banking services were $7.3 million, $7.9 million, $3.1 million and $84,000 in 1992, 1993, 1994 and the first nine months of 1995, respectively. The fees related to administrative services were $596,000, $694,000, $704,000 and $650,000 in 1992, 1993, 1994 and the first nine months of 1995, respectively. DLJSC from time to time also provides brokerage and research services to EQ, AXA and their subsidiaries. Such services were provided on an arm's-length basis in the ordinary course of business at rates comparable to those paid at the time by unaffiliated third parties.

   DLJSC and Pershing distribute certain Alliance Capital Management, L.P. ("Alliance") sponsored funds and cash management products and receive standard sales concessions and distribution payments. In addition, Alliance and Pershing have an agreement pursuant to which Pershing recommends to certain of its correspondent firms the use of Alliance cash management products for which it is allocated a portion of the revenues derived by Alliance from sales through the Pershing correspondents. Amounts paid by Alliance to the Company in connection with the above distribution services during 1992, 1993, 1994 and the first nine months of 1995 totaled $9.5 million, $10.9 million, $13.7 million and $12.5 million, respectively.

   Equico Securities Inc., a wholly-owned subsidiary of Equitable Life ("Equico"), has arrangements with each of DLJSC and Wood, Struthers & Winthrop pursuant to which Equico's registered representatives are compensated for referring investment advisory clients to DLJSC and Wood, Struthers & Winthrop. Referral amounts paid by DLJSC and Wood, Struthers & Winthrop during 1992, 1993, 1994 and the first nine months of 1995 totaled $40,000, $228,000, $445,000 and $426,000, respectively.

   Equico distributes Wood, Struthers & Winthrop's mutual funds for which it received standard sales concessions, which during 1992, 1993, 1994 and the first nine months of 1995 totaled $0, $26,000, $1,440,000 and $1,125,000, respectively.

   Equico and the Company are parties to a portfolio manager agreement with respect to Equitable Classic Strategies, a wrap fee investment program offered through Equico. Amounts paid to Equico by the Company were $6,416, $183,522, $413,677, and $384,356 in 1992, 1993, 1994 and for the first nine months of 1995, respectively.

   Alliance and Wood, Struthers & Winthrop share investment management responsibility for a number of institutional accounts. The amount of advisory fees received from such accounts that were allocated to Wood, Struthers & Winthrop during 1992, 1993, 1994 and the first nine months of 1995 totaled $263,000, $232,000, $286,000 and $230,000, respectively.

   Certain directors, officers and employees of the Company, EQ, AXA and their subsidiaries maintain margin accounts with DLJSC. Margin account transactions for such directors, officers and employees are conducted by DLJSC in the ordinary course of business and are substantially on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectibility or present other unfavorable features. DLJSC also, from time to time and in the ordinary course of business, enters into transactions involving the purchase or sale of securities from or to such directors, officers and employees and members of their immediate families, as principal. Such transactions on a principal basis are effected on substantially the same terms as similar transactions with unaffiliated third parties. DLJSC offers its employees reduced commission rates.

   On December 26, 1995, DLJSC issued 300,000 shares of its non-voting Adjustable Rate Cumulative Preferred Stock, for an aggregate purchase price of $30.0 million, to WSW 1995 Exchange Fund, L.P. The General Partner of such partnership is a subsidiary of Wood, Struthers and Winthrop. Such preferred stock will automatically be redeemed by DLJSC 15 years from the date of issuance thereof and may be redeemed at the option of DLJSC at any time prior to such date.

 INSURANCE COVERAGE OBTAINED FROM EQUITABLE

   DLJSC is a member of the Securities Investor Protection Corporation ("SIPC") which provides coverage to protect brokerage customers in the event of, among other things, the insolvency of a member brokerage firm. SIPC coverage is limited to $500,000 for each brokerage account covered, which includes a limit of $100,000 on cash claims. In addition, DLJSC purchases excess insurance coverage from Equitable Casualty Insurance Company of Vermont, an indirect wholly-owned subsidiary of EQ, protecting securities in customers' accounts up to an additional $24.5 million and up to an additional $49.5 million for managed accounts. Amounts paid by the Company to Equitable Casualty Insurance Company were $800,000, $600,000, $391,233, and $700,000 in 1992, 1993, 1994, and the first nine months of 1995, respectively.

   The Company purchased split-dollar life insurance policies on its Chief Executive Officer from Equitable at rates comparable to those paid at the time by unaffiliated third parties. The aggregate amount of premiums for these policies borne by the Company during each of the years 1992, 1993, 1994 and the first nine months of 1995 was approximately $175,000.

   Equitable arranges for directors and officers liability insurance coverage for itself and its subsidiaries, including the Company under a policy written by insurance companies unaffiliated with Equitable. Based on a review of market rates, the Company believes that such rates are at least as favorable to the Company as could be obtained from unaffiliated third parties. During 1992, 1993, 1994 and the first nine months of 1995, the Company paid Equitable $400,320, $208,993, $229,982 and $0, respectively, as its share of the premiums on these policies.

FINANCIAL SERVICES OBTAINED FROM AFFILIATES

   Alliance provides investment management services to certain of the Company's employee benefit plans at rates comparable to those paid at the time by unaffiliated third parties. Advisory fees from these accounts during 1992, 1993, 1994 and the first nine months of 1995 totalled $331,000, $402,000, $922,000 and $513,000, respectively.

   An affiliate of AXA, AXA Asset Management Partenaires ("AXA Asset Management"), provides investment management services to the Winthrop Opportunity Funds (the "Funds"), a series of mutual funds sponsored by Wood, Struthers & Winthrop pursuant to a sub-advisory agreement between Wood, Struthers & Winthrop and AXA Asset Management. AXA Asset Management began providing services to the Funds in September 1995. No advisory fees had been paid by the Funds to AXA Asset Management as of September 30, 1995.

 LOANS AND ADVANCES

   The aggregate outstanding amount of payables, primarily inter-company tax allocations, between the Company and Equitable and its affiliates was $79.2 million, $158.6 million, $95.0 million and $156.9 million as of December 31, 1992, 1993, 1994 and September 30, 1995, respectively.

 OTHER TRANSACTIONS WITH EQUITABLE

   During 1993, Equitable Life contributed $150 million to the Company's capital, including $50 million in cash and the conversion of a $100 million note issued by the Company in March 1992. The Company paid an aggregate of $12.2 million in interest on the $100 million note to Equitable Life in 1992 and 1993. In 1993 in connection with the conversion of the Note the Company also paid a fee to Equitable Life, of $6.3 million. In addition, during 1993 Equitable Life purchased 200,000 shares of the Company's Cumulative Exchangeable Preferred Stock for $20 million. The Company paid dividends on the Cumulative Exchangeable Preferred Stock to Equitable Life of $0, $1.9 million and $1.3 million in 1993, 1994 and the first nine months of 1995. Such dividends were paid on a pro rata basis to all investors, including unaffiliated third parties.

   Equitable has committed, subject to approval by Equitable on a transaction-by-transaction basis, to provide $750 million of subordinated debt financing to the DLJ Bridge Fund. Interest payments and other distributions to Equitable Life from the DLJ Bridge Fund during 1992, 1993, 1994 and the first nine months of 1995 totaled $20.1 million, $18.0 million, $15.8 million and $23.0 million, respectively. The Company has agreed to pay Equitable the first $25 million of aggregate principal losses incurred by Equitable with respect to all bridge loans outstanding on September 30, 1995 and the first $25 million of aggregate principal losses incured by Equitable with respect to bridge loans made after September 30, 1995. To the extent such payments by the Company do not fully cover any such losses incurred by

Equitable, Equitable is entitled to receive all other distributions otherwise payable to the Company with respect to DLJ Bridge Fund activities until such losses have been recovered. The Company has also agreed to pay Equitable the amount, if any, by which any principal loss on an individual loan exceeds $150.0 million. In addition, Equitable is entitled to one-third of any equity securities obtained in connection with any bridge loan. See "Business--Banking Group--Merchant Banking--DLJ Bridge Fund."

   Column Financial, Inc. ("Column") was created as a joint venture between Equitable Real Estate Investment Management, Inc., an indirect wholly-owned subsidiary of EQ, and DLJMC in July 1993. Column originates and underwrites mortgage loans for securitization and sale in the form of CMOs through DLJMC. DLJMC has committed to purchase, at Column's option, all mortgage loans held for sale at the face amount of such loans. DLJMC initially invested $350,000 in Column in return for its equity interest and contributed an additional $375,000 to Column's capital in 1994. Column has a line of credit with DLJMC which bears interest at 30-day LIBOR plus 2 1/8% secured by mortgage loans held for sale. During 1993, 1994 and the first nine months of 1995 (i) the maximum aggregate amount outstanding under such line of credit at any month-end was $5.3 million, $149.7 million and $219.6 million, respectively,
(ii) the aggregate interest expense paid to DLJMC was $1.0 million, $4.9 million and $8.8 million, respectively, (iii) the aggregate amount of fees paid to Column by DLJMC for originating and underwriting services was $0, $726,964 and $1,790,183, respectively, and (iv) the aggregate amount of mortgages purchased from Column by DLJMC was $0, $94.1 million and $258.1 million, respectively.

   Equitable Life and its wholly-owned subsidiary, EVLICO, have invested an aggregate of $38.0 million in Sprout Growth, L.P., Sprout Growth II, Sprout Capital V, Sprout Capital VI, and Sprout Capital VII (collectively, the "Sprout Funds"), venture capital funds sponsored by Sprout, a division of the Company. Distributions to Equitable Life and EVLICO from the Sprout Funds during 1992, 1993, 1994 and the first nine months of 1995 were $6.9 million, $7.8 million, $2.6 million and $6.9 million, respectively. Such distributions were paid on a pro rata basis to all investors, including unaffiliated third parties.

   The Company currently leases certain of its office facilities from joint ventures in which Equitable participates. Total lease payments by the Company with respect to such facilities were $645,000, $890,000, $1,036,000 and $918,000 for 1992, 1993, 1994 and the first nine months of 1995, respectively.

                         DESCRIPTION OF CAPITAL STOCK

   The authorized capital stock of the Company consists of 150,000,000 shares of Common Stock, par value $0.10 per share and 25,000,000 shares of Preferred Stock, par value $0.01 per share. As of September 30, 1995, the Company had 50,000,000 shares of Common Stock and 2,250,000 shares of Cumulative Exchangeable Preferred Stock outstanding. The following summary description of the capital stock of the Company is qualified in its entirety by reference to the Certificate of Incorporation and the Bylaws of the Company, copies of which have been filed with the Commission.

COMMON STOCK

   Subject to the rights of the holders of any Preferred Stock which may be outstanding, each holder of Common Stock on the applicable record date is entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor, and, in the event of liquidation, to share pro rata in any distribution of the Company's assets after payment or providing for the payment of liabilities and the liquidation preference of any outstanding Preferred Stock. Each holder of Common Stock is entitled to one vote for each share held of record on the applicable record date on all matters presented to a vote of stockholders, including the election of directors. Holders of Common Stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities and there are no conversion rights or redemption or sinking fund provisions with respect to such stock. All outstanding shares of Common Stock are fully paid and nonassessable.

   The Common Stock is listed on the NYSE under the symbol "DLJ."

   The transfer agent for the Common Stock is First Chicago Trust Company of New York.

PREFERRED STOCK

   The Company's Certificate of Incorporation authorizes 25,000,000 shares of Preferred Stock. The Company's Board of Directors has the authority to issue shares of Preferred Stock in one or more series and to fix, by resolution, the terms of such securities, without any further vote or action by the stockholders.

   The applicable Prospectus Supplement will describe the following terms of any Preferred Stock in respect of which this Prospectus is being delivered (to the extent applicable to such Preferred Stock): (i) the specific designation, number of shares, seniority and purchase price; (ii) any liquidation preference per share; (iii) any date of maturity; (iv) any redemption, repayment or sinking fund provisions; (v) any dividend rate or rates and the dates on which any such dividends will be payable (or the method by which such rates or dates will be determined); (vi) any voting rights; (vii) if other than the currency of the United States of America, the currency or currencies including composite currencies in which such Preferred Stock is denominated and/or in which payments will or may be payable; (viii) the method by which amounts in respect of such Preferred Stock may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation; (ix) whether such Preferred Stock is convertible or exchangeable and, if so, the securities or rights into which such Preferred Stock is convertible or exchangeable, and the terms and conditions upon which such conversions or exchanges will be effected including the initial conversion or exchange prices or rates, the conversion or exchange period and any other related provisions; (x) the place or places where dividends and other payments on the Preferred Stock will be payable; and (xi) any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.

   All shares of Preferred Stock offered hereby, or issuable upon conversion, exchange or exercise of Securities, will, when issued, be fully paid and non-assessable. Any shares of Preferred Stock so issued would have priority over the Common Stock with respect to dividend or liquidation rights or both. As of September 30, 1995, the Company had 2,250,000 shares of Cumulative Exchangeable Preferred Stock outstanding.

 CUMULATIVE EXCHANGEABLE PREFERRED STOCK

   Dividends. Each holder of Cumulative Exchangeable Preferred Stock is entitled to receive when, as and if declared by the Board of Directors, out of funds legally available therefor, cumulative cash dividends of $8.83 per share per annum, payable quarterly in arrears.

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   Liquidation. Upon the dissolution, liquidation or winding up of the
Company, the holders of the Cumulative Exchangeable Preferred Stock will be entitled to receive out of the assets of the Company available for distribution to stockholders, an amount in cash equal to (i) the Optional Redemption Price (as defined below), if such dissolution, liquidation or winding up is voluntary or (ii) $100 per share plus an amount in cash equal to all dividends accrued and unpaid thereon to the date fixed for distribution plus accrued interest thereon if such dissolution, liquidation or winding up is involuntary, in either case before any payment or distribution shall be made on the Common Stock or on any other class or series of capital stock of the Company ranking junior to the Cumulative Exchangeable Preferred Stock.

   Exchangeability. Subject to certain conditions, after October 15, 1996, the Company may exchange the Cumulative Exchangeable Preferred Stock for an equal principal amount of subordinated notes of the Company bearing a rate of interest of 9.58% per annum and having the same redemption provisions as the Cumulative Exchangeable Preferred Stock described below.

   Voting Rights. The holders of the Cumulative Exchangeable Preferred Stock are not entitled to vote at any meeting of stockholders of the Company, except as set forth below or as otherwise required by law. In the event that
(i) the Company has failed to pay in full the dividends accumulated on the outstanding shares of the Cumulative Exchangeable Preferred Stock for any six quarterly dividend payment periods, whether or not consecutive, or (ii) the Company shall have failed to comply with the provisions for mandatory redemption described below, then, in each case, the number of directors of the Company shall be increased by two and holders of shares of Cumulative Exchangeable Preferred Stock will have the right, voting together as a single class, to elect such additional directors at the next annual meeting of stockholders of the Company and at each annual meeting thereafter until the full dividends accumulated have been paid or the mandatory redemption provisions have been complied with, as the case may be. Upon termination of such voting rights, the term of office of each director elected by holders of the Cumulative Exchangeable Preferred Stock shall terminate and the number of directors constituting the entire Board of Directors shall be reduced accordingly. The holders of the Cumulative Exchangeable Preferred Stock will also be entitled to vote separately as a class in connection with certain actions by the Company, including (i) any amendment to the Company's Certificate of Incorporation or the Certificate of Designation relating to the Cumulative Exchangeable Preferred Stock so as to adversely affect any powers, preferences or special rights of the Cumulative Exchangeable Preferred Stock, (ii) any increase in the authorized number of Cumulative Exchangeable Preferred Stock, (iii) any authorization or issuance of a class or series of securities ranking senior to the Cumulative Exchangeable Preferred Stock or (iv) in certain circumstances, a merger or consolidation or sale, exchange or conveyance of all or substantially all of the assets, property or business of the Company.

   Mandatory Redemption. The Company will redeem all the outstanding shares of Cumulative Exchangeable Preferred Stock out of funds legally available therefor at $100 per share plus accrued and unpaid dividends and any accrued interest thereon on October 15, 2003.

   In the event of a Change of Control (as defined below), the Company shall notify the holders of the Cumulative Exchangeable Preferred Stock in writing of such event and offer to purchase all of the outstanding shares of the Cumulative Exchangeable Preferred Stock at $100 per share plus accrued and unpaid dividends and any accrued interest thereon. "Change of Control" is defined as (i) other than in the ordinary course of business, the sale or other disposition of all or substantially all of the assets of the Company to any person other than EQ or any wholly-owned subsidiary thereof, (ii) the merger, sale or consolidation of the Company with the effect that EQ ceases to own directly or indirectly at least 51% of the total voting power of the surviving corporation or (iii) EQ ceases to own directly or indirectly at least 51% of the voting stock of Equitable Life. In addition, if prior to October 15, 2003, the Company shall sell more than 20% of the shares of common stock of DLJSC, the Company shall notify holders of the Cumulative Exchangeable Preferred Stock in writing of such event and offer to purchase all the outstanding shares of Cumulative Exchangeable Preferred Stock at the Optional Redemption Price (as defined below).

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   Optional Redemption. The Cumulative Exchangeable Preferred Stock may be
redeemed in whole or in part at the option of the Company at any time at the greater of (A) $100 plus accrued and unpaid dividends and any accrued interest thereon and (B) the present value of the future mandatory redemption and dividend payments which would have been made except for such optional redemption plus accrued and unpaid dividends and any accrued interest thereon (the "Optional Redemption Price"). In addition, at any time, at the option of the Company, up to 750,000 shares of the Cumulative Exchangeable Preferred Stock may be redeemed with proceeds from any public offering of Common Stock of the Company at the Optional Redemption Price calculated using a higher discount rate.

   Limitation on Payments. The Cumulative Exchangeable Preferred Stock also contains certain restrictions on the ability of the Company to pay cash dividends on, or redeem, repurchase or otherwise acquire or retire any shares of its capital stock and on the ability of the Company to make payments under long-term incentive compensation plans.



















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                    DESCRIPTION OF SENIOR DEBT SECURITIES

   The Senior Debt Securities will be issued under an indenture dated as of October 25, 1995 (the "Indenture") between Donaldson, Lufkin & Jenrette, Inc., as issuer (the "Issuer"), and The Bank of New York, as trustee (the "Trustee").

   A copy of the Indenture has been incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part and is also available for inspection at the office of the Trustee. The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Section references contained herein are to the Indenture. The following summaries of certain provisions of the Indenture do not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including definitions of certain terms, are incorporated by reference as a part of such summaries or terms, which are qualified in their entirety by such reference.

GENERAL

   The Indenture does not limit the aggregate principal amount of Senior Debt Securities which may be issued thereunder and provides that the Senior Debt Securities may be issued from time to time in one or more series. The Senior Debt Securities will be direct, unsecured and unsubordinated obligations of the Issuer. Except as described under "--Negative Pledge," the Indenture does not limit other indebtedness or securities which may be incurred or issued by the Issuer or any of its subsidiaries or contain financial or similar restrictions on the Issuer or any of its subsidiaries. The operations of the Issuer are conducted through its subsidiaries, and, therefore, the Issuer is dependent upon the earnings and cash flow of its subsidiaries to meet its obligations, including obligations under the Senior Debt Securities. The Senior Debt Securities will be effectively subordinated to all indebtedness of the Issuer's subsidiaries. As of September 30, 1995, the aggregate amount of indebtedness of the Issuer's subsidiaries to which holders of the Senior Debt Securities would have been structurally subordinated was approximately $1.0 billion, substantially all of which was incurred under customary arrangements utilized by the securities brokerage industry. The Issuer's rights and the rights of its creditors, including holders of Senior Debt Securities, to participate in the distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization will be subject to prior claims of such subsidiary's creditors, including trade creditors, except to the extent the Issuer may itself be a creditor with recognized claims against such subsidiary. In addition, net capital requirements under the Exchange Act and NYSE rules applicable to certain of the Issuer's subsidiaries could limit the payment of dividends and the making of loans and advances to the Issuer by such subsidiaries. See "Net Capital Requirements."

   The Prospectus Supplement which accompanies this Prospectus sets forth where applicable the following terms of and information relating to the Senior Debt Securities offered thereby: (i) the designation of such Senior Debt Securities; (ii) the aggregate principal amount of such Senior Debt Securities; (iii) the date or dates on which principal of and premium, if any, on such Senior Debt Securities is payable; (iv) the rate or rates at which such Senior Debt Securities shall bear interest, if any, or the method by which such rate shall be determined, and the basis on which interest shall be calculated if other than a 360-day year consisting of twelve 30-day months, the date or dates from which such interest will accrue and on which such interest will be payable and the related record dates; (v) if other than the offices of the Trustee, the place where the principal of and any premium or interest on such Senior Debt Securities will be payable; (vi) any redemption, repayment or sinking fund provisions; (vii) if other than denominations of $1,000 or multiples thereof, the denominations in which such Senior Debt Securities will be issuable; (viii) if other than the principal amount thereof, the portion of the principal amount due upon acceleration;
(ix) if other than U.S. dollars, the currency or currencies (including composite currencies) in which such Senior Debt Securities are denominated or payable; (x) whether such Senior Debt Securities shall be issued in the form of a Global Security or securities; (xi) any other specific terms of such Senior Debt Securities; and (xii) the identity of any trustees, depositories, authenticating or paying agents, transfer agents or registrars with respect to such Senior Debt Securities. (Section 2.3)

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   The Senior Debt Securities will be issued either in certificated, fully registered form, without coupons, or as global securities under a book-entry system, as specified in the accompanying Prospectus Supplement. See "--Book-Entry System."

   Unless otherwise specified in the accompanying Prospectus Supplement, principal and premium, if any, will be payable, and the Senior Debt Securities will be transferable and exchangeable without any service charge, at the office of the Trustee. However, the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any such transfer or exchange. (Sections 2.7, 4.1 and 4.2)

   Unless otherwise specified in the accompanying Prospectus Supplement, interest on any series of Senior Debt Securities will be payable on the interest payment dates set forth in the accompanying Prospectus Supplement to the persons in whose names the Senior Debt Securities are registered at the close of business on the related record date and will be paid, at the option of the Issuer, by wire transfer or by checks mailed to such persons. (Sections 2.7, 4.1 and 4.2)

   If the Senior Debt Securities are issued as Original Issue Discount Securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount, the federal income tax consequences and other special considerations applicable to such Original Issue Discount Securities will be generally described in the Prospectus Supplement.

BOOK-ENTRY SYSTEM

   If so specified in the accompanying Prospectus Supplement, Senior Debt Securities of any series may be issued under a book-entry system in the form of one or more global Senior Debt Securities (each a "Global Security"). Each Global Security will be deposited with, or on behalf of a depositary, which, unless otherwise specified in the accompanying Prospectus Supplement, will be The Depository Trust Company, New York, New York (the "Depositary"). The Global Securities will be registered in the name of the Depositary or its nominee.

   The Depositary has advised the Issuer that the Depositary is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York banking law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of section 17A of the Exchange Act. The Depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

   Upon the issuance of a Global Security in registered form, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Senior Debt Securities represented by such Global Security to the accounts of participants. The accounts to be credited will be designated by the underwriters, dealers or agents. Ownership of beneficial interests in the Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in the Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by such participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to own, transfer or pledge beneficial interest in a Global Security.

   So long as the Depositary or its nominee is the registered owner of a Global Security, it will be considered the sole owner or holder of the Senior Debt Securities represented by such Global Security for all purposes under the Indenture. Except as set forth below, owners of a beneficial interest in such

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Global Security will not be entitled to have the Senior Debt Securities represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificates representing the Senior Debt Securities represented thereby and will not be considered the owners or holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in such Global Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. The Issuer understands that under existing practice, in the event that the Issuer requests any action of a holder or a beneficial owner desires to take any action a holder is entitled to take, the Depositary would act upon the instructions of, or authorize, the participant to take such action.

   Payment of principal of, and interest on, the Senior Debt Securities will be made to the Depositary or its nominee, as the case may be, as the registered owner and holder of the Global Security representing such Senior Debt Securities. None of the Issuer, the Trustee, any paying agent or registrar for the Senior Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

   The Issuer has been advised by the Depositary that the Depositary will credit participants' accounts with payments of principal or interest on the payment date thereof in amounts proportionate to their respective beneficial interests in the principal amount of the Global Security as shown on the records of the Depositary. The Issuer expects that payments by participants to owners of beneficial interests in the Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

   A Global Security may not be transferred except as a whole by the Depositary to a nominee or successor of the Depositary or by a nominee of the Depositary to another nominee of the Depositary. A Global Security representing all but not part of the Senior Debt Securities being offered hereby is exchangeable for Senior Debt Securities in definitive form of like tenor and terms if (i) the Depositary notifies the Issuer that it is unwilling or unable to continue as depositary for such Global Security or if at any time the Depositary is no longer eligible to be, or in good standing as, a clearing agency registered under the Exchange Act, and in either case, a successor depositary is not appointed by the Issuer within 90 days of receipt by the Issuer of such notice or of the Issuer becoming aware of such ineligibility, or (ii) the Issuer in its sole discretion at any time determines not to have all of the Senior Debt Securities represented by a Global Security and notifies the Trustee thereof. A Global Security exchangeable pursuant to the preceding sentence shall be exchangeable for Senior Debt Securities registered in such names and in such authorized denominations as the Depositary for such Global Security shall direct.

NEGATIVE PLEDGE

   The Indenture provides that the Issuer and any successor corporation will not, and will not permit any Subsidiary to, create, assume, incur or guarantee any indebtedness for borrowed money secured by a pledge, lien or other encumbrance except for Permitted Liens (as defined in the Indenture) on the Voting Stock of DLJSC or any other Subsidiary of the Issuer which shall hereafter succeed by merger or otherwise to all or substantially all of the business of DLJSC (a "DLJSC Successor"), without making effective provision whereby the Senior Debt Securities will be secured equally and ratably with such secured indebtedness. (Section 4.3)

CERTAIN DEFINITIONS

   The term "Holder" or "Securityholder" as defined in the Indenture means the registered holder of any Senior Debt Security with respect to registered Senior Debt Securities and the bearer of any unregistered Senior Debt Security or any coupon appertaining thereto, as the case may be.

   "Original Issue Discount Security" as defined in the Indenture means any Senior Debt Security that provides for an amount less than the principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.2 of the Indenture.

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   The term "Subsidiary" as defined in the Indenture means with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock (as defined in the Indenture) is owned directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

RESTRICTIONS ON MERGERS AND SALES OF ASSETS

   Under the Indenture, the Issuer shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to, any Person (other than a consolidation with or merger with or into a Subsidiary or a sale, conveyance, transfer, lease or other disposition to a Subsidiary) or permit any Person to merge with or into the Issuer unless: (a) either (i) the Issuer shall be the continuing Person or (ii) the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or that acquired or leased such property and assets of the Issuer shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Issuer on all of the Senior Debt Securities and under the Indenture and the Issuer shall have delivered to the Trustee an opinion of counsel stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with and that such supplemental indenture constitutes the legal, valid and binding obligation of the Issuer or such successor enforceable against such entity in accordance with the terms, subject to customary exceptions; and (b) the Issuer shall have delivered to the Trustee an officers' certificate to the effect that immediately after giving effect to such transaction, no Default (as defined in the Indenture) shall have occurred and be continuing and an opinion of counsel as to the matters set forth in paragraph (a) above. (Section 5.1)

EVENTS OF DEFAULT

   Events of Default defined in the Indenture with respect to the Senior Debt Securities of any series are: (a) the Issuer defaults in the payment of all or any part of the principal of any Senior Debt Security of such series when the same becomes due and payable at maturity, upon acceleration, redemption or mandatory repurchase, including as a sinking fund installment, or otherwise; (b) the Issuer defaults in the payment of any interest on any Senior Debt Security of such series when the same becomes due and payable, and such default continues for a period of 30 days; (c) the Issuer defaults in the performance of or breaches any other covenant or agreement of the Issuer in the Indenture with respect to any Senior Debt Security of such series or in the Senior Debt Securities of such series and such default or breach continues for a period of 60 consecutive days after written notice thereof has been given to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of 25% or more in aggregate principal amount of the Senior Debt Securities of all series affected thereby; (d) an involuntary case or other proceeding shall be commenced against the Issuer or DLJSC (including for purposes of paragraph (d) and (e) hereof any DLJSC Successor) with respect to the Issuer or DLJSC or their respective debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Issuer or DLJSC or for any substantial part of the property and assets of the Issuer or DLJSC, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Issuer or DLJSC under any bankruptcy, insolvency or other similar law now or hereafter in effect; (e) the Issuer or DLJSC (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or DLJSC or for all or substantially all of the property and assets of the Issuer or DLJSC or (iii) effects any general assignment for the benefit of creditors; (f) an event of default, as defined in any one or more indentures or instruments evidencing or under which the Issuer has at the date of the Indenture or shall thereafter have outstanding an aggregate of at least $25,000,000 aggregate principal amount of

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indebtedness for borrowed money, shall happen and be continuing and such indebtedness shall have been accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration shall not be rescinded or annulled within ten days after notice thereof shall have been given to the Issuer by the Trustee (if such event be known to it), or to the Issuer and the Trustee by the holders of at least 25% in aggregate principal amount of the Senior Debt Securities at the time outstanding; provided that if such event of default under such indentures or instruments shall be remedied or cured by the Issuer or waived by the holders of such indebtedness, then the Event of Default under the Indenture by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the Securityholders; (g) failure by the Issuer to make any payment at maturity, including any applicable grace period, in respect of at least $25,000,000 aggregate principal amount of indebtedness for borrowed money and such failure shall have continued for a period of ten days after notice thereof shall have been given to the Issuer by the Trustee (if such event be known to it), or to the Issuer and the Trustee by the holders of at least 25% in aggregate principal amount of the Senior Debt Securities at the time outstanding; provided that if such failure shall be remedied or cured by the Issuer or waived by the holders of such indebtedness, then the Event of Default under the Indenture by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the Securityholders; or (h) any other Event of Default established with respect to any series of Senior Debt Securities issued pursuant to the Indenture occurs. (Section 6.1)

   The Indenture provides that if an Event of Default described in clauses
(a) or (b) of the immediately preceding paragraph with respect to the Senior Debt Securities of any series then outstanding occurs and is continuing, then, and in each and every such case, except for any series of Senior Debt Securities the principal of which shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Senior Debt Securities of any such affected series then outstanding under the Indenture (each such series treated as a separate class) by notice in writing to the Issuer (and to the Trustee if given by Securityholders), may declare the entire principal amount (or, if the Senior Debt Securities of any such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series established pursuant to the Indenture) of all Senior Debt Securities of such affected series, and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default described in clauses (c) or (h) of the immediately preceding paragraph with respect to the Senior Debt Securities of one or more series then outstanding occurs and is continuing, then, in each and every such case, except for any series of Senior Debt Securities the principal of which shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount (or, if the Senior Debt Securities of any such series are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof established pursuant to the Indenture) of the Senior Debt Securities of all such affected series then outstanding under the Indenture (treated as a single class) by notice in writing to the Issuer (and to the Trustee if given by Securityholders), may declare the entire principal amount (or, if the Senior Debt Securities of any such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series established pursuant to the Indenture) of all Senior Debt Securities of all such affected series, and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default described in clauses (d) or (e) of the immediately preceding paragraph occurs and is continuing, then the principal amount (or, if any Senior Debt Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof established pursuant to the Indenture) of all the Senior Debt Securities then outstanding and interest accrued thereon, if any, shall be and become immediately due and payable, without any notice or other action by any Holder or the Trustee to the full extent permitted by applicable law. If an Event of Default described in clauses (f) or (g) of the immediately preceding paragraph, or in clauses
(c) or (h) of the immediately preceding paragraph with respect to the Senior Debt Securities of all series then outstanding, occurs and is continuing, then, in each and every such case, either the Trustee or the Holders of not less than 25% in aggregate principal amount (or, if the Senior Debt Securities of any outstanding series are Original Issue Discount Securities, such portion of the

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principal as may be specified in the terms thereof established pursuant to the Indenture) of all Senior Debt Securities of any series then outstanding under the Indenture except for any series of Senior Debt Securities the principal of which shall have already become due and payable (treated as a single class) by notice in writing to the Issuer (and to the Trustee if given by Securityholders), may declare the entire principal amount (or, if the Senior Debt Securities of any such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series established pursuant to the Indenture) of all Senior Debt Securities of any series then outstanding, and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. Upon certain conditions such declarations may be rescinded and annulled and past defaults may be waived by the Holders of a majority in principal of the then outstanding Senior Debt Securities of all such series that have been accelerated (voting as a single class). (Section 6.2) Because the ability of Holders to declare the Senior Debt Securities of any series due and payable upon an Event of Default under clauses (c), (f), (g) or (h) of the immediately preceding paragraph depends on the requisite action by Holders of all affected series of Senior Debt Securities, if there is more than one series of Senior Debt Securities outstanding, Holders of a particular series of Senior Debt Securities may be unable to declare the Senior Debt Securities due and payable upon an Event of Default described in clauses (c), (f), (g) or (h) of the immediately preceding paragraph without action by Holders of such other series. In the Senior Debt Offering, the Company issued $500,000,000 in aggregate principal amount of 6 7/8% Senior Notes due 2005 under the Indenture, all of which were outstanding as of the date hereof.

   The Indenture contains a provision under which, subject to the duty of the Trustee during a default to act with the required standard of care, (i) the Trustee may rely and shall be protected in acting or refraining from acting upon any officers' certificate, opinion of counsel (or both), resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person or persons and the Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit; (ii) before the Trustee acts or refrains from acting, it may require an officers' certificate and/or an opinion of counsel, which shall conform to the requirements of the Indenture and the Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion; subject to the terms of the Indenture, whenever in the administration of the trusts of the Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting to take any action under the Indenture, such matter (unless other evidence in respect thereof be specifically prescribed in the Indenture) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an officers' certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted to be taken by it under the provisions of the Indenture upon the faith thereof; (iii) the Trustee may act through its attorneys and agents not regularly in its employ and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care; (iv) any request, direction, order or demand of the Issuer mentioned in the Indenture shall be sufficiently evidenced by an officers' certificate (unless other evidence in respect thereof be specifically prescribed in the Indenture); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Issuer; (v) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request, order or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request, order or direction; (vi) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with the Indenture relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Indenture; (vii) the Trustee may consult with counsel of its selection and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken

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

by it under the Indenture in good faith and in reliance thereon; and (viii) prior to the occurrence of an Event of Default under the Indenture and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, officers' certificate, opinion of counsel, Board Resolution, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Senior Debt Securities of all series affected then outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of the Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding. (Section 7.2)

   Subject to such provisions in the Indenture for the indemnification of the Trustee and certain other limitations, the Holders of at least a majority in aggregate principal amount (or, if any Senior Debt Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof established pursuant to the Indenture) of the outstanding Senior Debt Securities of all series affected (voting as a single class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Senior Debt Securities of such series by the Indenture; provided, that the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction; and provided further, that the Trustee may take any other action it deems proper that is not inconsistent with any directions received from Holders of Senior Debt Securities pursuant to this paragraph. (Section 6.5)

   Subject to various provisions in the Indenture, the Holders of at least a majority in principal amount (or, if the Senior Debt Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof established pursuant to the Indenture) of the outstanding Senior Debt Securities of all series affected (voting as a single class), by notice to the Trustee, may waive an existing Default or Event of Default with respect to the Senior Debt Securities of such series and its consequences, except a Default in the payment of principal of or interest on any Senior Debt Security as specified in clauses (a) or (b) of Section 6.1 of the Indenture or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Senior Debt Security affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default with respect to the Senior Debt Securities of such series arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto. (Section 6.4)

   The Indenture provides that no Holder of any Senior Debt Securities of any series may institute any proceeding, judicial or otherwise, with respect to the Indenture or the Senior Debt Securities of such series, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless: (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Senior Debt Securities of such series; (ii) the Holders of at least 25% in aggregate principal amount of outstanding Senior Debt Securities of all such series affected shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the Indenture; (iii) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request; (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Senior Debt Securities of all such affected series have not given the Trustee a direction that is inconsistent with such written request. A Holder may not use the Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder. (Section 6.6)

   The Indenture contains a covenant that the Issuer will file with the Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports which the Issuer may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act. (Section 4.5)

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

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

   The Indenture provides with respect to each series of Senior Debt Securities that the Issuer may terminate its obligations under the Senior Debt Securities of any series and the Indenture with respect to Senior Debt Securities of such series if: (i) all Senior Debt Securities of such series previously authenticated and delivered, with certain exceptions, have been delivered to the Trustee for cancellation and the Issuer has paid all sums payable by it under the Indenture; or (ii) (a) the Senior Debt Securities of such series mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (b) the Issuer irrevocably deposits in trust with the Trustee, as trust funds solely for the benefit of the Holders of such Senior Debt Securities for that purpose, money or U.S. Government Obligations or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment, to pay the principal of and interest on the Senior Debt Securities of such series to maturity or redemption, as the case may be, and to pay all other sums payable by it under the Indenture, and (c) the Issuer delivers to the Trustee an officers' certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the Indenture relating to the satisfaction and discharge of the Indenture with respect to the Senior Debt Securities of such series have been complied with. With respect to the foregoing clause (i), only the Issuer's obligations to compensate and indemnify the Trustee under the Indenture shall survive. With respect to the foregoing clause (ii), only the Issuer's obligations to execute and deliver Senior Debt Securities of such series for authentication, to set the terms of the Senior Debt Securities of such series, to maintain an office or agency in respect of the Senior Debt Securities of such series, to have moneys held for payment in trust, to register the transfer or exchange of Senior Debt Securities of such series, to deliver Senior Debt Securities of such series for replacement or to be canceled, to compensate and indemnify the Trustee and to appoint a successor trustee, and its right to recover excess money held by the Trustee shall survive until such Senior Debt Securities are no longer outstanding. Thereafter, only the Issuer's obligations to compensate and indemnify the Trustee, and its right to recover excess money held by the Trustee shall survive. (Section 8.1)

   The Indenture provides that the Issuer (i) will be deemed to have paid and will be discharged from any and all obligations in respect of the Senior Debt Securities of any series, and the provisions of the Indenture will, except as noted below, no longer be in effect with respect to the Senior Debt Securities of such series ("legal defeasance") and (ii) may omit to comply with any term, provision or condition of the Indenture described above under "--Negative Pledge" (or any other specific covenant relating to such series provided for in a Board Resolution or supplemental indenture which may by its terms be defeased pursuant to the Indenture), and such omission shall be deemed not to be an Event of Default under clauses (c) or (h) of the first paragraph of "--Events of Default" with respect to the outstanding Senior Debt Securities of a series ("covenant defeasance"); provided that the following conditions shall have been satisfied: (a) the Issuer has irrevocably deposited in trust with the Trustee as trust funds solely for the benefit of the Holders of the Senior Debt Securities of such series, for payment of the principal of and interest on the Senior Debt Securities of such series, money or U.S. Government Obligations or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee) without consideration of any reinvestment and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, to pay and discharge the principal of and accrued interest on the outstanding Senior Debt Securities of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the Trustee), as the case may be; (b) such deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Issuer is a party or by which it is bound; (c) no Default with respect to such Senior Debt Securities of such series shall have occurred and be continuing on the date of such deposit; (d) the Issuer shall have delivered to the Trustee an opinion of counsel that (1) the Holders of the Senior Debt Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of the Issuer's exercise of its option under this provision of the Indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (2) the Holders of the Senior Debt Securities of such series have a valid security interest in the trust funds subject to no prior liens under the Uniform Commercial Code, and (e) the Issuer has delivered to the Trustee an officers' certificate and an opinion of counsel, in each case stating that all conditions precedent provided for the Indenture relating to the defeasance contemplated have been complied with. In the case of legal defeasance under clause (i) above, the opinion of counsel referred to in clause (d)(1) above may be replaced by a ruling directed to the Trustee received from the Internal Revenue Service to the same effect. Subsequent to legal defeasance under clause (i) above, the Issuer's obligations to execute and deliver Senior Debt Securities of such series for authentication, to set the terms of the Senior Debt Securities of such series, to maintain an office or agency in respect of the Senior Debt Securities of such series, to have moneys held for payment in trust, to register the transfer or exchange of Senior Debt Securities of such series, to deliver Senior Debt Securities of such series for replacement or to be canceled, to compensate and indemnify the Trustee and to appoint a successor trustee, and its right to recover excess money held by the Trustee shall survive until such Senior Debt Securities are no longer outstanding. After such Senior Debt Securities are no longer outstanding, in the case of legal defeasance under clause (i) above, only the Issuer's obligations to compensate and indemnify the Trustee and its right to recover excess money held by the Trustee shall survive. (Sections 8.2 and 8.3)

MODIFICATION OF THE INDENTURE

   The Indenture provides that the Issuer and the Trustee may amend or supplement the Indenture or the Senior Debt Securities of any series without notice to or the consent of any Holder: (1) to cure any ambiguity, defect or inconsistency in the Indenture; provided that such amendments or supplements shall not materially and adversely affect the interests of the Holders; (2) to comply with Article 5 of the Indenture in connection with a consolidation or merger of the Issuer or the sale, conveyance, transfer, lease or other disposal of all or substantially all of the property and assets of the Issuer; (3) to comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act; (4) to evidence and provide for the acceptance of appointment under the Indenture with respect to the Securities of any or all series by a successor Trustee;
(5) to establish the form or forms or terms of Senior Debt Securities of any series or of the coupons pertaining to such Senior Debt Securities as permitted under the Indenture; (6) to provide for uncertificated or unregistered Senior Debt Securities and to make all appropriate changes for such purpose; or (7) to make any change that does not materially and adversely affect the rights of any Holder. (Section 9.1)

   The Indenture also contains provisions whereby the Issuer and the Trustee, subject to certain conditions, without prior notice to any Holders, may amend the Indenture and the outstanding Senior Debt Securities of any series with the written consent of the Holders of a majority in principal amount of the Senior Debt Securities then outstanding of all series affected by such amendment (all such series voting as one class), and the Holders of a majority in principal amount of the outstanding Senior Debt Securities of all series affected thereby (all such series voting as one class) by written notice to the Trustee may waive future compliance by the Issuer with any provision of the Indenture or the Senior Debt Securities of such series. Notwithstanding the foregoing provisions, without the consent of each Holder affected thereby, an amendment or waiver, including a waiver pursuant to
Section 6.4 of the Indenture, may not: (i) extend the stated maturity of the principal of, or any sinking fund obligation or any installment of interest on, such Holder's Senior Debt Security, or reduce the principal thereof or the rate of interest thereon (including any amount in respect of original issue discount), or any premium payable with respect thereto, or adversely affect the rights of such Holder under any mandatory redemption or repurchase provision or any right of redemption or repurchase at the option of such Holder, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, or change any place of payment where, or the currency in which, any Senior Debt Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the due date therefor; (ii) reduce the percentage in principal amount of outstanding Senior Debt Securities of the relevant series the consent of whose Holders is required for any such supplemental indenture, for any waiver of compliance with certain provisions of the Indenture or certain Defaults and

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

their consequences provided for in the Indenture; (iii) waive a Default in the payment of principal of or interest on any Senior Debt Security of such Holder; or (iv) modify any of the provisions of this provision of the Indenture, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Senior Debt Security affected thereby. A supplemental indenture which changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of Senior Debt Securities, or which modifies the rights of Holders of Senior Debt Securities of such series with respect to such covenant or provision, shall be deemed not to affect the rights under the Indenture of the Holders of Senior Debt Securities of any other series or of the coupons appertaining to such Senior Debt Securities. It shall not be necessary for the consent of any Holder under this provision of the Indenture to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this section of the Indenture becomes effective, the Issuer shall give to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Issuer will mail supplemental indentures to Holders upon request. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver. (Section 9.2)

GOVERNING LAW

   The Indenture and the Senior Debt Securities will be governed by the laws of the State of New York. (Section 10.8)

CONCERNING THE TRUSTEE

   The Issuer and its subsidiaries maintain ordinary banking relationships with The Bank of New York and its affiliates.

                             PLAN OF DISTRIBUTION

   Offered Securities may be sold (i) through agents, (ii) through underwriters, (iii) through dealers or (iv) directly to purchasers.

   Offers to purchase Offered Securities may be solicited by agents designated by the Company from time to time. Any such agent involved in the offer or sale of the Offered Securities will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Offered Securities so offered and sold.

   If an underwriter or underwriters are utilized in the sale of Offered Securities, the Company will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of Offered Securities.

   If a dealer is utilized in the sale of Offered Securities, the Company will sell such Offered Securities to the dealer, as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of any such dealer and the terms of the transactions, if any, will be set forth in the Prospectus Supplement relating thereto.

   Offers to purchase Offered Securities may be solicited directly by the Company and sales thereof may be made by the Company directly to institutional investors or others. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

   Agents, underwriters and dealers may be entitled under agreements which may be entered into with the Company, to indemnification by the Company against certain liabilities, including liabilities under the 1933 Act, and any such agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for the Company, in the ordinary course of business.

   If so indicated in the Prospectus Supplement, the Company will authorize agents and underwriters to solicit offers by certain institutions to purchase Offered Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date stated in the Prospectus Supplement. Such Contracts will be subject to only those conditions set forth in the Prospectus Supplement. A commission indicated in the Prospectus Supplement will be paid to underwriters and agents soliciting purchases of Offered Securities pursuant to any such Contracts accepted by the Company.

   This Prospectus, together with the Prospectus Supplement, may also be used by DLJSC in connection with offers and sales of Offered Securities related to market-making transactions by and through DLJSC, at negotiated prices related to prevailing market prices at the time of sale or otherwise. DLJSC may act as principal or agent in such transactions.

                                LEGAL MATTERS

   Unless otherwise indicated in the applicable Prospectus Supplement, the validity of the Securities and certain other legal matters in connection with the offering of the Securities will be passed upon by Michael A. Boyd, Senior Vice President and General Counsel to the Company, and Davis Polk & Wardwell. Mr. Boyd owns restricted stock units of the Company and holds options to purchase shares of Common Stock. See "Management." Davis Polk & Wardwell from time to time provides legal services to the Company.

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

                                   EXPERTS

   The consolidated statements of financial condition of the Company as of December 31, 1993 and 1994 and the related consolidated statements of income, stockholders' equity and cash flows for each of the years ended December 31, 1992, 1993 and 1994 have been included herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.


















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

                                   GLOSSARY

   The following Glossary includes definitions of certain general banking and finance terms as well as terms relating specifically to the Company.

   ARBITRAGE: Profiting through the buying and selling of securities exhibiting price disparities in different markets or profiting through the buying and selling of a security and an option on that security.

   BRADY BONDS: Bonds which are denominated in U.S. dollars, collateralized by zero-coupon U.S. Treasury bonds and often issued by sovereign countries or their government agencies. These bonds are issued mainly to allow the restructuring of bank loans of emerging economies.

   BRIDGE FINANCING/BRIDGE LOANS: Financing or loans which are short term and are undertaken as an interim step before the issuance of securities or while longer term financing or loans are being sought.

   BROKER: Intermediary between buyer and seller acting as agent.

   BROKER CALL RATE: Rate of interest charged to brokers for funds borrowed to finance their client's margin accounts.

   COLLATERALIZED MORTGAGE OBLIGATIONS (CMOS): Debt obligations secured by the cash flow from a pool of mortgages or mortgage securities, as well as other mortgage-related derivative products.

   COMMERCIAL BANKING: Traditional banking activities which include the accepting of savings, time or demand deposits and the making of loans, usually short or intermediate term, with such deposited funds.

   CONVERTIBLE SECURITIES: Securities of a company which may be exchanged under preset circumstances for other securities of such company.

   CORRESPONDENT BROKERAGE SERVICES: Brokerage services provided to institutions or other organizations in markets to which they do not have access.

   DEALER: One who, in the regular course of business, buys and sells securities for his own account and risk, as principal.

   DERIVATIVES: Financial instruments, the payments on which are linked to the prices, or relationships between prices, of securities or commodities, interest rates, currency exchange rates or other financial measures.

   FANNIE MAE: The Federal National Mortgage Association. This government-sponsored, publicly owned corporation buys mortgages from approved holders using proceeds from the sale of Fannie Mae issued debt securities.

   FEDERAL FUNDS RATE: The interest rate charged by banks when loaning reserves deposited with a Federal Reserve bank. These loaned reserves are usually those in excess of federal bank reserve requirements.

   FORWARD CONTRACTS: Contracts which call for the purchase or sale, on a delayed settlement basis, of debt securities or currencies or other financial instruments.

   FUTURES CONTRACTS: Contracts which call for the purchase or sale of a financial instrument at a specified future date at a specified price. These contracts are traded on exchanges and are settled daily.

   HIGH-YIELD: Securities having a rating of BB+ (Standard & Poor's) or Ba1 (Moody's) or lower. This term is usually used in reference to bonds or other debt securities.

   INVESTMENT BANKING: Banking activities which involve assisting corporations with their capital-market and other financing transactions. Such activities include underwriting public offerings of securities, arranging private placements, and advising with respect to mergers, acquisitions, and restructurings.

   INVESTMENT-GRADE: Securities having one of the top four ratings, AAA to BBB-(Standard & Poor's) or Aaa to Baa3 (Moody's). This term is usually used in reference to bonds or other debt securities.

   LEVERAGED BUYOUT: The acquisition of a company using a significant amount of debt.

   LIBOR: The London Inter-Bank Offered Rate.

   MAKING A MARKET: The creation of a market in a security, usually by a broker-dealer, by maintaining firm bid and offer prices and standing ready to purchase or sell the security at such prices.

   MARGIN ACCOUNT: Brokerage account maintained by a client so as to allow that client to purchase securities using money borrowed from the broker or loaned securities in a short sale.

   MASTER NOTES: Loan agreement by which two non-bank entities agree to borrow and lend money.

   MERCHANT BANKING: Banking transactions which include purchasing equity or debt securities, making commitments to purchase such securities in merger, acquisition, restructuring and leveraged capital transactions, or providing bridge financing.

   MEZZANINE SECURITIES: Preferred stock or convertible subordinated debentures.

   MONEY MARKET RATE: Interest rate on money market securities, primarily commercial paper and bank certificates of deposit, which have short-term maturities.

   MORTGAGE-BACKED SECURITIES: Securities which consist of shares representing ownership in the interest and principal payments of pooled mortgages.

   OPEN END MUTUAL FUND: Mutual fund which will issue new shares to meet increased investment demand.

   OVER THE COUNTER (OTC): Any market or transaction in a market which does not involve the use of a securities exchange.

   PORTFOLIO COMPANIES: Companies in which an equity investment has been made by DLJMBP.

   PRIVATE PLACEMENT: Sale of securities to a small group of people, often institutional investors, in such a manner which exempts the sale from registration under the Securities Act.

   PROPRIETARY TRADING: Trading by a broker-dealer for the brokerage firm's own account.

   SALLIE MAE: The Student Loan Marketing Association. This government-sponsored, private organization buys, sells, services, and holds educational loans made to qualified students.

   STRUCTURED NOTES: Customized derivative instruments in which the amount of interest or principal paid on a debt obligation is linked to movements in the value of cash market financial instruments.

   UNDERWRITING: Process by which investment banks assume part or all of the risk associated with an offering of securities by agreeing to buy the securities prior to resale to the public.

   VENTURE CAPITAL: Capital which is invested in a new, untried or turnaround business.

   WRAP FEE ACCOUNT: Brokerage account for which the broker-dealer hires a money manager, pays the manager's wages out of the client's assets and executes the manager's buy or sell orders. The broker-dealer receives a fee for these services.

              DONALDSON, LUFKIN & JENRETTE, INC. & SUBSIDIARIES
                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                           PAGE
                                                                                        --------
Independent Auditors' Report ..........................................................     F-2
Consolidated Statements of Financial Condition at December 31, 1993 and 1994 and at
  September 30, 1995 (Unaudited) ......................................................     F-3
Consolidated Statements of Income for the years ended December 31, 1992, 1993 and 1994
  and the nine months ended September 30, 1994 and 1995 (Unaudited) ...................     F-4
Consolidated Statements of Changes in Stockholders' Equity for the years ended
  December 31, 1992, 1993 and 1994 and the nine months ended September 30, 1995
  (Unaudited) .........................................................................     F-5
Consolidated Statements of Cash Flows for the years ended December 31, 1992, 1993 and
  1994 and the nine months ended September 30, 1994 and 1995 (Unaudited) ..............     F-6
Notes to Consolidated Financial Statements ............................................     F-8
Schedule I ............................................................................    F-23
 Condensed Statements of Financial Condition (Parent Company Only) at
  December 31, 1993 and 1994 and at September 30, 1995 (Unaudited) ....................    F-23
  Condensed Statements of Income (Parent Company Only) for the years ended December 31,
  1992, 1993 and 1994 and the nine months ended September 30, 1994 and 1995 (Unaudited)    F-24
  Condensed Statements of Cash Flows (Parent Company Only) for the years ended December
  31, 1992, 1993 and 1994 and the nine months ended September 30, 1994 and 1995
  (Unaudited) .........................................................................    F-25
  Notes to Condensed Financial Statements (Parent Company Only) .......................    F-26

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Donaldson, Lufkin & Jenrette, Inc.

   We have audited the accompanying consolidated statements of financial condition of Donaldson, Lufkin & Jenrette, Inc. and subsidiaries as of December 31, 1993 and 1994, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Donaldson, Lufkin & Jenrette, Inc. and subsidiaries as of December 31, 1993 and 1994, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1994, in conformity with generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth herein.

                                                 KPMG Peat Marwick LLP

New York, New York
February 3, 1995

             DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                           DECEMBER 31,           SEPTEMBER 30,
                                                                  ----------------------------        1995
                                                                       1993           1994
                                                                                                   (UNAUDITED)
ASSETS
Cash and cash equivalents .......................................   $   142,898    $    94,854     $    60,984
Cash and securities segregated for regulatory purposes or
 deposited with clearing organizations ..........................       930,782        733,010         865,632
Securities purchased under agreements to resell .................    11,547,685     10,476,420      17,006,164
Securities borrowed .............................................    10,027,488      8,690,431       8,634,243
Receivables:
 Customers ......................................................     1,263,838      1,487,004       1,873,068
 Brokers, dealers and other .....................................     2,453,837      1,607,366       1,415,776
Securities owned, at value:
 U.S. government and agencies ...................................     6,082,216      4,701,140       4,988,863
 Corporate debt .................................................     3,450,252      3,420,950       3,082,853
 Foreign sovereign debt .........................................     1,254,190        274,837         538,698
 Mortgage whole loans ...........................................       411,240        132,596         653,407
 Equities and other .............................................       391,950        440,481         587,405
 Long-term corporate development investments ....................       325,692        361,972         312,646
Mortgages, other receivables collateralized by real estate
 assets and real estate owned ...................................       202,989        365,506         374,811
Property, equipment and leasehold improvements, at cost (net of accumulated depreciation and amortization of $95,125, $107,905
 and $114,206, respectively) ....................................        62,864         87,851         153,593
Other assets ....................................................       218,761        241,670         230,162
                                                                  -------------  -------------  ---------------
   Total Assets .................................................   $38,766,682    $33,116,088     $40,778,305
                                                                  =============  =============  ===============
LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings ...........................................   $ 1,772,630    $ 1,416,632     $ 1,306,621
Securities sold under agreements to repurchase ..................    20,923,471     18,356,731      22,955,663
Securities loaned ...............................................     3,193,203      2,028,665       2,622,076
Payables:
 Customers ......................................................     2,289,417      1,869,428       2,175,176
 Brokers, dealers and other .....................................     1,965,652      1,187,982       1,180,389
Securities sold not yet purchased, at value:
 U.S. government and agencies ...................................     4,687,699      4,090,196       5,979,730
 Corporate debt .................................................       642,750        364,308         344,176
 Foreign sovereign debt .........................................        91,008        347,349         233,569
 Equities and other .............................................       580,517        730,065         681,732
Accounts payable and accrued expenses ...........................       911,388        947,299       1,184,100
Other liabilities and deferred amounts ..........................       184,646        192,281         275,328
                                                                  -------------  -------------  ---------------
                                                                     37,242,381     31,530,936      38,938,560
                                                                  -------------  -------------  ---------------
Long-term borrowings ............................................       549,007        539,861         704,335
                                                                  -------------  -------------  ---------------
   Total liabilities ............................................    37,791,388     32,070,797      39,642,895
                                                                  -------------  -------------  ---------------
Cumulative Exchangeable $8.83 Preferred Stock, at redemption
 value ..........................................................       225,000        225,000         225,000
                                                                  -------------  -------------  ---------------
Stockholders' Equity:
  Common Stock ($0.10 par value; 150,000,000 shares authorized;
    50,000,000 shares issued and outstanding) ...................         1,000          1,000           5,000
  Paid-in capital ...............................................       232,080        232,080         228,080
  Retained earnings .............................................       518,049        587,555         677,888
  Cumulative translation adjustment .............................          (835)          (344)           (558)
                                                                  -------------  -------------  ---------------
    Total stockholders' equity ..................................       750,294        820,291         910,410
                                                                  -------------  -------------  ---------------
Total Liabilities and Stockholders' Equity ......................   $38,766,682    $33,116,088     $40,778,305
                                                                  =============  =============  ===============

See accompanying notes to consolidated financial statements.

             DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                 NINE MONTHS ENDED
                                             YEARS ENDED DECEMBER 31,              SEPTEMBER 30,
                                      -------------------------------------  ------------------------
                                          1992         1993         1994         1994         1995
                                                                                    (UNAUDITED)
Revenues:
  Commissions .......................  $  289,666   $  358,783   $  376,072   $  280,968   $  343,117
  Underwritings .....................     350,317      574,568      261,094      179,720      317,508
  Fees ..............................     158,123      211,296      281,293      176,557      264,020
  Interest, net of interest to
   finance U.S. government, agency
   and mortgage-backed securities of
   $918,418, $1,083,606, $1,612,823,
   $1,181,860 and 1,499,614,
   respectively  ....................     381,694      657,346      791,888      592,921      638,436
  Principal transactions-net:
   Trading ..........................     272,015      381,529      165,727      141,064      265,655
   Investment .......................     195,852       79,873       97,588       58,517       92,148
  Other .............................      16,465       21,910       35,021       24,505       40,376
                                      -----------  -----------  -----------  -----------  -----------
     Total revenues .................   1,664,132    2,285,305    2,008,683    1,454,252    1,961,260
                                      -----------  -----------  -----------  -----------  -----------
Costs and Expenses:
  Compensation and benefits .........     886,612    1,200,418      897,828      675,192      924,898
  Interest ..........................     212,291      381,697      503,832      357,318      464,486
  Brokerage, clearing, exchange fees
   and other  .......................     114,103      133,805      135,623       93,645      122,579
  Occupancy and equipment ...........      71,225       79,964       90,059       63,136       88,645
  Communications ....................      28,741       31,941       36,585       26,820       31,313
  Other operating expenses ..........     106,160      155,480      139,756       95,641      126,839
                                      -----------  -----------  -----------  -----------  -----------
    Total costs and expenses ........   1,419,132    1,983,305    1,803,683    1,311,752    1,758,760
                                      -----------  -----------  -----------  -----------  -----------
Income before provision for income
 taxes ..............................     245,000      302,000      205,000      142,500      202,500
                                      -----------  -----------  -----------  -----------  -----------
Provision for income taxes ..........      98,000      115,900       82,000       57,000       81,000
                                      -----------  -----------  -----------  -----------  -----------
Net income ..........................  $  147,000   $  186,100   $  123,000   $   85,500   $  121,500
                                      ===========  ===========  ===========  ===========  ===========
Dividends on preferred stock  .......  $        0   $        0   $   20,970   $   16,005   $   14,901
                                      ===========  ===========  ===========  ===========  ===========
Earnings applicable to
 common shares ......................                            $  102,030   $   69,495   $  106,599
                                                                ===========  ===========  ===========
Pro forma weighted average
 common shares outstanding ..........                                51,475                    51,475
                                                                ===========               ===========
Pro forma earnings per common share                              $     1.98                $     2.07
                                                                ===========               ===========

         See accompanying notes to consolidated financial statements.

             DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
          FOR THE YEARS ENDED DECEMBER 31, 1992, 1993, 1994 AND THE
               NINE MONTHS ENDED SEPTEMBER 30, 1995 (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                          CUMULATIVE
                                       COMMON    PAID-IN     RETAINED     TRANSLATION
                                       STOCK     CAPITAL     EARNINGS     ADJUSTMENT       TOTAL
Balances at December 31, 1991  .....   $    10   $  83,070   $ 256,962      $    251     $ 340,293
Net income .........................       --          --     147,000            --       147,000
Cash dividends on common stock
 ($0.63 per share) .................       --          --     (31,638)           --       (31,638)
Translation adjustment .............       --          --          --        (1,013)       (1,013)
                                     --------  ----------  -----------  -------------  -----------
Balances at December 31, 1992  .....       10      83,070     372,324          (762)      454,642
Net income .........................       --          --     186,100            --       186,100
Cash dividends on common stock
 ($0.81 per share) .................       --          --     (40,375)           --       (40,375)
Additional capital contributions  ..       --     150,000          --            --       150,000
Stock split ........................      990        (990)         --            --            --
Translation adjustment .............       --          --          --           (73)          (73)
                                     --------  ----------  -----------  -------------  -----------
Balances at December 31, 1993  .....    1,000     232,080     518,049          (835)      750,294
Net income .........................       --          --     123,000            --       123,000
Cash dividends:
 Common stock ($0.65 per share)  ...       --          --     (32,524)           --       (32,524)
 Preferred stock ($9.32 per share)         --          --     (20,970)           --       (20,970)
Translation adjustment .............       --          --          --           491           491
                                     --------  ----------  -----------  -------------  -----------
Balances at December 31, 1994  .....    1,000     232,080     587,555          (344)      820,291
Net income .........................       --          --     121,500            --       121,500
Cash dividends:
 Common stock ($0.33 per share)  ...       --          --     (16,266)           --       (16,266)
 Preferred stock ($6.62 per share)         --          --     (14,901)           --       (14,901)
Stock split ........................    4,000      (4,000)         --            --             0
Translation adjustment .............       --          --          --          (214)         (214)
                                     --------  ----------  -----------  -------------  -----------
Balances at September 30, 1995  ....   $5,000    $228,080    $677,888       $  (558)     $910,410

         See accompanying notes to consolidated financial statements.

             DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (IN THOUSANDS)

                                                                                                    NINE MONTHS ENDED
                                                          YEARS ENDED DECEMBER 31,                    SEPTEMBER 30,
                                               ---------------------------------------------  ----------------------------
                                                     1992            1993           1994           1994           1995
                                                                                                       (UNAUDITED)
Cash flows from operating activities:
  Net income .................................   $   147,000     $   186,100     $   123,000    $    85,500    $   121,500
                                               --------------  --------------  -------------  -------------  -------------
  Adjustments to reconcile net income to net
    cash provided by (used in) operating
    activities:
   Depreciation and amortization .............        12,005          14,242          24,382         16,521         22,573
   Deferred taxes ............................        22,392         (93,635)        (55,805)       (83,000)       (41,904)
   (Increase) decrease in unrealized
     appreciation of long-term corporate
     development investments .................       (70,202)         56,391         (17,481)        42,678         70,528
   Other-net .................................       (16,319)            981             982            736            736
                                               --------------  --------------  -------------  -------------  -------------
                                                      94,876         164,079          75,078         62,435        173,433
(Increase) decrease in operating assets:
  Cash and securities segregated for
    regulatory purposes or deposited with
    clearing organizations ...................        (6,024)       (216,129)        197,772        264,263       (132,622)
  Securities purchased under agreements to
    resell ...................................    (1,692,405)     (2,505,207)        620,133      1,852,833     (5,379,608)
  Securities borrowed ........................    (2,115,109)     (2,243,446)      1,337,057       (257,542)        56,188
  Receivables from customers .................      (287,201)       (253,543)       (223,166)      (244,900)      (386,064)
  Receivables from brokers, dealers and other       (621,783)     (1,069,664)        846,471        352,092        191,590
  Securities owned, at value .................    (1,255,124)     (5,340,103)      2,619,844       (628,267)      (881,222)
  Other assets ...............................        (5,636)        (82,241)         13,853        (20,971)        15,473
Increase (decrease) in operating liabilities:
  Securities sold under agreements to
    repurchase ...............................     1,692,405       2,505,207        (620,133)    (1,852,833)     5,379,608
  Securities loaned ..........................        85,455         859,344      (1,164,538)      (372,586)       593,411
  Payables to customers ......................       169,224         658,755        (419,989)      (444,816)       305,748
  Payables to brokers, dealers and other .....       268,544         842,535        (777,670)      (112,599)        (7,593)
  Securities sold not yet purchased, at value      1,096,386       1,906,997        (470,056)     3,675,844      1,707,289
  Accounts payable and accrued expenses ......       354,177         208,041          35,911        (12,758)       236,801
  Other liabilities and deferred amounts .....       (10,014)        164,226          63,440         47,946        124,951
  Translation adjustment .....................        (1,013)            (73)            491            159           (214)
                                               --------------  --------------  -------------  -------------  -------------
Net cash (used in) provided by operating
 activities ..................................   $(2,233,242)    $(4,401,222)    $ 2,134,498    $ 2,308,300    $ 1,997,169
                                               ==============  ==============  =============  =============  =============

See accompanying notes to consolidated financial statements.

             DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (IN THOUSANDS)

                                                                                            NINE MONTHS ENDED
                                                    YEARS ENDED DECEMBER 31,                  SEPTEMBER 30,
                                           -----------------------------------------  ----------------------------
                                                1992          1993          1994           1994           1995
                                                                                               (UNAUDITED)
Cash flows from investing activities:
Net proceeds from (payments for):
  Purchases of long-term corporate
    development investments ..............   $   (88,391)  $   (77,296)  $    (77,450)  $   (42,761)   $   (66,858)
  Sales of long-term corporate development
    investments ..........................      135,527        51,293         58,650         36,077         45,656
  Purchases of property, equipment and
    leasehold improvements ...............      (18,045)      (22,043)       (48,630)       (34,492)       (87,759)
  Purchases of mortgages, other
    receivables collateralized by real
    estate assets and real estate owned ..           --      (202,989)      (290,404)      (181,183)       (24,864)
  Sales of mortgages, other receivables
    collateralized by real estate assets
    and real estate owned ................           --            --        127,887         80,315         15,559
  Other assets ...........................        1,122        14,074        (37,500)        14,614         (4,521)
                                           ------------  ------------  -------------  -------------  -------------
Net cash provided by (used in) investing
 activities ..............................       30,213      (236,961)      (267,447)      (127,430)      (122,787)
                                           ------------  ------------  -------------  -------------  -------------
Cash flows from financing activities:
Net proceeds from (payments for):
  Short-term financings ..................    1,982,687     4,339,878     (1,851,473)    (2,126,482)    (2,040,823)
  Secured term loan agreement ............           --            --             --             --        250,000
  Subordinated promissory note payable to
    Equitable ............................      100,000      (100,000)            --             --             --
  Subordinated debt financings ...........         (255)       69,430         49,586         49,587            175
  Other long-term debt ...................      105,528            --        (41,714)       (41,714)       (86,437)
  Senior notes payable ...................      100,000            --        (18,000)       (18,000)            --
  Additional capital contributions .......           --       150,000             --             --             --
  Issuance of preferred stock ............           --       225,000             --             --             --
  Dividends paid .........................      (31,638)      (40,375)       (53,494)       (43,394)       (31,167)
                                           ------------  ------------  -------------  -------------  -------------
Net cash provided by (used in) financing
 activities ..............................    2,256,322     4,643,933     (1,915,095)    (2,180,003)    (1,908,252)
                                           ------------  ------------  -------------  -------------  -------------
Increase (decrease) in cash and cash
 equivalents .............................       53,293         5,750        (48,044)           867        (33,870)
Cash and cash equivalents at beginning of
 period ..................................       83,855       137,148        142,898        142,898         94,854
                                           ------------  ------------  -------------  -------------  -------------
Cash and cash equivalents at end of
 period ..................................   $   137,148   $   142,898   $     94,854   $   143,765    $    60,984
                                           ============  ============  =============  =============  =============

See accompanying notes to consolidated financial statements.

             DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        (INFORMATION AS OF SEPTEMBER 30, 1995 AND FOR THE NINE MONTHS
               ENDED SEPTEMBER 30, 1994 AND 1995 IS UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   The consolidated financial statements include Donaldson, Lufkin & Jenrette, Inc. and its subsidiaries ("DLJ" or the "Company"). All significant intercompany balances and transactions have been eliminated. These consolidated financial statements reflect, in the opinion of management, all adjustments (consisting of normal, recurring accruals) necessary for a fair presentation of the consolidated financial position and results of operations of the Company. The Company is wholly-owned by The Equitable Companies Incorporated and its subsidiaries (together, "Equitable"). The Company was acquired by Equitable in 1985. The Company's separate financial statements reflect Equitable's cost basis established at the time of Equitable's acquisition of the Company. See Note 17.

   Substantially all of the Company's financial assets and liabilities, as well as financial instruments with off-balance sheet risk, are carried at market or fair values or are carried at amounts which approximate current fair value because of their short-term nature. Estimates of current value are made at a specific point in time, based on relevant market information and information about the financial instrument, specifically, the value of the underlying financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument.

   Accounts receivable from and payable to customers include amounts due on cash and margin transactions. Securities owned by customers are held as collateral for these receivables. Such collateral is not reflected in the consolidated financial statements.

   Securities borrowed and securities loaned are financing arrangements which are recorded at the amount of cash collateral advanced or received. Securities borrowed transactions require the Company to deposit cash, letters of credit or other collateral with the lender. With respect to securities loaned, the Company receives collateral in the form of cash or other collateral in an amount generally in excess of the market value of securities loaned. The Company monitors the market value of securities borrowed and loaned on a daily basis with additional collateral obtained or refunded as necessary.

   Securities sold under agreements to repurchase (repurchase agreements) and securities purchased under agreements to resell (resale agreements) are treated as financing arrangements and are carried at contract amounts reflective of the amounts at which the securities will be subsequently reacquired or resold as specified in the respective agreements. Interest is accrued on such contract amounts and is included in receivables from and payables to brokers, dealers and other in the accompanying consolidated statements of financial condition. The Company takes possession of the underlying assets purchased under agreements to resell and obtains additional collateral when the market value falls below the contract value. Repurchase and resale agreements with the same counterparty, same maturity date, settle through the Federal reserve system, and which are subject to master netting agreements are presented net in the consolidated financial statements.

   U.S. government and agency securities, mortgage-backed securities, options, futures and forward transactions and certain other debt obligations are recorded in the consolidated financial statements on a trade date basis. All other securities are recorded on a settlement date basis and adjustments are made to a trade date basis, if significant.

   Securities owned (other than long-term corporate development investments) are carried at market value. Changes in unrealized appreciation
(depreciation) arising from fluctuations in market value or upon realization of security positions are reflected in revenues, principal transactions-net, trading.

   Long-term corporate development investments represent the Company's involvement in private debt and equity investments which generally have no readily available market or may otherwise be restricted

             DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

as to resale under the Securities Act of 1933. Accordingly, these investments are carried at estimated fair value as determined by the Board of Directors. The cost of these investments was $237.1 million, $255.9 million and $277.1 million at December 31, 1993, 1994 and September 30, 1995, respectively. The increase (decrease) in net unrealized appreciation of long-term corporate development investments amounted to $70.2 million, $(56.4) million, $17.5 million, $(42.7) million and $(70.5) million for the years ended December 31, 1992, 1993 and 1994 and the nine months ended September 30, 1994 and 1995, respectively. Changes in unrealized appreciation arising from changes in fair value or upon realization are reflected in revenues, principal transactions-net, investment.

   Mortgages and other receivables collateralized by real estate assets generally represent the Company's interest in mortgages receivable and are carried at amounts approximating fair value, determined by reference to the cash flows and/or estimated sales prices of the underlying properties.

   Property and equipment are carried at cost and are depreciated on a straight-line basis over the estimated useful life of the related assets ranging from three to eight years. Leasehold improvements are amortized over the lesser of the useful life of the improvement or term of the lease. Exchange memberships owned by the Company are included in other assets and are carried at cost.

   Assets and liabilities of foreign subsidiaries denominated in non-U.S. dollar currencies are translated at exchange rates prevailing at the date of the consolidated statements of financial condition. Revenues and expenses are translated at average exchange rates during the period. The gains or losses resulting from translating foreign currency financial statements into U.S. dollars are included as a separate component of stockholders' equity. Gains or losses resulting from foreign currency transactions are included in the consolidated statements of income.

   The Company and its subsidiaries are included in the consolidated Federal income tax returns filed by Equitable. DLJ and its subsidiaries provide taxes as if the Company files a separate tax return. Related current and deferred tax receivables or liabilities with Equitable are included in other assets or liabilities in the consolidated statements of financial condition. Deferred tax expenses and benefits are recognized in the consolidated financial statements for the changes in deferred tax liabilities and assets. Income taxes for interim period consolidated financial statements have been accrued using the Company's estimated annual effective tax rates. Under a tax sharing agreement with Equitable, all Federal taxes payable by the Company are payable to Equitable for periods while the Company is at least 80% owned by Equitable.

   All liabilities related to postretirement and postemployment benefits have been provided for and the amounts related to such accruals are not significant.

   For purposes of the consolidated statements of cash flows, the Company considers all demand deposits held in banks, and highly liquid investments with maturities of 90 days or less other than those held for sale in the ordinary course of business to be cash equivalents.

   Certain reclassifications have been made to prior year financial statements to conform to the 1994 presentation.

2. RELATED PARTY TRANSACTIONS

   In the normal course of business, the Company provides brokerage services including clearance, investment banking and related activities for Equitable and certain of its affiliates. The amounts related to such activities are not significant. The Company manages a bridge facility that provides short-term loans in connection with merchant banking transactions. The facility includes a $500 million commitment of senior revolving debt from a commercial bank syndicate and a $750 million commitment of subordinated debt from Equitable. The Company has agreed to pay Equitable the first $25 million of aggregate principal losses incurred by Equitable with respect to all bridge loans outstanding on September 30, 1995 and the first $25 million of aggregate principal losses incurred by Equitable with respect to bridge loans made after September 30, 1995, plus the amount, if any, by which any individual loss exceeds $150

             DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

million. Amounts payable to Equitable and its affiliates consisting primarily of Federal income taxes payable to Equitable amounted to $158.6 million, $95.0 million and $156.9 million at December 31, 1993, 1994 and September 30, 1995, respectively, and were included in other liabilities and deferred amounts in the accompanying consolidated statements of financial condition. The Company does not pay or receive interest on the outstanding balances with Equitable. The average balances outstanding amounted to $52.0 million, $85.5 million, $128.1 million and $116.7 million at December 31, 1992, 1993, 1994 and September 30, 1995.

3. CASH AND SECURITIES SEGREGATED UNDER FEDERAL AND OTHER REGULATIONS

   Cash of $104.2 million, $134.3 million and $8.3 million and securities with a market value of $790.3 million, $547.2 million and $793.5 million as of December 31, 1993, 1994 and September 30, 1995, respectively, have been segregated in special reserve bank accounts for the benefit of customers in accordance with regulations of the Securities and Exchange Commission and the Commodities Futures Trading Commission.

4. BORROWINGS

   Short-term borrowings are from banks and other financial institutions and are generally demand obligations, at interest rates approximating Federal fund rates. Such borrowings are generally used to finance securities inventories, to facilitate the securities settlement process and to finance securities purchased by customers on margin. At December 31, 1993, 1994 and September 30, 1995, securities owned by the Company, aggregating $484.7 million, $583.9 million and $490.5 million, respectively, were pledged to secure certain of these borrowings.

   Short-term borrowings and repurchase agreements and the weighted average interest rates related to these borrowings at December 31, 1993, 1994, and September 30, 1995 are as follows:

                                                 AMOUNTS                  WEIGHTED AVERAGE INTEREST RATES
                                 -------------------------------------  ---------------------------------
                                      DECEMBER 31,       SEPTEMBER 30,    DECEMBER 31,      SEPTEMBER 30,
                                 --------------------    -------------  ----------------    -------------
                                    1993       1994          1995          1993    1994         1995
                                                          (UNAUDITED)                        (UNAUDITED)
                                              (IN MILLIONS)
Securities sold under
 agreements to repurchase  .....   $20,923    $18,357       $22,956       3.16%    5.91%        6.12%
Bank loans .....................     1,189        740           854       3.67     6.37         6.69
Borrowings from other financial
 institutions ..................       584        677           453       3.90     6.57         6.66

   The Company also finances its activities through long-term borrowing arrangements. Long-term borrowings, including current maturities of $37.6 million, $82.0 million and $110.1 million at December 31, 1993, 1994 and September 30, 1995, respectively, consist of the following:

             DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                                                                 DECEMBER 31,        SEPTEMBER 30,
                                                           ----------------------        1995
                                                               1993        1994
                                                                                      (UNAUDITED)
                                                                        (IN THOUSANDS)
Senior subordinated revolving credit agreement due in
 1998 ....................................................   $200,000    $250,000      $250,000
Secured term loan agreement due 1999 .....................         --          --       242,500
Medium term notes, 6.65%--7.88% due through 1997  ........    130,000     112,000        88,000
Swiss franc bonds, 10.55% due in 1996 ....................    103,550     104,532       105,268
Secured notes, 6.40% due in 1995 .........................     90,581      51,367            --
Other ....................................................     24,876      21,962        18,567
                                                           ----------  ----------  ---------------
  Total long-term borrowings .............................   $549,007    $539,861      $704,335
                                                           ==========  ==========  ===============

Scheduled maturities of long-term borrowings are as follows:

               DECEMBER 31,        SEPTEMBER 30,
         ----------------------        1995
             1993        1994
                                    (UNAUDITED)
                      (IN THOUSANDS)
1994 ...   $ 37,627    $     --      $     --
1995 ...    105,386      82,090            --
1996 ...    306,533     358,310       110,138
1997 ...     99,250      99,250       101,461
1998 ...        126         126       250,126
1999 ...         85          85       242,610
         ----------  ----------  ---------------
           $549,007    $539,861      $704,335
         ==========  ==========  ===============

   The commitment under the senior subordinated revolving credit agreement was increased to $325 million in January 1995. Interest on the senior subordinated revolving credit agreement is 4.625% at December 31, 1993, 7.063% at December 31, 1994 and 6.75% at September 30, 1995 and is calculated based on the London Interbank Offered Rate ("LIBOR").

   The secured term loan agreement of $242.5 million bears interest based on various indices. Interest on the agreement is 7.625% at September 30, 1995. The loan, which is collateralized by bonds secured by real estate and due in 1999, was repaid in full in October 1995. See Note 17--Subsequent Events

   The Swiss franc borrowing in the aggregate principal amount of Sfr. 200 million bears interest at 5.625% and matures in 1996. The proceeds from the bond issue, net of issuance costs, amounted to approximately $93 million. In order to eliminate the exposure to changes in foreign currency exchange rates, a currency exchange agreement was entered into with a third party financial institution which effectively changes the Swiss franc denominated principal and interest obligations into U.S. denominated obligations. The Company's accounting policy relative to such borrowing and related currency exchange agreement is such that interest expense is accrued over the life of the obligation for annual interest payments made to the third party financial institution. The principal amount due at maturity also includes approximately $9.8 million of additional accreted principal which is treated as interest expense over the life of the obligation, thereby increasing the effective interest rate to approximately 10.55%. The fee for the currency exchange agreement was nominal and was charged to expense at the inception of the borrowing.

   Interest paid on all borrowings and financing arrangements amounted to $1.1 billion, $1.4 billion, $2.1 billion, $1.5 billion and $2.0 billion for the years ended December 31, 1992, 1993 and 1994 and for the nine months ended September 30, 1994 and 1995, respectively.

             DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

    At September 30, 1995 the Company has entered into committed credit facilities which enables it to borrow up to $1.25 billion on a secured basis and $340 million on an unsecured basis. Interest rates to be charged are based upon Federal funds, Eurodollar or negotiated rates, as applicable. There were no borrowings outstanding at December 31, 1993, 1994 and September 30, 1995 under these agreements.

5. INCOME TAXES

   Income taxes included in the consolidated statements of income represent the following:

                                 CURRENT       DEFERRED       TOTAL
                                            (IN THOUSANDS)
Year ended December 31, 1992:
 U.S. Federal ................   $ 57,125      $ 19,875      $ 77,000
 State and local .............     18,483         2,517        21,000
                               ----------  --------------  ----------
                                 $ 75,608      $ 22,392      $ 98,000
                               ==========  ==============  ==========
Year ended December 31, 1993:
 U.S. Federal ................   $187,949      $(85,199)     $102,750
 State and local .............     21,586        (8,436)       13,150
                               ----------  --------------  ----------
                                 $209,535      $ (93,635)    $115,900
                               ==========  ==============  ==========
Year ended December 31, 1994:
 U.S. Federal ................   $115,067      $(45,417)     $ 69,650
 State and local .............     22,738       (10,388)       12,350
                               ----------  --------------  ----------
                                 $137,805      $(55,805)     $ 82,000
                               ==========  ==============  ==========

   The difference between the "expected" Federal tax rate and expense computed by applying the statutory tax rate to income before provision for income taxes (dollar amounts in thousands) and the effective tax rate and expense is as follows:

                                          1992                      1993                      1994
                               ------------------------  ------------------------  ------------------------
                                             PERCENT OF                PERCENT OF                PERCENT OF
                                              PRE-TAX                   PRE-TAX                   PRE-TAX
                                  AMOUNT      EARNINGS      AMOUNT      EARNINGS      AMOUNT      EARNINGS
Computed "expected" tax
 provision ...................   $ 83,300       34.0%      $105,700       35.0%      $ 71,750       35.0%
Non-taxable income and
 expense items ...............       840         0.3          1,652        0.5         2,223         1.1
State and local taxes, net of
 related Federal income tax
 benefit .....................    13,860         5.7          8,548        2.8         8,027         3.9
                               ----------  ------------  ----------  ------------  ----------  ------------
                                 $98,000        40.0%      $115,900       38.3%      $82,000        40.0%
                               ==========  ============  ==========  ============  ==========  ============

             DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1993 and December 31, 1994 are as follows:

                                              1993        1994
                                               (IN THOUSANDS)
Deferred tax assets:
 Inventory ..............................  $   8,447   $   4,957
 Investments ............................     30,011      32,234
 Other liabilities and accrued expenses      125,595     191,089
 Fixed assets ...........................      1,200       3,019
 Other ..................................      1,873          93
Deferred tax liabilities:
 Investments ............................    (76,952)    (80,996)
 Fixed assets ...........................       (732)       (746)
 Other ..................................     (1,573)     (5,976)
                                          ----------  ----------
Net deferred tax asset ..................   $ 87,869    $143,674
                                          ==========  ==========

   There are no valuation allowances recorded against deferred tax assets at December 31, 1993 and 1994 since management has determined that there is sufficient taxable income from carryback years and future reversals of existing taxable temporary differences to offset the tax benefit of deductible temporary differences.

   An affiliate of Equitable is included in the combined returns for certain state and local tax returns filed by the Company.

   Net Federal income tax equivalents paid to Equitable were $46.6 million, $112.9 million, $87.0 million, $87.0 million and $93.1 million for the years ended December 31, 1992, 1993, 1994 and the nine months ended September 30, 1994 and 1995, respectively.

6. NET CAPITAL

   The Company's wholly-owned principal subsidiary, Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC") is a registered broker-dealer, a registered futures commission merchant and member firm of The New York Stock Exchange, Inc. (the "NYSE") and, accordingly is subject to the minimum net capital requirements of the Securities and Exchange Commission, the NYSE and the Commodities Futures Trading Commission. As such, it is subject to the NYSE's net capital rule which conforms to the Uniform Net Capital Rule pursuant to rule 15c3-1 of the Securities Exchange Act of 1934. Under the alternative method permitted by this rule, the required net capital, as defined, shall not be less than two percent of aggregate debit balances arising from customer transactions, as defined, or four percent of segregated funds, as defined, whichever is greater. The NYSE may also require a member firm to reduce its business if its net capital is less than four percent of aggregate debit balances and may prohibit a member firm from expanding its business and declaring cash dividends if its net capital is less than five percent of aggregate debit balances. At December 31, 1994, DLJSC's net capital of approximately $504.5 million was 28% of aggregate debit balances and in excess of the minimum requirement by approximately $467.0 million and at September 30, 1995, DLJSC's net capital of approximately $620.4 million was 27% of aggregate debit balances and in excess of the minimum requirement by approximately $566.0 million.

   Certain U.S. and foreign subsidiaries of the Company are subject to net capital requirements of their respective regulatory agencies. At December 31, 1993, 1994 and September 30, 1995 the Company and its subsidiaries were in compliance with all applicable regulatory capital adequacy requirements.

7. DERIVATIVE FINANCIAL INSTRUMENTS

   Substantially all of the Company's business related to derivatives is by its nature trading activities which are primarily for the purpose of customer accommodations. The Company's derivative activities

             DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

consist of option writing and trading in forward and futures contracts. Derivative financial instruments have both on-and-off balance sheet implications depending on the nature of the contracts. The Company's involvement in swap contracts is not significant.

 ACCOUNTING POLICIES

   Changes in unrealized gains or losses on all derivative instruments are included in the consolidated statements of income in principal transactions trading, net. Changes in the value of options contracts are included in the consolidated statements of income. Fair value of the options includes the premiums which are deferred and are recognized as revenue over the life of the option contracts on a straight-line basis. The notional amount of forward and futures contracts are treated as off-balance sheet items. Changes in unrealized gains and losses on forward and futures contracts are included in the consolidated statements of income with corresponding offsetting amounts reflected as assets or liabilities.

 OPTIONS

   As part of customer accommodations the Company writes option contracts specifically designed to meet customers' needs. As a writer of over the counter ("OTC") option contracts, the Company receives a cash premium at the beginning of the contract period and bears the risk of unfavorable changes in the value of the financial instruments underlying the options. Options written do not expose the Company to credit risk since they obligate the Company (not its counterparty) to perform. With respect to these transactions, the Company makes a determination that credit exposures are appropriate for the particular counterparty with whom business is conducted. All counterparties are reviewed on a regular basis to establish appropriate exposure limits for a variety of transactions. In certain cases, specific transactions are analyzed to determine the amount of potential exposure that could arise, and the counterparty's credit is reviewed to determine whether it supports such exposure. In addition to the counterparty's credit status, the Company analyzes market movements that could affect exposure levels. The Company considers four main factors that may affect trades in determining trading limits: the settlement method; the time it will take for a trade to settle (i.e., the maturity of the trade); the volatility that could affect the value of the securities involved in the trade; and the size of the trade. In addition to determining trading limits, the Company actively manages the credit exposure relating to its trading activities by entering into master netting agreements when feasible; monitoring the creditworthiness of counterparties and the related trading limits on an ongoing basis and requesting additional collateral when deemed necessary; diversifying and limiting exposure to individual counterparties and geographic locations; and limiting the duration of exposure. In certain cases, the Company also may close out transactions or assign them to other counterparties when deemed necessary or appropriate to mitigate credit risks. The Company generally covers its market risk associated with its options business by purchasing or selling cash or other derivative financial instruments on a proprietary basis to cover the options written. Such purchases and sales may include debt and equity securities, futures and forward contracts and options. The Company reviews the creditworthiness of the counterparties of such covering transactions. Future cash requirements for options written is equal to the fair value of the option. Option contracts are typically written for a duration of less than thirteen months and are included in the balance sheets at fair value.

   The notional (contract) value of the written options was $4.6 billion, $3.0 billion, $5.3 billion and $4.2 billion at December 31, 1993 and 1994 and September 30, 1994 and 1995, respectively. Such options contracts are covered by the following financial instruments which the Company has purchased or sold on a proprietary basis and are reflected in the table below at either the underlying contract (notional) amounts for derivative instruments or at market value for cash instruments:

             DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                                          DECEMBER 31,       SEPTEMBER 30,
                                      ------------------  ------------------
                                         1993      1994      1994      1995
                                                              (UNAUDITED)
                                                   (IN MILLIONS)
U.S. government and mortgage-backed
 securities and options thereon  ....   $1,400    $  882    $1,279    $1,618
Foreign sovereign debt securities  ..    1,116       622     1,289       468
Currency forward contracts ..........      479       285       592        --
Forward rate agreements and options        943        82       465        43
Equity swaps ........................       --        --       145       398
Futures contracts ...................       65       329       735       630
Equities and other ..................      597       820       836     1,028
                                      --------  --------  --------  --------
 Total ..............................   $4,600    $3,020    $5,341    $4,185
                                      ========  ========  ========  ========

   The trading revenues from option writing activity (net of related interest expense) were approximately $76.4 million, $100.3 million, $82.8 million and $65.7 million for the years ended December 31, 1993 and 1994 and the nine months ended September 30, 1994 and 1995, respectively. The average fair value of the options was approximately $102.9 million, $137.0 million, $146.8 million and $110.5 million for the years ended December 31, 1993 and 1994 and the nine months ended September 30, 1994 and 1995, respectively. The fair values of options were approximately $149.9 million, $104 .0 million, $146.2 million and $147.9 million at December 31, 1993 and 1994 and September 30, 1994 and 1995, respectively, and were included as liabilities in the accompanying consolidated statements of financial condition.

 FORWARDS AND FUTURES

   As part of its trading activities, the Company also enters into forward purchases and sales contracts for mortgage-backed securities and foreign currencies. The Company also enters into futures contracts on equity-based indices, foreign currencies and other financial instruments. Forward and futures contracts are treated as off-balance sheet items. Changes in unrealized gains and losses on forward and futures contracts are included in the consolidated statements of income with corresponding offsetting amounts reflected as assets or liabilities. Market risk for a forward and future is the movement of price on the notional value of the contracts. Cash requirements at inception equal the original margin on futures contracts. Generally, no cash is required at inception for forward contracts. The cash requirement at settlement is equal to the notional value on the contract for a forward contract and the daily changes in market value for a futures contract. The performance of forward contracts is dependent on the financial reliability of the counterparty and exposes the Company to credit risk. The Company monitors credit exposure of forward contracts by limiting transactions with specific counterparties, reviewing credit limits and adhering to internally established credit extension policies. Futures contracts are exchange-traded financial instruments that generally do not represent exposure to credit risk due to daily cash settlements of the change in market value with the exchanges. The credit risk with the futures exchange is limited to the net positive change in the market value for a single day. The following is a summary of the values of these contracts at December 31, 1993, 1994 and September 30, 1995:

             DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                                               DECEMBER 31,         SEPTEMBER 30,
                                          --------------------  --------------------
                                             1993       1994       1994       1995
                                                                     (UNAUDITED)
                                                         (IN MILLIONS)
Forward Contracts:
 Purchased at notional (contract) value     $34,592    $11,295    $20,643    $15,104
 Sold at notional (contract) value  .....    37,272     13,548     21,869     14,944
Futures Contracts:
 Purchased at market value ..............   $    99    $    31    $   153    $   272
 Sold at market value ...................       534      1,654      2,108      1,004

   The following is a summary of the values of these contracts included in the consolidated financial statements at December 31, 1993, 1994 and September 30, 1995:

                                                    DECEMBER 31,       SEPTEMBER 30,
                                                 -----------------  -----------------
                                                   1993      1994      1994     1995
                                                                        (UNAUDITED)
                                                             (IN MILLIONS)
Forward Contracts:
  Net trading gains (losses) ...................   $(46)    $(157)    $(105)    $126
  Average fair values during the period ........    0.2        16        15       (5)
  Unrealized gains included in total assets
    at end of period ...........................      6        12       101       27
  Unrealized losses included in total
    liabilities at end of period ...............     --        18        76       26
Futures Contracts:
  Net trading gains (losses) ...................   $ (9)    $  59     $  50     $(53)
  Average fair values during the period ........    0.4        11        15       (7)
  Unrealized gains included in total assets
    at end of period ...........................      1         5        13       --
  Unrealized losses included in total
    liabilities at end of period ...............     --        --        (4)      16

   Average fair values during the period were computed using month end averages. The fair values of futures contracts are measured by reference to quoted market prices. Fair values of forward contracts are estimated on the basis of dealer quotes, pricing models or quoted prices for financial instruments with similar characteristics. The fair value of options is measured by the unamortized premiums and the intrinsic value determined from various pricing services. The Company generally enters into futures, forward and option transactions for periods of 90 days or less. The remaining maturities for all options, forwards and futures are less than 13 months.

8. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

   In the normal course of business, the Company's customer, trading and correspondent clearance activities involve the execution, settlement and financing of various securities and financial instrument transactions. The execution of these transactions includes the purchase and sale (including "short sales") of securities, the writing of options, and the purchase and sale of financial futures contracts and forward purchase and sales contracts for mortgage-backed securities and foreign currencies. These activities may expose the Company to off-balance sheet risk in the event the customer or counterparty to the transaction is unable to fulfill its contractual obligations and margin requirements are not sufficient to fully cover losses. In these situations, the Company may be required to purchase or sell financial instruments at prevailing market prices which may not fully cover the obligations of its customers or counterparties. The Company limits this risk by requiring customers and counterparties to maintain margin collateral that is

             DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

in compliance with regulatory and internal guidelines. Additionally, with respect to the Company's correspondent clearance activities, introducing correspondent brokers are required to guarantee the performance of their customers in meeting contractual obligations.

   The Company's financing and securities settlement activities involve the Company using securities as collateral in support of various secured financing sources. In the event the counterparty does not meet its contracted obligation to return securities used as collateral, the Company may be exposed to the risk of reacquiring the securities at prevailing market prices in order to satisfy its obligations. The Company controls this risk by monitoring the market value of securities pledged on a daily basis and by requiring adjustments of collateral levels in the event of excess market exposure.

   The Company's activities include entering into forward contracts which provide for the future delivery or receipt of securities at a specified price or yield. Risk arises from the potential inability of counterparties to perform under the terms of the contracts and from changes in securities value and interest rates. The Company controls the risk by monitoring the market value of the securities contracted on a daily basis and reviewing the creditworthiness of the counterparties. The Company reflects the changes in the market value of these instruments in the consolidated statement of income. The settlement of these transactions is not expected to have a material adverse effect on the Company's consolidated financial statements.

   Risks associated with letters of credit, guarantees or underwriting commitments are not significant.

9. CONCENTRATIONS OF CREDIT RISK

   As a securities broker and dealer, the Company is engaged in various securities trading and brokerage activities servicing a diverse group of domestic and foreign corporations, governments, institutional and individual investors. A substantial portion of the Company's transactions are executed with and on behalf of institutional investors including other brokers and dealers, mortgage brokers, commercial banks, U.S. governmental agencies, mutual funds and other financial institutions and are generally collateralized. The Company's exposure to credit risk associated with the nonperformance of these customers in fulfilling their contractual obligations pursuant to securities transactions, can be directly impacted by volatile securities markets, credit markets and regulatory changes. Credit risk is the amount of accounting loss the Company would incur if a counterparty failed to perform its obligations under contractual terms and the collateral held, if any, was deemed insufficient.

   The Company's customer securities activities are transacted on either a cash or margin basis. In margin transactions, the Company extends credit to the customer, subject to various regulatory and internal margin requirements, collateralized by cash and securities in the customer's account. The Company seeks to control the risks associated with its customer activities by requiring customers to maintain margin collateral in compliance with various regulatory and internal guidelines. The Company monitors required margin levels daily and, pursuant to such guidelines, requires the customers to deposit additional collateral, or reduce positions, when necessary.

10. PREFERRED STOCK

   In 1993, the Company authorized and issued 2,250,000 shares of Cumulative Exchangeable $8.83 Preferred Stock (the "Preferred Stock") for $225 million, all of which were outstanding at December 31, 1993, 1994 and September 30, 1995. All shares of the Preferred Stock must be redeemed by the Company on October 15, 2003 at a redemption price of $100 per share plus unpaid dividends, if any. The shares may be redeemable earlier, upon the occurrence of certain events. The Preferred Stock is exchangeable at the Company's option after October 15, 1996 into Subordinated Exchangeable Notes bearing interest at a rate of 9.58% per annum maturing October 15, 2003. Dividends on the Preferred Stock are payable as declared by the Board of Directors. Holders of the Preferred Stock do not have voting rights except in the event of default or as required by law.

             DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

11. STOCKHOLDERS' EQUITY

   In 1993, the Board of Directors declared a stock split in the form of a dividend of 99 shares of the Company's common stock for each share owned. In addition, the number of authorized shares of common stock was increased from 100,000 to 12,500,000 shares.

   In 1993, a $100 million subordinated promissory note payable to Equitable due in 1997 was converted to equity as an additional capital contribution in addition to a $50 million cash contribution.

   In August, 1995, the Company amended its Certificate of Incorporation whereby the amount of total authorized shares of Common Stock was increased to 150.0 million shares and the Company declared a 5-to-1 stock split ("the 1995 Stock Split"). All share, per share and dividend per share amounts have been retroactively restated to reflect this split.

12. EMPLOYEE PLANS

   The Company has two long-term incentive compensation plans ("1991 LTI Plan" and "1994 LTI Plan"). (Certain members of management agreed with the Company in 1993 not to participate in the 1994 LTI Plan but instead to extend the performance period under which units in the 1991 LTI Plan are valued from three to six years.) Units in the plans are awarded to participants at the discretion of senior management. Participants generally vest in their unit awards at the rate of 33% per annum, with 100% vesting at the end of each three-year period. The 1994 LTI Plan ends December 31, 1996. The value of the participants' units is based upon the Company's cumulative average performance, as defined, over the three-year vesting period. Such value shall be paid 50% within 120 days of the later of the final vesting date or the end of the performance period with the remaining 50% payable within one year thereafter. Amounts charged to expense for the 1991 LTI Plan and 1994 LTI Plan were $119.5 million, $151.0 million, $92.6 million, $66.3 million and $93.8 million for the years ended December 31, 1992, 1993 1994 and the nine months ended September 30, 1994 and 1995, respectively.

   The Company has a defined contribution employee benefit plan covering substantially all of the Company's full-time and certain qualified part-time employees. Company contributions to this plan are determined by the Board of Directors of the Company annually and were $3.9 million, $5.0 million and $4.9 million for 1992, 1993 and 1994, respectively.

   Certain key employees of the Company participate in various other deferred compensation arrangements which include equity investments in selected merchant banking activities of the Company paid for by such employees and other non-qualified plans which are funded by insurance contracts.

13. LEASES, COMMITMENTS AND CONTINGENT LIABILITIES

   The Company leases office space and equipment under cancelable and non-cancelable lease agreements which expire on various dates through the year 2016. Rent expense for the years ended December 31, 1992, 1993, 1994 and the nine months ended September 30, 1994 and 1995, aggregated $41.7 million, $46.3 million, $55.7 million, $38.4 million and $55.9 million, respectively. Sublease revenue for the years ended December 31, 1992, 1993, 1994 and the nine months ended September, 1994 and 1995, aggregated $1.9 million, $1.2 million, $1.0 million, $0.8 million and $0.7 million, respectively.

             DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

    At December 31, 1994 minimum rental commitments, exclusive of sublease revenue, escalation and renewal options, on all non-cancelable leases in excess of one year, are as follows:

                TOTAL LEASE
                COMMITMENTS
PERIOD         (IN THOUSANDS)
1995 ........    $  43,276
1996 ........       63,314
1997 ........       56,306
1998 ........       39,545
1999 ........       39,331
2000-2016  ..      578,708
              --------------
 Total ......     $ 820,480
              ==============

   In the normal course of business, the Company issues letters of credit for which it is contingently liable for $203 million at September 30, 1995.

14. LEGAL PROCEEDINGS

   The Company has been named as a defendant in a number of actions relating to its various businesses including various civil actions and arbitrations arising out of its activities as a broker-dealer in securities, as an underwriter and as an employer and arising out of alleged employee misconduct. The Company is also involved, from time to time, in proceedings with, and investigations by, governmental agencies and self regulatory organizations. Some of the actions have been brought on behalf of various classes of claimants and seek damages of material or indeterminate amounts. While the ultimate outcome of litigation involving the Company cannot be predicted with certainty, management, having reviewed these actions with its counsel, believes it has meritorious defenses to all such actions and intends to defend each of these vigorously.

   Although there can be no assurance that such actions, proceedings, investigations and litigation will not have a material adverse effect on the results of operations of the Company in any future period, depending in part on the results for such period, in the opinion of management of the Company, based upon advice of counsel, the ultimate resolution of any such actions, proceedings, investigations and litigation against the Company will not have a material adverse effect on the consolidated financial condition and results of operations of the Company.

   On June 12, 1995, a purported purchaser of certain securities issued by Spectravision, Inc. ("Spectravision") filed a class action complaint for unspecified damages in the U.S. District Court for the Northern District of Texas against DLJSC and certain other defendants. The complaint alleges violations of the Federal securities laws, violations of the Texas Securities Act, common law fraud and negligent misrepresentation. The allegations arise out of certain public offerings in 1993 aggregating approximately $290 million of securities of Spectravision, a provider of in-room television programming in hotels, for which DLJSC acted as the managing underwriter. DLJSC is also being sued as a seller of certain notes of Spectravision acquired and resold by DLJSC. The complaint seeks to hold DLJSC liable for various alleged misstatements and omissions contained in prospectuses and other materials issued between July 1992 and June 1994. DLJSC has consented to service of process, but no other proceedings have taken place. DLJSC intends to defend itself vigorously against all of the allegations contained in the complaint. Although there can be no assurance, the Company does not believe that the ultimate outcome of this litigation will have a material adverse effect on its financial condition. Due to the early stage of such litigation, based upon the information currently available to it, management cannot make an estimate of loss or predict whether or not such litigation will have a material adverse effect on the Company's results of operations in any particular period.

             DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

    In October 1995, DLJSC was named as a defendant in a class action filed in a Texas State Court and in a proceeding before the Bankruptcy Court for the Northern District of Texas on behalf of the holders of $550 million principal amount of subordinated redeemable discount debentures of National Gypsum Corporation ("NGC") cancelled in connection with a Chapter 11 plan of reorganization for NGC consummated in July 1993. Subsequent to the consummation of NGC's plan of reorganization, NGC's shares traded for values substantially in excess of, and in 1995 NGC was acquired for a value substantially in excess of, the values upon which NGC's plan of reorganization was based. The action arises out of DLJSC's activities as financial advisor to NGC in the course of NGC's Chapter 11 reorganization proceedings. The complaint alleges that the plan of reorganization submitted by NGC was based upon projections by NGC and DLJSC which intentionally understated forecasts, and provided misleading and incorrect information in order to hide NGC's true value and that defendants breached their fiduciary duties by, among other things, providing false, misleading or incomplete information to deliberately understate the value of NGC. The complaint seeks compensatory and punitive damages sustained by the class. DLJSC intends to defend itself vigorously against all of the allegations contained in the complaint. Although there can be no assurance, the Company does not believe that the ultimate outcome of this litigation will have a material adverse effect on its financial condition. Due to the early stage of such litigation, based upon the information currently available to it, management cannot make an estimate of loss or predict whether or not such litigation will have a material adverse effect on the Company's results of operations in any particular period.

15. PRO FORMA EARNINGS PER SHARE

   Pro forma earnings per share is computed by dividing net income applicable to common shares by the weighted average number of shares of common stock and common stock equivalents (adjusted for the 1995 Stock Split) outstanding during each period presented and after deducting the dividends on preferred stock requirements. Historical earnings per share have not been presented for periods other than December 31, 1994 and September 30, 1995 as they would not be meaningful. See Note 17, "Subsequent Events" for the effect of the Restricted Stock Units on the Company's earnings per share.

16. INDUSTRY SEGMENT AND GEOGRAPHIC AREA DATA

   The Company is primarily engaged in a single line of business as a securities broker dealer, which comprises several types of services, such as principal and agency transactions, underwriting and investment banking and correspondent clearing. These activities constitute a single business segment.

   The assets and revenues related to the Company's foreign operations are not significant.

17. SUBSEQUENT EVENTS (UNAUDITED)

   In October 1995, Equitable made a capital contribution to the Company of a portion of its investment in a New York Stock Exchange listed company valued at $55.0 million at the time of the contribution. Such shares were recorded at Equitable's carrying value immediately prior to the contribution, or $55.0 million, and will be subsequently marked to market as appropriate.

   On October 30, 1995, the Company completed an initial public offering (the "Initial Public Offering"). Of the 10.6 million shares of Common Stock sold in the Initial Public Offering, 7.3 million

             DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

shares were sold by Equitable and 3.3 million shares were sold by the Company, at $27.00 per share. This transaction had the effect of reducing Equitable's ownership in the Company from 100 percent to 80.2 percent. Equitable's ownership will be further reduced upon the vesting of forfeitable restricted stock units ("RSU's") acquired by, and/or the exercise of certain options granted to, certain of the Company's employees in connection with the Initial Public Offering. (See below for RSU's and options issued in connection with the Initial Public Offering.) Proceeds to the Company from the Initial Public Offering amounted to approximately $81.2 million, net of related expenses.

   Concurrent with the Initial Public Offering, the Company completed the Senior Debt Offering of $500 million aggregate principal amount of 6 7/8% Senior Notes due November 1, 2005. Proceeds from the Senior Debt Offering amounted to approximately $492.3 million net of related expenses and along with the proceeds from the Initial Public Offering are primarily being used to repay certain outstanding indebtedness.

   In October 1995, the secured term loan agreement of $242.5 million, which was collateralized by bonds secured by real estate and due in 1999, was repaid in full with proceeds from the Initial Public Offering and Senior Debt Offering.

1995 RESTRICTED STOCK UNIT PLAN

   In October 1995, the Company adopted the 1995 Restricted Stock Unit Plan (the "Plan"). Each RSU granted under the Plan represents the right under certain circumstances to receive a share of Common Stock. Certain of the Company's employees received RSU's in exchange for a reduction in their interests in certain cash compensation arrangements maintained by the Company aggregating $100.0 million. These units are subject to forfeiture in certain circumstances and will vest annually in specified proportions from February 1997 through February 2000. Units that are forfeited under the Plan will become eligible for subsequent grants. The number of units granted under the Plan was 5,179,147 units.

   Compensation expense for such awards, determined based on the difference between the fair value of the RSU's and the amount of cash compensation exchanged therefor, amounts to approximately $6.2 million and will be reflected in the statement of income in the fourth quarter of 1995.

STOCK OPTION PLANS

   In October 1995, the Company adopted the 1995 and 1996 Stock Option Plans. Under the Company's 1995 Stock Option Plan options to purchase an aggregate of 9,168,678 shares of Common Stock (the maximum allowable under the 1995 Stock Option Plan) with an exercise price of $27.00 were granted to certain employees. Such options were granted to such employees in exchange for foregoing future interests under certain cash compensation arrangements aggregating $55.7 million. The options are subject to forfeiture in certain circumstances and will vest in two equal installments in February 1997 and February 1998 and are exercisable for a period of up to ten years from the date of the grant. Options that are forfeited under the 1995 Stock Option Plan will become eligible for subsequent grant under the 1996 Stock Option Plan.

             DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

    The 1996 Stock Option Plan (the "1996 Plan") provides for the granting of options to key employees, consultants or other service providers of the Company after the Initial Public Offering. Any options granted under the 1996 Plan will have an exercise price of not less than the fair market value on the date of the grant. Options to purchase a maximum of approximately 8.8 million shares of Common Stock, exclusive of forfeitures from the 1995 Plan, will be available under the 1996 Plan. There are currently no options outstanding under the 1996 Plan. The options will be exercisable for up to ten years from the date of grant, will be subject to forfeiture in certain circumstances and will vest in four equal installments commencing one year after the date of grant. No options will become exercisable prior to February 1997. Options that are forfeited under the 1996 Plan become eligible for subsequent grant under that plan.

                                  SCHEDULE I

                      DONALDSON, LUFKIN & JENRETTE, INC.
                            (PARENT COMPANY ONLY)

                 CONDENSED STATEMENTS OF FINANCIAL CONDITION
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                                        SEPTEMBER 30,
                                                                 DECEMBER 31,               1995
                                                        ----------------------------     (UNAUDITED)
                                                             1993           1994
ASSETS
Cash and cash equivalents .............................   $   83,455     $   23,534      $    3,604
Receivables from brokers, dealers and other  ..........       30,161          2,048           4,404
Securities owned, at value ............................      812,067         85,801          49,164
Intercompany receivables ..............................    2,115,501      1,674,720       1,899,183
Investment in subsidiaries, at equity .................      771,170        927,671       1,019,052
Other assets ..........................................      124,229        147,780         129,720
                                                        -------------  -------------  ---------------
    Total Assets ......................................   $3,936,583     $2,861,554      $3,105,127
                                                        =============  =============  ===============
LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings .................................   $ 1,195,777    $   792,678     $  838,077
Securities sold under agreements to repurchase  .......      778,844             --              --
Accounts payable and accrued expenses .................      257,868        565,795         642,014
Due to Equitable ......................................      158,556         94,984         156,944
Other liabilities and deferred amounts ................      332,504        142,084         136,294
                                                        -------------  -------------  ---------------
                                                           2,723,549      1,595,541       1,773,329
                                                        -------------  -------------  ---------------
Long-term borrowings ..................................      237,740        220,722         196,388
                                                        -------------  -------------  ---------------
    Total liabilities .................................    2,961,289      1,816,263       1,969,717
                                                        -------------  -------------  ---------------
Cumulative Exchangeable $8.83 Preferred Stock, at
 redemption value .....................................      225,000        225,000         225,000
                                                        -------------  -------------  ---------------
Stockholders' Equity:
  Common stock ($0.10 par value; 150,000,000 shares
    authorized; 50,000,000 shares issued and
    outstanding) ......................................        1,000          1,000           5,000
  Paid-in capital .....................................      232,080        232,080         228,080
  Retained earnings ...................................      518,049        587,555         677,888
  Cumulative translation adjustment ...................         (835)          (344)           (558)
                                                        -------------  -------------  ---------------
     Total stockholders' equity .......................      750,294        820,291         910,410
                                                        -------------  -------------  ---------------
Total Liabilities and Stockholders' Equity ............  $ 3,936,583    $ 2,861,554      $3,105,127
                                                        =============  =============  ===============

See accompanying notes to condensed financial statements.

                      DONALDSON, LUFKIN & JENRETTE, INC.
                            (PARENT COMPANY ONLY)

                        CONDENSED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                  NINE MONTHS ENDED
                                              YEARS ENDED DECEMBER 31,              SEPTEMBER 30,
                                       -------------------------------------  -----------------------
                                           1992         1993         1994         1994        1995
                                                                                     (UNAUDITED)
Revenues:
 Dividends from affiliates ...........   $ 98,993     $ 45,219     $ 25,000     $ 25,000    $ 60,000
 Interest from affiliates ............     30,143       56,559      111,483       80,251      81,086
 Allocations to affiliates ...........     12,869       13,188       14,097       10,546      10,951
 Other ...............................       (893)      54,514       37,344       16,843       5,495
                                       -----------  -----------  -----------  ----------  -----------
     Total revenues  .................    141,112      169,480      187,924      132,640     157,532
                                       -----------  -----------  -----------  ----------  -----------
Costs and Expenses:
 Compensation and benefits ...........     92,839      146,633       75,017       70,235     101,545
 Interest and operating expenses  ....     59,047       93,171       69,409       39,230      41,142
                                       -----------  -----------  -----------  ----------  -----------
     Total costs and expenses  .......    151,886      239,804      144,426      109,465     142,687
                                       -----------  -----------  -----------  ----------  -----------
Income (loss) before income tax
 benefit and equity in undistributed
 net income of subsidiaries ..........    (10,774)     (70,324)      43,498       23,175      14,845
                                       -----------  -----------  -----------  ----------  -----------
Income tax benefit ...................     63,911       66,030        2,170        5,424      26,133
                                       -----------  -----------  -----------  ----------  -----------
Income (loss) before equity in
 undistributed net income of
 subsidiaries ........................     53,137       (4,294)      45,668       28,599      40,978
                                       -----------  -----------  -----------  ----------  -----------
Equity in undistributed net income of
 subsidiaries ........................     93,863      190,394       77,332       56,901      80,522
                                       -----------  -----------  -----------  ----------  -----------
Net income ...........................  $ 147,000    $ 186,100    $ 123,000    $  85,500   $ 121,500
                                       ===========  ===========  ===========  ==========  ===========
Dividends on preferred stock .........  $       0    $       0    $  20,970    $  16,005   $  14,901
                                       ===========  ===========  ===========  ==========  ===========
Earnings applicable to common shares    $ 147,000    $ 186,100    $ 102,030    $  69,495   $ 106,599
                                       ===========  ===========  ===========  ==========  ===========
Pro forma weighted average common
 shares outstanding ..................                               51,475                   51,475
                                                                 ===========              ===========
Pro forma earnings per common share ..                            $    1.98                $    2.07
                                                                 ===========              ===========

           See accompanying notes to condensed financial statements

                      DONALDSON, LUFKIN & JENRETTE, INC.
                            (PARENT COMPANY ONLY)
                      CONDENSED STATEMENTS OF CASH FLOWS
                                (IN THOUSANDS)

                                                                                             NINE MONTHS ENDED
                                                      YEARS ENDED DECEMBER 31,                 SEPTEMBER 30,
                                             -----------------------------------------  --------------------------
                                                 1992          1993           1994           1994          1995
                                                                                                (UNAUDITED)
Net cash provided by (used in) operating
 activities ................................   $  267,477   $  (644,532)   $    822,766   $    627,799   $ 169,785
                                             -----------  -------------  -------------  -------------  -----------
Cash flows from investing activities:
  Net proceeds from (payments for):
   Purchases of long-term corporate
    development investments  ...............     (52,066)       (6,904)         (3,435)        (2,231)      (4,189)
   Sales of long-term corporate development
    investments  ...........................      46,910         2,428             802            800        2,292
   Purchases of property, equipment and
    leasehold improvements  ................      (1,812)       (2,665)          4,329            287       11,918
   Dividends from affiliates ...............      98,993        45,219          25,000         25,000       60,000
   Investment in subsidiaries ..............      (1,527)      (22,145)        (78,678)       (70,161)      (9,957)
   Other assets ............................      13,362       (23,886)        (18,049)       (14,066)      14,124
                                             -----------  -------------  -------------  -------------  -----------
  Net cash provided by (used in) investing
   activities  .............................     103,860        (7,953)        (70,031)       (60,371)      74,188
                                             -----------  -------------  -------------  -------------  -----------

Cash flows from financing activities:
  Net proceeds from (payments for):
   Short-term financings ...................      94,618     1,340,272      (1,181,943)    (1,197,286)      17,355
   Subordinated promissory note payable to
    Equitable  .............................     100,000      (100,000)             --             --           --
   Note payable ............................          --            --              --         13,620           --
   Other long-term debt ....................     130,000       (18,000)                       (18,000)     (25,070)
   Senior notes payable ....................          --            --         (18,000)            --           --
   Additional capital contribution .........          --       150,000              --             --           --
   Issuance of preferred stock .............          --       225,000              --             --           --
   Dividends paid ..........................     (31,638)      (40,375)        (53,494)       (40,404)     (31,167)
   Intercompany receivables ................    (657,508)     (827,814)        440,781        615,335     (225,021)
                                             -----------  -------------  -------------  -------------  -----------
  Net cash provided by (used for) financing
    activities  ............................    (364,528)      729,083        (812,656)      (626,735)    (263,903)
                                             -----------  -------------  -------------  -------------  -----------
Increase (decrease) in cash and cash
 equivalents ...............................       6,809        76,598         (59,921)       (59,307)     (19,930)
Cash and cash equivalents at beginning of
 period ....................................          48         6,857          83,455         83,455       23,534
                                             -----------  -------------  -------------  -------------  -----------
Cash and cash equivalents at end of period     $   6,857    $   83,455     $    23,534    $    24,148    $   3,604
                                             ===========  =============  =============  =============  ===========

          See accompanying notes to condensed financial statements.

                      DONALDSON, LUFKIN & JENRETTE, INC.
                            (PARENT COMPANY ONLY)

                   NOTES TO CONDENSED FINANCIAL STATEMENTS
              INFORMATION AS OF SEPTEMBER 30, 1995 IS UNAUDITED

1. BASIS OF PRESENTATION

   The condensed financial statements of Donaldson, Lufkin & Jenrette, Inc. ("Parent Company Only") should be read in conjunction with the consolidated financial statements of Donaldson, Lufkin & Jenrette, Inc. and subsidiaries ("DLJ" or the "Company") and the notes thereto. Investments in subsidiaries are accounted for under the equity method.

2. RELATED PARTY TRANSACTIONS

   Intercompany receivables include $966.9 million, $848.9 million and $818.6 million loaned to subsidiaries under master note agreements at December 31, 1993, 1994 and September 30, 1995, respectively. The loans provide for interest based on the Federal funds rate.

   The amount of cash dividends paid to the Company by consolidated subsidiaries of the Company amounted to $99.0 million, $45.2 million, $25.0 million, $25.0 million and $60.0 million for the years ended December 31, 1992, 1993, 1994, and the nine months ended September 30, 1994 and 1995, respectively. There are no restrictions on the payment of dividends, except for those stipulated in certain debt agreements and in the Uniform Net Capital Rules applicable to brokers and dealers and futures commission merchants, which provide for certain minimum amounts of capital to be maintained to satisfy regulatory requirements in the Company's principal broker dealer subsidiary, Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC") and under certain circumstances limits the amount of excess capital that can be withdrawn. The regulatory requirements, including the Uniform Net Capital rules, are designed to measure the general financial integrity and liquidity of registered broker-dealers and futures commission merchants and provide minimum acceptable net capital levels to satisfy commitments to customers. Unless the defined minimum regulated capital is maintained, regulated broker-dealer subsidiaries would be prohibited from paying dividends to the Company.

3. LONG-TERM BORROWINGS

   Long-term borrowings from banks of $237.7 million, $220.7 million, and $196.4 million include current maturities of $18.0 million, $27.0 million and $105.3 million at December 31, 1993, 1994 and September 30, 1995, respectively. The following table sets forth the maturity of long term borrowings at December 31, 1993, 1994 and September 30, 1995:

                      DECEMBER 31,        SEPTEMBER 30,
                ----------------------        1995
 PERIOD ENDED       1993        1994
                                           (UNAUDITED)
                             (IN THOUSANDS)
1994 ..........  $  18,000   $     --       $     --
1995 ..........     27,026      27,026            --
1996 ..........    103,550     104,532       105,268
1997 ..........     89,164      89,164        91,120
1998 ..........         --          --            --
                ----------  ----------  ---------------
                  $237,740    $220,722      $196,388
                ==========  ==========  ===============

   During 1994, the Parent Company entered into a committed credit facility which enables it to borrow up to $340 million on an unsecured basis. There were no borrowings outstanding at December 31, 1994 and September 30, 1995 under this agreement.

4. CONTINGENT LIABILITIES

   From time to time the Parent Company issues guarantees of the obligations of certain subsidiaries. The amounts of such items in the aggregate are not considered excessive in relation to the normal operating levels of the Company and management does not anticipate, as of September 30, 1995, losses as a result of these transactions.

   NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY PREFERRED STOCK BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                              TABLE OF CONTENTS

                                               PAGE
                                             --------
            PROSPECTUS SUPPLEMENT
Use of Proceeds ............................     S-3
Ratio of Earnings to Combined Fixed Charges
 and Preferred Stock Dividends .............     S-3
Description of Series A Preferred Stock  ...     S-3
Recent Tax Proposals .......................    S-10
Underwriting ...............................    S-10
                 PROSPECTUS
Available Information ......................       2
Incorporation of Certain Information by
 Reference .................................       2
Prospectus Summary .........................       3
Risk Factors ...............................       7
Use of Proceeds ............................      13
Capitalization .............................      14
The Company ................................      15
Selected Consolidated Financial Data  ......      17
Management's Discussion and Analysis of
 Financial Condition and Results of
 Operations ................................      19
Business ...................................      33
Regulation .................................      48
Net Capital Requirements ...................      50
Management .................................      52
Ownership of Common Stock of the Company by
 Equitable and Directors and Officers of
 the Company ...............................      64
Certain Transactions .......................      66
Description of Capital Stock ...............      73
Description of Senior Debt Securities  .....      76
Plan of Distribution .......................      86
Legal Matters ..............................      86
Experts ....................................      87
Glossary ...................................      88
Index to Consolidated Financial Statements       F-1

                               4,000,000 SHARES

                             DONALDSON, LUFKIN &
                                JENRETTE, INC.

                            FIXED/ADJUSTABLE RATE
                             CUMULATIVE PREFERRED
                               STOCK, SERIES A

                            PROSPECTUS SUPPLEMENT

                         DONALDSON, LUFKIN & JENRETTE
                            SECURITIES CORPORATION
                          DEAN WITTER REYNOLDS INC.
                             GOLDMAN, SACHS & CO.
                             MERRILL LYNCH & CO.
                             MORGAN STANLEY & CO.
                                INCORPORATED
                              SMITH BARNEY INC.

                              NOVEMBER 19, 1996

PROSPECTUS SUPPLEMENT
NOVEMBER 19, 1996
(TO PROSPECTUS DATED FEBRUARY 6, 1996)

                               4,000,000 SHARES

                      DONALDSON, LUFKIN & JENRETTE, INC.

                       FIXED/ADJUSTABLE RATE CUMULATIVE

                          PREFERRED STOCK, SERIES A

   This Prospectus Supplement relates to 4,000,000 shares of Fixed/Adjustable Rate Cumulative Preferred Stock, Series A, $50 liquidation preference per share (the "Series A Preferred Stock"), of Donaldson, Lufkin & Jenrette, Inc. (the "Company"). Dividends on the Series A Preferred Stock are cumulative from the date of original issue and are payable quarterly on February 28, May 30, August 30 and November 30 of each year, commencing February 28, 1997, at a rate of 5.94% per annum through November 30, 2001. Thereafter, the dividend rate on the Series A Preferred Stock will be the Applicable Rate from time to time in effect. The Applicable Rate per annum for any dividend period beginning November 30, 2001 will be equal to 0.50% plus the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate (each as defined herein), as determined in advance of such dividend period. The Applicable Rate per annum for each dividend period beginning November 30, 2001 will not be less than 6.44% nor greater than 12.44%. The amount of dividends payable in respect of the Series A Preferred Stock will be adjusted in the event of certain amendments to the Internal Revenue Code of 1986, as amended (the "Code"), in respect of the dividends received deduction. See "Description of Series A Preferred Stock--Dividends."

   The Series A Preferred Stock is redeemable at any time on and after November 30, 2001, at the option of the Company, in whole or in part, at $50 per share plus accrued and unpaid dividends (whether or not declared) to the date fixed for redemption. The Series A Preferred Stock may also be redeemed prior to November 30, 2001, in whole, at the option of the Company, in the event of certain amendments to the Code in respect of the dividends received deduction. See "Description of Series A Preferred Stock--Redemption." For a description of the rights and preferences of the Series A Preferred Stock, see "Description of Series A Preferred Stock."

   The Series A Preferred Stock has been approved for listing on the New York Stock Exchange, Inc.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   This Prospectus Supplement has been prepared for use by Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC") in connection with offers and sales of the Series A Preferred Stock which may be made by it from time to time in market-making transactions at negotiated prices relating to prevailing market prices at the time of sale. The Company has been advised by DLJSC that it currently intends to make a market in the Series A Preferred Stock; however, it is not obligated to do so. Any such market-making may be discontinued at any time, and there is no assurance as to the liquidity of, or trading market for, the Series A Preferred Stock. DLJSC may act as principal or agent in such transactions. See "Plan of Distribution."

                               USE OF PROCEEDS

   Donaldson, Lufkin & Jenrette, Inc. will not receive any proceeds from the sale of the Series A Preferred Stock in any market-making transaction with which this Prospectus Supplement may be delivered.

                        RATIO OF EARNINGS TO COMBINED
                 FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

   The following table sets forth the ratio of earnings to combined fixed charges and preferred stock dividends for the Company for the periods indicated.

                                                                        NINE MONTHS ENDED
                                       YEARS ENDED DECEMBER 31,           SEPTEMBER 30,
                               --------------------------------------  -----------------
                                 1991    1992    1993    1994    1995         1996
Ratio of earnings to combined
 fixed charges and preferred
 stock dividends (1) .........    --      --      --     1.09    1.10         1.16

------------

   (1) For the purpose of calculating the ratio of earnings to combined fixed charges and preferred stock dividends (i) earnings consist of income before provision for income taxes and fixed charges and (ii) fixed charges consist of interest expense and one-third of rental expense which is deemed representative of an interest factor. No preferred dividends were paid until 1994.

                   DESCRIPTION OF SERIES A PREFERRED STOCK

   The following description of the particular terms of the 4,000,000 shares of Series A Preferred Stock supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of Preferred Stock set forth in the accompanying Prospectus, to which description reference is hereby made. The description of certain provisions of the Series A Preferred Stock set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the provisions of the Certificate of Designation relating to the Series A Preferred Stock, a form of which will be filed with the Securities and Exchange Commission at or prior to the time of sale of the Series A Preferred Stock. Capitalized terms not defined herein have the meanings assigned to such terms in the Prospectus.

GENERAL

   The Series A Preferred Stock is a single series consisting of 4,000,000 shares. The holders of Series A Preferred Stock will have no preemptive rights. The Series A Preferred Stock will not be convertible into shares of Common Stock of the Company. The Series A Preferred Stock will be fully paid and nonassessable.

   The Series A Preferred Stock will, on the date of original issuance, rank on a parity as to payment of dividends and distribution of assets upon dissolution, liquidation or winding up of the Company with each other outstanding series of Preferred Stock. See "Description of Capital Stock--Preferred Stock" in the Prospectus. The Series A Preferred Stock, together with each other series of Preferred Stock, will rank prior to the Common Stock of the Company as to the payment of dividends and distribution of assets upon dissolution, liquidation or winding up of the Company.

DIVIDENDS

   General. Cumulative cash dividends will be payable on each share of Series A Preferred Stock when, as and if declared by the Board of Directors of the Company or a duly authorized committee thereof out of the assets of the Company legally available therefor.

    The initial dividend for the dividend period commencing on November 22, 1996 to (but excluding) February 28, 1997 will be $1.617 per share and will be payable on February 28, 1997. Thereafter, dividends on the Series A Preferred Stock will be payable quarterly, as, if and when declared by the Board of Directors of the Company on February 28, May 30, August 30 and November 30 of each year (each a "Dividend Payment Date") at the annual rate of 5.94% or $2.97 per share through November 30, 2001. After November 30, 2001, dividends on the Series A Preferred Stock will be payable on each Dividend Payment Date, as, if and when declared by the Board of Directors of the Company at the Applicable Rate from time to time in effect. The Applicable Rate per annum for each dividend period beginning November 30, 2001 will be equal to 0.50% plus the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate (each as defined below under "Adjustable Rate Dividends"), as determined in advance of such dividend period. The Applicable Rate per annum for each dividend period beginning November 30, 2001, will not be less than 6.44% nor greater than 12.44% (without taking into account any adjustments as described below under "Changes in the Dividends Received Percentage").

   If a Dividend Payment Date is not a business day, dividends (if declared) on the Series A Preferred Stock will be paid on the next business day, without interest. A dividend period with respect to a Dividend Payment Date is the period commencing on the preceding Dividend Payment Date and ending on the day immediately prior to the next Dividend Payment Date. Dividends will be payable to holders of record as they appear on the stock books of the Company on the record date fixed by the Board of Directors of the Company.

   Dividends on the Series A Preferred Stock will be cumulative and rights will accrue to the holders of the Series A Preferred Stock if the Company fails to declare one or more dividends on the Series A Preferred Stock in any amount, whether or not the earnings or financial condition of the Company were sufficient to pay such dividends in whole or in part.

   Adjustable Rate Dividends. The "Applicable Rate" per annum for each dividend period beginning November 30, 2001 will be equal to 0.50% plus the Effective Rate (as defined below) for such dividend period, but not less than 6.44% nor greater than 12.44% (without taking into account any adjustments as described below under "Changes in the Dividends Received Percentage") except as provided below in this paragraph. The "Effective Rate" for each dividend period beginning November 30, 2001 will be equal to the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate (each as defined below) for such dividend period. In the event that the Company determines in good faith that for any reason: (i) any one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate cannot be determined for any dividend period, then the Effective Rate for such dividend period will be equal to the higher of whichever two of such rates can be so determined; (ii) only one of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any dividend period, then the Effective Rate for such dividend period will be equal to whichever one of such rates as can be so determined; or (iii) none of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate can be determined for any dividend period, then the Effective Rate for the preceding dividend period will be continued for the succeeding dividend period.

   The "Treasury Bill Rate" will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period (as defined below) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board (as defined below) during the Calendar Period immediately preceding the last ten calendar days preceding the dividend period for which the dividend rate on the Series A Preferred Stock is being determined, except as described below in this paragraph. In the event that the Federal Reserve Board does not publish such a weekly per annum market discount rate during any such Calendar Period, then the Treasury Bill Rate for such dividend period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that a per annum market discount rate for three-month U.S. Treasury bills is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such dividend period will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the relevant Calendar Period) for all of the U.S. Treasury bills then having remaining maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board, or if the Federal Reserve Board does not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that the Company determines in good faith that for any reason no such U.S. Treasury Bill Rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such dividend period will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Company by at least three recognized dealers in U.S. Government securities selected by the Company. In the event that the Company determines in good faith that for any reason the Company cannot determine the Treasury Bill Rate for any dividend period as provided above in this paragraph, the Treasury Bill Rate for such dividend period will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a remaining maturity of not less than 80 nor more than 100 days, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Company by at least three recognized dealers in U.S. Government securities selected by the Company.

   The "Ten Year Constant Maturity Rate" will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (as defined below) (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the dividend period for which the dividend rate on the Series A Preferred Stock is being determined, except as described below in this paragraph. In the event that the Federal Reserve Board does not publish such weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such dividend period will be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (or the one weekly per annum Ten Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that a per annum Ten Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such dividend period will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities (as defined below)) then having remaining maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that the Company determined in good faith that for any reason the Company cannot determine the Ten Year Constant Maturity Rate for any dividend period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such dividend period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than twelve years from the date of each such quotation, as chosen and quoted daily for each business day in New York City (or less frequently if daily quotation are not generally available) to the Company by at least three recognized dealers in U.S. Government securities selected by the Company.

    The "Thirty Year Constant Maturity Rate" will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (as defined below) (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately preceding the last ten calendar days preceding the dividend period for which the dividend rate on the Series A Preferred Stock is being determined, except at described below in this paragraph. In the event that the Federal Reserve Board does not publish such a weekly per annum Thirty Year Average Yield during such Calendar Period, then the Thirty Year Constant Maturity Rate for such dividend period will be the arithmetic average of the two most recent weekly per annum Thirty Year Average Yields (or the one weekly per annum Thirty Year Average Yield, if only one such yield is published during the relevant Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that per annum Thirty Year Average Yield in not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period then the Thirty Year Constant Maturity Rate for such dividend period will be arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during the relevant Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) than having remaining maturities of not less than twenty-eight nor more than thirty years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Company. In the event that the Company determines in good faith that for any reason the Company cannot determine the Thirty Year Constant Maturity Rate for any dividend period as provided above in this paragraph, then the Thirty Year Constant Maturity Rate for such dividend period will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than twenty-eight nor more than thirty years from the date of each such quotation, are chosen and quoted daily for each business day in New York City (or less frequently if daily quotations are not generally available) to the Company by at least three recognized dealers in U.S. Government securities selected by the Company.

   The Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate will each be rounded to the nearest five hundredths of a percent.

   The Applicable Rate with respect to each dividend period beginning November 30, 2001 will be calculated as promptly as practicable by the Company according to the appropriate method described above. The Company will cause notice of the Applicable Rate for the next dividend period to be enclosed with each dividend payment check mailed to the holders of Series A Preferred Stock.

   As used above, the term "Calendar Period" means a period of fourteen calendar days; the term "Federal Reserve Board" means the Board of Governors of the Federal Reserve System; the term "Special Securities" means securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount; the term "Ten Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and the term "Thirty Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of thirty years).

   Changes in the Dividends Received Percentage. If one or more amendments to the Internal Revenue Code of 1986, as amended (the "Code"), are enacted which change the percentage of the dividends received deduction (currently 70%) as specified in Section 243(a)(1) of the Code or any successor provision (the "Dividends Received Percentage"), the amount of each dividend on each share of the Series A Preferred Stock for dividend payments made on or after the date of enactment of such change will be adjusted by multiplying the amount of the dividend payable determined as described above under "Dividends" (before adjustment) by a factor, which will be the number determined in accordance with the following formula (the "DRD Formula"), and rounding the result to the nearest cent:

                               1-[.35 (1-.70)]
                             -------------------
                               1-[.35 (1-DRP)]

   For the purposes of the DRD Formula, "DRP" means the Dividends Received Percentage applicable to the dividend in question. No amendment to the Code, other than a change in the percentage of the dividends received deduction set forth in Section 243(a)(1) of the Code or any successor provision, will give rise to an adjustment. Notwithstanding the foregoing provisions, in the event that, with respect to any such amendment, the Company will receive either an unqualified opinion of nationally recognized independent tax counsel selected by the Company or a private letter ruling or similar form of authorization from the Internal Revenue Service to the effect that such an amendment would not apply to dividends payable on the Series A Preferred Stock, then any such amendment will not result in the adjustment provided for pursuant to the DRD Formula. The opinion referenced in the previous sentence will be based upon a specific exception in the legislation amending the DRP or upon a published pronouncement of the Internal Revenue Service addressing such legislation. Unless the context otherwise requires, references to dividends in this Prospectus Supplement will mean dividends as adjusted by the DRD Formula. The Company's calculation of the dividends payable as so adjusted and as certified accurate as to calculation and reasonable as to the method by the independent certified public accountants then regularly engaged by the Company, will be final and not subject to review.

   If any amendment to the Code which reduces the Dividends Received Percentage is enacted after a record date and before the next Dividend Payment Date, the amount of dividend payable on such Dividend Payment Date will not be increased; but instead, an amount, equal to the excess of (x) the product of the dividends paid by the Company on such Dividend Payment Date and the DRD Formula (where the DRP used in the DRD Formula would be equal to the reduced Dividends Received Percentage) and (y) the dividends paid by the Company on such Dividend Payment Date, will be payable (if declared) to holders of record on the next succeeding Dividend Payment Date in addition to any other amounts payable on such date.

   In addition, if prior to May 31, 1997, an amendment to the Code is enacted that reduces the Dividends Received Percentage and such reduction retroactively applies to a Dividend Payment Date as to which the Company previously paid dividends on the Series A Preferred Stock (each an "Affected Dividend Payment Date"), the Company will pay (if declared) additional dividends (the "Additional Dividends") on the next succeeding Dividend Payment Date (or if such amendment is enacted after the dividend payable on such Dividend Payment Date has been declared, on the second succeeding Dividend Payment Date following the date of enactment) to holders of record on such succeeding Dividend Payment Date in an amount equal to the excess of
(x) the product of the dividends paid by the Company on each Affected Dividend Payment Date and the DRD Formula (where the DRP used in the DRD Formula would be equal to the Dividends Received Percentage applied to each Affected Dividend Payment Date) and (y) the dividends paid by the Company on each Affected Dividend Payment Date.

   Additional Dividends will not be paid as a result of the enactment of any amendment to the Code on or after May 31, 1997 which retroactively reduces the Dividends Received Percentage, or if prior to May 31, 1997, such amendment would not result in an adjustment due to the Company having received either an opinion of counsel or tax ruling referred to in the third preceding paragraph. The Company will only make one payment of Additional Dividends.

   In the event that the amount of dividend payable per share of the Series A Preferred Stock will be adjusted pursuant to the DRD Formula and/or Additional Dividends are to be paid, the Company will cause notice of each such adjustment and, if applicable, any Additional Dividends, to be sent to the holders of the Series A Preferred Stock with the payment of dividends on the next Dividend Payment Date after the date of such adjustment.

    If the Dividends Received Percentage is reduced to 50% or less, the Company may at its option, redeem the Series A Preferred Stock as a whole but not in part as described below. See "Redemption." See also "Recent Tax Proposals" for a discussion of certain Proposals (as defined below) to reduce the Dividends Received Percentage.

LIQUIDATION PREFERENCE

   In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Series A Preferred Stock will be entitled to receive out of the assets of the Company available for distribution to stockholders, before any distribution of assets is made on the Company's Common Stock or any other class or series of stock of the Company ranking junior to the Series A Preferred Stock upon liquidation, liquidating distributions in the amount of $50 per share, plus an amount equal to the sum of all accrued and unpaid dividends including any increase in dividends payable due to changes in the Dividends Received Percentage and Additional Dividends (whether or not earned or declared) for the then-current dividend period and all dividend periods prior thereto. See "Description of Capital Stock--Preferred Stock" in the accompanying Prospectus.

VOTING RIGHTS

   The holders of shares of Series A Preferred Stock will not be entitled to vote, except as set forth below or as expressly required by applicable law.

   If the equivalent of six quarterly dividends payable on the Series A Preferred Stock or any other class or series of preferred stock are in default, the number of directors of the Company will be increased by two (without duplication of any increase made pursuant to the terms of any other series of preferred stock of the Company), and the holders of the Series A Preferred Stock, voting as a single class with the holders of shares of any other class of the Company's preferred stock ranking on a parity with the Series A Preferred Stock either as to dividends or distribution of assets and upon which like voting rights have been conferred and are exercisable, will be entitled to elect such two directors to fill such newly-created directorships. Such right shall continue until full cumulative dividends for all past dividend periods on all preferred shares of the Company, including any shares of the Series A Preferred Stock, have been paid or declared and set apart for payment. Any such elected directors shall serve until the Company's next annual meeting of stockholders (notwithstanding that prior to the end of such term the dividend default shall cease to exist) or until their respective successors shall be elected and qualify.

   The affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of the Series A Preferred Stock will be required for any amendment of the articles of incorporation of the Company (or any certificate supplemental thereto) which will adversely affect the powers, preferences, privileges or rights of the Series A Preferred Stock. The affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of the Series A Preferred Stock and any other series of the Company's preferred stock ranking on a parity with the Series A Preferred Stock either as to dividends or upon liquidation, voting as a single class without regard to series, will be required to issue, authorize or increase the authorized amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any additional class or series of stock ranking prior to the Series A Preferred Stock as to dividends or upon liquidation, or to reclassify any authorized stock of the Company into such prior shares, but such vote will not be required for the Company to take any such actions with respect to any stock ranking on a parity with or junior to the Series A Preferred Stock.

REDEMPTION

   Prior to November 30, 2001, the Series A Preferred Stock is not redeemable, except under certain limited circumstances as described below. On or after such date, each share of Series A Preferred Stock will be redeemable, in whole or in part, at the option of the Company, at any time and from time to time upon not less than thirty nor more than sixty days' notice, at $50 per share, plus accrued and unpaid dividends (whether or not declared) to the date fixed for redemption, including any increase in dividends payable due to changes in the Dividends Received Percentage and Additional Dividends.

    However, if the Dividends Received Percentage is equal to or less than 50% and, as a result, the amount of dividends on the Series A Preferred Stock payable on any Dividend Payment Date will be or is adjusted upwards as described above under "Changes in the Dividends Received Percentage," the Company, at its option, may redeem all, but not less than all, of the outstanding shares of the Series A Preferred Stock notwithstanding the preceding paragraph, provided that within sixty days of the date on which an amendment to the Code is enacted which reduces the Dividends Received Percentage to 50% or less, the Company sends notice to holders of the Series A Preferred Stock of such redemption. Any redemption of the Series A Preferred Stock pursuant to this paragraph will take place on the date specified in the notice, which will not be less than thirty nor more than sixty days' from the date such notice is sent to holders of the Series A Preferred Stock. Any redemption of the Series A Preferred Stock will be at the applicable redemption price set forth in the following table, in each case plus accrued and unpaid dividends (whether or not declared) thereon to the date fixed for redemption, including any increase in dividends payable due to changes in the Dividends Received Percentage and Additional Dividends.

                                           REDEMPTION
                                           PRICE PER
       REDEMPTION PERIOD                     SHARE
       ------------------                ------------
November 22, 1996 to November 29, 1997       $52.50
November 30, 1997 to November 29, 1998        52.00
November 30, 1998 to November 29, 1999        51.50
November 30, 1999 to November 29, 2000        51.00
November 30, 2000 to November 29, 2001        50.50
On or after November 30, 2001 ..........      50.00

   In addition, if the holders of the shares of the Series A Preferred Stock are entitled to vote upon or consent to a merger or consolidation of the Company, and if the Company offers to purchase all of the outstanding shares of the Series A Preferred Stock (the "Offer"), then each holder of Series A Preferred Stock who does not sell their shares of Series A Preferred Stock pursuant to the Offer shall be deemed irrevocably to have voted or consented all shares of Series A Preferred Stock owned by such holder in favor of the merger or consolidation of the Company without any further action by the holder. The Offer shall be at a price of $50 per share, together with accrued and unpaid dividends, if any, to the date fixed for redemption, including any increase in dividends payable due to increases in the Dividends Received Percentage and Additional Dividends. The Offer must remain open for acceptance for a period of at least 30 days.

   Holders of Series A Preferred Stock will have no right to require redemption of the Series A Preferred Stock.

   The Series A Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions.

   Transfer Agent and Registrar. The Bank of New York will be the transfer agent, registrar, dividend disbursing agent and redemption agent for the Series A Preferred Stock.

                             RECENT TAX PROPOSALS

   On March 19, 1996, the Clinton Administration released a budget plan for the fiscal year 1997 that includes certain tax proposals that may affect holders of the Series A Preferred Stock. On August 27, 1996, the Clinton Administration issued additional tax legislative proposals. (The various Clinton Administrative legislative proposals are referred to hereinafter as the "Proposals.")

   Under the Proposals, the Dividends Received Percentage that is currently available to corporate shareholders for certain dividends received from another corporation in which the shareholder owns less than a 20% interest (by vote and value) would be reduced from 70% to 50%. As proposed, this provision would be effective for dividends paid after 30 days from the enactment of the provision. In addition, under the Proposals, the dividends received deduction would be eliminated for "certain debt-like preferred stock" (including adjustable rate preferred stock). As proposed, this provision would be effective for shares issued after the date of enactment. Thus, if enacted as currently proposed, the Proposal to eliminate the Dividends Received Deduction for certain preferred stock would not apply to the Series A Preferred Stock. Furthermore, under current law, the dividends received deduction is allowed to a corporate shareholder only if the shareholder satisfies a 46-day holding period for the dividend-paying stock (or a 91-day period for certain dividends on preferred stock). The Proposals provide that a taxpayer is not entitled to a dividends received deduction if the taxpayer's holding period for the dividend-paying stock is not satisfied over a period immediately before or immediately after the taxpayer becomes entitled to receive the dividend.

   To the extent the Dividends Received Percentage is changed, the amount of dividends payable per share may be adjusted as described under "Description of Series A Preferred Stock -- Dividends -- Changes in the Dividends Received Percentage" and the Company may have the right to redeem the Series A Preferred Stock as described under "Description of Series A Preferred Stock -- Redemption." Due to the inherently uncertain nature of proposed changes to the tax law such as the Proposals, there can be no assurance as to whether, or in what form, the Proposals may be enacted into law, as to the effective dates of any such changes to the law or as to the effect of any changes to the law on the holders of the Series A Preferred Stock. See "Description of Series A Preferred Stock -- Dividends -- Changes in the Dividends Received Percentage" and "--Redemption."

                             PLAN OF DISTRIBUTION

   This Prospectus Supplement has been prepared for use by DLJSC in connection with offers and sales of the Series A Preferred Stock in market-making transactions at negotiated prices related to prevailing market prices at the time of the sale. DLJSC may act as principal or agent in such transactions. DLJSC has advised the Company that it currently intends to make a market in the Series A Preferred Stock, but it is not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or the trading market for, the Series A Preferred Stock.

   DLJSC served as an underwriter in the offering of the Series A Preferred Stock and received underwriting compensation in connection therewith.

PROSPECTUS
FEBRUARY 6, 1996
                                 $500,000,000

                      DONALDSON, LUFKIN & JENRETTE, INC.

                  SENIOR DEBT SECURITIES AND PREFERRED STOCK

   Donaldson Lufkin & Jenrette, Inc. (the "Company") may from time to time offer, together or separately, (i) senior debt securities (the "Senior Debt Securities") or (ii) shares of its preferred stock, par value $0.01 per share (the "Preferred Stock"). The Senior Debt Securities and Preferred Stock are collectively called the "Securities."

   The Securities may be issued in one or more series or issuances in U.S. dollars or in one or more foreign currencies, currency units or composite currencies and will be limited to an aggregate public offering price of $500,000,000 (or its equivalent in one or more foreign currencies, currency units or composite currencies). Specific terms of the securities in respect of which this Prospectus is being delivered (the "Offered Securities") will be set forth in an accompanying Prospectus Supplement (a "Prospectus Supplement"). The Prospectus Supplement will set forth with regard to the particular Offered Securities, without limitation, the following: (i) in the case of Senior Debt Securities, the specific designation, aggregate principal amount, authorized denomination, maturity, rate (which may be fixed or variable) or method of calculation of interest and dates for payment thereof, and any exchangeability, conversion, redemption, prepayment or sinking fund provisions and any listing on a securities exchange and (ii) in the case of Preferred Stock, the specific designation, number of shares, purchase price and the rights, preferences and privileges thereof and any qualifications or restrictions thereon (including dividends, liquidation value, voting rights, terms for the redemption, conversion or exchange thereof and any other specific terms of the Preferred Stock) and any listing on a securities exchange. Unless otherwise indicated in the Prospectus Supplement, the Company does not intend to list any of the Securities on a national securities exchange.

   The Senior Debt Securities, when issued, will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of the Company.

   SEE "RISK FACTORS" BEGINNING ON PAGE 7 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   This Prospectus has been prepared for use by Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC") in connection with offers and sales of the Offered Securities which may be made by it from time to time in market-making transactions at negotiated prices relating to prevailing market prices at the time of sale. The Company has been advised by DLJSC that it currently intends to make a market in the Offered Securities; however, it is not obligated to do so. Any such market-making may be discontinued at any time, and there is no assurance as to the liquidity of, or trading market for, the Offered Securities. DLJSC may act as principal or agent in such transactions. See "Plan of Distribution." This Prospectus may not be used to consummate sales of Offered Securities unless accompanied by a Prospectus Supplement.

                            AVAILABLE INFORMATION

   The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The registration statement of which this Prospectus forms a part, as well as reports, proxy statements and other information filed by the Company, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Company's Common Stock is listed on the New York Stock Exchange, Inc. and reports and other information concerning the Company can also be inspected at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

   This Prospectus constitutes a part of the Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Offered Securities. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission or incorporated by reference herein are not necessarily complete, and in each instance reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995, previously filed by the Company with the Commission, is incorporated by reference in this Prospectus.

   All documents filed by the Company after the date of this Prospectus pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the termination of the offering of the Offered Securities offered hereby, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements as modified or superseded shall be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

   The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus (other than certain exhibits to such documents). Requests for such documents should be directed to Donaldson, Lufkin & Jenrette, Inc., 140 Broadway, New York, New York 10005,
Attention: Corporate Secretary (Telephone: (212) 504-3000).

                              PROSPECTUS SUMMARY

   The following summary is qualified in its entirety by reference to the more detailed information and consolidated financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety. Donaldson, Lufkin & Jenrette, Inc. is a holding company that conducts its businesses through various subsidiaries. Unless otherwise indicated, all references herein to the "Company" refer to Donaldson, Lufkin & Jenrette, Inc. and its consolidated subsidiaries. Certain banking and other terms used herein are defined in the Glossary, which appears immediately before page F-1. Statements contained herein regarding the Company's competitive position are based on publicly available information from independent third party sources.

                                 THE COMPANY

   Donaldson, Lufkin & Jenrette, Inc. is a leading integrated investment and merchant bank that serves institutional, corporate, governmental and individual clients. The Company's businesses include securities underwriting, sales and trading; merchant banking; financial advisory services; investment research; correspondent brokerage services; and asset management. While results have fluctuated from year to year, for the years 1990 through 1994, the Company's total revenues and net income increased by a compound annual growth rate of 19.5% and 75.4%, respectively. The Company's average annual pre-tax return on common equity for the past five years was 33.6%. At September 30, 1995, the Company had total assets of $40.8 billion and total stockholders' equity of $910.4 million.

   The Company's principal strategy is to focus its resources on certain core businesses where management believes the Company can compete profitably and be among the leading participants in each targeted market. Over the past several years, the Company has significantly expanded the scope of its business activities and its customer base, both in the U.S. and internationally. It has established strong positions in selected high-margin activities, including equity and high-yield corporate securities underwriting as well as merchant banking, and has increased its market share in a broad range of businesses. Key elements of this expansion have been the Company's recruitment of experienced professionals during periods of turmoil in the securities industry, the continued development and retention of the Company's existing personnel at all levels and the continuity of senior management. In addition, the Company has historically emphasized economic and investment research in the development of its business, and believes that its commitment to research has been an important contributor to its success.

   The Company conducts its business through three principal operating groups, each of which is an important contributor to revenues and earnings: the Banking Group, which includes the Company's Investment Banking, Merchant Banking and recently formed Emerging Markets groups; the Capital Markets Group, consisting of the Company's institutional debt and equity businesses as well as Sprout, its venture capital affiliate; and the Financial Services Group, comprised of its Pershing clearing division, high-net-worth retail brokerage and asset management businesses.

   The Company's Banking Group is a major participant in the raising of capital and the providing of financial advice to companies throughout the U.S. and has significantly expanded its activities abroad. Through its Investment Banking group, the Company manages and underwrites public offerings of securities, arranges private placements and provides advisory and other services in connection with mergers, acquisitions, restructurings and other financial transactions. Its Merchant Banking group pursues direct investments in a variety of areas through a number of investment vehicles funded with capital provided primarily by institutional investors, the Company and its employees. The Emerging Markets group specializes in client advisory services, merchant banking and the underwriting, sales and trading of securities in Latin America and Asia.

   The Capital Markets Group encompasses a broad range of activities including trading, research, origination and distribution of equity and fixed-income securities, private equity investments and venture capital. The Group's focus is primarily client-driven, in contrast to that of many other securities firms which emphasize proprietary trading, an approach that reduces the Company's exposure to market volatility. Its Taxable Fixed-Income division provides institutional clients with research, trading and sales services for a broad range of taxable fixed-income products including high-yield corporate, investment-grade corporate, U.S. government and mortgage-backed securities. The Institutional Equities division provides institutional clients with research, trading and sales services in U.S. listed and over-the-counter ("OTC") equity securities. In addition, the Company's Equity Derivatives division provides a broad range of equity and index options products, while Sprout is one of the oldest and largest groups in the private equity investment and venture capital industry.

   The Financial Services Group provides a broad array of services to individual investors and the financial intermediaries which represent them. Pershing is a leading provider of correspondent brokerage services, clearing transactions for over 500 U.S. brokerage firms which collectively maintain over one million client accounts. The Company's Investment Services Group provides high-net-worth individuals and medium and smaller sized institutions with access to the Company's equity and fixed-income research, trading services and underwriting. Through Wood, Struthers & Winthrop Management Corp. ("Wood, Struthers & Winthrop"), the Company provides investment management and trust services primarily to high-net-worth individual investors and institutions.

                          DESCRIPTION OF SECURITIES

   The Company may from time to time offer, together or separately, Senior Debt Securities and Preferred Stock. Such Securities may be issued in one or more series or issuances in U.S. dollars or in one or more foreign currencies, currency units or composite currencies limited to an aggregate public offering price of $500,000,000 (or its equivalent in one or more foreign currencies, currency units or composite currencies).

Senior Debt Securities .         The Senior Debt Securities will be unsecured
                                 and will rank equally with all other
                                 unsecured and unsubordinated indebtedness of the Company. See "Description of Senior Debt
                                 Securities" for a description of the
                                 Indenture relating to the Senior Debt
                                 Securities and the possible terms of the Senior Debt Securities which will be set forth in the applicable Prospectus
                                 Supplement.

Preferred Stock ........         The Preferred Stock will have priority over
                                 holders of the Company's common stock with respect to dividend or liquidation rights or both. See "Description of Capital Stock" for a description of the possible terms of the Preferred Stock which will be set forth in the applicable Prospectus Supplement.

                                 RISK FACTORS

   Prospective investors should carefully consider the factors discussed in detail elsewhere in this Prospectus under the caption "Risk Factors."

               INITIAL PUBLIC OFFERING AND SENIOR DEBT OFFERING

   On October 30, 1995, the Company completed an initial public offering (the "Initial Public Offering") of 10,580,000 shares of Common Stock, par value $0.10 per share, of the Company (the "Common Stock"). Of the 10,580,000 shares of Common Stock sold in the Initial Public Offering, 3,300,000 shares were sold by the Company and 7,280,000 shares were sold by The Equitable Companies Incorporated ("EQ" and, together with its subsidiaries other than the Company, "Equitable"). On October 30, 1995, the Company also completed an offering (the "Senior Debt Offering") of $500 million aggregate principal amount of its 6 7/8% Senior Notes due 2005 (the "Senior Notes").

                      EQUITY PARTICIPATION OF EMPLOYEES

   In order to continue to foster a culture that encourages strong employee performance and provides ownership incentives to the Company's employees, the Company has taken certain steps to provide employees with equity participation in the Company. In particular, in connection with the Initial Public Offering, approximately 500 employees of the Company exchanged an aggregate of $100.0 million of their interests under certain cash compensation arrangements maintained by the Company (the "LTI Restricted Stock Unit Exchange") for restricted stock units representing an aggregate of approximately 5.2 million shares of Common Stock. These units are subject to forfeiture in certain circumstances and will vest annually in specified proportions from February 1997 through February 2000. See "Management--1995 Restricted Stock Unit Plan."

   In addition, these employees were granted options to purchase an aggregate of approximately 9.2 million shares of Common Stock with an exercise price of $27.00 per share by foregoing an aggregate of $55.7 million of their future interests under such cash compensation arrangements (the "LTI Option Exchange"). See "Management--1995 Stock Option Plan."

   In connection with the Initial Public Offering, the Company adopted its 1996 Stock Option Plan, pursuant to which options to purchase an aggregate of approximately 8.8 million shares of Common Stock are available for grant to key employees of the Company. See "Management--1996 Stock Option Plan."

   Reflecting the equity participation afforded to Company employees through the LTI Restricted Stock Unit Exchange, the LTI Option Exchange and the 1996 Stock Option Plan, the Company intends to reduce amounts to be paid under the successor plan to its 1994 long-term compensation plan, commencing in 1997, by one-third.

                         RELATIONSHIP WITH EQUITABLE

   Prior to the Initial Public Offering, EQ and its wholly-owned subsidiary, The Equitable Life Assurance Society of the United States ("Equitable Life"), together owned 100% of the outstanding Common Stock of the Company. As of the date hereof, Equitable continues to be the Company's largest stockholder, owning approximately 80.2% of the Company's outstanding Common Stock. Assuming full vesting of restricted stock units acquired by certain employees of the Company in the LTI Restricted Stock Unit Exchange (but before the exercise of options granted to certain Company employees under the LTI Option Exchange and available for grant under the 1996 Stock Option Plan), Equitable would own approximately 73.1% of the Company's outstanding Common Stock. Assuming both full vesting of such restricted stock units and the exercise of the options granted in the LTI Option Exchange (but before the exercise of options to be granted under the 1996 Stock Option Plan), Equitable would own approximately 63.1% of the Company's outstanding Common Stock. Equitable has advised the Company that its current intention is to continue to hold all of the shares of Common Stock beneficially owned by it. Equitable effectively has voting control on all matters submitted to stockholders, including the election of directors and the approval of extraordinary corporate transactions. See "Ownership of Common Stock of the Company by Equitable and Officers and Directors of the Company."

   While the Company has operated independently of Equitable, its relationship with Equitable has supported its business and growth. Transactions between the Company and Equitable, however, do not materially affect the Company's financial results. See "Certain Transactions."

                               Summary Financial Data

                                                                                                  NINE MONTHS ENDED
                                                     YEARS ENDED DECEMBER 31,                       SEPTEMBER 30,
                                    ---------------------------------------------------------  ----------------------
                                       1990        1991        1992        1993        1994        1994        1995
                                                          (IN MILLIONS, EXCEPT FINANCIAL RATIOS)
INCOME STATEMENT DATA:
 Total revenues ...................   $ 984.1    $1,214.6    $1,664.1    $2,285.3    $2,008.7    $1,454.3    $1,961.3
 Income before provision for
  income taxes ....................     14.5         89.0       245.0       302.0       205.0       142.5       202.5
 Net income .......................     13.0         57.8       147.0       186.1       123.0        85.5       121.5
OTHER FINANCIAL DATA (AT END OF
 PERIOD):
 Ratio of net assets to total
  stockholders' equity (1) ........    25.81x       22.86x      22.12x      22.91x      17.01x      22.13x      16.63x
 Ratio of long-term borrowings to
  total capitalization (2) ........     0.47         0.42        0.51        0.34        0.30        0.31        0.34
 Ratio of earnings to fixed
  charges (3) .....................     1.01         1.07        1.21        1.20        1.10        1.08        1.12
 Ratio of earnings to combined
  fixed charges and preferred
 stock  dividends (4) .............       --           --          --          --        1.09        1.07        1.11

                          AS OF SEPTEMBER 30, 1995
                       ----------------------------
                          ACTUAL     AS ADJUSTED (5)
BALANCE SHEET DATA:
  Total assets .......   $40,778.3      $40,835.6
  Long-term borrowings       704.3          850.1
  Preferred stock ....       225.0          225.0
  Stockholders' equity       910.4        1,149.0

------------

   (1) Net assets excludes securities purchased under agreements to resell and securities borrowed.

   (2) Long-term borrowings and total capitalization (the sum of long-term borrowings, preferred stock and stockholders' equity) exclude current maturities of long-term borrowings.

   (3) For the purpose of calculating the ratio of earnings to fixed charges
       (i) earnings consist of income before provision for income taxes and fixed charges and (ii) fixed charges consist of interest expense and one-third of rental expense which is deemed representative of an interest factor.

   (4) For the purpose of calculating the ratio of earnings to combined fixed charges and preferred stock dividends (i) earnings consist of income before provision for income taxes and fixed charges and (ii) fixed charges consist of interest expense and one-third of rental expense which is deemed representative of an interest factor. No preferred dividends were paid until 1994.

   (5) Gives effect to (i) the contribution to the Company by Equitable, prior to the Initial Public Offering, of shares of common stock of Burlington Industries Inc., a New York Stock Exchange listed company ("Burlington"), having a market value of $55.0 million at the time of the contribution (the "Burlington Contribution"), as described under "Certain Transactions--The Burlington Contribution," which had the effect of increasing total assets and stockholders' equity by $55.0 million, (ii) the LTI Restricted Stock Unit Exchange, (iii) the sale of 3,300,000 shares of Common Stock by the Company in the Initial Public Offering at the initial public offering price of $27.00 per share and the application of the net proceeds to the Company therefrom and (iv) the Senior Debt Offering and the application of the net proceeds therefrom.

                                 RISK FACTORS

   In addition to the other information in this Prospectus, the following factors should be considered in evaluating the Company and its business before purchasing the Securities offered hereby.

VOLATILE NATURE OF SECURITIES BUSINESS

   The securities business is, by its nature, subject to various risks, particularly in volatile or illiquid markets, including the risk of losses resulting from the underwriting or ownership of securities, trading, arbitrage and merchant banking activities, counterparty failure to meet commitments, customer fraud, employee fraud, misconduct and errors, failures in connection with the processing of securities transactions and litigation.

   The Company's principal business activities, investment and merchant banking, securities sales and trading and correspondent brokerage services are, by their nature, highly competitive and subject to various risks, volatile trading markets and fluctuations in the volume of market activity. Consequently, the Company's net income and revenues have been, and may continue to be, subject to wide fluctuations, reflecting the impact of many factors beyond the Company's control, including securities market conditions, the level and volatility of interest rates, competitive conditions and the size and timing of transactions.

   The securities business and its profitability are affected by many factors of a national and international nature, including economic and political conditions, broad trends in business and finance, legislation and regulation affecting the national and international business and financial communities, currency values, inflation, market conditions, the availability of short-term or long-term funding and capital, the credit capacity or perceived creditworthiness of the securities industry in the marketplace and the level and volatility of interest rates. A securities firm's business and its profitability are also affected by the firm's credit capacity or perceived creditworthiness and competitive factors, including its ability to attract and retain highly skilled employees. These and other factors may contribute to reduced levels of new issue or merger, acquisition, restructuring, and leveraged capital activities, including leveraged buyouts and high-yield financings, or the level of participation in financing and investment related to such activities, generally resulting in lower revenues from investment and merchant banking fees and underwriting and corporate development investments. Reduced volume of securities transactions and reduced market liquidity generally result in lower revenues from dealer and trading activities and commissions. Lower price levels of securities may result in a reduced volume of transactions and in losses from declines in the market value of securities held in trading, investment and underwriting positions. Sudden sharp declines in market values of securities and the failure of issuers and counterparties to perform their obligations can result in illiquid markets. In such markets, the Company may not be able to sell securities and may have difficulty in covering its securities positions. Such markets, if prolonged, may also lower the Company's revenues from investment banking, merchant banking and other investments, and could have a material adverse effect on the Company's results of operations and financial condition.

SIGNIFICANT COMPETITION

   The Company encounters significant competition in all aspects of the securities business and competes worldwide directly with other domestic and foreign securities firms, a number of which have greater capital, financial and other resources than the Company. In addition to competition from firms currently in the securities business, there has been increasing competition from other sources, such as commercial banks and investment boutiques. As a result of anticipated legislative and regulatory initiatives in the U.S. to remove or relieve certain restrictions on commercial banks, it is possible that competition in some markets currently dominated by investment banks may increase in the near future. Such competition could also affect the Company's ability to attract and retain highly skilled individuals to conduct its various businesses. The principal competitive factors influencing the Company's business are its professional staff, the Company's reputation in the marketplace, its existing client relationships, the ability to commit capital to client transactions and its mix of market capabilities. The Company's ability to compete effectively in securities brokerage and investment banking activities will also be influenced by the adequacy of its capital levels. In addition, the Company's ability to expand its business may depend on its ability to raise additional capital. See "Business--Competition" and "Net Capital Requirements."

BUSINESS SUBJECT TO EXTENSIVE FEDERAL, STATE AND FOREIGN REGULATION

   The Company's business is, and the securities industry generally is, subject to extensive regulation in the U.S. at both the Federal and state level, as well as by industry self-regulatory organizations ("SROs"). The Company is also subject to regulation by various foreign financial regulatory authorities in the jurisdictions outside the U.S. where it does business, including by The Securities and Futures Authority of the United Kingdom and the Securities and Futures Commission of Hong Kong. See "Regulation."

   Compliance with many of the regulations applicable to the Company involves a number of risks, particularly in areas where applicable regulations may be unclear. The Securities and Exchange Commission (the "Commission"), the Commodities Futures Trading Commission (the "CFTC"), other governmental regulatory authorities, including state securities regulators, and SROs, including the New York Stock Exchange, Inc. (the "NYSE") and other exchanges, may institute administrative or judicial proceedings or arbitrations which may result in censure, fine, civil penalties (including treble damages in the case of insider trading violations), the issuance of cease-and-desist orders, the deregistration or suspension of a broker-dealer, investment adviser or futures commission merchant, the statutory disqualification of its officers or employees or other adverse consequences, and, even if none of such actions is taken, could have a material adverse effect on the Company's perceived creditworthiness, reputation and competitiveness. Customers of the Company or others who allege that they have been damaged by the Company's violation of applicable regulations also may seek to obtain compensation from the Company, including the unwinding of any transactions with the Company.

   Additional legislation and regulations, including those relating to the activities of affiliates of broker-dealers, changes in rules promulgated by the Commission, the CFTC or other U.S. or foreign governmental regulatory authorities and SROs or changes in the interpretation or enforcement of existing laws and rules may adversely affect the manner of operation and profitability of the Company.

   The Company's businesses may be materially affected not only by regulations applicable to it as a financial market intermediary, but also by regulations of general application. For example, the volume of the Company's underwriting, merger and acquisition and merchant banking businesses in any year could be affected by, among other things, existing and proposed tax legislation, antitrust policy and other governmental regulations and policies (including the interest rate policies of the Federal Reserve Board) and changes in interpretation or enforcement of existing laws and rules that affect the business and financial communities. From time to time, various forms of anti-takeover legislation and legislation that could affect the benefits associated with financing leveraged transactions with high-yield securities have been proposed that, if enacted, could adversely affect the volume of merger and acquisition and merchant banking business, which in turn could adversely affect the Company's underwriting, advisory and trading revenues related thereto.

MARKET, CREDIT AND LIQUIDITY RISKS ASSOCIATED WITH UNDERWRITING AND TRADING ACTIVITIES

   The Company's underwriting, securities trading, market-making and arbitrage activities are conducted by the Company as principal and subject the Company's capital to significant risks, including market, credit (including counterparty) and liquidity risks. The Company's underwriting, securities trading, market-making and arbitrage activities often involve the purchase, sale or short-sale of securities as principal in markets that may be characterized by relative illiquidity or that may be particularly susceptible to rapid fluctuations in liquidity. The Company from time to time has large position concentrations in certain types of securities or commitments and in the securities of or commitments to a single issuer, including sovereign governments and other entities, issuers located in a particular country or geographic area, including Latin America, or issuers engaged in a particular industry. Through its Emerging Markets group, the Company engages in proprietary trading of Latin American securities with an emphasis on Brady Bonds, local debt instruments and Latin American equity securities, which involve risks associated with the political instability and relative currency values of the nations in which the issuer principally engages in business as well as the risk of nationalization. In addition, the Company has, from time to time, substantial position concentrations in or commitments to high-yield issuers. These securities generally involve greater risk than investment-grade debt securities due to credit considerations, liquidity of secondary trading markets and vulnerability to general economic conditions. The level of the Company's high-yield securities inventories and the impact of such activities upon the Company's results of operations can fluctuate from period to period as a result of customer demands and economic and market considerations. In addition, the trend in all major capital markets, for competitive and other reasons, toward larger commitments on the part of lead underwriters means that, from time to time, an underwriter may retain significant position concentrations in individual securities. Such concentrations increase the Company's exposure to specific credit, market and political risks. In addition, material fluctuations in foreign currencies vis-a-vis the U.S. dollar, in the absence of countervailing covering or other procedures, may result in losses or gains in the carrying value of certain of the Company's assets located or denominated in non-U.S. jurisdictions or currencies. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Risk Management."

CAPITAL INTENSIVE NATURE OF AND POTENTIAL LOSSES RESULTING FROM MERCHANT BANKING ACTIVITIES

   Securities firms, including the Company, increasingly facilitate major client transactions and transactions sponsored by their proprietary pools of capital by using their own capital in a variety of investment activities that have been broadly described as merchant banking. Such activities include, among other things, purchasing equity or debt securities or making commitments to purchase such securities in merger, acquisition, restructuring and leveraged capital transactions, including leveraged buyouts and high-yield financings. Such positions and commitments may involve substantial amounts of capital and significant exposure to any one issuer or business, as well as market, credit and liquidity risks. Equity securities purchased in these transactions generally are held for appreciation, are not readily marketable and typically do not provide dividend income. Debt securities purchased in such transactions typically rank subordinate to bank debt of the issuer and may rank subordinate to other debt of the issuer. In addition, the Company also provides and arranges bridge financing, which assures funding for major transactions, with the expectation that refinancing will be obtained through the placement of high-yield debt or other securities. Such activities may also involve substantial amounts of capital and significant exposure to any one issuer as well as various risks associated with credit conditions and vulnerability to general economic conditions. There can be no assurance that the Company will not experience significant losses as a result of such activities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Risk Management" and "Business--Banking Group--Merchant Banking."

POTENTIALLY GREATER RISKS ASSOCIATED WITH USE OF DERIVATIVE FINANCIAL
INSTRUMENTS

   The Company enters into derivatives transactions as part of its principal trading activities, both to manage its own interest rate and price risks and as an alternative to investment in the cash markets, and in connection with providing its clients with certain customized financial products. In addition, through its Emerging Markets group, the Company engages in the structuring, placement and trading of derivatives the values of which are primarily based on prices of Latin American and other foreign securities, currencies and indices. While the use of derivatives allows the Company to better manage certain risks, derivatives also have risks that are similar in type to the risks of the cash market instruments to which their values are linked. For example, in times of market stress, sharp price movements or reductions in liquidity in the cash markets may be related to comparable or even greater price movements and reductions in liquidity in the derivatives markets. Further, the risks associated with derivatives are potentially greater than those associated with the related cash market instruments because of the additional complexity and potential for leverage. In addition, derivatives may create credit risk (the risk that a counterparty on a derivative transaction will not fulfill its contractual obligations), as well as legal, operational, reputational and other risks beyond those associated with the underlying cash market instruments to which their values are linked. The Company manages derivatives related risks, including market, liquidity and credit risks, as part of its overall risk management policies and procedures. There can be no assurance, however, that the Company's use of derivatives may not have a material adverse effect on its results of operations or financial condition in any period. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Derivative Financial Instruments."

HOLDING COMPANY STRUCTURE

   The operations of the Company are conducted through its subsidiaries and, therefore the Company is dependent upon the earnings and cash flow of its subsidiaries to meet its obligations, including obligations under the Offered Securities. The Offered Securities will be effectively subordinated to all indebtedness of the Company's subsidiaries. As of September 30, 1995, the aggregate amount of indebtedness of the Company's subsidiaries to which holders of the Offered Securities would have been structurally subordinated was approximately $1.0 billion, substantially all of which was incurred under customary arrangements utilized by the securities brokerage industry. The Company's rights and the rights of its creditors, including holders of Offered Securities, to participate in the distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization will be subject to prior claims of such subsidiary's creditors, including trade creditors except to the extent the Company may itself be a creditor with recognized claims against such subsidiary. In addition, net capital requirements under the Exchange Act and NYSE rules applicable to certain of the Company's subsidiaries could limit the payment of dividends and the making of loans and advances to the Company by such subsidiaries.

DEPENDENCE UPON AVAILABILITY OF CAPITAL AND FUNDING

   A substantial portion of the Company's total assets consists of highly liquid marketable securities and short-term receivables arising from securities transactions. The highly liquid nature of these assets provides the Company with flexibility in financing and managing its business. However, certain of the Company's activities such as merchant banking frequently involve substantial capital commitments in securities which are often illiquid. The funding needs of the Company are satisfied from internally generated funds and capital, including equity, long-term debt and short-term borrowings which consist of securities sold under agreements to repurchase ("repurchase agreements"), master notes and committed and uncommitted lines of credit. All repurchase transactions and a portion of the Company's bank borrowings are made on a collateralized basis. Liquidity management includes the monitoring of assets available to hypothecate or pledge against short-term borrowings. The Company maintains borrowing relationships with a broad range of banks, financial institutions, counterparties and others. The volume of the Company's borrowings generally fluctuates in response to changes in the amount of resale transactions outstanding, the level of the Company's securities inventories and overall market conditions. Availability of financing to the Company can vary depending upon market conditions, the volume of certain trading activities, credit ratings, credit capacity and the overall availability of credit to the securities industry and there can be no assurance that adequate financing to support the Company's businesses will continue to be available in the future. See "Management's Discussion and Analysis of Financial Position and Results of Operations--Liquidity and Capital Resources."

POTENTIAL RESTRICTIONS ON BUSINESS OF, AND WITHDRAWAL OF CAPITAL FROM, REGULATED SUBSIDIARIES RESULTING FROM NET CAPITAL REQUIREMENTS

   As registered broker-dealers and members of the NYSE, Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC"), Pershing Trading Company, L.P. ("Pershing Trading") and Autranet, Inc. ("Autranet") are subject to the Commission's and the NYSE's net capital rules. These rules, which specify minimum net capital requirements for registered broker-dealers and NYSE members, are designed to assure that broker-dealers maintain adequate regulatory capital in relation to their liabilities and the size of their customer business and have the effect of requiring that at least a substantial portion of their assets be kept in cash or highly liquid investments. Compliance with the net capital requirements could limit those operations of DLJSC, Pershing Trading and Autranet that require the intensive use of capital, such as underwriting and trading activities. These rules also could restrict the Company's ability to withdraw capital from DLJSC, Pershing Trading and Autranet, even in circumstances where DLJSC, Pershing Trading or Autranet have more than the minimum amount of required capital, which in turn, could limit the Company's ability to pay dividends, including on the Preferred Stock, pay interest, repay debt, including the Senior Debt Securities, and redeem or repurchase shares of its outstanding capital stock. See "Net Capital Requirements."

POTENTIAL SECURITIES LAWS LIABILITY

   Many aspects of the Company's business involve substantial risks of liability. In recent years, there has been an increasing incidence of litigation involving the securities industry, including class actions that generally seek substantial damages. Companies engaged in the underwriting and distribution of securities are exposed to substantial liability under Federal and state securities laws and the Racketeer Influenced and Corrupt Organizations Act ("RICO"). See "Business--Legal Proceedings."

DEPENDENCE ON PERSONNEL

   Most aspects of the Company's business are dependent on highly-skilled individuals. The Company devotes considerable resources to recruiting, training and compensating such individuals and has taken further steps to encourage such individuals to remain in the Company's employ, including providing the opportunity for equity participation through the implementation of the LTI Restricted Stock Unit Exchange and the LTI Option Exchange and adoption of the 1996 Stock Option Plan. Restricted stock units received in the LTI Restricted Stock Unit Exchange will vest annually in specified proportions from February 1997 through February 2000 subject to forfeiture in certain circumstances. Options received in the LTI Option Exchange will vest in two equal installments in February 1997 and February 1998, subject to certain conditions. See "Management--1995 Restricted Stock Unit Plan," "--1995 Stock Option Plan" and "--1996 Stock Option Plan." Individuals employed by the Company may, however, choose to leave the Company at any time to pursue other opportunities.

CONTROL OF THE COMPANY

   Equitable owns approximately 80.2% of the outstanding shares of Common Stock. Assuming full vesting of restricted stock units acquired by certain employees of the Company in the LTI Restricted Stock Unit Exchange (but before the exercise of options granted to certain Company employees under the LTI Option Exchange and to be granted under the 1996 Stock Option Plan), Equitable would own approximately 73.1% of the Company's outstanding Common Stock (approximately 63.1% of the outstanding Common Stock, assuming full vesting of such restricted stock units and the exercise of options granted to certain employees under the LTI Option Exchange but before the exercise of options to be granted under the 1996 Stock Option Plan). Consequently, Equitable is in a position to elect all of the directors of the Company and, in general, to determine the outcome of any matter submitted to a vote of the Company's stockholders for approval. While Equitable has advised the Company that its current intention is to continue to hold all of the shares of Common Stock currently beneficially owned by it, there can be no assurance that Equitable will not decide to sell all or a portion of its holdings at some future date. See "Certain Transactions."

POTENTIAL CONFLICTS OF INTEREST

   Various conflicts of interest between the Company and Equitable could arise in the future. The Company has in the past entered and expects that it will in the future enter into various transactions with Equitable and its affiliates from time to time. The Company does not currently have any formal mechanism in place for the resolution of future conflicts of interest, however, the Company intends to submit all material related party transactions to the Company's Board of Directors for approval. Richard H. Jenrette, Chairman of the Board, and a majority of the Company's other directors are also directors and/or officers of Equitable and/or AXA, EQ's largest stockholder ("AXA"), and/or their respective affiliates. Cross-directorships could create or appear to create potential conflicts of interest when directors are faced with decisions that could have different implications for the Company and Equitable and/or AXA. Nevertheless, the Company believes that such directors will be able to fulfill their fiduciary duties to its stockholders. Although there can be no assurance, the Company anticipates that future transactions with Equitable will be made on an arm's-length basis in accordance with past practice. "See Certain Transactions--Other Affiliated Transactions." In addition, by virtue of its controlling beneficial ownership, because it is the agent for all members of the EQ consolidated tax group, which will include the Company until such time as the Company ceases to be a member of such group, and pursuant to a Federal income tax sharing agreement between the Company and EQ, EQ will have control over Federal income tax matters relating to the Company for periods during which the Company is a member of such group, which may affect the Company's liability to (or entitlement to payment from) EQ in respect of Federal income taxes under such Federal income tax sharing agreement. See "Certain Transactions--Tax Sharing Agreements." While EQ is obligated under the agreement to act reasonably, taking into account the best interests of the entire consolidated tax group, including the Company, decisions made by EQ regarding such Federal income tax matters may involve conflicts of interest between EQ and the Company. In addition, Equitable is not restricted in any manner from competing with the Company. As a result, there can be no assurance that conflicts of interest will not arise between the Company and Equitable with respect to future business opportunities or that any such conflicts will be resolved in favor of the Company.

TRADING MARKET FOR THE OFFERED SECURITIES

   Unless otherwise specified in the Prospectus Supplement, the Offered Securities will not be listed for trading on any securities exchange or on any automated dealer quotation system. DLJSC currently makes a market in the Offered Securities. However, it is not obligated to do so and may discontinue or suspend such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or trading market for, the Offered Securities. The liquidity of and trading market for the Offered Securities may be adversely affected by any changes in the Company's financial performance or prospects.

                               USE OF PROCEEDS

   Donaldson, Lufkin & Jenrette, Inc. will not receive any proceeds from the sale of the Offered Securities in any market-making transaction with which this Prospectus may be delivered.

                                CAPITALIZATION

   The following table sets forth the short-term borrowings and capitalization of the Company as of September 30, 1995, and as adjusted to give effect to (i) the LTI Restricted Stock Unit Exchange, (ii) the Burlington Contribution and (iii) the sale by the Company of 3,300,000 shares of Common Stock offered in the Initial Public Offering (at the initial public offering price of $27.00 per share) and the sale by the Company of an aggregate principal amount of $500,000,000 of Senior Notes offered in the Senior Debt Offering, in each case, after deducting the underwriting discounts, commissions and estimated offering expenses and the application of the net proceeds therefrom. See "Certain Transactions--The Burlington Contribution" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources." This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements, including the Notes thereto, included elsewhere herein.

                                                                     AS OF SEPTEMBER 30, 1995
                                                                   ---------------------------
                                                                          (IN THOUSANDS)
                                                                       ACTUAL      AS ADJUSTED
Short-term borrowings ............................................   $1,306,621    $1,079,734
                                                                   ============  =============
Long-term borrowings (1):
 Senior Notes ....................................................   $        --   $  493,505
 Senior subordinated revolving credit ............................      250,000       250,000
 Term loan agreement .............................................      242,500            --
 Swiss franc bonds ...............................................      105,268            --
 Medium-term notes ...............................................       88,000        88,000
 Other borrowings ................................................       18,567        18,567
                                                                   ------------  -------------
 Total long-term borrowings ......................................      704,335       850,072
Cumulative Exchangeable Preferred Stock, at redemption value  ....      225,000       225,000
Stockholders' equity:
 Common stock ($0.10 par value) 150,000,000 shares authorized;
  50,000,000 actual shares issued and outstanding; 53,300,000 as
  adjusted shares issued and outstanding .........................        5,000         5,330
 Restricted stock units; no actual units issued and outstanding;
    5,179,147 as adjusted units issued and outstanding  ..........           --       106,163
 Paid-in capital (2) .............................................      228,080       363,900
 Retained earnings ...............................................      677,888       674,190
 Cumulative translation adjustment ...............................         (558)         (558)
                                                                   ------------  -------------
     Total stockholders' equity ..................................      910,410     1,149,025
                                                                   ------------  -------------
       Total capitalization ......................................   $1,839,745    $2,224,097
                                                                   ============  =============

------------

   (1) Long-term borrowings include current maturities of long-term borrowings. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Recent Developments."

   (2) Prior to the Initial Public Offering, Equitable contributed to the Company shares of common stock of Burlington having a market value at the time of contribution of $55.0 million pursuant to the Burlington Contribution. See "Certain Transactions--The Burlington Contribution."

                                 THE COMPANY

   The Company is a leading integrated investment and merchant bank that serves institutional, corporate, governmental and individual clients. The Company's businesses include securities underwriting, sales and trading; merchant banking; financial advisory services; investment research; correspondent brokerage services; and asset management. While results have fluctuated from year to year, for the years 1990 through 1994, the Company's total revenues and net income increased by a compound annual growth rate of 19.5% and 75.4%, respectively. The Company's average annual pre-tax return on common equity for the past five years was 33.6%. At September 30, 1995, the Company had total assets of $40.8 billion and total stockholders' equity of $910.4 million.

   The Company's principal strategy is to focus its resources on certain core businesses where management believes the Company can compete profitably and be among the leading participants in each targeted market. Over the past several years, the Company has significantly expanded the scope of its business activities and its customer base, both in the U.S. and internationally. It has established strong positions in selected high-margin activities, including equity and high-yield corporate securities underwriting as well as merchant banking, and has increased its market share in a broad range of businesses. Key elements of this expansion have been the Company's recruitment of experienced professionals during periods of turmoil in the securities industry, the continued development and retention of the Company's existing personnel at all levels and the continuity of senior management. In addition, the Company has historically emphasized economic and investment research in the development of its business and believes that its commitment to research has been an important contributor to its success.

   The Company conducts its business through three principal operating groups, each of which is an important contributor to revenues and earnings: the Banking Group, which includes the Company's Investment Banking, Merchant Banking and recently formed Emerging Markets groups; the Capital Markets Group, consisting of the Company's institutional debt and equity businesses as well as Sprout, its venture capital affiliate; and the Financial Services Group, comprised of its Pershing clearing division, high-net-worth retail brokerage and asset management businesses.

   The Company's Banking Group is a major participant in the raising of capital and the providing of financial advice to companies throughout the U.S. and has significantly expanded its activities abroad. Through its Investment Banking group, the Company manages and underwrites public offerings of securities, arranges private placements and provides advisory and other services in connection with mergers, acquisitions, restructurings and other financial transactions. Since 1990, the Investment Banking group has raised over $150 billion for clients from the public and private markets in corporate equity and debt securities and has completed over 300 merger and acquisition, restructuring and divestiture assignments aggregating approximately $65 billion. Its Merchant Banking group pursues direct investments in a variety of areas through a number of investment vehicles funded with capital provided primarily by institutional investors, the Company and its employees. Since the Company began investing in leveraged investments in 1985 through September 30, 1995, it invested over $800 million on behalf of the Company, its employees and funds it manages in 46 companies with an aggregate purchase price of over $18 billion and achieved an average annual internal rate of return substantially in excess of comparable industry benchmarks. The Emerging Markets group specializes in client advisory services, merchant banking and the underwriting, sales and trading of securities in Latin America and Asia.

   The Capital Markets Group encompasses a broad range of activities including trading, research, origination and distribution of equity and fixed-income securities, private equity investments and venture capital. Its focus is primarily client-driven, in contrast to that of many other securities firms which emphasize proprietary trading, an approach that reduces the Company's exposure to market volatility. Its Taxable Fixed-Income division provides institutional clients with research, trading and sales services for a broad range of taxable fixed-income products including high-yield corporate, investment-grade corporate, U.S. government and mortgage-backed securities. The Institutional Equities division provides institutional clients with research, trading and sales services in U.S. listed and OTC equity securities. The Company's equity sales and trading capabilities, combined with its research expertise, have contributed to commission revenues increasing, for the years 1990 through 1994, at a compound annual growth rate of 12.9%. In addition, the Company's Equity Derivatives division provides a broad range of equity and index options products, while Sprout is one of the oldest and largest groups in the private equity investment and venture capital industry.

   The Financial Services Group provides a broad array of services to individual investors and the financial intermediaries which represent them. Pershing is a leading provider of correspondent brokerage services, clearing transactions for over 500 U.S. brokerage firms which collectively maintain over one million client accounts. These client accounts held over $110 billion of assets at September 30, 1995. During 1994, Pershing participated in over 10% of the trading volume on the NYSE. In addition, Pershing's PC Financial Network (Service Mark), the largest on-line discount broker in the U.S., has experienced significant growth over the past several years. The Company's Investment Services Group, which consists of approximately 240 account executives, provides high-net-worth individuals and medium to smaller size institutions with access to the Company's equity and fixed-income research, trading services and underwriting and has one of the highest revenues per account executive in the industry. Through Wood, Struthers & Winthrop, the Company provides investment management and trust services primarily to high-net-worth individual investors and institutions, and at September 30, 1995 had over $2.8 billion in assets under management.

   Apart from its three principal operating groups, the Company also maintains a separate brokerage subsidiary, Autranet, which provides institutional investors with research generated by independent originators that are not affiliated with Wall Street brokerage firms.

   Founded in 1959, the Company initially focused on providing in-depth investment research to institutional investors. In 1970, the Company became the first member firm of the NYSE to be owned publicly. Fifteen years later, the Company was purchased by Equitable. Equitable is a diversified financial services organization and one of the world's largest investment management organizations with approximately $198.7 billion in assets under management at September 30, 1995. AXA, a French holding company for an international group of insurance and related financial services companies, is EQ's largest stockholder, beneficially owning, at September 30, 1995, $392.2 million of EQ's Series E convertible preferred stock and approximately 60.6% of EQ's outstanding common stock (without giving effect to the conversion of the Series E convertible preferred stock beneficially owned by AXA).

   The principal executive offices of the Company are located at 140 Broadway, New York, NY, 10005 and its telephone number is (212) 504-3000. The Company has 16 additional offices in 13 locations in the U.S., and seven offices in Europe and Asia.

                     SELECTED CONSOLIDATED FINANCIAL DATA

   The following selected consolidated financial information is qualified by reference to, and should be read in conjunction with, the Company's Consolidated Financial Statements and the Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained elsewhere in this Prospectus. The selected consolidated statement of income data for the years ended December 31, 1992, 1993 and 1994 and the selected consolidated statement of financial condition data as of December 31, 1993 and 1994 are derived from the Company's audited Consolidated Financial Statements which are included elsewhere herein. The selected consolidated statement of income data for the nine months ended September 30, 1994 and 1995 and the selected consolidated statement of financial condition data as of September 30, 1995 are derived from the Company's unaudited Consolidated Financial Statements also included elsewhere herein that include all adjustments, consisting of normal recurring adjustments, which the Company considers necessary for a fair presentation of its financial position and results of operations for these periods. Operating results for the nine months ended September 30, 1995 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1995. The selected consolidated statement of financial condition data as of December 31, 1990, 1991 and 1992 and the selected consolidated statement of income data for the years ended December 31, 1990 and 1991 are derived from the audited Consolidated Financial Statements of the Company which are not included herein.

                                                                                                            NINE MONTHS ENDED
                                                            YEARS ENDED DECEMBER 31,                          SEPTEMBER 30,
                                        --------------------------------------------------------------  ------------------------
                                            1990        1991         1992         1993         1994         1994         1995
                                                                  (IN MILLIONS, EXCEPT FINANCIAL RATIOS)
INCOME STATEMENT DATA:
Revenues:
 Commissions ..........................  $   228.9    $   257.9    $   289.7    $   358.8    $   376.1    $   281.0    $   343.1
 Underwritings ........................      150.3        170.9        350.3        574.6        261.1        179.7        317.5
 Fees .................................       88.9        166.2        158.1        211.3        281.3        176.6        264.0
 Interest-net (1) .....................      362.3        323.0        381.7        657.3        791.9        592.9        638.4
Principal transactions-net:
 Trading ..............................       98.9        264.2        272.0        381.5        165.7        141.1        265.7
 Investment ...........................       37.9         17.3        195.9         79.9         97.6         58.5         92.2
Other .................................       16.9         15.1         16.4         21.9         35.0         24.5         40.4
                                        ----------  -----------  -----------  -----------  -----------  -----------  -----------
    Total revenues ....................      984.1      1,214.6      1,664.1      2,285.3      2,008.7      1,454.3      1,961.3
                                        ----------  -----------  -----------  -----------  -----------  -----------  -----------
Costs and Expenses:
 Compensation and benefits ............      413.1        567.9        886.6      1,200.4        897.8        675.2        924.9
 Interest .............................      302.3        236.4        212.3        381.7        503.8        357.3        464.5
 Other expenses .......................      254.2        321.3        320.2        401.2        402.1        279.3        369.4
                                        ----------  -----------  -----------  -----------  -----------  -----------  -----------
    Total costs and expenses ..........      969.6      1,125.6      1,419.1      1,983.3      1,803.7      1,311.8      1,758.8
                                        ----------  -----------  -----------  -----------  -----------  -----------  -----------
Income before provision for income
 taxes ................................       14.5         89.0        245.0        302.0        205.0        142.5        202.5
Provision for income taxes ............        1.5         31.2         98.0        115.9         82.0         57.0         81.0
                                        ----------  -----------  -----------  -----------  -----------  -----------  -----------
Net income ............................  $    13.0    $    57.8    $   147.0    $   186.1    $   123.0    $    85.5    $   121.5
                                        ==========  ===========  ===========  ===========  ===========  ===========  ===========
Dividends on preferred stock ..........         --           --           --           --    $    21.0    $    16.0    $    14.9
                                        ----------  -----------  -----------  -----------  -----------  -----------  -----------
Earnings applicable to common stock  ..  $    13.0    $    57.8    $   147.0    $   186.1    $   102.0    $    69.5    $   106.6
                                        ==========  ===========  ===========  ===========  ===========  ===========  ===========
BALANCE SHEET DATA (AT END OF PERIOD):
Securities purchased under agreements
 to resell and securities borrowed  ...  $ 6,405.3    $10,942.5    $14,378.4    $21,575.2    $19,166.9    $24,578.2    $25,640.4
Total assets ..........................   13,997.1     18,721.7     24,436.2     38,766.7     33,116.1     42,116.6     40,778.3
Securities sold under agreements to
 repurchase and securities loaned  ....    7,619.0     11,200.8     14,732.4     24,116.7     20,385.4     24,296.3     25,577.7
Long-term borrowings ..................      270.5        268.1        478.6        549.0        539.9        539.6        704.3
Preferred stock .......................         --           --           --        225.0        225.0        225.0        225.0
Stockholders' equity ..................      294.1        340.3        454.6        750.3        820.3        792.6        910.4
OTHER FINANCIAL DATA (AT END OF PERIOD):
Ratio of net assets to stockholders'
 equity (2) ...........................      25.81x       22.86x       22.12x       22.91x       17.01x       22.13x       16.63x

Ratio of long-term borrowings to total
 capitalization (3) ...................       0.47         0.42         0.51         0.34         0.30         0.31         0.34
Ratio of earnings to fixed ............
 charges (4) ..........................       1.01         1.07         1.21         1.20         1.10         1.08         1.12
Ratio of earnings to combined fixed
 charges and preferred stock
 dividends (5) ........................         --           --           --           --         1.09         1.07         1.11

------------

   (1) Interest is net of interest expense to finance U.S. government and agency instruments of $901.3 million, $1,008.0 million, $918.4 million, $1,083.6 million, $1,612.8 million, $1,181.9 million and $1,499.6 million, respectively.

   (2) Net assets excludes securities purchased under agreements to resell and securities borrowed.

   (3) Long-term borrowings and total capitalization (the sum of long-term borrowings, preferred stock and stockholders' equity) exclude current maturities of long-term borrowings.

   (4) For the purpose of calculating the ratio of earnings to fixed charges
       (i) earnings consist of income before provision for income taxes and fixed charges and (ii) fixed charges consist of interest expense and one-third of rental expense which is deemed representative of an interest factor.

   (5) For the purpose of calculating the ratio of earnings to combined fixed charges and preferred stock dividends (i) earnings consist of income before provision for income taxes and fixed charges and (ii) fixed charges consist of interest expense and one-third of rental expense which is deemed representative of an interest factor. No preferred dividends were paid until 1994.

                   MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   This discussion should be read in conjunction with "Selected Consolidated Financial Data" and the Company's Consolidated Financial Statements and the Notes thereto contained elsewhere in this Prospectus.

BUSINESS ENVIRONMENT

   The Company's principal business activities, investment and merchant banking, securities sales and trading and correspondent brokerage services, are, by their nature, highly competitive and subject to general market conditions, volatile trading markets and fluctuations in the volume of market activity. Consequently, the Company's net income and revenues have been and are likely to continue to be, subject to wide fluctuations, reflecting the impact of many factors beyond the Company's control, including securities market conditions, the level and volatility of interest rates, competitive conditions and the size and timing of transactions.

   While interest rates fluctuated between 1990 and 1994, during this period they gradually declined to their lowest level in over twenty years. As a result of this decline, investors generally sought higher returns by shifting away from short-term fixed-income securities to longer-term debt and equity securities. Many corporate issuers took advantage of this low interest rate environment to restructure their balance sheets through the issuance of new equity and the refinancing of short-term and long-term debt. This trend resulted in unprecedented levels of new debt and equity issuances in 1993. In addition, many individuals moved to improve their own financial position by refinancing their home mortgages.

   In February 1994, the Federal Reserve Board raised the discount rate in an attempt to curb U.S. inflation and moderate economic growth. The Federal Reserve Board raised the discount rate five additional times during the balance of 1994. These actions caused an increase in the level of short-term interest rates and narrowed the spread between short-term and long-term interest rates. The increase in short-term interest rates and uncertainty over their future direction caused a reduction in demand for fixed-income products and a reduction in the value of most fixed-income instruments. The declining fixed-income markets also adversely affected the equity markets during early 1994 and resulted in reduced underwriting activity for both fixed-income and equity securities. All of these factors, combined with a falling U.S. dollar, unsettled global markets and reduced foreign investment in U.S. financial markets, contributed to lower earnings for most of the securities industry.

   In addition to the market volatility in 1994 caused by interest rate movements and investor concerns, the derivatives business became a focal point of media, congressional and regulatory scrutiny as a result of the large losses suffered by certain institutional investors, corporations and municipalities. The volatility of these instruments and the continuing negative publicity caused by certain of these cases has contributed to investor uncertainty and resulted in decreased derivatives business throughout the securities industry. The decline in the derivatives business, among other factors, adversely affected the mortgage-backed securities market, which experienced significant losses.

   While market conditions in certain sectors of the securities industry were depressed throughout most of 1994, merger and acquisition ("M&A") activity and other investment banking advisory activities increased significantly. The stronger economy in 1994 and the improved operating results of companies that had restructured their balance sheets from 1990 to early 1994 encouraged many companies to seek new acquisitions.

   The securities industry experienced improved market conditions during the first nine months of 1995 compared to 1994. During the first half of 1995, expectations for lower U.S. interest rates prompted strong rallies in the stock and bond markets. On July 6, 1995, the Federal Reserve Board lowered the federal funds rate, leading to a strong rally in the bond market. In the first nine months of 1995, merger and acquisition activity continued to outpace the very strong activity in 1994. Trading volumes on all major exchanges reached record levels during the first nine months of 1995, and underwriting in nearly all areas increased due to the improved market conditions.

RECENT DEVELOPMENTS

   On October 30, 1995, the Company completed the Initial Public Offering. Of the 10.6 million shares of Common Stock sold in the Initial Public Offering,
7.3 million shares were sold by Equitable and 3.3 million shares were sold by the Company. Upon completion of the Initial Public Offering, Equitable's ownership percentage was reduced from 100% to 80.2%. In connection with the Initial Public Offering, approximately 500 employees acquired forfeitable restricted stock units and stock options to purchase Common Stock of the Company. Such restricted stock units and options will vest and become exercisable over a four-year period beginning in February 1997. Assuming full vesting of such forfeitable restricted stock units acquired in the LTI Restricted Stock Unit Exchange (but before the exercise of options granted in the LTI Option Exchange and available for grant under the 1996 Stock Option
Plan), Equitable would own approximately 73.1% of the Company's outstanding Common Stock and such employees would own approximately 8.7%. Assuming both full vesting of such forfeitable restricted stock units and the exercise of such options granted in the LTI Option Exchange (but before the exercise of options available for grant under the 1996 Stock Option Plan), Equitable would own approximately 63.1% of the outstanding Common Stock and such employees would own approximately 21.2%. Concurrently, the Company completed the Senior Debt Offering. The Company's net proceeds from the Initial Public Offering totaled $81.2 million and its net proceeds from the Senior Debt Offering totaled $492.3 million. The Company is using the net proceeds from the Initial Public Offering and the Senior Debt Offering primarily to repay certain outstanding indebtedness, which will have the effect of lengthening the average maturity of the Company's borrowings. The Company did not receive any part of the proceeds from the sale of shares of Common Stock by Equitable in the Initial Public Offering. Prior to these offerings, Equitable made a capital contribution to the Company of common stock of Burlington having a market value at the time of contribution of $55.0 million. See "Certain Transactions--The Burlington Contribution."

   In 1994, the Company entered into a lease agreement in conjunction with its plan to move its principal offices from 140 Broadway to 277 Park Avenue in New York City. The anticipated date of the move is March 1996. The Company expects to finance substantially all of the expenditures related to the move, consisting primarily of leasehold improvements, furnishings and communications equipment, which are estimated to aggregate approximately $200.0 million. In conjunction with the anticipated move, in the fourth quarter of 1994, the Company accelerated amortization of existing leasehold improvements to the termination date of the current lease. In addition, the Company is currently expensing certain costs that would typically have been capitalized. These actions have increased occupancy costs during 1995. As a result, the Company does not expect that its occupancy costs will increase materially from current levels following the move.

   In early 1995, the Company made a strategic decision to discontinue its public finance business. However, the Company will continue sales and trading of municipal bonds to facilitate customer transactions. The Company recorded a charge to earnings of $7.2 million in the first quarter of 1995 in conjunction with this action, $4.8 million of which was compensation related expenses, which includes $4.0 million of severance related costs, with the balance representing other closing costs. Historically, the results of this business have not been material to the Company's results of operations. The Company does not expect additional charges related to this business in the future.

   In 1995, the Company formed an Emerging Markets group as part of the Banking Group. The Emerging Markets group specializes in client advisory services, merchant banking and the underwriting, sales and trading of securities in Latin America and Asia. The financial results of this group during the first nine months of 1995 were not material to the Company's overall results of operations.

   During the third quarter of 1995, the Company provided for the potential loss with respect to a bridge loan aggregating $150 million to a company experiencing financial difficulties. This loss was substantially offset by gains from other principal investments. See "Business--Banking
Group--Merchant Banking--DLJ Bridge Fund."

EQUITY PARTICIPATION OF EMPLOYEES

   In order to continue to foster a culture that encourages strong employee performance and provides ownership incentives to the Company's employees, the Company has taken certain steps to provide employees with equity participation in the Company. In particular, in connection with the Initial Public Offering, approximately 500 employees of the Company exchanged an aggregate of $100.0 million of their interests under certain cash compensation arrangements maintained by the Company for restricted stock units representing an aggregate of approximately 5.2 million shares of Common Stock. These units are subject to forfeiture in certain circumstances and will vest annually in specified portions from February 1997 through February 2000. See "Management--1995 Restricted Stock Unit Plan." In connection with the LTI Restricted Stock Unit Exchange, the Company will recognize a compensation charge in the fourth quarter of 1995 equal to $6.2 million, which is the difference between the fair value of the restricted stock units of $20.50 per unit and the amount of cash compensation exchanged therefor of $19.31 per unit multiplied by the number of restricted stock units issued. The fair value of the restricted stock units was determined by management using a valuation analysis prepared by an independent investment banking firm. Such valuation considered, among other factors: (i) the limits on the sale or transferability of restricted stock units; (ii) the vesting provisions of the restricted stock units; (iii) restrictions on the sale of the Common Stock when issued; and (iv) empirical studies which addressed the issue of discounts related to restrictions on marketability. Such analysis also took into consideration the expected offering price of the Common Stock.

   In addition, these employees acquired options to purchase an aggregate of approximately 9.2 million shares of Common Stock with an exercise price of $27.00 per share by foregoing an aggregate of $55.7 million of their future interests under such cash compensation arrangements. Future long-tem incentive compensation expense is expected to be reduced by $55.7 million during the 15 month period ended December 31, 1996. See "Management--1995 Stock Option Plan."

   The majority of the restricted stock units and options referred to above were awarded to participants in the Company's 1991 and 1994 LTI Plans, in exchange for reductions in the value of awards under those plans. See "Management--1994 LTI Plan." In connection therewith, these participants agreed with the Company to modify the 1991 and 1994 LTI Plans as necessary to accomplish these reductions in value. The remaining restricted stock units and options were awarded to certain employees who do not participate in the 1991 or 1994 LTI Plans. In exchange for such awards, these employees agreed to reductions in the amount of their cash compensation in respect of 1995 and 1996.

   Employees who elected not to participate in the LTI Restricted Stock Unit Exchange or the LTI Option Exchange will receive the full amount of the compensation otherwise payable to such employees under the cash compensation arrangements referred to above. There will be no disadvantage to such employees except that such employees will not benefit from future appreciation, if any, in the value of their foregone restricted stock units and options. Substantially all of the employees offered the right to participate in the LTI Restricted Stock Unit Exchange and the LTI Option Exchange did so.

   In connection with the Initial Public Offering, the Company also adopted the 1996 Stock Option Plan pursuant to which options to purchase an aggregate of approximately 8.8 million shares of Common Stock will be available for grant to key employees of the Company. See "Management--1996 Stock Option Plan."

   Reflecting the equity participation afforded to Company employees through the LTI Restricted Stock Unit Exchange, the LTI Option Exchange and the 1996 Stock Option Plan, the Company also intends to reduce amounts to be paid under the successor plan to its 1994 long-term compensation plan, commencing in 1997, by one-third.

RESULTS OF OPERATIONS

 QUARTER ENDED SEPTEMBER 30, 1995 COMPARED TO QUARTER ENDED SEPTEMBER 30,
1994

   Total revenues for the quarter ended September 30, 1995 were $687.5 million an increase of $214.5 million or 45.3% over the quarter ended September 30, 1994. Revenues increased in most of the Company's major areas of activity during the third quarter of 1995.

   Commission revenues increased by $31.4 million or 36.2% to $118.1 million due to increased business with correspondent, institutional and retail customers consistent with the overall growth in listed share volume on major exchanges.

   Underwriting revenues increased by $106.1 million or 263.5% to $146.3 million. The Company experienced increases in all areas of underwriting in the third quarter of 1995.

   Fee revenues increased by $26.8 million or 42.2% to $90.5 million due primarily to record levels of M&A activity and other advisory fees in the Investment Banking group.

   Interest, net of interest expense to finance U.S. government, agency and mortgage-backed securities, increased by $13.3 million or 6.6% to $214.9 million. Pershing accounted for most of the increase which related to higher rates earned on comparable levels of customer margin balances and securities loaned/borrowed activity.

   Principal trading transaction revenues increased by $68.9 million or 164.8% to $110.7 million during the third quarter of 1995 relating primarily to improved trading results in mortgage-backed securities.

   Principal investment transaction revenues decreased by $36.6 million or 123.3% to $(6.9) million. Realized gains on investments were $27.4 million. Net changes in unrealized carrying values were $(34.3) million, which includes a reduction in net unrealized appreciation of $3.1 million on investments sold and a decrease in net unrealized appreciation of $31.2 million on retained investments due principally to an estimated loss of $28.8 million on a merchant banking bridge loan. See "--Recent Developments."

   Other revenues consisting primarily of dividends and miscellaneous transaction revenues increased by $4.6 million or 49.0% to $13.9 million. The increase consists primarily of dividends received on equity securities and investments.

   Total costs and expenses for the third quarter of 1995 were approximately $617.5 million, an increase of $187.0 million or 43.4% over the third quarter of 1994.

   Compensation and benefits increased by $128.8 million or 65.1% to $326.8 million. Most of the increase was due to increased variable incentive and production-related compensation, which resulted from higher revenues and operating results. Incentive and production-related compensation increased by 87.6% during the third quarter of 1995, while base compensation, including benefits and all payroll taxes, increased by 24.3% primarily due to expansion in various business groups.

   Interest expense increased $19.4 million or 14.2% to $155.6 million. Most of this increase was related to higher financing costs on receivables from brokers, dealers and customers at Pershing.

   Other expenses, as noted below, increased by $38.8 million or 40.3% to $135.1 million for the third quarter of 1995.

   Brokerage, clearing, exchange fees and other expenses increased by $15.2 million due to increased share volume, underwriting related expenses and transaction fee payments. Occupancy and equipment costs increased by $6.1 million as a result of the decision to relocate certain of the Company's overseas and U.S. offices. See "--Recent Developments." Communications costs for the third quarter of 1995 increased by $1.4 million and all other operating expenses, which include data processing, professional fees, travel and entertainment and printing and stationery, increased by $16.1 million.

   The Company's income tax provision for the third quarter of 1995 and 1994 was $28.0 million and $17.0 million, respectively, which represented a 40% effective tax rate for both periods.

   Net earnings for the quarter ended September 30, 1995 were $42.0 million, up $16.5 million or 64.7% from 1994. Pro forma earnings per common share giving effect to the dilutive effect of the restricted stock units using the treasury method were $0.72 and $0.40 for the third quarters of 1995 and 1994, respectively.

 NINE MONTHS SEPTEMBER 30, 1995 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30,
1994

   Total revenues for the first nine months of 1995 were approximately $2.0 billion, an increase of $507.0 million or 34.9% over the first nine months of 1994. Revenues increased in all of the Company's major areas of activity during the first nine months of 1995.

   Commission revenues increased by $62.1 million or 22.1% to $343.1 million due to increased business in all areas and generally consistent with the overall growth in listed share volume on major equity exchanges.

   Underwriting revenues increased by $137.8 million or 76.7% to $317.5 million. The Company experienced increases in all areas of underwriting in the first nine months of 1995.

   Fee revenues increased by $87.5 million or 49.5% to $264.0 million due primarily to increased M&A and other advisory fees in the Investment Banking group.

   Interest, net of interest expense to finance U.S. government, agency and mortgage-backed securities, increased by $45.5 million or 7.7% to $638.4 million. Higher rates earned at Pershing on comparable levels of customer margin balances and securities loaned/borrowed activity accounted for most of the increase.

   Principal trading transaction revenues increased by $124.6 million or 88.3% to $265.7 million. Most of this increase was due to improved trading results in mortgage-backed and high-yield securities both of which had negative trading results in 1994.

   Principal investment transaction revenues increased by $33.6 million or 57.5% to $92.2 million. Realized gains on investments were $162.7 million. Net changes in unrealized carrying values were $(70.5) million, which includes a reduction in net unrealized appreciation of $44.9 million on investments sold and a reduction in net unrealized appreciation of $25.6 million on retained investments due principally to an estimated loss of $28.8 million on a merchant banking bridge loan. See "--Recent Developments."

   Other revenues consisting primarily of dividends and miscellaneous transaction revenues, increased by $15.9 million or 64.8% to $40.4 million. The increase consists primarily of dividends received on equity securities and investments.

   Total costs and expenses for the first nine months of 1995 were approximately $1.8 billion, an increase of $447.0 million or 34.1% over the first nine months of 1994.

   Compensation and benefits increased $249.7 million or 37.0% to $924.9 million. Most of the increase was due to increased variable incentive and production-related compensation, which resulted from higher revenues and operating results. Incentive and production-related compensation increased by 43.5% for the first nine months of 1995, while base compensation, including benefits and all payroll taxes, increased by 22.5% primarily due to expansion in various business groups.

   Interest expense increased $107.2 million or 30.0% to $464.5 million due primarily to higher financing costs on receivables from brokers, dealers and customers in the correspondent clearing business at Pershing.

   Other expenses, as noted below, increased by $90.1 million or 32.3% to $369.4 million for the first nine months of 1995.

   Brokerage, clearing, exchange fees and other expenses increased by $28.9 million due to increased share volume, underwriting related expenses and transaction fee payments. Occupancy and equipment costs increased by $25.5 million as a result of the decision to relocate certain of the Company's overseas and U.S. offices. See "--Recent Developments." Communications costs for the first nine months of 1995 increased by $4.5 million and all other operating expenses, which include data processing, professional fees, travel and entertainment and printing and stationery, increased by $31.2 million.

   The Company's income tax provision for the first nine months of 1995 and 1994 was $81.0 million and $57.0 million, respectively, which represented a 40% effective tax rate for both periods.

   For the first nine months of 1995, net earnings were $121.5 million, up $36.0 million or 42.1% or from the comparable 1994 period. Pro forma earnings per common share giving effect to the dilutive effect of the restricted stock units using the treasury method were $2.07 and $1.35 for the first nine months of 1995 and 1994, respectively.

  YEAR ENDED DECEMBER 31, 1994 COMPARED TO YEAR ENDED DECEMBER 31, 1993

   Total revenues for 1994 were approximately $2.0 billion, a decrease of $276.6 million or 12.1% from 1993. Six discount rate increases by the Federal Reserve Board caused the fixed-income and equities markets to become very volatile. This environment reduced revenues from both underwriting and principal trading transactions.

   Commission revenues increased by $17.3 million or 4.8% to $376.1 million due principally to an increase in commissions in the Institutional Equities division.

   Underwriting revenues decreased by $313.5 million or 54.6% to $261.1 million. Consistent with the overall decline in the industry mentioned above there were declines in all areas of underwriting, including equities, mortgage-backed securities and high-yield securities. The Taxable
Fixed-Income division incurred losses during 1994 on mortgage-backed securities positions related to underwriting activities.

   Fee revenues increased by $70.0 million or 33.1% to $281.3 million due primarily to increased M&A and other advisory fees in the Investment Banking group.

   Interest, net of interest expense to finance U.S. government, agency and mortgage-backed securities, increased by $134.6 million or 20.5% to $791.9 million. Pershing experienced increased interest reflecting higher rates earned on increased levels of customer margin balances. In addition, interest increased in the Equity Derivatives division due to higher rates and increased levels of financial instruments used to cover certain of its derivatives activities.

   Principal trading transaction revenues decreased by $215.8 million or 56.6% to $165.7 million. This decline was due to significantly reduced trading results in certain areas of the Taxable Fixed-Income division including mortgage-backed securities, high-yield securities and investment-grade corporate bonds. In particular, a significant disruption in the mortgage-backed securities and CMO markets resulted in substantial losses in the Company's mortgage-backed securities business. These results were partially offset by increased activity in the Equity Derivatives division.

   Principal investment transaction revenues increased by $17.7 million or 22.2% to $97.6 million. Realized gains on investments were $80.1 million. Net changes in unrealized carrying values were $17.5 million, which included a reduction in net unrealized appreciation of $16.6 million on investments sold and an increase in net unrealized appreciation of $34.1 million on retained investments.

   Other revenues, consisting primarily of dividends and miscellaneous transaction revenues, increased by $13.1 million or 59.8% to $35.0 million. The increase consists primarily of dividends received on equity securities used to cover positions in the Equity Derivatives division.

   Total costs and expenses for 1994 were approximately $1.8 billion, a decrease of $179.6 million or 9.1% from 1993.

   Compensation and benefits decreased $302.6 million or 25.2% to $897.8 million. Compensation and benefits as a percentage of total revenues decreased to 44.7% from 52.5% in 1993 due principally to a reduction in incentive and production-related compensation levels, which declined 36.1% in 1994. These reductions in variable compensation were partially offset by planned increases in personnel. At December 31, 1994, full-time personnel totaled 4,566 compared to 4,123 at the end of 1993, an increase of 443 or 10.7%. Most of the increase in personnel consisted of more highly compensated professionals in the Banking Group and certain sales and trading areas as well as technology personnel. Overall base compensation, including benefits and all payroll taxes, increased by 19.0% in 1994.

   Interest expense increased $122.1 million or 32.0% to $503.8 million. Most of this increase was related to higher financing costs on receivables from brokers, dealers and customers at Pershing. The remaining increase was attributable to increased interest rates to finance inventories and receivables in the Equity Derivatives division and the impact of higher interest rates on significantly reduced inventory levels in the Taxable Fixed-Income division.

   Other expenses, as noted below, increased by $0.9 million or 0.2% to $402.1 million in 1994.

   Brokerage, clearing, exchange fees and other expenses increased by $1.8 million due to increased volume which was partially offset by lower transaction fee payments. Occupancy and equipment costs increased $10.1 million due to the upgrading and expansion of various trading and support operations. Communications costs increased by $4.7 million principally from increased volume usage and costs to expand capacity to accommodate increases in personnel. All other operating costs decreased by $15.7 million.

   The Company's 1994 income tax provision was $82.0 million and represented a 40.0% effective tax rate. In 1993 the income tax provision was $115.9 million and represented a 38.4% effective tax rate. The effective tax rate in 1994 increased as a result of higher state and local income taxes.

   Net income for 1994 was $123.0 million, a decrease of $63.1 million or 33.9% compared to 1993.

  YEAR ENDED DECEMBER 31, 1993 COMPARED TO YEAR ENDED DECEMBER 31, 1992

   Total revenues for 1993 were approximately $2.3 billion, an increase of $621.2 million or 37.3% over 1992.

   Commission revenues increased by $69.1 million or 23.9% to $358.8 million. Most of the increase occurred at Pershing and the Investment Services Group. The Institutional Equities division also experienced increased revenues.

   Underwriting revenue increased by $224.3 million or 64.0% to $574.6 million. All major underwriting areas experienced significant improvements in activity with the largest increases coming in equity and high-yield securities underwriting.

   Fee income increased by $53.2 million or 33.6% to $211.3 million, due primarily to increased M&A and other advisory fees in the Investment Banking group.

   Interest, net of interest expense to finance U.S. government, agency and mortgage-based instruments, increased by $275.6 million or 72.2% to $657.3 million. Interest in the Taxable Fixed-Income division increased significantly reflecting an increase in inventory levels. The remaining increases included higher inventory levels of debt instruments used to cover derivatives activities in the Equity Derivatives division and increased customer margin balances at Pershing.

   Principal trading transaction revenues increased by $109.5 million or 40.3% to $381.5 million as a result of trading gains in all of the Company's major trading areas. The largest increases were recorded in the Taxable Fixed-Income and Equity Derivatives divisions.

   Principal investment transaction revenues decreased by $116.0 million or 59.2% to $79.9 million. Realized gains on investments were $136.3 million. Net changes in unrealized carrying values were $(56.4) million, which included a reduction in net unrealized appreciation of $55.3 million on investments sold and a decrease in net unrealized appreciation of $1.1 million on retained investments.

   Other revenues increased by $5.5 million or 33.5% to $21.9 million. The increase relates primarily to dividends on equity securities used to cover positions in the Equity Derivatives division as well as increases in other charges for services to correspondents of Pershing.

   Total costs and expenses were approximately $2.0 billion, an increase of $564.2 million or 39.8% in 1993.

   Compensation and benefits increased $313.8 million or 35.4% to $1.2 billion due primarily to increased incentive and production-related compensation. However, compensation and benefits as a percentage of total revenues declined to 52.5% from 53.3% in 1992. Variable compensation increased by 41.5% in 1993, while base compensation, including benefits and all payroll taxes, increased by only 15.2%, due mainly to an increase in the number of employees. At December 31, 1993 full-time personnel totaled 4,123 compared to 3,622 at the end of 1992, an increase of 501 or 13.8%.

   Interest expense increased $169.4 million or 79.8% to $381.7 million. Most of this increase was related to higher financing costs on inventories and receivables in the Taxable Fixed-Income division. The remaining increase was related to increased interest rates to finance receivables at Pershing and inventories in the Equity Derivatives division.

   Other expenses, as noted below, increased by $81.0 million or 25.3% to $401.2 million in 1993.

   Brokerage, clearing, exchange fees and other expenses increased by $19.7 million as a result of increased trading volume and increases in transaction fee payments. Occupancy and equipment costs increased $8.8 million due to expansion in U.S. regional and overseas offices as well as the upgrading and expansion of trading and support operations. Communications costs increased by $3.2 million principally from increased volume usage and costs to expand capacity to accommodate increases in personnel. All other operating costs increased by $49.3 million due mainly to a favorable legal settlement in 1992 which reduced other operating costs in that year.

   The Company's 1993 income tax provision was $115.9 million and represented a 38.4% effective tax rate. In 1992, the provision was $98.0 million and represented a 40.0% effective tax rate. The effective tax rate in 1993 decreased as a result of lower state and local income taxes.

   Net income for 1993 was $186.1 million, an increase of $39.1 million or 26.6% compared to 1992.

LIQUIDITY AND CAPITAL RESOURCES

   The Company's assets are highly liquid with the majority consisting of securities inventories and collateralized receivables, both of which fluctuate depending on the levels of customer business and proprietary trading. Such collateralized receivables consist primarily of securities purchased under agreements to resell ("resale agreements") and securities borrowed, both of which are secured by U.S. government and agency securities and highly marketable corporate debt and equity securities. In addition, the Company has significant receivables from customers, brokers and dealers which turn over rapidly. As a securities dealer, the Company may carry significant levels of trading inventories to meet client trading needs. As such, the Company's total assets or the individual components of total assets vary significantly from period to period because of changes relating to customer needs, economic and market conditions and proprietary trading strategies. A relatively small percentage of total assets is fixed or held for a period of longer than one year. The Company's total assets at September 30, 1995, December 31, 1994 and December 31, 1993 were $40.8 billion, $33.1 billion and $38.8 billion, respectively.

   The majority of the Company's assets are financed through daily operations by securities sold under repurchase agreements, securities sold not yet purchased, securities loaned, bank loans, and through payables to customers, brokers and dealers. Short-term funding is generally obtained at rates related to Federal funds, LIBOR and money market rates. Other borrowing costs are negotiated depending upon prevailing market conditions. The Company monitors overall liquidity by tracking the extent to which unencumbered marketable assets exceed short-term unsecured borrowings. The Company maintains borrowing relationships with a broad range of banks, financial institutions, counterparties and others, including $5.0 billion, at September 30, 1995, in uncommitted and committed bank credit lines with 50 domestic and international banks. These include $3.4 billion of uncommitted bank credit lines, $1.3 billion of secured committed bank lines and $340.0 million of unsecured committed bank lines.

   Certain of the Company's businesses are capital intensive. In addition to normal operating requirements, capital is required to cover financing and regulatory charges on securities inventories, merchant banking investments and investments in fixed assets. The Company's overall capital needs are continually reviewed to ensure that its capital base can appropriately support the anticipated needs of its business units. As a result of these ongoing reviews, the Company has been active in raising additional long-term financing over the past several years, including obtaining $150.0 million of new equity capital from Equitable in 1993 and the issuance of $225.0 million of Cumulative Exchangeable Preferred Stock in 1993, extending the maturity of its senior subordinated revolving credit agreement of $250.0 million and increasing the amount of the credit available thereunder to $325.0 million in 1995 (of which $250.0 million was outstanding as of September 30, 1995). As noted in "--Recent Developments" above, in October 1995, the Company also completed the Initial Public Offering and Senior Debt Offering which resulted in net proceeds of approximately $81.2 million and $492.3 million, respectively. Such net proceeds are being used to repay certain indebtedness of the Company, including the $250.0 million four year secured term loan referred to below of which $242.5 million was outstanding at the time of repayment. In addition, in October 1995, Equitable contributed additional capital of $55.0 million in the form of shares of a publicly traded company.

   During the fourth quarter of 1994, the Company repurchased for $263.2 million certain mortgage-related securities previously underwritten by the Company which repurchase was financed in part by a $250.0 million four year secured term loan. The Company believed that, due to poor property management practices, the operating income and the value of the real estate properties underlying the securities were deteriorating. Since its repurchase of these securities, the Company has replaced the manager of the properties, commenced foreclosure proceedings and intends to hold these assets while the properties are rehabilitated. While the Company has been a defendant in various lawsuits filed in connection with such transactions and two of its subsidiaries are the subject of an investigation by the Commission with respect to such transactions, the Company is carrying these assets at fair value and believes that the ultimate outcome of these transactions, lawsuits and investigation will not have a material effect on the Company's results of operations and financial condition. These securities are included in mortgages, other receivables collateralized by real estate assets and real estate owned. Such securities were carried at fair value of $251.2 million at December 31, 1994. The decrease in fair value of $12.0 million was included as a reduction in principal transactions-trading, net in the consolidated statement of income for the year ended December 31, 1994. The fair value of these assets was determined by the Company using a commonly used methodology for valuing securities and mortgages known as a Derived Investment Value ("DIV") which is a measure of value for income producing real estate assets and assets collateralized by real estate. This concept of value represents a computation of the net present value of the estimated cash flows an investor would receive from the assets during the holding period including the net present value of the estimated sales proceeds at the end of the holding period. The Company monitors the fair value of these assets by completing DIV calculations on a periodic basis, in addition to monitoring the rehabilitation and operation of the properties.

   The Company estimates that it will require approximately $200 million to finance projected expenditures in connection with the move of its principal offices in 1996. See "--Recent Developments" above. In addition to the Initial Public Offering and Senior Debt Offering, the Company expects that it will, from time to time, engage in additional financings as the need arises to support the growth of its businesses.

   DLJSC is subject to the capital requirements of the Commission, the NYSE, the CFTC and the Chicago Board of Trade ("CBOT"), all of which are intended to ensure the general capital adequacy and liquidity of broker-dealers and futures commission merchants. DLJSC has consistently maintained capital in excess of the minimum requirements of such capital rules. At September 30, 1995, DLJSC had aggregate regulatory "net capital," after adjustments required by Rule 15c3-1 under the Exchange Act, of approximately $620.4 million, which exceeded minimum net capital requirements by $566.0 million and which exceeded the net capital required by DLJSC's most restrictive debt covenants by $446.3 million.

   The Company's overall capital and funding needs are continually reviewed to ensure that its capital base can support the estimated needs of its business units. These reviews take into account business needs as well as the regulatory capital requirements of subsidiaries. Based upon these analyses, management believes that the Company's debt and equity base is adequate for current operating levels.

CASH FLOWS

   The Company's statements of consolidated cash flows classify cash flow into three broad categories: cash flows from operating activities, investing activities and financing activities. The Company's net cash flows are principally associated with operating and financing activities, which support the Company's trading, customer and banking activities.

 NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1994

   Cash and cash equivalents at September 30, 1995 and 1994 totaled $61.0 million and $143.8 million, respectively, an increase (decrease) of $(33.9) million and $0.9 million, respectively, for the comparable nine-month periods.

   Cash provided by operating activities totaled $2.0 billion and $2.3 billion in the first nine months of 1995 and 1994, respectively, and reflects an increase in operating liabilities. In the first nine months of 1995, there were increases in securities sold not yet purchased of $1.7 billion, securities loaned of $593.4 million and all other receivables and payables, net, which rose by $340.5 million. These increases in operating liabilities were partly offset by increases in assets including trading inventories of $881.2 million.

   For the first nine months of 1994, there were increases in securities sold not yet purchased of $3.7 billion, offset by increases in trading inventories of $628.3 milllion, securities borrowed of $257.5 million and decreases in securities loaned of $372.6 million and in other receivables and payables, net, of $463.0 million.

   During the first nine months of 1995, investing activities of $122.8 million consisted primarily of fixed asset purchases in connection with the Company's planned move of its principal offices in 1996. In the first nine months of 1994, investing activities used cash of $127.4 million relating principally to the purchase of mortgages, other receivables collateralized by real estate assets and real estate owned. During the first nine months of 1995 and 1994, cash of $1.9 billion and $2.2 billion, respectively, was used by financing activities (principally repurchase agreements) in the normal course of operations.

  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

   Cash and cash equivalents at December 31, 1994, 1993 and 1992 totaled $94.9 million, $142.9 million and $137.1 million, respectively, a decrease of $48.0 million for the year ended 1994 compared to increases for the years ended 1993 and 1992 of $5.8 million and $53.3 million, respectively.

   For the full year 1994, cash provided from operating activities was used to repay short-term financings (repurchase agreements), while in 1993 and 1992, cash provided by financing activities was used primarily for operating activities.

   Cash provided by operating activities totaled $2.1 billion in 1994 while cash used for operating activities totaled $4.4 billion in 1993. In 1994, there were decreases in trading inventory levels of $2.6 billion and securities borrowed of $1.3 billion. These were partly offset by decreases in payables from securities loaned which declined by $1.2 billion and liabilities including securities sold not yet purchased, which were reduced by $470.1 million. In 1994, all other receivables and payables-net, increased by $538.4 million. During 1993, operating assets including trading inventories increased $5.3 billion and securities borrowed increased $2.2 billion, offset by increases in liabilities including securities sold not yet purchased of $1.9 billion, securities loaned of $859.3 million and a decrease in all other receivables and payables-net, of $386.1 million. In 1992, cash used in operating activities was $2.2 billion which resulted primarily from an increase in securities borrowed of $2.1 billion.

   In 1994 and 1993, the Company used $267.5 million and $237.0 million, respectively, for investing activities, which was comprised primarily of $162.5 million and $203.0 million, respectively, of increases in other assets (primarily reflecting receivables and advances acquired relating to the whole loan securitization business). In 1992, cash provided by investing activities of $30.2 million resulted primarily from $47.1 million of sales, net of purchases, of merchant banking assets which was offset by purchases of $18.0 million of fixed assets.

   In 1994, cash of $1.9 billion was used to repay short-term funding (principally repurchase agreements). In 1993, proceeds from short-term funding activities were $4.3 billion. Additionally, in 1993, $225.0 million of Cumulative Exchangeable Preferred Stock was raised, and $150.0 million of capital was contributed by Equitable Life. In 1992, $2.3 billion of cash was provided by financing activities, of which $2.0 billion was provided by short-term funding (principally repurchase agreements) and $305.5 million was provided by long-term borrowings.

DERIVATIVE FINANCIAL INSTRUMENTS

   Derivatives are financial instruments the payments on which are linked to the prices, or relationships between prices, of securities or commodities, interest rates, currency exchange rates or other financial measures (collectively referred to as "cash market instruments"). Derivatives enable the Company and its clients to manage their exposure to interest rates and currency exchange rates, and security and other price risks. Derivatives include structured notes, swaps, futures or forward contracts and options. Certain types of derivatives, including forwards and certain options, are traded in the OTC markets. Other types of derivatives, including futures contracts and listed options, are traded on regulated exchanges. The Company's involvement in derivative products is related primarily to revenue generation through the provision of products to its clients as opposed to hedges against the Company's own positions.

   The Company's derivative activities are not as extensive as many of its competitors. Instead, the Company has focused its derivative activities on writing OTC options to accommodate its customers needs, trading in forward contracts in U.S. government and agency issued or guaranteed securities and in futures contracts on equity based indices, interest rate instruments and currencies, and issuing structured notes. The Company's involvement in swap contracts, which generally involve greater risk and volatility, is not significant.

   Option Writing. As part of its Equity Derivatives division, Taxable Fixed-Income division, and Emerging Markets group, the Company writes OTC options, typically for a term of not more than thirteen months, primarily for its institutional clients, and enters into related covering transactions. As a writer of OTC options, the Company generally receives a premium on entering into an option and, until the expiration of the option, bears the risk of unfavorable changes in the value of the cash market instrument to which the option relates. The Company covers its market risk associated with the writing of OTC options primarily by entering into transactions in the cash markets, as well as by entering into forward and futures contracts and by purchasing options.

   Revenues from the Company's option writing activities (net of related financing expense) were approximately $65.7 million and $82.8 million for the nine months ended September 30, 1995 and 1994, respectively. Option writing revenues arise primarily from the amortization of option premiums. The decrease in revenues primarily resulted from lower levels of activity, both in size and number of transactions, by the Company's institutional customers. These reductions were caused by a number of factors including increased competition from other financial institutions. In addition, the market for derivative instruments generally has been adversely affected by extensive negative publicity.

   The average monthly fair value of written options was approximately $110.5 million for the nine months ended September 30, 1995, and at September 30, 1995, the fair value of written options was approximately $147.9 million, which amount was included as a liability in the Company's consolidated statements of financial condition. The "fair value" of a written option contract is generally equivalent to the amount, determined based on market prices, that the Company would be required to pay to terminate its obligations under such option.

   The notional value of written options contracts outstanding was approximately $4.2 billion and $5.3 billion at September 30, 1995 and 1994, respectively. The overall decrease in the notional value of all options and particularly the options on foreign sovereign debt securities and currencies is reflective of the reduced levels of interest in these products by the Company's customers. The increase in the notional value of other options was due primarily to increases in market activity and to higher price levels in the domestic equity cash markets.

   Such written options contracts are substantially covered by the following financial instruments that the Company had purchased or sold as principal and which are shown below at the notional contractual value for derivatives instruments and at market value for cash instruments at September 30, 1994 and 1995:

                                                   AS OF SEPTEMBER
                                                         30,
                                                 ------------------
                                                    1994      1995
                                                    (IN MILLIONS)
U.S. government, and mortgage-backed securities
 and options thereon ...........................   $1,279    $1,618
Foreign sovereign debt securities ..............    1,289       468
Currency forward contracts .....................      592        --
Forward rate agreements and options ............      465        43
Equity swaps ...................................      145       398
Futures contracts ..............................      735       630
Equities and other .............................      836     1,028
                                                 --------  --------
  Total ........................................   $5,341    $4,185
                                                 ========  ========

   Forward and Futures Trading. As part of its trading activities, including trading activities in the related cash market instruments, the Company enters into forward and futures contracts primarily involving various securities, foreign currencies, indices and forward rate agreements. Such forward and futures contracts are entered into as part of the Company's covering transactions and are not used for speculative purposes. Forward contracts generally call for the purchase or sale by the Company, on a delayed settlement basis, of debt securities or currencies or other financial instruments. Futures contracts are exchange traded contracts which settle daily and generally call for the purchase or sale by the Company of a financial instrument at a specified future date at a specified price. The Company generally profits when the value of assets that it has purchased on a delayed settlement basis rises or the value of assets that it has sold on a delayed settlement basis falls. Conversely, the Company generally incurs losses when assets purchased for delayed settlement decline in value or sold assets increase in value. Forward and futures contracts, unlike cash market transactions in the financial instruments to which such forwards or futures relate, have both on-and off-balance sheet implications. The notional contractual value of forward and futures contracts are treated as off-balance sheet items, while the related unrealized gains and losses are included in assets and liabilities.

   The average monthly net unrealized losses were approximately $4.8 million for forward contracts and $6.7 million for futures contracts for the nine months ended September 30, 1995. Net unrealized gains of approximately $0.8 million related to forward contracts and net unrealized losses of approximately $16.1 million related to futures contracts at September 30, 1995, were included in the payables to brokers, dealers and other caption in the Company's consolidated statements of financial condition. Unrealized gains and losses on forward and futures contracts are recorded in earnings. For the nine months ended September 30, 1995, net trading gains on forward contracts were $126.3 million and net trading losses on futures contracts were $53.3 million. Net trading gains from the Company's forward and futures contract activities were approximately $100.0 million, $76.3 million and $38.7 million for the years ended December 31, 1994, 1993 and 1992, respectively. The increase in revenues resulted primarily from higher levels of activity both in value and number of transactions by the Company's institutional customers.

   Structured Notes. Structured notes are customized derivative instruments in which the amount of interest or principal paid on a debt obligation is linked to movements in the value of cash market financial instruments. Prior to March 31, 1995, structured notes were offered only by the Equities Derivatives division. In 1995 the newly formed Emerging Markets group also began offering derivatives in the form of structured notes linked to Latin American sovereign debt and equity securities. At September 30, 1995 and 1994, the Company had issued structured notes with principal amounts of $61.5 million and $99.4 million outstanding, respectively. The Company expects the volume of this activity to increase in the future. The Company covers its obligations on structured notes primarily by purchasing and selling the securities to which the value of its structured notes are linked.

   See Note 7 of Notes to Consolidated Financial Statements for additional information on the Company's derivative activities.

MERCHANT BANKING TRANSACTIONS

   As part of the Company's merchant banking activities, it participates from time to time in principal investments. As part of these activities, the Company purchases equity or debt securities or makes commitments to purchase such securities in merger, acquisition, restructuring and leveraged capital transactions, including leveraged buyouts. Such positions and commitments may involve substantial amounts of capital and significant exposure to any one issuer or business, as well as market, credit and liquidity risks. In addition, the Company may also provide or arrange bridge financing, which assures clients of funding for major transactions, with the expectation that refinancing will be obtained through the placement of high-yield debt or other securities. Such activities may also involve substantial amounts of capital and significant exposure to any one issuer as well as various risks associated with credit conditions and vulnerability to general economic conditions. See "Business--Banking Group--Merchant Banking." The Company accounts for these investments at estimated fair market value as determined by the Board of Directors. Changes in unrealized appreciation arising from changes in fair value or gains or losses or upon realization are reflected in principal transactions-net, investments. At September 30, 1995, December 31, 1994 and December 31, 1993, the Company's share in its merchant banking funds, including bridge loan funds, amounted to $237.5 million, $297.9 million, and $286.3 million, respectively.

   Merchant banking activities, which have historically been a significant contributor to the Company's revenues and earnings, are not predictable and are not necessarily correlated with general market conditions. These results, which in any one reporting period may be influenced by a limited number of transactions, can vary widely from year to year.

HIGH-YIELD TRANSACTIONS

   The Company participates in the underwriting, trading and sales of high-yield, non-investment-grade securities. These securities generally involve greater risk than investment-grade debt securities due to credit considerations, liquidity of secondary trading markets and vulnerability to general economic conditions. The Company accounts for such inventory positions on a market value basis with unrealized gains and losses being recognized currently in earnings. At September 30, 1995, December 31, 1994 and December 31, 1993, the Company had long inventory of $375.2 million, $275.7 million and $528.7 million, respectively, and short inventory of $192.9 million, $102.6 million and $174.6 million, respectively, of high-yield securities, which accounted for less than 7.5% of the Company's overall inventory positions.

RISK MANAGEMENT

   Exposure to risk and the ways in which the Company manages the various types of risks on a day-to-day basis is critical to its survival and financial success. The Company monitors its market and counterparty risk on a daily basis through a number of control procedures designed to identify and evaluate the various risks to which the Company is exposed.

   The Company often acts as principal in customer-related transactions in financial instruments which expose the Company to market risks. The Company also engages in proprietary trading and arbitrage activities and makes dealer markets in equity securities, investment-grade corporate debt, high-yield securities, U.S. government and agency securities, mortgages and mortgage-backed securities. In addition, the Company's Emerging Markets group trades a variety of securities, including Brady Bonds, local fixed-income securities and options and issues structured notes. As such, the Company may be required to maintain certain amounts of inventories in order to facilitate customer order flow. The Company covers its exposure to market risk by limiting its net long or short position by selling or buying similar instruments and by utilizing various derivative financial instruments such as futures and forward and option contracts.

   The Company manages risk exposure utilizing mechanisms involving various levels of management. Position limits in trading and inventory accounts are established and monitored on an ongoing basis. Current and proposed underwriting, corporate development, merchant banking and other commitments are subject to due diligence reviews by senior management as well as professionals in the appropriate business and support units involved.

   Trading activities generally result in the creation of inventory positions. Position and exposure reports are prepared daily by operations staff in each of the business groups engaged in trading activities for traders, trading managers, department managers, divisional management and group management personnel. Such reports are reviewed independently on a daily basis by the Company's corporate accounting group. In addition, the corporate accounting group prepares a consolidated summarized position report indicating both long and short exposure along with approved limits which is distributed to various levels of management throughout the Company, including to the Chief Executive Officer, and which enables senior management to control inventory levels and monitor results of the trading groups. The Company also reviews and monitors, at various levels of management, inventory aging, pricing, concentration and securities ratings.

   In addition to position and exposure reports, the Company produces a daily revenue report which summarizes the trading, interest, commissions, fees, underwriting and other revenue items for each of the business groups. Daily revenue is reviewed for various risk factors and is independently verified by the corporate accounting group. The daily revenue report is distributed to various levels of management throughout the Company, including to the Chief Executive Officer, and together with the position and exposure report enables senior management to monitor and control overall activity of the trading groups.

   Credit risk related to various financing activities is reduced by the industry practice of obtaining and maintaining collateral. The Company monitors its exposure to counterparty risk on a daily basis through the use of credit exposure information and the monitoring of collateral values. The Company has several credit departments which are responsible for reviewing counterparties to establish appropriate exposure limits for a variety of transactions. In addition, the Company actively manages the credit exposure relating to its trading activities by entering into master agreements which permit netting when feasible, monitoring the creditworthiness of counterparties and their related trading limits on an ongoing basis, requesting additional collateral when deemed necessary and limiting the amount and duration of exposure to individual counterparties.

   The Company has established various committees to assist senior management in managing risk associated with investment banking and merchant banking transactions. The objectives of the committees are to review potential clients and engagements, utilize experience with similar clients and situations, perform credit analysis for certain commitments and to analyze the Company's potential role as a principal investor. The Company seeks to control the risks associated with its banking activities by a thorough review by various committees of the details of significant transactions prior to accepting an engagement. Some of the committees which have been formed are the Fairness and Valuation Opinion Committee, the Private Placement Committee, the Restructuring Coordinating Committee, the Equity Commitment Committee, the High-Yield Underwriting Committee, the Bridge Commitment Committee and the Banking Review Committee.

   From time to time, the Company makes investments in certain merchant banking transactions or other long-term corporate development investments. DLJ Merchant Banking Partners, L.P. and its affiliated entities ("DLJMBP") has its own investment committee, which acts as a fiduciary to the limited partners and makes all investment and disposition decisions with respect to its potential and current portfolio companies. In addition, senior officers of the Company meet on a quarterly basis to review merchant banking and corporate development investments. After a discussion of the financial and operational aspects of the companies involved, recommendations regarding carrying values are made for each investment to the Finance Committee which then recommends valuations for subsequent consideration by the Board of Directors of the Company. A determination is then made by the Board of Directors following a review of such recommendations.

                                   BUSINESS

   The Company conducts its business through three principal operating groups, each of which is an important contributor to revenues and earnings: the Banking Group, which includes the Company's Investment Banking, Merchant Banking and recently formed Emerging Markets groups; the Capital Markets Group, consisting of the Company's Taxable Fixed-Income, Institutional Equities and Equity Derivatives divisions, as well as Sprout, its venture capital affiliate; and the Financial Services Group, comprised of Pershing, the Investment Services Group and Wood Struthers & Winthrop.

   Banking Group. The Company's Banking Group is a major participant in the raising of capital and the providing of financial advice to companies throughout the U.S. and has significantly expanded its activities abroad. Through its Investment Banking group, the Company manages and underwrites public offerings of securities, arranges private placements and provides advisory and other services in connection with mergers, acquisitions, restructurings and other financial transactions. Its Merchant Banking group pursues direct investments in a variety of areas through a number of investment vehicles funded with capital provided primarily by institutional investors, the Company and its employees. The Emerging Markets group specializes in client advisory services for mergers, acquisitions and financial restructurings, as well as merchant banking and the underwriting, placement and trading of equity, debt and derivative securities in Latin America and Asia.

   Capital Markets Group. The Capital Markets Group encompasses a broad range of activities including trading, research, origination and distribution of equity and fixed-income securities, private equity investments and venture capital. Its Taxable Fixed-Income division provides institutional clients with research, trading and sales services for a broad range of taxable fixed-income products, including high-yield corporate, investment-grade corporate, U.S. government and mortgage-backed securities. The Institutional Equities division provides institutional clients with research, trading and sales services in U.S. listed and OTC equity securities. In addition, the Company's Equity Derivatives division provides a broad range of equity and index options products, while Sprout is one of the oldest and largest groups in the private equity investment and venture capital industry.

   Financial Services Group. The Financial Services Group provides a broad array of services to individual investors and the financial intermediaries which represent them. Pershing is a leading provider of correspondent brokerage services, clearing transactions for over 500 U.S. brokerage firms which collectively maintain over one million client accounts. The Company's Investment Services Group provides high-net-worth individuals and medium to smaller sized institutions with access to the Company's equity and fixed-income research, trading services and underwriting. Through Wood, Struthers & Winthrop, the Company provides investment management and trust services primarily to high-net-worth individual investors and institutions.

   While each of the Company's principal operating groups has its own specific strategy for growth and profitability, the Company also emphasizes the interrelationships and synergies among the groups and their various divisions. In particular, over the past several years, the Company has capitalized on its institutional research capabilities, distribution strengths and securities expertise to expand its investment banking business. Such expansion has in turn increased the volume and diversity of products available for the Company's sales force and trading operations and has generated internal synergies between the Banking Group's investment banking and merchant banking activities. The following table illustrates the Company's revenue breakdown by its principal operating groups, net of all interest. Net revenues, however, are not necessarily indicative of the profitability of each group.

                       NET REVENUES BY OPERATING GROUP

                                                                                            NINE MONTHS
                                            YEARS ENDED DECEMBER 31,                    ENDED SEPTEMBER 30,
                           --------------------------------------------------------  -----------------------
                              1990       1991        1992        1993        1994        1994         1995
                                                              (IN MILLIONS)
Banking Group ............  $ 152.4    $ 192.1    $   428.4   $   491.8    $  390.0   $   270.5    $   439.2
Capital Markets Group  ...    275.7      506.6        713.0       994.6       638.1       476.0        571.0
Financial Services Group      229.3      273.9        336.9       455.3       458.2       340.0        452.4
Other ....................     24.4        5.6        (26.5)      (38.1)       18.6        11.0         34.1
                           ---------  ---------  ----------  ----------  ----------  -----------  ----------
Total net revenues .......   $681.8    $ 978.2     $1,451.8    $1,903.6    $1,504.9    $ 1,097.5   $ 1,496.7
                           =========  =========  ==========  ==========  ==========  ===========  ==========

   The Company currently conducts its operations through 17 offices in 13 locations in the U.S., including Atlanta, Boston, Chicago, Dallas, Houston, Jersey City, Los Angeles, Menlo Park, Miami, New York, Oak Brook, Philadelphia and San Francisco. The Company also has seven international offices located in six cities, including Geneva, Hong Kong, London, Lugano, Paris and Tokyo.

BANKING GROUP

   The Company's Banking Group is a major participant in the raising of capital, the investing of capital and the providing of financial advice to companies throughout the U.S. and has significantly expanded its activities abroad, through its Investment Banking group, Merchant Banking group and its recently formed Emerging Markets group. The Banking Group's approximately 440 professionals operate from seven of the Company's domestic offices and two of its international offices.

  INVESTMENT BANKING

   The Company's Investment Banking group provides a full range of capital raising and financial advisory services to its clients. The Investment Banking group underwrites public offerings of securities and arranges private placements and has a particular focus on capital raising transactions in the public equity and high-yield debt markets. Since 1990, the Company has raised over $150 billion for its clients from the public and private markets in debt and equity securities.

   The Company's investment banking strategy is to concentrate a major portion of its business development efforts within those industries in which the Company has established a leadership position in providing investment banking services. This focus on certain sectors allows the Company to compete effectively without the reduced profitability resulting from a larger, more costly infrastructure. Industry specialty groups include Chemicals, Energy, Entertainment, Environmental, Financial Services, Forest Products, Gaming, Health Care, Industrial, Insurance, Media/Communications, Oil and Gas, Real Estate Finance, Retailing, Satellite, Technology and Utilities. These groups are responsible for initiating, developing and maintaining client relationships and for executing transactions involving these clients. The Investment Banking group has focused primarily on those industries in which the Company also has a strong research capability. See "--Capital Markets Group--Institutional Equities--Equity Research."

   In addition to being structured according to distinct industry groups, the Company has a number of professionals who specialize in specific types of transactions. These include M&A, equity offerings, high-yield securities and other transaction specialties.

   Mergers and Acquisitions. The Company is active in arranging various M&A transactions for its clients. The Company participates in a broad range of domestic and international assignments including acquisitions, divestitures, strategic restructurings, proxy contests, leveraged buyouts and defenses against unsolicited takeover approaches. From January 1, 1990 through September 30, 1995, the Company provided advice in over 300 assignments representing approximately $80 billion of completed domestic and international transactions.

   The Company's M&A professionals have developed a broad base of knowledge and expertise in a wide variety of industries. This expertise is reinforced by the close involvement of professionals from the industry specialty groups and other areas of the Company, and therefore ensures that the analytical skills, creativity and resources of the entire Company are available to its clients. The group's success is reflected in the Company's growth in volume of business and market share in M&A, as indicated in the following table:

                      U.S. MERGERS AND ACQUISITIONS (1)

                                                                                      NINE MONTHS
                                                                                         ENDED
                                                  YEARS ENDED DECEMBER 31,           SEPTEMBER 30,
                                         ----------------------------------------  ----------------
                                           1990    1991    1992    1993     1994     1994     1995
Number of transactions .................     34      35      38       56       70       52       46
Total transaction values (in billions)     $7.1    $5.2    $3.9    $10.7    $17.3    $13.3    $16.9
Rank based on transaction values  ......     12      12       9       11       11       11        9
Market share (2) .......................    3.9%    4.3%    3.6%     6.2%     6.6%     7.1%     6.6%

------------
   (1) Source: Investment Dealers' Digest. Includes completed domestic transactions only.
   (2) Market share based on transaction values.

   Equity Offerings. The equity capital markets group focuses on providing financing for issuers of equity and convertible equity securities in the public markets. The group assists in the origination, and is responsible for the structuring and execution, of transactions for a broad range of Banking Group clients. The following table illustrates the Company's ranking in lead managed offerings for existing public companies and initial public offerings.

                      LEAD MANAGED EQUITY ISSUES (1)(2)

                                                                                              NINE MONTHS
                                                                                                 ENDED
                                                        YEARS ENDED DECEMBER 31,             SEPTEMBER 30,
                                                --------------------------------------  --  --------------
                                                  1990    1991    1992    1993    1994        1994    1995
ALL COMMON STOCK OFFERINGS:
 Number of issues .............................      2      17      26      48      22          18      32
 Amount of capital underwritten (in billions)     $0.1    $1.3    $2.0    $4.2    $1.9        $1.3    $3.8
 Rank based on dollar volume ..................     25       8       6       7      10           9       4

INITIAL PUBLIC OFFERINGS:
 Number of issues .............................      1       8      14      24      15          11      18
 Amount of capital underwritten (in billions)     $0.0    $0.3    $1.0    $2.2    $1.3        $0.7    $1.3
 Rank based on dollar volume ..................     17      13       6       7       7           8       5

------------
   (1) Source: Investment Dealers' Digest. Includes domestic transactions only.
   (2) Excluding closed-end funds.

   High-Yield Securities. The high-yield securities group focuses on providing high-yield debt financing in the public and private capital markets to non-investment-grade issuers. The group is responsible for originating, structuring and executing high-yield transactions across a wide range of companies and industries, as well as managing client relationships with both high-yield corporate issuers and financial sponsors of leveraged transactions.

   As illustrated in the following table, the Company ranks among the leaders in high-yield underwriting volume. Between 1990 and 1994, the Company has underwritten as lead manager over $35 billion in publicly registered and privately placed high-yield securities representing over 150 issuers.

              LEAD MANAGED PUBLIC HIGH-YIELD DEBT ISSUES (1)(2)

                                                                                         NINE MONTHS
                                                                                            ENDED
                                                       YEARS ENDED DECEMBER 31,         SEPTEMBER 30,
                                               --------------------------------------  --------------
                                                 1990    1991    1992    1993    1994    1994    1995
Number of issues .............................     0        3      24      52      26      22      11
Amount of capital underwritten (in billions)     $ 0     $0.6    $3.8    $8.2    $4.2    $3.4    $2.4
Rank based on dollar volume ..................    --        4       3       1       2       3       1

------------
   (1) Source: Data published in or provided by Investment Dealers' Digest. Includes domestic transactions only.
   (2) Excludes split rated issues and private placements.

   Other Transaction Specialties. The Company is also active in a variety of other transaction specialties which provide capital raising and advisory services for its clients. The private placements group raises capital within the private debt and equity markets and has managed over $7 billion in placements of these securities since 1990. Formed in 1994, the Company's private fund group raises private limited partnership capital, primarily from institutional investors, for direct investment by domestic and international investment firms and for certain of the Company's merchant banking activities. The private fund group has raised over $2.5 billion in private capital in its first year of operation. The project finance group raises non-recourse financing for a diverse client base of publicly and privately held companies for specific projects. Additionally, the Company's restructuring group provides advisory services to financially distressed companies. The counter cyclical nature of the restructuring business acts as a balance to other investment banking activities. The Company also participates in the structured finance industry through its asset-backed transactions group, and specializes in securitizing cash flow generating assets through public or private offerings of debt or pass-through certificates.

  MERCHANT BANKING

   The Company entered the merchant banking investment business in 1985 and believes that it has one of the most consistently successful records in this area over the past ten years. Through the Merchant Banking group, the Company has grown to become a major participant in the asset management business by pursuing direct investments in a variety of areas and managing capital provided primarily by pension funds, endowments, charitable organizations, high-net-worth individuals, the Company and its employees. The Merchant Banking group is closely integrated with other parts of the Company drawing upon all of its resources including principal investing, debt and equity research and high-yield financing as well as the industry specialty groups within the Investment Banking group.

   The Merchant Banking group manages four distinct capital funds with total committed capital of approximately $2.7 billion. These funds include DLJ Merchant Banking Partners, L.P. and affiliated entities ("DLJMBP"), which focuses primarily on equity investments in leveraged transactions, the DLJ Bridge Fund (as described below), a leader in domestic bridge financing, DLJ Investment Partners, L.P., which focuses on opportunities in lower risk investments in debt or equity mezzanine securities and corporate joint ventures, and DLJ Real Estate Capital Partners, L.P., which makes investments in public and private debt and equity in the real estate markets. The Company expects to operate a fifth fund, DLJ Global Retail Partners, which is anticipated to commence operations in the first quarter of 1996. This fund will principally pursue investment opportunities in early stage retailers.

   In addition, several other investment vehicles are in the process of being formed, including the DLJ Senior Debt Fund, which will be aimed at providing senior debt financing to clients in place of traditional senior bank financing. The Company is also considering expanding its fund management in the future to include additional areas of investment. Future funds may include an emerging markets merchant banking fund, which will target investment opportunities across a variety of industries in Latin America and Asia; other industry-specific funds in sectors where the Company possesses industry expertise or has a history of successful client relationships; and DLJ Merchant Banking Partners II, which is anticipated to commence activity in fiscal 1996.

   Leveraged Equity Investing. Since the Company began investing in leveraged transactions in 1985 through September 30, 1995, it invested in 46 companies with an aggregate purchase price of over $18 billion. Until 1992, the Company raised funds to pursue these investments on a transaction by transaction basis. In 1992, the Company established DLJMBP, a dedicated $952 million fund which includes commitments of up to $300 million by the Company and its employees. Employee participation ranges from approximately 30% to 40% of the Company's and its affiliates' overall investment in each transaction. DLJMBP makes investments in equity and mezzanine securities arising from leveraged acquisitions, leveraged recapitalizations, restructurings of over-leveraged companies and other similar types of transactions which generally involve significant financial leverage. DLJ Merchant Banking, Inc., a wholly-owned subsidiary of the Company, is the General Partner of DLJMBP.

   From May 1992 through September 30, 1995, DLJMBP invested $580 million in 20 portfolio companies and has realized $610 million (or $560 million net of the General Partner's carried interest) in seven of these transactions (including partial and whole realizations), which had an aggregate cost basis of $142 million. In 1994 the Company made investments in eight portfolio companies. Three additional investments were made in the nine months ended September 30, 1995. The Company believes that its 31 realized investments (including partial and whole realizations) resulting from direct investments by the Company and its employees and through side by side investments in and along with investments by DLJMBP have generated an average annual internal rate of return substantially in excess of comparable industry benchmarks. The Company believes that its remaining 15 unrealized investments have an aggregate fair value in excess of their cost. However, the values of these unrealized investments are uncertain and may affect the aggregate returns of the Company's merchant banking activities adversely. There can be no assurance that the Company's merchant banking activities will achieve comparable rates of return in the future.

   DLJ Bridge Fund. One of the Company's strengths has been its bridge lending business. Established in 1987, DLJ Bridge Finance, Inc., a wholly-owned subsidiary of the Company, manages a $1.28 billion bridge facility (the "DLJ Bridge Fund") that provides short-term loans in connection with merchant banking transactions for the Company's clients and the Company's own merchant banking activities. The DLJ Bridge Fund includes a $750 million commitment of subordinated debt from Equitable and a $500 million commitment of senior revolving debt by a commercial bank syndicate. Commitments by Equitable and the commercial bank syndicate are subject to approval by each of Equitable and the commercial bank syndicate, as the case may be, on a transaction by transaction basis. Such commitments will expire December 31, 1997. Equitable's commitment is also subject to annual review and approval by the State of New York Insurance Department. In addition, the Company has committed to invest up to $31.3 million through an equity commitment of 2-1/2% of the DLJ Bridge Fund.

   Since the Company began making bridge commitments in 1985, over $12.0 billion of bridge loans have been committed to facilitate 74 transactions, of which approximately $5.7 billion of such commitments have been funded. At September 30, 1995, the DLJ Bridge Fund had $230.0 million of bridge loans outstanding. The DLJ Bridge Fund has been instrumental in generating business for other areas of the Company's Banking Group such as M&A, equity and high-yield underwritings and potential merchant banking investment opportunities.

   The Company has agreed to pay Equitable the first $25 million of aggregate principal losses incurred by Equitable with respect to all bridge loans outstanding on September 30, 1995 and the first $25 million of aggregate principal losses incurred by Equitable with respect to bridge loans made after September 30, 1995. To the extent such payments by the Company do not fully cover any such losses incurred by Equitable, Equitable is entitled to receive all other distributions otherwise payable to the Company with respect to DLJ Bridge Fund activities until such losses have been recovered. The Company has also agreed to pay Equitable the amount, if any, by which any principal loss on an individual loan exceeds $150 million. The DLJ Bridge Fund does not currently have any individual bridge loan outstanding in excess of $150 million. In addition, Equitable is entitled to one-third of any equity securities obtained in connection with any bridge loan. Pursuant to arrangements between the Company and the commercial bank syndicate, the Company is at risk for a significant portion of any bank loans funded by such banks. However, substantially all of the bridge loans have been made without using the bank commitment.

   Bridge lending involves significant risk based upon both the underlying credit of the borrower and market conditions governing refinancing of the loan. The DLJ Bridge Fund currently has outstanding a bridge loan aggregating $150 million to a borrower which is experiencing financial difficulties. The Company has reserved for any expected loss to it from such bridge loan. If the amount of the loss from such bridge loan is in excess of $25 million, distributions to the Company with respect to DLJ Bridge Fund activities would be eliminated until such loss has been recovered. The Company does not believe that the loss of future income from DLJ Bridge Fund activities would have a material adverse impact on its results of operations or financial condition.

   DLJ Investment Partners. DLJ Investment Partners L.P. commenced operation in December 1995 to pursue investments primarily in debt or equity mezzanine securities and corporate joint ventures. The fund has committed capital of $250 million of which $50 million will be provided by the Company and its employees.

   DLJ Real Estate Capital Partners. DLJ Real Estate Capital Partners L.P., which commenced operation in December 1995, focuses on debt and equity investments in a broad range of real estate and real estate-related assets. The fund has committed capital of approximately $215 million from its general and limited partners, including the Company and its employees.

  EMERGING MARKETS

   The Emerging Markets group, formed in February 1995, is a growing participant in the financial services industry in certain developing economies in Latin America and Asia. The group combines specialized market and geographic knowledge and experience with the traditional strengths and skills of the Company. The group employs approximately 40 professionals who are responsible for originating and executing transactions in their respective areas of expertise, maintaining client relationships and building the Company's presence in targeted markets where the Company believes it can be a leading financial services provider or investor.

   In Latin America, the group has four principal lines of business: investment banking, which focuses on international capital raising and financial advisory services; merchant banking, which utilizes the Company's expertise in this area to target growth companies and other specific investment opportunities; sales and trading, which is involved primarily in principal trading of Latin American debt securities, with an emphasis on Brady Bonds, local debt instruments and Latin American equity securities; and Latin American derivatives, in particular the structuring, placement and trading of products which are based on Latin American securities, currencies and indices.

   The group is also active in the Asia-Pacific region and offers investment banking services through the Company's Hong Kong office which is dedicated to building the Company's capital raising, financial advisory and merchant banking presence in this region.

   In addition, the Company has recently committed to invest approximately $7 million in Pleiade Investments, a South African merchant bank affiliated with New Africa Investment Ltd. The Company believes that this new alliance will enhance its ability to develop investment banking relationships in the region.

CAPITAL MARKETS GROUP

   The Capital Markets Group encompasses a broad range of activities including trading, research, origination and distribution of equity and fixed-income securities, private equity investments and venture capital through its Taxable Fixed-Income division, Institutional Equities division, Equity Derivatives division and Sprout. The Company's focus is primarily client-driven, in contrast to that of many other securities firms which emphasize proprietary trading. The Capital Markets Group has approximately 830 professionals.

  TAXABLE FIXED-INCOME

   The Taxable Fixed-Income division provides institutional clients with research, trading and sales services for a broad range of taxable fixed-income products, and distributes fixed-income securities in connection with offerings underwritten by the Company. Its principal areas of activity are in high-yield corporate, investment-grade corporate, U.S. government and mortgage-backed securities. The division believes it differentiates itself through the quality of its product origination, research expertise, market-making and value-added approach to sales, complemented by strict risk management skills. The Taxable Fixed-Income division has over 450 professionals located in seven of the Company's domestic offices and two of its international offices, including 77 traders, 125 institutional salespeople and 54 research professionals. Institutional Investor magazine has ranked the Company among the top firms in each of its annual "All-America" fixed-income research surveys since the inception of that survey in 1992. The Taxable Fixed-Income division's research professionals include credit analysis teams knowledgeable in high-yield corporate, investment-grade corporate and mortgage-backed securities as well as quantitative and economic research.

   High-Yield Securities. The High-Yield Securities department provides institutional clients with research, trading and sales services and distributes non-investment-grade securities in connection with offerings underwritten by the Company. Since 1985, the Company has become a leader in the underwriting and distribution of high-yield securities. Management attributes the Company's success in this business to a sustained firm-wide commitment to building a balanced origination and distribution capability.

   The High-Yield Securities department has also become a leader in the secondary trading of high-yield securities. Its traders make markets in over 500 issues, its specialist sales force covers all of the major high-yield institutional participants and its research analysts provide credit analysis and investment recommendations on approximately 250 corporations to portfolio managers and analyst counterparts at the Company's client institutions. See "--Banking Group--High-Yield Securities" for more information on the underwriting performance of this group.

   Investment-Grade Corporate Bonds. The Company has been a major participant in the secondary trading and distribution of investment-grade corporate debt instruments and has consistently ranked as one of the top providers of credit research on those securities. While its emphasis has traditionally been on trading and distributing secondary issues, the Corporate Bond department has played an increasing role in the distribution of primary issues.

   Government Bonds. The Company is a primary dealer in U.S. government securities designated by the Federal Reserve Bank of New York. The Government Bond department's activities include making secondary markets in, and participating in the underwriting of, U.S. treasury bills, notes and bonds, and securities of Federal agencies. The Company is a member of every major agency underwriting group, including Fannie Mae, Federal Farm Credit, Federal Home Loan Bank and Sallie Mae. The Company also engages in the "stripping" of government and government-guaranteed bonds to create zero-coupon securities. It also trades treasury futures and options and develops hedging programs for its clients. The Government Bond department also maintains a money desk which provides financing for its daily trading inventory positions, and to a lesser extent those of other fixed-income departments through the use of repurchase agreements and also acts as an intermediary between borrowers and lenders of short-term funds utilizing repurchase and reverse repurchase agreements. The department's economic research group provides analyses and forecasts of macroeconomic and government policy trends, together with advice on interest-rate fluctuations, for the benefit of institutional clients and the Company's trading operations.

   Mortgage Securities. The Company trades and makes markets in Government National Mortgage Association securities, Federal Home Loan Mortgage Corporation participation certificates, Fannie Mae obligations, non-agency mortgage-backed securities, and various asset-backed securities. The Mortgage Securities department also issues, trades and makes markets in CMOs, which are debt obligations secured by the cash flow from a pool of mortgages or mortgage securities, as well as in other mortgage-related derivative products. In addition, the Company's wholly-owned subsidiary, DLJ Mortgage Capital, Inc. ("DLJMC"), purchases fixed-rate and adjustable-rate residential, multifamily and commercial whole loans to securitize into rated or non-rated mortgage pass-through securities both as a principal and as an agent. Finally, the Company has built a leading mortgage research group, which plays an important role in analyzing complex mortgage products on behalf of clients as well as supporting the Mortgage Securities department's trading and structuring areas.

   The Mortgage Securities department has emphasized the development of proprietary securitized products utilizing agency and whole loan mortgages and other securitizable assets. With the significant recent decline in CMO issuance, the department has also emphasized its proprietary relationships with originators of residential and commercial whole loan collateral in order to provide a more stable flow of product.

 INSTITUTIONAL EQUITIES

   The Institutional Equities division provides institutional clients with research, trading and sales services in U.S. listed and OTC equities, and distributes equity securities in connection with offerings underwritten by the Banking Group. Since its founding in 1959 as a firm that emphasized the provision of in-depth investment research to institutional investors, the Company has established a leadership position in the field of institutional equity brokerage through the continued quality of its research, trading and sales services.

   Domestic Institutional Sales and Listed Equity Trading. The Company's equity trading operations and sales coverage of major U.S. institutions are conducted by over 100 traders and institutional equity salespeople from eight of the Company's domestic offices. Smaller U.S. institutions are covered by account executives in the regional offices of the Investment Services Group, which is part of the Company's Financial Services Group.

   In listed equity securities, the Company acts as both an agent and principal in executing trades in the secondary market. Much of the Company's institutional business consists of large block trades of 10,000 or more shares. In such transactions, the Company frequently provides its clients with liquidity by taking a long or short position as a principal to facilitate the client's purchase or sale of stock in the event that a counterparty buyer or seller is not immediately available.

   A negotiated commission is received on each listed equity transaction, and the Company's total commission revenues are determined by the value to its clients of the research services, trading expertise and liquidity it provides. For the years 1990 through 1994, commission revenues increased at a compound annual growth rate of 12.9%. As one of the industry's leading distributors of securities to institutional clients, the Company's institutional equity sales force is highly effective in distributing the Company's equity underwritings.

   International Sales. The Company's international equity sales organization consists of approximately 50 salespeople operating from six of the Company's offices worldwide. The international sales staff has made consistent progress in marketing the Company's research and trading services and in distributing the Company's equity underwritings throughout Europe and Asia.

   Over-the-Counter Trading. The Company makes markets in approximately 350 securities traded on the National Association of Securities Dealers ("NASD") Automated Quotation System ("Nasdaq") ("Nasdaq securities"). The Company conducts these activities as a dealer, buying and selling the securities as a principal. The Company's market-making is concentrated in stocks that are followed by the equity research department or underwritten by the Company. The Company's market-making strengths are in the communications, consumer, entertainment, financial services, health care and technology sectors.

   The Company has experienced rapid growth in Nasdaq securities in the past five years. Approximately 30 professionals in New York coordinate activities with four of the Company's other branch offices. Today, the Company is an active OTC dealer in a market that has generally been growing faster than the listed market. This position has been achieved by selective hiring and the close integration with equity research, listed trading and the institutional, retail and international sales groups. OTC activity has grown at a compound annual growth rate of 23.5% from 1990 to 1994.

   Equity Research. The Company's Equity Research department consists of approximately 95 professional investment research analysts and associates who are engaged in the analysis of economic trends and a broad range of industries and companies. The department produces publications, studies and forecasts on economic conditions, financial markets, portfolio strategy, quantitative analysis, industry developments and individual companies. The Equity Research department develops investment recommendations and publishes market information on approximately 75 industries. Within those industries, the Company follows nearly 1,000 companies, including approximately 95% of the Standard & Poor's Corporation ("S&P") 500. Since its founding, one of the Company's objectives has been to supply clients with successful investment ideas based on in-depth research.

   The Company's equity research analysts are also utilized as important resources in obtaining investment banking business and assessing merchant banking transactions, as well as developing and maintaining banking relationships with clients through continued involvement after the execution of specific transactions.

   The Company's ability to sustain a leading position in institutional equities since its inception in 1959 is due in large part to its reputation for excellence in research. The Company has maintained the strength of its research franchise through its success in hiring, developing and retaining a number of experienced industry analysts who are leaders in their fields of specialization. Institutional Investor magazine has continually recognized the Company for its demonstrated research excellence in its annual "All-America" research survey, and the Company is one of only two firms that have ranked in the top ten in each of the 22 years of the survey's existence.

                             EQUITY RESEARCH (1)

                                      1991    1992    1993    1994    1995
                                    ------  ------  ------  ------  ------
Company industry analysts .........    32      32      35      36      41
"All-America" positions (2)  ......    37      43      45      44      36
Rank ..............................     3       4       4       3       2
"Completion Percentage" rank (3)  .     1       1       1       2       2

------------

   (1) Source: Institutional Investor.

   (2) The number of times during a particular year that the Company's analysts appeared in Institutional Investor's "All-America" Research Teams compiled for various industries. The number of the Company's "All-America" positions is greater than the number of the Company's analysts because a number of the Company's analysts cover more than one industry.

   (3) The Company's rank based on the ratio of the number of "All-America" positions held by the Company's analysts to the total number of the Company's analysts.

  EQUITY DERIVATIVES

   The Equity Derivatives division provides institutional clients with research, trading and sales services in a broad range of equity options products and in convertible securities.

   Equity Options. The Company's activities in equity derivative products have focused primarily on product innovations in the design and origination of custom-tailored OTC options to meet the specific needs of customers rather than on the assumption of trading risk or on an emphasis on execution volume. The Company now offers options based on U.S. equities and equity indices; 11 foreign currencies; equities from 12 European and Asian countries; commodities such as oil, gold and platinum; and over ten various fixed-income instruments in both domestic and international markets. The Company has expanded its sales effort for its proprietary options and futures products into Europe in recent years.

   Convertible Securities. The Company is a market-maker in convertible securities, dealing primarily with an expanding base of institutional clients. While its emphasis has been in trading and distributing secondary issues, the Company has also been effective in the primary distribution of convertible securities underwritten by the Company.

   See also "Management's Discussion and Analysis of Financial Condition and Results of Operations--Derivative Financial Instruments."

  SPROUT

   Founded in 1969, Sprout is one of the oldest and largest groups in the private equity investment and venture capital industry. Since the capitalization of Sprout's first fund at $11.5 million, eight major investment partnerships have been formed primarily for large institutional investors. Present funds under management have original capital of approximately $1 billion, and include, among others, Sprout VII, a multi-stage venture fund; and Sprout Growth II, a late-stage equity fund. Each of Sprout's funds has consistently ranked in the top quartile of venture capital funds as measured by investment performance as reported by Venture Economics.

   Sprout's professionals comprise an experienced group of investment managers with particular expertise in business services, computer graphics, computer peripherals, health care, leveraged transac-tions, office automation, retailing and telecommunications. Sprout's professionals are located in offices in Menlo Park and New York. Sprout also works closely with other areas of the Company, including the Equity Research department and the Investment Banking group.

FINANCIAL SERVICES GROUP

   The Financial Services Group is comprised of Pershing, a leading provider of correspondent brokerage services, the Investment Services Group, which provides the full range of the Company's investment products and services to high-net-worth individuals and medium to smaller sized institutions, and Wood, Struthers & Winthrop, an investment counselor primarily for high-net-worth individuals and institutions. The Financial Services Group's approximately 1,000 professionals operate out of 11 of the Company's domestic offices and one of the Company's international offices.

  PERSHING DIVISION

   Pershing is one of the leading providers of correspondent brokerage services to the world's financial institutions, including DLJSC. Founded in 1939 and acquired by the Company in 1977, Pershing operates out of seven of the Company's domestic offices and the Company's office in London. Pershing provides execution and clearance services to over 500 correspondent U.S. brokerage firms, ranging from small investment boutiques to large financial institutions, which collectively maintain over one million client accounts holding more than $110 billion of assets at September 30, 1995. During 1994, Pershing participated in over 10% of the trading volume on the NYSE. Pershing maintains broad execution coverage of all U.S. securities exchanges, supported by extensive in-house trading desks for institutional block and retail orders, as well as OTC securities, all fixed-income products, mutual funds and money market funds. As a wholesaler of trading, execution, clearing and information management activities, Pershing offers its service on a fee-for-service basis.

   Pershing's PC Financial Network (Service Mark), which began operations in 1989, provides securities transaction services to the subscribers of PRODIGY(Registered Trademark), America On-Line (Service Mark), Reuters Money Network, Apple's e-World(Registered Trademark) and On-Line Resources' Screenphone(Registered Trademark), and has become the nation's largest on-line discount broker. Between 1990 and 1994, the average daily number of transactions executed through PC Financial Network (Service Mark) grew at a compound annual growth rate of 128% and for the first nine months of 1995 increased an additional 42.4%.

   Through their affiliation with Pershing, correspondent firms also have access to a broad selection of investment products for their customers, including investment related insurance products, retirement plans, a precious metals storage program, central asset accounts, and managed wrap accounts. In addition, Pershing makes available to its correspondents information and recommendations provided through its own research analysts' action-oriented opinions and advice.

   Sophisticated communications and information management are a cornerstone of Pershing's service. Pershing's computer-directed communications system provides Pershing's correspondents with a link to major financial markets around the world. Pershing's proprietary software systems allow on-line order entry and reporting. Pershing also maintains extensive operational and informational systems for its correspondents.

                  SELECTED PERFORMANCE MEASURES FOR PERSHING

                                                                                                       NINE MONTHS
                                                             YEARS ENDED DECEMBER 31,              ENDED SEPTEMBER 30,
                                                ------------------------------------------------          1995
                                                   1990      1991      1992      1993      1994
                                                               (IN BILLIONS, UNLESS OTHERWISE INDICATED)
Client assets held in custody (at period end)    $ 25.0    $ 20.0    $ 45.0    $ 65.0    $  75.0         $111.0
Active customer accounts (in thousands)  ......     557       556       666       831      1,057          1,255
Average Pershing trades per day (in thousands)     24.5      25.8      28.9      37.7       35.4           45.1
Equity shares processed .......................     7.7       8.4      10.4      12.6       13.8           13.5

  INVESTMENT SERVICES GROUP

   The Investment Services Group offers a full range of investment and portfolio services to high-net-worth individual investors and medium to smaller size financial institutions, corporations and professional investors. These services are provided by approximately 240 account executives located in ten of the Company's domestic offices.

   Due to the close working relationships between account executives and the Company's research analysts and traders, the group's clients are provided with the same comprehensive coverage that characterizes the Company's traditional institutional businesses. The group also offers the "Portfolio Advisory Service" ("PAS") to its clients, a wrap fee account based solely on the Company's research, which currently has over $400 million in assets under management.

                     INVESTMENT SERVICES GROUP STATISTICS


                                                      YEARS ENDED DECEMBER 31,                NINE MONTHS
                                            -------------------------------------------   ENDED SEPTEMBER 30,
                                              1990     1991     1992     1993     1994           1995
Number of account executives ..............     127      137      170      190      233            242
Assets in customer accounts (in billions)     $ 2.5    $ 3.2    $ 4.5    $ 6.0    $ 8.0          $11.1

  WOOD, STRUTHERS & WINTHROP

   Wood, Struthers & Winthrop, founded in 1871 and acquired by the Company in 1977, is a growing asset manager, managing over $2.8 billion in assets for approximately 340 clients at September 30, 1995. Wood, Struthers & Winthrop targets sophisticated individual investors, as well as charitable endowments, foundations and trusts, corporations and Employee Retirement Income Security Act of 1974 ("ERISA") plans. Wood, Struthers & Winthrop manages portfolios of both stocks and bonds, balancing risk and return to meet a client's objective for growth and capital preservation. The 30 person professional staff of Wood, Struthers & Winthrop is experienced in portfolio management, investment research, tax advice, financial planning and in providing personalized service to all of its clients.

   Wood, Struthers & Winthrop is the investment adviser to the Company's Winthrop Focus Funds, a domestic family of diversified open-end mutual funds which are distributed principally through the Company and Equitable. The Focus Funds consist of three U.S. equity funds and two fixed-income funds and aggregate approximately $425 million. In addition, Wood, Struthers & Winthrop is the adviser to the Winthrop Opportunity Funds, a family of diversified open-end international mutual funds currently being developed. These funds will consist of a developing markets equity fund and an established markets equity fund, and will be distributed through the Company and Equitable.

   In May 1995, Wood, Struthers & Winthrop established a limited purpose trust company subsidiary, Winthrop Trust Company, in order to provide personal fiduciary services to its high-net-worth individual and family clients. At September 30, 1995, Winthrop Trust Company had received fiduciary appointments aggregating in excess of $175 million.

AUTRANET

   Autranet is active in the distribution of investment research products purchased from approximately 450 sources known as "independent originators." Independent originators are research specialists, not primarily employed by securities firms, and range in size and scope from large economic consulting firms to individual freelance analysts. Autranet generates its revenues from a client base of over 400 domestic and international institutions.

COMPETITION

   The Company encounters significant competition in all aspects of the securities business and competes worldwide directly with other domestic and foreign securities firms, a number of which have greater capital, financial and other resources than the Company. In addition to competition from firms currently in the securities business, there has been increasing competition from other sources, such as commercial banks and investment boutiques. As a result of pending legislative and regulatory initiatives in the U.S. to remove or relieve certain restrictions on commercial banks, it is anticipated that competition in some markets currently dominated by investment banks may increase in the near future. Such competition could also affect the Company's ability to attract and retain highly skilled individuals to conduct its various businesses. The principal competitive factors influencing the Company's business are its professional staff, the firm's reputation in the marketplace, its existing client relationships, the ability to commit capital to client transactions and its mix of market capabilities. The Company's ability to compete effectively in securities brokerage and investment banking activities will also be influenced by the adequacy of its capital levels. See "Net Capital Requirements."

EMPLOYEES

   At September 30, 1995, the Company had an aggregate of 4,781 employees, including 447 professionals in the Banking Group, 834 professionals in the Capital Markets Group and 1,017 professionals in the Financial Services Group. Most professional personnel receive salary as well as incentive compensation in the form of bonus through long-term incentive and/or other compensation plans. Most of the Company's securities sales force personnel receive a percentage of their gross revenues or a percentage of a specified revenue pool as compensation. Other employees receive a salary and, in certain cases, overtime compensation and compensation in the form of profit sharing. None of the Company's North American employees is represented by a labor union.

PROPERTIES

   The Company's principal executive offices are presently located at 140 Broadway, New York, New York and occupy approximately 519,000 square feet under a lease which permits termination at March 31, 1996. The Company also leases space at 120 Broadway, New York, New York, aggregating approximately 94,000 square feet. This lease expires in 2006.

   During 1994, the Company entered into lease agreements which commence in 1996 and expire in 2016 for approximately 728,000 square feet at 277 Park Avenue, New York, New York. The Company anticipates that it will relocate its principal executive offices to 277 Park Avenue by March 1996. The Company expects to finance substantially all expenditures related to the move, consisting primarily of leasehold improvements, furnishings and communications equipment, which are estimated to be approximately $200 million. See "Management's Discussion and Analysis and Results of Operations--Recent Developments."

   Pershing also leases approximately 393,000 square feet in Jersey City, New Jersey, under leases which expire at various dates through 2009.

   The Company leases an aggregate of approximately 340,000 square feet for its domestic and international regional offices, the leases for which expire at various dates through 2014. Other domestic offices are located in Atlanta, Boston, Chicago, Dallas, Houston, Los Angeles, Menlo Park, Miami, Oak Brook, Philadelphia, and San Francisco. Its foreign office locations are Geneva, Hong Kong, London, Lugano, Paris and Tokyo.

   The Company believes that its present facilities, including its new facilities at 277 Park Avenue, are adequate for its current needs.

LEGAL PROCEEDINGS

   Beginning on March 25, 1991, Dayton Monetary Associates and Charles Davison, along with more than 200 other plaintiffs, filed several complaints against DLJSC and a number of other financial institutions and several individuals in the U.S. District Court for the Southern District of New York. The plaintiffs allege that DLJSC and other defendants violated civil provisions of RICO by inducing plaintiffs to invest over $40 million during the years 1978 through 1982 in The Securities Groups, a number of tax shelter limited partnerships. The plaintiffs seek recovery of the loss of their entire investment and an approximately equivalent amount of tax-related damages. Judgments for damages under RICO are subject to trebling. DLJSC believes that it has meritorious defenses to the complaints and is contesting the suits vigorously. Discovery is ongoing and no trial date has been set by the court. The Company does not believe that the litigation will have a material adverse effect on its results of operations or financial condition.

   On June 12, 1995, a purported purchaser of certain securities issued by Spectravision Inc. ("Spectravision"), filed a class action complaint against DLJSC and certain other defendants for unspecified damages in the United States District Court for the Northern District of Texas. The suit was brought on behalf of the purchasers of $260,795,000 of securities issued by Spectravision in November 1992, and alleges violations of federal securities laws and the Texas Securities Act, and common law fraud and negligent misrepresentation. The securities were issued by Spectravision pursuant to a prepackaged bankruptcy reorganization plan. DLJSC served as financial advisor to Spectravision in its reorganization and as Dealer Manager for Spectravision's 1992 issuance of the securities. DLJSC is also being sued as a seller of certain notes of Spectravision acquired and resold by DLJSC. The complaint seeks to hold DLJSC liable for various alleged misstatements and omissions contained in prospectuses and other materials issued between July 1992 and June 1994. DLJSC intends to defend itself vigorously against all of the allegations contained in the complaint. On June 8, 1995, Spectravision filed a Chapter 11 petition in the United States Bankruptcy Court for the District of Delaware. On January 5, 1996, the district court in the litigation involving DLJSC ordered a partial stay of discovery until Spectravision has emerged from bankruptcy or six months from the date of the stipulated stay (whichever comes first). Accordingly, discovery of DLJSC has not yet occurred. Although there can be no assurance, the Company does not believe that the ultimate outcome of this litigation will have a material adverse effect on its financial condition. Due to the early stage of such litigation, based upon information currently available to it, management cannot make an estimate of loss or predict whether or not such litigation will have a material adverse effect on the Company's results of operations in any particular period.

   Plaintiff's counsel in the class action against DLJSC described above has also filed another securities class action based on similar factual allegations. Such suit names as defendants Spectravision and its directors, and was brought on behalf of a class of purchasers of $209,000,000 of stock and $77,000,000 of notes issued by Spectravision in October 1993. DLJSC served as the managing underwriter for both of these issuances. DLJSC has not been named as a defendant in this suit, although it has been reported to DLJSC that plaintiff's counsel is contemplating seeking to amend the complaint to add DLJSC as a defendant in that action.

   In October 1995, DLJSC was named as a defendant in a purported class action filed in a Texas State Court on behalf of the holders of $550 million principal amount of subordinated redeemable discount debentures of National Gypsum Corporation ("NGC") cancelled in connection with a Chapter 11 plan of reorganization for NGC consummated in July 1993. The State Court named plaintiff also filed an adversary proceeding in the Bankruptcy Court for the Northern District of Texas seeking a declaratory judgment that the confirmed NGC plan of reorganization does not bar the class action claims. Subsequent to the consummation of NGC's plan of reorganization, NGC's shares traded for values substantially in excess of, and in 1995 NGC was acquired for a value substantially in excess of, the values upon which NGC's plan of reorganization was based. The two actions arise out of DLJSC's activities as financial advisor to NGC in the course of NGC's Chapter 11 reorganization proceedings. The class action complaint alleges that the plan of reorganization submitted by NGC was based upon projections by NGC and DLJSC which intentionally understated forecasts, and provided misleading and incorrect information in order to hide NGC's true value and that defendants breached their fiduciary duties by, among other things, providing false, misleading or incomplete information to deliberately understate the value of NGC. The class action complaint seeks compensatory and punitive damages purportedly sustained by the class. The Texas State Court action has subsequently been removed to the Bankruptcy Court, which removal is being opposed by the plaintiff. DLJSC intends to defend itself vigorously against all of the allegations contained in the complaint. Although there can be no assurance, the Company does not believe that the ultimate outcome of this litigation will have a material adverse effect on its financial condition. Due to the early stage of such litigation, based upon the information currently available to it, management cannot make an estimate of loss or predict whether or not such litigation will have a material adverse effect on the Company's results of operations in any particular period.

   In November and December 1995, DLJSC, along with various other parties, was named as a defendant in a number of purported class actions filed in the U.S. District Court for the Eastern District of Louisiana. The complaints allege violations of the Federal securities laws arising out of a public offering in 1994 of $435 million of first mortgage notes of Harrah's Jazz Company and Harrah's Jazz Finance Corp. The complaints seek to hold DLJSC liable for various alleged misstatements and omissions contained in the prospectus dated November 9, 1994. DLJSC intends to defend itself vigorously against all of the allegations contained in the complaints. Although there can be no assurance, the Company does not believe that the ultimate outcome of this litigation will have a material adverse effect on its financial condition. Due to the early stage of this litigation, based upon the information currently available to it, management cannot make an estimate of loss or predict whether or not such litigation will have a material adverse effect on the Company's results of operations in any particular period.

   On January 26, 1996, a purported purchaser of certain notes and warrants to purchase shares of common stock of Rickel Home Centers, Inc. ("Rickel") filed a class action complaint against DLJSC and certain other defendants for unspecified compensatory and punitive damages in the United States District Court for the Southern District of New York. The suit was brought on behalf of the purchasers of 126,457 units consisting of $126,457,000 aggregate principal amount 13 1/2% senior notes due 2001 and 126,457 warrants to purchase shares of common stock of Rickel (the "Units") issued by Rickel in October 1994. The complaint alleges violations of federal securities laws and common law fraud against DLJSC, as the underwriter of the Units and as an owner of 7.3% of the common stock of Rickel, Eos Partners, L.P., and General Electric Capital Corporation, each as owners of 44.2% of the common stock of Rickel, and members of the Board of Directors of Rickel, including a DLJSC Managing Director. The complaint seeks to hold DLJSC liable for alleged misstatements and omissions contained in the prospectus and registration statement filed in connection with the offering of the Units, alleging that the defendants knew of financial losses and a decline in value of Rickel in the months prior to the offering and did not disclose such information. The complaint also alleges that Rickel failed to pay its semi-annual interest payment due on the Units on December 15, 1995 and that Rickel filed a voluntary petition for reorganization pursuant to Chapter 11 of the United States Bankruptcy Code on January 10, 1996. DLJSC intends to defend itself vigorously against all of the allegations contained in the complaint. Although there can be no assurance, the Company does not believe that the outcome of this litigation will have a material adverse effect on its financial condition. Due to the early stage of this litigation, based on the information currently available to it, management cannot make an estimate of loss or predict whether or not such litigation will have a material adverse effect on the Company's results of operations in any particular period.

   In addition to the matters described above, the Company has been named as a defendant in various civil actions and arbitrations arising out of its activities as a broker-dealer in securities, as an underwriter and as an employer and arising out of alleged employee misconduct. The Company is also involved from time to time, in proceedings with, and investigations by, governmental agencies and SROs. See "Regulation." In particular, the Company has been a defendant in various lawsuits filed in connection with certain mortgage related securities previously structured and/or underwritten by the Company and two of its subsidiaries are the subject of an investigation by the Commission with respect to these transactions. See "Management's Discussion and Analysis of Results of Operations and Financial Condition--Liquidity and Capital Resources." The Company does not believe that any such matters, claims or investigations will have a material adverse effect on its results of operations or its financial condition.

   DLJSC has consented to the entry of certain administrative orders, pursuant to which it has been ordered to permanently cease and desist from committing or causing any current or future violation of certain Federal securities laws. In particular, on September 22, 1992, the Commission initiated an administrative proceeding pursuant to Section 8A of the Securities Act and Sections 15(b), 19(h) and 21C of the Exchange Act, against DLJSC, as respondent, relating to the 1986 initial public offering of common stock of Matthews & Wright Group Inc. ("M&W"), in which DLJSC acted as a co-managing underwriter. Simultaneously, without admitting or denying the Commission's findings, and prior to a hearing pursuant to the Commission's Rules of Practice, DLJSC settled the proceeding by consenting to the entry of the administrative order finding that in light of all the information known and available to DLJSC, DLJSC failed to adequately and reasonably investigate certain aspects of M&W's business activities and therefore did not have a reasonable basis to believe that certain representations in the registration statement regarding bond offerings underwritten by M&W and closed by M&W in December 1985 and August 1986 were accurate and complete. The administrative order censured DLJSC and ordered that DLJSC permanently cease and desist from committing or causing any violation, and from committing or causing any future violation, of Section 17(a) and Section 10(b) of the Exchange Act and Rule 10b-5 thereunder. As part of the settlement, DLJSC applied for and received a determination that the entry of the administrative order would not disqualify DLJSC from the exemptions under Commission Regulations A, B, D and E promulgated under the Securities Act.

                                  REGULATION

   The Company's business and the securities industry in general are subject to extensive regulation in the U.S. at both the Federal and state level, as well as by industry SROs. A number of Federal regulatory agencies are charged with safeguarding the integrity of the securities and other financial markets and with protecting the interests of customers participating in those markets. The Commission is the Federal agency that is primarily responsible for the regulation of broker-dealers and investment advisers doing business in the U.S., and the CFTC is primarily responsible for the regulation of futures commission merchants. In addition, the Department of the Treasury and the Municipal Securities Rulemaking Board have the authority to promulgate regulations relating to U.S. government and agency securities and to municipal securities, respectively, and the Board of Governors of the Federal Reserve System promulgates regulations applicable to securities credit transactions involving broker-dealers and certain other U.S. institutions. Broker-dealers and investment advisers are subject to registration and regulation by state securities regulators in those states in which they conduct business. Industry SROs, each of which has authority over the firms that are its members, include the NASD, the NYSE and other securities exchanges, the National Futures Association (the "NFA") and the commodities exchanges.

   Each of DLJSC, Pershing Trading and Autranet (collectively, the "U.S. Broker-Dealers") is registered as a broker-dealer with the Commission and is a member of, and subject to regulation by, a number of securities industry SROs, including the NYSE and the NASD. Both DLJSC and Pershing Trading are, in addition to being NYSE members, members of most other major U.S. securities exchanges. DLJSC is also registered as a broker-dealer in all 50 states and the District of Columbia, as a futures commission merchant with the CFTC, as an investment adviser with the Commission and in certain states, and is also designated a primary dealer in U.S. government securities by the Federal Reserve Bank of New York. In connection with its business as a futures commission merchant, DLJSC is also a member of, and subject to regulation by, the NFA and the CBOT. Both Pershing Trading and Autranet are registered as broker-dealers in a number of states. Wood, Struthers & Winthrop is registered with the Commission and in certain states as an investment adviser. The Company also has certain other direct and indirect subsidiaries that are registered with the Commission and certain states or with other regulatory authorities as broker-dealers or investment advisers. Winthrop Trust Company is regulated by the New York State Banking Department.

   As a result of registration and SRO memberships, the U.S. Broker-Dealers are subject to overlapping schemes of regulation which cover all aspects of their securities business. Such regulations cover matters including capital requirements, the use and safekeeping of customers' funds and securities, recordkeeping and reporting requirements, supervisory and organizational procedures intended to assure compliance with securities laws and rules of the SROs and to prevent the improper trading on "material nonpublic" information, employee-related matters, limitations on extensions of credit in securities transactions, and clearance and settlement procedures. A particular focus of the applicable regulations concerns the relationship between broker-dealers and their customers. As a result, the U.S. Broker-Dealers in some instances may be required to make "suitability" determinations as to certain customer transactions, are limited in the amounts that they may charge customers, cannot trade ahead of their customers and must make certain required disclosures to their customers.

   As investment advisers registered with the Commission, Wood, Struthers & Winthrop and DLJSC are subject to the requirements of the Investment Advisers Act of 1940 and the Commission's regulations thereunder. Such requirements relate to, among other things, limitations on the ability of investment advisers to charge performance-based or non-refundable fees to clients, recordkeeping and reporting requirements, disclosure requirements, limitations on principal transactions between an adviser or its affiliates and advisory clients, as well as general anti-fraud prohibitions. The state securities law requirements applicable to registered investment advisers are in certain cases more comprehensive than those imposed under the Federal securities laws.

   DLJSC, as a registered futures commission merchant, is subject to the capital and other requirements of the CFTC under the Commodity Exchange Act. These requirements include the provision of certain disclosure documents, prohibitions against trading ahead of customers and other fraudulent trading practices, provisions as to the handling of customer funds and reporting and recordkeeping requirements.

   The U.S. Broker-Dealers are also subject to "Risk Assessment Rules" imposed by the Commission and, in the case of DLJSC, by the CFTC. These rules require, among other things, that certain broker-dealers and futures commission merchants maintain and preserve certain information, describe risk management policies and procedures and report on the financial condition of certain affiliates whose financial and securities activities are reasonably likely to have a material impact on the financial and operational condition of the broker-dealers or futures commission merchants. Affiliates of the U.S. Broker-Dealers and the activities conducted by such affiliates may not be subject to regulation by the Commission or the CFTC. However, the possibility exists that, on the basis of the information that they obtain from the Risk Assessment Rules, the Commission or CFTC could seek legislative or regulatory changes in order to expand their authority over the Company's unregulated subsidiaries either directly or through their existing authority over the Company's regulated subsidiaries.

   In addition to being regulated in the U.S., the Company's business is subject to regulation by various foreign governments and regulatory bodies. The Company has broker-dealer subsidiaries that are subject to regulation by The Securities and Futures Authority of the United Kingdom pursuant to the United Kingdom Financial Services Act of 1986, which governs all aspects of a United Kingdom investment business, including regulatory capital, sales and trading practices, use and safekeeping of customer funds and securities, recordkeeping, margin practices and procedures, registration standards for individuals, periodic reporting and settlement procedures. In addition, the Company has subsidiaries that are broker-dealers subject to regulation, including capital requirements imposed by the Securities and Futures Commission of Hong Kong and the Ontario Securities Commission.

   Additional legislation and regulations, including those relating to the activities of affiliates of broker-dealers, changes in rules promulgated by the Commission, the CFTC or other U.S. or foreign governmental regulatory authorities and SROs or changes in the interpretation or enforcement of existing laws and rules may adversely affect the manner of operation and profitability of the Company.

   The Company's businesses may be materially affected not only by regulations applicable to it as a financial market intermediary, but also by regulations of general application. For example, the volume of the Company's underwriting, merger and acquisition and merchant banking businesses in any year could be affected by, among other things, existing and proposed tax legislation, antitrust policy and other governmental regulations and policies (including the interest rate policies of the Federal Reserve Board) and changes in interpretation or enforcement of existing laws and rules that affect the business and financial communities. From time to time, various forms of anti-takeover legislation and legislation that could affect the benefits associated with financing leveraged transactions with high-yield securities have been proposed that, if enacted, could adversely affect the volume of merger and acquisition and merchant banking business, which in turn could adversely affect the Company's underwriting, advisory and trading revenues related thereto.

   In addition, several states, including New York, which is Equitable Life's state of domicile, regulate transactions between an insurer and its affiliates under insurance holding company acts. Under such laws and an undertaking submitted by Equitable Life to the New York State Insurance Department, certain transactions between the Company, on the one hand, and Equitable Life and its subsidiaries on the other, may be subject to prior notice or approval of the New York State Insurance Department depending on the size of such transactions.

                           NET CAPITAL REQUIREMENTS

   As broker-dealers registered with the Commission and member firms of the NYSE, each of DLJSC, Pershing Trading and Autranet is subject to the capital requirements of the Commission and of the NYSE. These capital requirements specify minimum levels of capital, computed in accordance with regulatory requirements ("net capital"), that the U.S. Broker-Dealers are required to maintain and also limit the amount of leverage that the U.S. Broker-Dealers are able to obtain in their businesses. As a futures commission merchant, DLJSC is also subject to the capital requirements of the CFTC and the CBOT.

   Each of the U.S. Broker-Dealers has elected to compute its net capital requirement under the "alternative method" permitted by the Commission. Under this alternative method, each U.S. Broker-Dealer is required by the Commission to maintain regulatory net capital, computed in accordance with the Commission's regulations, equal to the greater of $250,000 and 2% of the amount of its securities "customer-related receivables," calculated in accordance with Commission regulations. The NYSE imposes certain more stringent capital requirements on its member firms than those imposed by the Commission. Further, under CFTC and CBOT capital regulations, DLJSC must maintain capital in an amount equal to at least 4% of the funds required to be segregated under the Commodity Exchange Act.

   The customer-related receivables referred to in the preceding paragraph (also referred to as "aggregate debit items") are the money owed to a broker-dealer by its customers and certain other customer-related assets. "Net capital" is essentially defined as net worth (assets minus liabilities, as determined under generally accepted accounting principles), plus qualifying subordinated borrowings, less the value of all of a broker-dealer's assets that are not readily convertible into cash (such as goodwill, furniture, prepaid expenses, exchange seats and unsecured receivables), and further reduced by certain percentages (commonly called "haircuts") of the market value of a broker-dealer's positions in securities and other financial instruments.

   A failure by a U.S. Broker-Dealer to maintain its minimum required capital would require it to cease executing customer transactions until it came back into capital compliance, and could cause it to lose its membership on an exchange, its right to registration with the Commission or CFTC, or require its liquidation. Further, the decline in a U.S. Broker-Dealer's net capital below certain "early warning levels," even though above minimum capital requirements, could cause material adverse consequences to the firm. For example, the Commission's capital regulations prohibit payment of dividends, redemption of stock and the prepayment of subordinated indebtedness if a broker-dealer's net capital thereafter would be less than 5% of aggregate debit items (or 7% of the funds required to be segregated pursuant to the Commodity Exchange Act) and prohibit principal payments in respect of subordinated indebtedness if a broker-dealer's net capital thereafter would be less than 5% of aggregate debit items (or 6% of the funds required to be segregated pursuant to the Commodity Exchange Act). Under NYSE Rule 326, a broker-dealer that is an NYSE member is required to reduce its business if its net capital (after giving effect to scheduled maturities of subordinated indebtedness or other planned withdrawals of regulatory capital during the following six months) is less than $312,500 or 4% of aggregate debit items (or 6% of the funds required to be segregated pursuant to Commodity Exchange
Act) for 15 consecutive days. NYSE Rule 326 also prohibits the expansion of a member's business if its net capital (after giving effect to scheduled maturities of subordinated indebtedness or other planned withdrawals of regulatory capital during the following six months) is less than $375,000 or 5% of aggregate debit items (or 7% of the funds required to be segregated pursuant to the Commodity Exchange Act) for 15 consecutive days.

   The Commission's capital rules also (i) require that the U.S. Broker-Dealers notify the Commission and the NYSE and, in the case of DLJSC, the CFTC, in writing, two business days prior to making withdrawals or other distributions of equity capital or lending money to certain related persons, if those withdrawals would exceed, in any 30 day period, 30% of the broker-dealer's excess net capital and that they provide such notice within two business days after any such withdrawal or loan that would exceed, in any 30 day period, 20% of the broker-dealer's excess net capital, (ii) prohibit a U.S. Broker-Dealer from withdrawing or otherwise distributing equity capital or making related party loans if after such distribution or loan, the U.S. Broker-Dealer has net capital of less than $300,000 or 5% of aggregate debit items (or 7% of the funds required to be segregated pursuant to the Commodity Exchange Act) and in certain other circumstances, and (iii) provide that the Commission may, by order, prohibit withdrawals of capital from the U.S. Broker-Dealers for a period of up to 20 business days, if the withdrawals would exceed, in any 30 day period, 30% of the broker-dealer's excess net capital and the Commission believes such withdrawals would be detrimental to the financial integrity of the firm or would unduly jeopardize the broker-dealer's ability to pay its customer claims or other liabilities.

   Compliance with regulatory capital requirements could limit those operations of the U.S. Broker-Dealers that require the intensive use of capital, such as DLJSC's underwriting and trading activities, and the financing of customer account balances, and also could restrict the Company's ability to withdraw capital from the U.S. Broker-Dealers, which in turn could limit the Company's ability to pay dividends, pay interest, repay debt, including the Senior Notes, and redeem or purchase shares of its outstanding capital stock.

   The Company believes that at all times the U.S. Broker-Dealers have been in compliance in all material respects with the applicable minimum capital rules of the Commission, the NYSE, the CFTC and the CBOT. As of September 30, 1995, DLJSC was required to maintain minimum "net capital," in accordance with Commission and CFTC rules, of approximately $54.4 million and had total net capital of approximately $620.4 million (including $302.9 million of subordinated debt borrowed under various agreements), or approximately $566.0 million in excess of 2% of aggregate debit items and approximately $496.2 million in excess of 5% of aggregate debit items.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

   The directors and executive officers of the Company and their respective ages and positions are as follows:

         NAME            AGE                              POSITION
John S. Chalsty ......   62        President, Chief Executive Officer and Director
Joe L. Roby ..........   56        Chief Operating Officer and Director
Richard H. Jenrette  .   66        Chairman and Director
Carl B. Menges .......   65        Vice Chairman and Director
Anthony F. Daddino  ..   55        Executive Vice President, Chief Financial Officer and
                                   Director
Hamilton E. James  ...   44        Chairman, Banking Group
Richard S. Pechter  ..   50        Chairman, Financial Services Group and Director
Theodore P. Shen  ....   50        Chairman, Capital Markets Group and Director
Michael M. Bendik  ...   47        Senior Vice President and Chief Accounting Officer
Michael A. Boyd ......   58        Senior Vice President and General Counsel
Gerald B. Rigg .......   59        Senior Vice President and Director of Human Resources
Henri de Castries  ...   41        Director
Jerry M. de St. Paer     53        Director
Kevin C. Dolan .......   42        Director
Louis Harris .........   74        Director
Henri G. Hottinguer  .   60        Director
Francis Jungers ......   69        Director
W. Edwin Jarmain  ....   57        Director
Joseph J. Melone  ....   64        Director
W. J. Sanders ........   59        Director
John C. West .........   73        Director

   JOHN S. CHALSTY has been President and Chief Executive Officer of the Company since 1986 after having served as Chairman of the Capital Markets Group for more than two years. Mr. Chalsty joined the firm in 1969 as an oil analyst. He was named Director of Research and elected to the Board of Directors in 1971, was appointed head of investment banking in 1979, and named Chairman of the Capital Markets Group in 1984. Mr. Chalsty is also a director of IBP, Inc. and Anchor Glass Container Corporation. From 1990 to 1994 he served as Vice Chairman of the NYSE. Mr. Chalsty is a member of the Board of Trustees of Columbia University.

   JOE L. ROBY was appointed Chief Operating Officer of the Company in November 1995. Previously, Mr. Roby had served as Chairman of the Company's Banking Group since 1989. Mr. Roby joined the Company as a Vice President in the Investment Banking group in 1972 and became head of the group in 1984. Mr. Roby was elected to the Board of Directors in 1989. He is also a director of Advanced Micro Devices, Inc. and Sybron International Corporation.

   RICHARD H. JENRETTE, a founder of the Company, served as its Chairman and Chief Executive Officer until 1985, when the Company was acquired by Equitable. Mr. Jenrette continues to serve as the Company's Chairman of the Board and has been Chairman of the Board of EQ since July 1991 and Chief Executive Officer of EQ since May 1992. Mr. Jenrette was Chairman of Equitable Life from June 1987 to February 1994 and Chief Executive Officer from May 1990 to September 1992 and has been a director since February 1985. Mr. Jenrette is also a director of the following other principal subsidiaries of Equitable Life: Alliance Capital Management Corporation and Equitable Real Estate Investment Management, Inc. ("Equitable Real Estate"). Mr. Jenrette is also a director of AXA and The McGraw-Hill Companies.

   CARL B. MENGES was elected Vice Chairman of the Board of the Company in 1987. Mr. Menges joined the Company in 1965 as an institutional salesman and has held various executive positions at the Company since then, including Director of the International division, Managing Director of the Equities division, Chairman of the Financial Services Group and Chairman of Wood, Struthers & Winthrop. Mr. Menges was elected to the Board of Directors in 1979. He is also a director of Gtech Holdings Corporation.

   ANTHONY F. DADDINO was appointed Executive Vice President and Chief Financial Officer of the Company in 1983 and also serves as Chairman of the Finance Committee. Mr. Daddino was elected to the Board of Directors in 1985. He joined the Company in 1976 from the accounting firm of Peat, Marwick, Mitchell & Co. where he was a Partner. He served as the Company's Chief Accountant and as a Group Managing Director prior to 1983. He is also a director of International Commodities Export Corp.

   HAMILTON E. JAMES was appointed Chairman of the Company's Banking Group in November 1995. Mr. James joined the Company as an Associate in the Investment Banking group in 1975 and since then has held various executive positions in the group until his appointment as Chairman of the Banking Group. Mr. James is a director of Price/Costco, Inc. and County Seat Holdings, Inc.

   RICHARD S. PECHTER was appointed Chairman of the Company's Financial Services Group in 1987. Mr. Pechter joined the Company in 1969 as a research analyst and has held various executive positions at the Company since then, including Chief Financial Officer, Executive Vice President and Chief Administrative Officer, and Chief Executive Officer of the Company's Pershing Division. Mr. Pechter was elected to the Board of Directors in 1979. He is also a director of Interstate/Johnson Lane, Inc., the Depository Trust Company and the Securities Industry Association.

   THEODORE P. SHEN was appointed Chairman of the Company's Capital Markets Group in 1986. Mr. Shen joined the Company in 1968 as a research analyst and has held various executive positions at the Company since then, including Senior Vice President of Corporate Planning, Director of Research and Managing Director of the Equities division. Mr. Shen was elected to the Board of Directors in 1984.

   MICHAEL M. BENDIK was appointed Senior Vice President and Chief Accounting Officer in 1983. Mr. Bendik joined the Company as an accounting supervisor in 1974 and since then has held various executive positions at the Company until his appointment as Senior Vice President and Chief Accounting Officer.

   MICHAEL A. BOYD was appointed Senior Vice President and General Counsel in 1975. Mr. Boyd joined the Company in 1971 as an Associate General Counsel of the Company and General Counsel of its then subsidiary Alliance Capital Management Corporation.

   GERALD B. RIGG was appointed Senior Vice President and Director of Human Resources in 1986. Mr. Rigg joined the Company in 1971 as a salesman in the Company's Institutional Equities division. Since then, Mr. Rigg has held various executive positions at the Company until his election as Senior Vice President and Director of Human Resources.

   HENRI DE CASTRIES was elected to the Board of Directors in 1993. Mr. de Castries has been Executive Vice President--Financial Services and Life Insurance Activities of AXA since 1993. Prior thereto, he was General Secretary from 1991 to 1993 and Central Director of Finances from 1989 to 1991 of AXA. He is also a director or officer of various subsidiaries and affiliates of the AXA Group and a director of France Telecom (communications services). He has been a director of EQ since May 1994 and of Equitable Life since September 1993. He is also a director of Alliance Capital Management Corporation and Equitable Real Estate.

   JERRY M. DE ST. PAER was elected to the Board of Directors in 1993. He has served as Executive Vice President and Chief Financial Officer of EQ since May 1992 and as Executive Vice President of Equitable Life since December 1990 and its Chief Financial Officer since April 1992. Mr. de St. Paer also served Equitable Life as Senior Vice President and Treasurer from June to December 1990, Treasurer from February 1993 to September 1993 and Vice President from March 1988 to June 1990. Mr. de St. Paer was also Senior Vice President from January 1987 to January 1991 and Treasurer from June 1988 to January 1991 of Equitable Investment Corporation. He is also a director of Alliance Capital Management

Corporation, Equitable Real Estate, Equitable Variable Life Insurance Company ("EVLICO"), Nicos Seimei Hoken (formerly Equitable Seimei Hoken) and Economic-Sciences Corporation, and a member of the Advisory Board of Directors of Peter Wodtke (U.K.) and (U.S.).

   KEVIN C. DOLAN was elected to the Board of Directors in 1995. Mr. Dolan has been an Executive Vice President of AXA Asset Management since 1993. Between 1988 and 1993, Mr. Dolan was associated in various executive capacities with the New York affiliates of Banque Francaise du Commerce Exterieur, a French banking organization. He is a director of various subsidiaries and affiliates of the AXA Group and a director of Alliance Capital Management Corporation.

   LOUIS HARRIS was elected to the Board of Directors in 1995. Mr. Harris has been an independent public opinion consultant since 1992. Prior thereto, Mr. Harris was President of Louis Harris and Associates, Inc., an opinion research company he founded in 1956. Mr. Harris had previously served on the Board of Directors of the Company from 1971 to 1985 and had been an Advisory Director of the Company from 1985 until his re-election to the Board in 1995.

   HENRI G. HOTTINGUER was elected to the Board of Directors in 1992. He has been a partner of Hottinguer & Company since 1968. Mr. Hottinguer is also a President/General Director of Banque Hottinguer and Soci|fet|fe Financiere pour le Financement de Bureaux et d'Usines-Sofibus, a Vice President, General Director and Administrator of Financi|f4re Hottinguer, an Administrator of Investissement Hottinguer S.A., AXA, AXA Assurances IARD, UNI Europe Assurances, ALPHA Assurances Vie, AXA Assurances Vie, UNI Europe Vie, Finaxa and Lor Finance, and the Controller of Didot Bottin, Caisse d'Escompte du
Midi and Financi|f4re Provence de Participations-FPP. He serves as a General Director of Intercom and Sofides. He is a Permanent Representative of La
Banque Hottinguer aupr|f4s de I.F.D., La Banque Hottinguer aupres de AXIVA, AXA aupres d'AXA Mill|fesimes and Cie Financi|f4re SGTE au sein de la Soci|fet|fe SCHNEIDER S.A., is the Associate Gerant of Hottinguer & Cie Zurich, and is a Vice President of Gaspee. In addition, he is the Chairman of the Board of Hottinguer Capital Corp., a director of the Swiss Helvetia Fund, Inc., Hottinguer U.S., Inc., the President/Counsel of AXA Belgium, the
Administrator of Hestia Fund, ECU Invest, and Hottinguer Gestion Luxembourg and is a Member of Council of Surveillance d'EMBA N.V. Mr. Hottinguer is also a director of Alliance Capital Management Corporation.

   FRANCIS JUNGERS was elected to the Board of Directors in 1995. Mr. Jungers is an independent consultant on energy and the Middle East and has been so since 1978 when he retired as Chairman of the Board and Chief Executive Officer of Arabian American Oil Company, an oil producing company with which Mr. Jungers was associated for over thirty years. Mr. Jungers had previously served on the Board of Directors of the Company from 1978 to 1985 and had been an Advisory Director of the Company from 1985 until his re-election to the Board in 1995. Mr. Jungers is also a director of The AES Corporation, Dual Drilling Company, Georgia-Pacific Corporation, Pacific Rehabilitation & Sports Medicine, Inc., Star Technologies, Inc., Thermo Ecotek Corporation, Thermo Electron Corporation and Thermo Instrument Systems, Inc.

   W. EDWIN JARMAIN was elected to the Board of Directors in 1992. Mr. Jarmain is President of Jarmain Group Inc. (a private investment holding company), a position he has held since 1979, and is also an officer or director of several affiliated companies. Mr. Jarmain is non-executive Chairman and director of FCA International Ltd., a holding company whose subsidiaries are engaged in the financial collection business, where he also served as President and Chief Executive Officer, as well as director, from 1992 through 1993. Mr. Jarmain has also been a director of EQ and Equitable Life since July 1992. He is also a director of AXA Insurance (Canada), Axa Pacific Insurance Company and Anglo-Canada General Insurance Co.

   JOSEPH J. MELONE was elected to the Board of Directors in 1991. Mr. Melone has been President and Chief Operating Officer of EQ since May 1992. He has been Chairman of Equitable Life since February 1994, its Chief Executive Officer since September 1992 and a director since November 1990. Mr. Melone was President of The Prudential Insurance Company of America from December 1984 until October 1990. He is currently a director of EVLICO, where he is also Chairman and Chief Executive Officer, and Alliance Capital Management Corporation. He is also a director of AXA Equity & Law, an AXA affiliate, AT&T Capital Corporation and Foster Wheeler Corporation.

   W. J. SANDERS was elected to the Board of Directors in 1995. Mr. Sanders is Chairman of the Board and Chief Executive Officer of Advanced Micro Devices, Inc., a semiconductor manufacturer he founded in 1969. Mr. Sanders had previously served on the Board of Directors of the Company from 1979 to 1985 and had been an Advisory Director of the Company from 1985 until his re-election to the Board in 1995.

   JOHN C. WEST was elected to the Board of Directors in 1995. Mr. West is an attorney who has served as the United States Ambassador to the Kingdom of Saudi Arabia and as the Governor of the State of South Carolina. Mr. West had previously served on the Board of Directors of the Company from 1981 to 1985 and had been an Advisory Director of the Company from 1985 until his re-election to the Board in 1995. Mr. West is a director of Siebels Bruce Group, Inc.

   There are no family relationships among the directors and executive officers.

   The audit committee of the Board of Directors of the Company is comprised of Messrs. Jungers and Jarmain.

DIRECTOR COMPENSATION

   The Company's policy is not to pay compensation to Directors who are also employees of the Company, Equitable or any affiliates of Equitable. Of the other Directors, Mr. Hottinguer received $14,000 and Mr. Jarmain received $13,000 for service as Directors during 1994. On November 16, 1995, the Company established a new compensation policy for independent directors. The new policy is to pay such independent directors an annual retainer of $25,000 plus $1,000 for each Board Meeting attended and $500 for each meeting of a Committee of the Board attended.

   For 1994, Equitable paid Mr. Jenrette, its Chairman and Chief Executive Officer, $7,000,000 in short-term incentive compensation pursuant to its Short-Term Incentive Compensation Plan for Senior Officers for services rendered to EQ and its subsidiaries, including the Company. The Company reimbursed Equitable in the amount of $3,000,000 for management services rendered to the Company, the substantial portion of which was rendered by Mr. Jenrette.

   Prior to the 1985 acquisition of the Company by Equitable, Mr. Jenrette, who was then the Chairman and Chief Executive Officer of the Company, participated in various employee benefit plans and arrangements. Mr. Jenrette is not currently accruing benefits under any of the Company's plans. However, Mr. Jenrette has outstanding rights under such plans and arrangements.

   In 1982, the Company entered into an agreement with Mr. Jenrette under which Mr. Jenrette became entitled to receive certain benefits from the Company in exchange for his agreement to provide post-retirement consulting services and not to compete with the Company. Under the agreement, Mr. Jenrette has received benefits at a rate of $200,000 per year since attaining age 65. After Mr. Jenrette's death, his beneficiary may elect to receive either (i) monthly payments equivalent to $200,000 per year until the time Mr. Jenrette would have attained his 75th birthday or (ii) a lump sum which is the equivalent of the discounted present value of such monthly payments. These benefits are in addition to the retirement benefits payable to Mr. Jenrette under the plans maintained by Equitable Life. The Company has funded its obligation to Mr. Jenrette under the agreement through the purchase of an annuity. Amounts paid to Mr. Jenrette under this agreement in 1994 and the first nine months of 1995 were $133,333 and $150,000, respectively.

EXECUTIVE COMPENSATION

   The information set forth below describes the components of the total compensation of the Chief Executive Officer and the four other most highly compensated executive officers of the Company, based on 1994 salary and annual bonuses (the "Named Executive Officers"). The principal components of such individuals' current cash compensation are the annual base salary and annual bonus included in the Summary Compensation Table. Also described below is the future compensation such individuals can receive under the Company's retirement plans.

   The following table sets forth the compensation earned by the Named Executive Officers for the year ended December 31, 1994.

                          SUMMARY COMPENSATION TABLE

                                         ANNUAL COMPENSATION
                              ----------------------------------------
NAME AND                                                  OTHER ANNUAL     ALL OTHER
PRINCIPAL POSITION             SALARY (1)   BONUS (1)     COMPENSATION    COMPENSATION
John S. Chalsty .............   $465,385    $7,500,000     $133,470 (2)    $157,956 (3)
 President & Chief Executive
  Officer

Carl B. Menges ..............    190,000     2,000,000       33,386 (4)           0
 Vice Chairman

Anthony F. Daddino ..........    175,000     3,600,000       27,971 (5)           0
 Executive Vice President &
  Chief Financial Officer

Michael A. Boyd .............    150,000       600,000       15,963 (6)           0
 Senior Vice President &
  General Counsel

Michael M. Bendik ...........    140,000       900,000       10,734 (7)           0
 Senior Vice President &
  Chief Accounting Officer

------------

   (1) Includes amounts contributed by each of the Named Executive Officers under various deferred compensation plans maintained by the Company.

   (2) The amount shown in the table for Mr. Chalsty includes the value of an automobile leased on his behalf by the Company (as well as an allowance for related operating expenses), the value of financial planning services provided on his behalf by the Company, and a $90,000 contribution by the Company toward the cost of an apartment for Mr. Chalsty. The value of the automobile leased on Mr. Chalsty's behalf has not been reduced by the proportion of the automobile's use for business rather than personal reasons.

   (3) The amount shown in the table reflects premiums paid by the Company on Mr. Chalsty's behalf under a split-dollar life insurance policy. The amount represents the present value of the interest projected, on an actuarial basis, to accrue for Mr. Chalsty's benefit on the portion of the 1994 premium paid by the Company.

   (4) Of the amount shown in the table for Mr. Menges, $20,594 reflects the value of an automobile leased on his behalf by the Company (as well as an allowance for related operating expenses). This amount has not been reduced by the proportion of the automobile's use for business rather than personal reasons. In addition, $12,792 of the amount shown reflects the value of financial planning services provided on Mr. Menges' behalf by the Company.

   (5) Of the amount shown in the table for Mr. Daddino, $18,832 reflects the value of an automobile leased on his behalf by the Company (as well as an allowance for related operating expenses). This amount has not been reduced by the proportion of the automobile's use for business rather than personal reasons. In addition, $9,139 of the amount shown reflects the value of financial planning services provided on Mr. Daddino's behalf by the Company.

   (6) Of the amount shown in the table for Mr. Boyd, $12,963 reflects the value of an automobile leased on his behalf by the Company (as well as an allowance for related operating expenses). This amount has not been reduced by the proportion of the automobile's use for business rather than personal reasons.

   (7) The entire amount shown in the table for Mr. Bendik reflects the value of an automobile leased on his behalf by the Company (as well as an allowance for related operating expenses). This amount has not been reduced by the proportion of the automobile's use for business rather than personal reasons.

DEFERRED COMPENSATION PLANS

   Certain employees, including the Named Executive Officers, deferred a portion of their 1983 or 1984 compensation in return for which the Company agreed to pay each of them a specified annual benefit for 15 years beginning at age 65. Benefits are based upon the participant's age and the amount deferred and are calculated to yield an approximate 12.5% annual compound return. In the event of the participant's disability or death, an equal or lesser amount is to be paid to the participant or his beneficiary. After age 55, participants the sum of whose age and years of service is equal to or greater than 80 may elect to have their benefits begin before age 65, in an actuarially reduced amount. The Company has funded its obligation through the purchase of life insurance policies. The table below shows as to each Named Executive Officer the estimated annual benefit payable at age 65. Each of these individuals is fully vested in the applicable benefit.

                      ESTIMATED ANNUAL
NAME                      BENEFITS
John S. Chalsty  ...     $  47,053
Carl B. Menges .....        33,047
Anthony F. Daddino..       107,313
Michael A. Boyd  ...        75,369
Michael M. Bendik  .        91,781

1994 LTI PLAN

   The following table describes performance units that were granted to the Named Executive Officers in 1994 pursuant to the Company's 1994-1996 Long Term Incentive Plan (the "1994 LTI Plan"). The following summary of the 1994 LTI Plan is qualified in its entirety by reference to the full text of the 1994 LTI Plan, a copy of which has been filed with the Commission.

   Participants in the 1994 LTI Plan were granted a designated number of performance units, the value of which is based on the Company's cumulative net income before 1994 LTI Plan accruals and taxes, but after dividends on preferred stock, during a three-year performance period commencing with fiscal 1994 ("1994-1996 Earnings"). Under the 1994 LTI Plan, prior to certain reductions in the value of units as described below, if 1994-1996 Earnings were to exceed an average return on equity of 12.85%, the aggregate value of units awarded under the plan would be equal to 33.3% of 1994-1996 Earnings. If 1994-1996 Earnings were to fall below an average return on equity of 12.85%, the aggregate value of units awarded under the plan would be equal to the entire amount, if any, by which 1994-1996 Earnings exceeded an average return on equity of 8.75%.

   Awards under the 1994 LTI Plan vest in three equal installments at the end of 1994, 1995 and 1996. In the event of a "change in control" prior to December 31, 1996, any unvested awards will vest. A "change in control" is generally defined, for this purpose, as (i) the transfer by Equitable to any one unaffiliated buyer of an ownership interest of more than 20% of the Company, or (ii) the sale or transfer of more than a 50% ownership interest in EQ. After completion of the performance period, the awards are to be paid in a first installment of 50% payable within 120 days of the end of the performance period, and another installment of 50%, plus interest, payable one year thereafter. Receipt of the second installment payment is contingent on the recipient's refraining from activities competitive with the Company.

   Messrs. Chalsty, Menges, Daddino and Boyd do not participate in the 1994 LTI Plan. Instead, these executives, as well as several others, agreed with the Company in 1993 to extend the performance period with respect to which the value of their awards under a prior plan, the 1991-1993 Long Term Incentive Plan (the "1991 LTI Plan"), is determined. The 1991 LTI Plan is substantially identical to the 1994 LTI Plan except that, as initially adopted, the value of awards was based on the three-year period commencing with fiscal 1991. Under the agreements referred to above, the 1991 LTI Plan was amended so as to base the value of awards for the individuals referred to above on the Company's cumulative net earnings during the six-year period commencing with fiscal 1991. A copy of the 1991 LTI Plan has been filed with the Commission.

   In connection with the Initial Public Offering, certain employees of the Company reduced the value of their units in the 1991 or 1994 LTI Plans attributable to 1994-1996 Earnings in exchange for restricted stock units and options to purchase shares of Common Stock. See "1995 Restricted Stock Unit Plan" and "1995 Stock Option Plan," below.

           LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                               NUMBER OF     PERFORMANCE OR OTHER  ESTIMATED FUTURE PAYOUT
                             SHARES, UNITS       PERIOD UNTIL       UNDER NON-STOCK PRICED
NAME                        OR OTHER RIGHTS  MATURATION OR PAYOUT         PLANS (1)
Michael M. Bendik ....           1,500             12/31/96                $694,260

------------

   (1) The estimated future payout in the table is projected assuming the Company's cumulative net income before taxes in each of 1995 and 1996 is equal to its cumulative net income in 1994. The estimated payout does not reflect the reduction in value of Mr. Bendik's 1994 LTI Plan award as a result of his exchange of a portion of the award in return for restricted stock units and options to purchase Common Stock, as described above.

1995 RESTRICTED STOCK UNIT PLAN

   Prior to the Initial Public Offering, the Board of Directors of the Company adopted the Company's 1995 Restricted Stock Unit Plan (the "1995 Restricted Stock Unit Plan") and Equitable as the sole stockholder of the Company approved the adoption of the 1995 Restricted Stock Unit Plan. The following summary of the 1995 Restricted Stock Unit Plan is qualified in its entirety by reference to the full text of the 1995 Restricted Stock Unit Plan, a copy of which has been filed with the Commission.

   Each restricted stock unit represents the right to receive a share of Common Stock, subject to certain conditions described below.

   Approximately 5.2 million restricted stock units were authorized to be granted under the 1995 Restricted Stock Unit Plan. All of the restricted stock units authorized for grant under the 1995 Restricted Stock Unit Plan were awarded to employees at the time of the Initial Public Offering. The majority of the restricted stock units were awarded to certain participants in the 1991 and 1994 LTI Plans in exchange for reductions in the value of the participants' units in those plans attributable to 1994-1996 Earnings. The remaining restricted stock units were awarded to certain employees who do not participate in the 1991 or 1994 LTI Plans, in exchange for reductions in those recipients' cash compensation in respect of 1995. The aggregate reduction in the value of LTI units and other cash compensation exchanged by employees for restricted stock units was $100.0 million.

   Units awarded under the 1995 Restricted Stock Unit Plan fall into two categories: "Base Units" and "Premium Units." The number of units awarded in each category was a function of the initial public offering price of the Common Stock under the Initial Public Offering. Approximately 3.7 million restricted stock units are Base Units, and the remaining approximately 1.5 million units are Premium Units.

   Except as otherwise noted below, upon vesting of Base Units or Premium Units, the Company will issue to the recipient shares of Common Stock, subject to deferral at the prior election of the recipient.

   Base Units will vest in two equal installments in February 1997 and February 1998. If a participant's employment is terminated by the Company with cause or by the recipient without the Company's consent prior to February 1998, all unvested Base Units will be forfeited. Upon the forfeiture of a Base Unit, the recipient will not be entitled to any refund in respect of the cash compensation exchanged therefor. In the event of a "change in control" of the Company, or if a recipient's employment is terminated prior to February 1998 (i) by reason of death or disability, (ii) by the Company without cause, or (iii) due to retirement or with the mutual consent of the recipient and the Company, all unvested Base Units will become fully vested on the last day of the month following that in which such change of control or termination of employment occurs, and the corresponding shares of Common Stock will be issued (subject to deferral at the prior election of the participant) on the date they would otherwise have been issued if the Base Units had vested according to the two-year vesting schedule described above. In the case of a change in control, or in any case described in clause (ii) or (iii) of the preceding sentence, the Base Units originally scheduled to vest in February 1998 will be forfeited if, prior to such date, the recipient engages in activities competitive with the Company. "Change in control" is defined, for purposes of the 1995 Restricted Stock Unit Plan, in a manner similar to the definition in the 1994 LTI Plan.

   Premium Units will vest in three equal installments in February 1998, February 1999 and February 2000. In the event of a participant's death or termination of employment due to disability prior to February 2000, all unvested Premium Units will vest on the last day of the month following that in which death or termination due to disability occurs. If a participant's employment is terminated by the Company with cause or by the recipient without the Company's consent prior to February 2000, all unvested Premium Units will be forfeited. Upon the forfeiture of a Premium Unit, the recipient will not be entitled to any refund in respect of the cash compensation exchanged therefor. Should a recipient's employment with the Company be terminated prior to February 2000 without cause, due to retirement, or with the mutual consent of the recipient and the Company, the Premium Units will continue to vest as if the recipient's employment had not terminated, except that if the recipient engages in activities competitive with the Company any unvested Premium Units will be forfeited. Vesting of Premium Units will not be accelerated upon a change in control.

   The 1995 Restricted Stock Unit Plan is administered by the compensation committee of the Company's Board of Directors (the "Compensation Committee"). Each member of the Compensation Committee must be a "disinterested person," within the meaning of Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee is authorized to establish rules and regulations for administration of the 1995 Restricted Stock Unit Plan, and to make determinations and interpretations under the plan.

   In the event restricted stock units are forfeited by a recipient, the forfeited units will be available for additional grants, in the discretion of the Compensation Committee, to other key employees, consultants or other service providers of the Company or its subsidiaries. Any recipient of previously forfeited units will be required, as a condition of receiving the units, to agree to a reduction in his or her compensation by an amount not less than the product of the number of units received multiplied by the per share book value of the Company as of the end of the most recent fiscal quarter. In the case of any such grant of forfeited units, a portion of the units equal to the total number of units received, multiplied by a fraction whose numerator is the applicable per share book value of the Company and whose denominator is the fair market value of a share of Common Stock on the date of grant, will be treated as Base Units. The remaining portion of the units granted will be treated as Premium Units. Base Units and Premium Units awarded in any such additional grant will be subject to vesting and forfeiture provisions equivalent to those described above.

   The total number of shares of Common Stock that may be allocated pursuant to awards made under the 1995 Restricted Stock Unit Plan or that may be allocated to any one individual, and other terms and conditions of restricted stock units may be equitably adjusted by the Compensation Committee in the event of changes in the Company's capital structure resulting from certain corporate transactions, including a spin-off, stock dividend, stock split or a subdivision, recapitalization, reorganization, combination or reclassification of shares, a merger or consolidation, change of control or similar event.

   Pursuant to the exchanges described above, the Named Executive Officers, executive officers as a group, and all other employees as a group, acquired restricted stock units under the 1995 Restricted Stock Unit Plan as follows:

                       1995 RESTRICTED STOCK UNIT PLAN

 NAME                      EXCHANGE AMOUNT  NUMBER OF UNITS
John S. Chalsty .........    $ 6,940,518         359,459
Carl B. Menges ..........        722,970          37,444
Anthony F. Daddino ......      2,892,031         149,775
Michael A. Boyd .........        433,782          22,466
Michael M. Bendik .......        216,891          11,233

Executive officer group       30,726,400       1,591,358

Non-executive officer
 employee group .........     69,273,451       3,587,789

1995 STOCK OPTION PLAN

   Prior to the Initial Public Offering, the Board of Directors of the Company adopted the Company's 1995 Stock Option Plan and Equitable as the sole stockholder of the Company approved the adoption of the 1995 Stock Option Plan. The following summary of the 1995 Stock Option Plan is qualified in its entirety by reference to the full text of the plan, a copy of which has been filed with the Commission.

   Approximately 9.2 million options were authorized to be granted under the 1995 Stock Option Plan. All of the options authorized for grant under the 1995 Stock Option Plan were awarded to employees at the time of the Initial Public Offering. The majority of the options were awarded to certain participants in the 1991 and 1994 LTI Plans for reductions in the overall value of such participants' units in those plans attributable to future 1994-1996 Earnings. The remaining options were awarded to certain employees who do not participate in the 1991 or 1994 LTI Plans for reductions in those recipients' future cash compensation.

   The exercise price of options under the 1995 Stock Option Plan is $27.00 per share, which is equal to the initial public offering price. The options will not be exercisable until they vest, as described below. The options will be exercisable for a period of ten years from the date of grant, and will be non-qualified under the Code.

   The options granted under the 1995 Stock Option Plan will vest in two equal installments in February 1997 and February 1998. If a participant's employment is terminated by the Company with cause or by the recipient without the Company's consent prior to February 1998, all unvested options will be forfeited. In the event of a "change in control" of the Company, or if a recipient's employment is terminated prior to February 1998 (i) by reason of death or disability, (ii) by the Company without cause, or (iii) due to retirement or with the mutual consent of the recipient and the Company, all unvested options will become fully vested on the last day of the month following that in which such change of control or termination of employment occurs, and will be exercisable on the date they would otherwise have become exercisable if they had vested according to the two-year vesting schedule described above. In the case of a change in control, or in any case described in clause (ii) or (iii) of the preceding sentence, the options originally scheduled to vest in February 1998 will be forfeited if, prior to such date, the recipient engages in activities competitive with the Company. "Change in control" is defined, for purposes of the 1995 Stock Option Plan, in a manner similar to the definition in the 1994 LTI Plan.

   The 1995 Stock Option Plan is administered by the Compensation Committee. Each member of the Compensation Committee must be a "disinterested person," within the meaning of Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee is authorized to establish rules and regulations for administration of the 1995 Stock Option Plan, and to make determinations and interpretations under the plan.

   The exercise price of options granted under the 1995 Stock Option Plan, as well as any amounts required to be withheld upon exercise, may be paid in cash, stock or a combination of the two. Shares otherwise receivable upon exercise using the stock payment method may be deferred at the prior election of the optionee. Should a recipient's employment with the Company be terminated, any vested, exercisable options held by the recipient will be exercisable for the remainder of their ten-year term. Notwithstanding the preceding sentence, any vested, exercisable options held by the recipient must be exercised within 30 days of the Compensation Committee's reasonable determination that the recipient has engaged in an activity competitive with the Company. If any such options remain unexercised at the expiration of such 30-day period, the options will lapse.

   In the event (i) options granted under the 1995 Stock Option Plan are forfeited by a recipient, or (ii) shares are surrendered to pay withholding or the exercise price of options, the shares covered by the forfeited options, or the surrendered shares, will be available for additional grants under the 1996 Stock Option Plan at the discretion of the Compensation Committee. See "--1996 Stock Option Plan," below. Any such additional grant will be subject to the terms of the 1996 Stock Option Plan.

   The total number of shares of Common Stock that may be allocated pursuant to awards made under the 1995 Stock Option Plan or that may be allocated to any one individual, the number of shares of Common Stock subject to outstanding options, the exercise price for such options and other terms and conditions of options may be equitably adjusted by the Compensation Committee in the event of changes in the Company's capital structure resulting from certain corporate transactions, including a spin-off, stock dividend, stock split or a subdivision, recapitalization, reorganization, combination or reclassification of shares, a merger or consolidation, change of control or similar event.

   The Named Executive Officers, executive officers as a group, and all other employees as a group, acquired options under the 1995 Stock Option Plan as follows:

                            1995 STOCK OPTION PLAN

 NAME                      NUMBER OF OPTIONS
John S. Chalsty .........        636,357
Carl B. Menges ..........         66,287
Anthony F. Daddino ......        265,149
Michael A. Boyd .........         39,772
Michael M. Bendik .......         19,886

Executive officer group        2,817,206

Non-executive officer
 employee group .........      6,351,472

1996 STOCK OPTION PLAN

   Prior to the Initial Public Offering, the Board of Directors of the Company adopted the Company's 1996 Stock Option Plan (the "1996 Stock Option Plan") and Equitable as the sole stockholder of the Company approved the adoption of the 1996 Stock Option Plan. While options may be granted under the 1996 Stock Option Plan during the ten year period following such stockholder approval, it is currently contemplated that all such options will be granted under the 1996 Stock Option Plan within five years after the 1996 Stock Option Plan is adopted. The following summary of the 1996 Stock Option Plan is qualified in its entirety by reference to the full text of the plan, a copy of which has been filed with the Commission.

   The 1996 Stock Option Plan provides for the granting of options to key employees, consultants or other service providers of the Company or its subsidiaries. Eligibility for options under the 1996 Stock Option Plan is primarily limited to persons who are (i) hired or retained by the Company or its subsidiaries after the Initial Public Offering, or (ii) promoted (with respect to title or scope of responsibility) after that date. No options may be awarded under the 1996 Stock Option Plan prior to January 1, 1996.

   The 1996 Stock Option Plan is a discretionary plan and accordingly, it is not possible to determine the amount or form of any award which may be granted to any individual during the term of the plan. The maximum number of options that may be granted during the term of the 1996 Stock Option Plan is approximately 8.8 million plus the number of shares covered by options forfeited or surrendered under the 1995 Stock Option Plan described above. The total number of options that may be granted under the

1996 Stock Option Plan may be adjusted in the event of certain capital changes as described below. Options under the 1996 Stock Option Plan may be granted in the form of either "incentive stock options" pursuant to the restrictions of Section 422 of the Code, or other options. The maximum number of shares of Common Stock subject to grants to any one individual annually under the 1996 Stock Option Plan is two million shares, subject to adjustment as described below. The maximum number of shares of Common Stock which may be granted as "incentive stock options" is eight million shares, subject to adjustment as described below.

   The exercise price of all options granted under the 1996 Stock Option Plan will be equal to the fair market value of Common Stock on the date of grant. The options will not be exercisable until they vest, as described below.

   The options granted under the 1996 Stock Option Plan will be exercisable for up to ten years and will vest in four equal annual installments. In the event of a participant's death or termination of employment due to disability or retirement prior to the final vesting date, all unvested options will vest on the last day of the month following that in which death or termination due to disability occurs and will become exercisable at the rate of 25% of the number of the options granted on each of the first four anniversaries of the date of grant. Notwithstanding the foregoing, no options will become exercisable prior to February 1997. If a participant's employment is terminated by the Company with cause or by the recipient (other than by reason of retirement) without the Company's consent prior to the final vesting date, all unvested options will be forfeited. Any vested, exercisable options held by the recipient must be exercised within 30 days of the Compensation Committee's reasonable determination that the recipient has engaged in an activity competitive with the Company. If any such options remain unexercised at the expiration of such 30-day period, the options will lapse.

   The exercise price of options granted under the 1996 Stock Option Plan, as well as any amounts required to be withheld upon exercise, may be paid in cash, stock or a combination of the two. Shares otherwise receivable upon exercise using the stock payment method may be deferred at the prior election of the optionee.

   The 1996 Stock Option Plan is administered by the Compensation Committee. Each member of the Compensation Committee must be a "disinterested person," within the meaning of Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee is authorized to establish rules and regulations for administration of the 1996 Stock Option Plan, to make determinations and interpretations under the 1996 Stock Option Plan and to grant awards pursuant to the 1996 Stock Option Plan.

   Shares that (i) are related to prior grants that are forfeited, terminated, canceled, expire unexercised, settled in cash or in any other manner are not issued as shares of Common Stock, or (ii) are used to pay the exercise price or required withholding in connection with the exercise of other options, shall again become eligible for grant under the 1996 Stock Option Plan.

   The total number of shares of Common Stock that may be allocated pursuant to awards made under the 1996 Stock Option Plan or that may be allocated to any one individual, the number of shares of Common Stock subject to outstanding options, the exercise price for such options and other terms and conditions of options may be equitably adjusted by the Compensation Committee in the event of changes in the Company's capital structure resulting from certain corporate transactions, including a spin-off, stock dividend, stock split or a subdivision, recapitalization, reorganization, combination or reclassification of shares, a merger or consolidation, change of control or similar event.

   The Board of Directors of the Company may terminate or amend the 1996 Stock Option Plan, except that any such amendment shall require stockholder approval if such approval is necessary to comply with any regulatory exemption or to qualify for any special status with which or for which the Board deems it necessary or desirable to comply or qualify.

1997 LTI PLAN

   Reflecting the equity participation afforded to Company employees through the LTI Restricted Stock Unit Exchange, the LTI Option Exchange and the 1996 Stock Option Plan, the Company intends to reduce amounts paid under the successor to the 1994 LTI Plan, commencing in 1997, by one-third.

TAX TREATMENT

   The following is a brief summary of the Federal income tax rules currently generally applicable to restricted stock units granted under the 1995 Restricted Stock Unit Plan, and to stock options granted under the 1995 and 1996 Stock Option Plans.

   The grant of a restricted stock unit will have no immediate tax consequences to the recipient or to the Company. When shares of Common Stock are distributed after vesting of restricted stock units, the recipient will recognize ordinary income (and the Company will generally be entitled to a deduction) in an amount equal to the fair market value of the distributed shares. Upon a subsequent sale of shares of Common Stock acquired pursuant to the vesting of restricted stock units, any difference between the recipient's tax basis in the shares and the amount realized on the sale will be treated as long-term or short-term capital gain or loss, depending on the holding period of the shares.

   The grant of an incentive stock option will have no immediate tax consequences to the optionee or to the Company. The exercise of an incentive stock option by the payment of cash to the Company will generally have no immediate tax consequences to the optionee (except to the extent it is an adjustment in computing alternative minimum taxable income) or to the Company. If an optionee holds the shares acquired pursuant to the exercise of an incentive stock option for the required holding period, the optionee generally will realize long-term capital gain or long-term capital loss upon a subsequent sale of the shares in the amount of the difference between the amount realized upon the sale and the purchase price of the shares (i.e., the exercise price). In such a case, no deduction will be allowable to the Company in connection with the grant or exercise of the incentive stock option or the sale of shares of Common Stock acquired pursuant to such exercise.

   If, however, an optionee disposes of the shares prior to the expiration of the required holding period (a "disqualifying disposition"), the optionee will recognize ordinary income (and the Company will generally be entitled to a deduction) equal to the excess of the fair market value of the shares of Common Stock on the date of exercise (or the proceeds of the disposition, if less) over the exercise price. Special rules apply in the event all or a portion of the exercise price is paid in the form of stock.

   The grant of a stock option other than an incentive stock option (a "non-qualified stock option") will have no immediate tax consequences to the optionee or to the Company. Upon the exercise of a non-qualified stock option, the optionee will recognize ordinary income (and the Company will generally be entitled to a deduction) in an amount equal to the excess of the fair market value of the shares of Common Stock on the date of the exercise of the option over the exercise price. The optionee's tax basis in the shares will be the exercise price plus the amount of ordinary income recognized by the optionee, and the optionee's holding period will commence on the date the shares are transferred. Special rules apply in the event all or a portion of the exercise price is paid in the form of stock. Other special rules may also apply to a participant who is subject to Section 16 of the Exchange Act.

   Upon a subsequent sale of shares of Common Stock acquired pursuant to the exercise of a non-qualified stock option, any difference between the optionee's tax basis in the shares and the amount realized on the sale is treated as long-term or short-term capital gain or loss, depending on the holding period of the shares.

   Certain limitations apply to the Company's deduction of compensation payable to the person serving as its Chief Executive Officer or to any of its four other most highly compensated executives in office as of the end of the year in which such compensation would otherwise be deductible. In general, the Company may not deduct compensation, other than "performance-based" compensation, payable to such an executive in excess of $1 million for any year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   A compensation committee of the Board of Directors was formed prior to the Initial Public Offering. The compensation committee is currently comprised of Messrs. Jarmain, Harris and West. The committee determines compensation for the executive officers of the Company.

            OWNERSHIP OF COMMON STOCK OF THE COMPANY BY EQUITABLE
                  AND DIRECTORS AND OFFICERS OF THE COMPANY

   The following table provides certain information regarding the beneficial ownership of the Company's Common Stock:

                                                                BENEFICIAL OWNERSHIP
                                                              -----------------------
                                                                NUMBER OF
                                                                  SHARES      PERCENT
AXA (1) .....................................................   42,720,000     80.2%
 23 Avenue Matignon,
 75008 Paris, France
The Equitable Companies Incorporated (2) ....................   42,720,000     80.2
 787 Seventh Avenue
 New York, New York 10019
The Equitable Life Assurance Society of the United States (3)   19,230,770     36.1
 787 Seventh Avenue
 New York, New York 10019


------------

   (1) AXA is EQ's largest stockholder, beneficially owning $392.2 million of EQ's Series E convertible preferred stock and approximately 60.6% of EQ's outstanding common stock (without giving effect to the conversion of the Series E convertible preferred stock owned by AXA). As of January 1, 1995, a group of five French mutual insurance companies (the "Mutuelles AXA") owned directly or indirectly, through various holding companies, a majority of the issued shares and voting power of AXA. For insurance regulatory purposes the shares of capital stock of EQ beneficially owned by AXA and its subsidiaries have been deposited into a voting trust to ensure that certain of the indirect minority shareholders of AXA do not exercise control over EQ or certain of its insurance subsidiaries.

   (2) Includes shares of Common Stock beneficially owned by EQ's wholly-owned subsidiary, Equitable Life.

   (3) Held indirectly through its wholly-owned subsidiary, Equitable Holding Corporation.

   Pursuant to the LTI Restricted Stock Unit Exchange, in connection with the Initial Public Offering, approximately 500 employees of the Company exchanged an aggregate of $100.0 million of their interests under certain cash compensation arrangements, including the 1991 and 1994 LTI Plans, for restricted stock units representing an aggregate of 5,179,147 shares of Common Stock. See "Management--1995 Restricted Stock Unit Plan." These units will be subject to forfeiture in certain circumstances and will vest annually in specified proportions from February 1997 through February 2000. In addition, pursuant to the LTI Option Exchange, these employees have acquired options to purchase an aggregate of 9,168,678 shares of Common Stock at a price of $27.00 per share by foregoing an aggregate of $55.7 million of their future interests under such cash compensation arrangements. See "Management--1995 Stock Option Plan." The following table provides certain information regarding the beneficial ownership of the Company's Common Stock by AXA, EQ, Equitable Life, each of the Company's executive officers and all employees as a group assuming the issuance of all approximately 14.3 million shares of Common Stock pursuant to such restricted stock units and options.

                                                                                   BENEFICIAL OWNERSHIP
                                                                                     GIVING EFFECT TO
                                                          BENEFICIAL OWNERSHIP        LTI RESTRICTED
                                                          GIVING EFFECT TO LTI      STOCK UNIT EXCHANGE
                                                               RESTRICTED             AND LTI OPTION
                                 BENEFICIAL OWNERSHIP      STOCK UNIT EXCHANGE           EXCHANGE
                               -----------------------  -----------------------  -----------------------
                                 NUMBER OF                NUMBER OF                NUMBER OF
                                   SHARES      PERCENT      SHARES      PERCENT      SHARES      PERCENT
AXA ..........................   42,720,000     80.2%     42,720,000     73.1%     42,720,000     63.1%
The Equitable Companies
 Incorporated ................   42,720,000     80.2      42,720,000     73.1      42,720,000     63.1
The Equitable Life Assurance
 Society of the United States    19,230,770     36.1      19,230,770     32.9      19,230,770     28.4
John S. Chalsty ..............           --       --         359,459      0.6         995,816      1.5
Joe L. Roby ..................           --       --         269,595      0.5         746,863      1.1
Carl B. Menges ...............           --       --          37,444      0.1         103,731      0.2
Anthony F. Daddino ...........           --       --         149,775      0.3         414,924      0.6
Hamilton E. James ............           --       --         187,218      0.3         518,654      0.8
Richard S. Pechter ...........           --       --         269,595      0.5         746,863      1.1
Theodore P. Shen .............           --       --         269,595      0.5         746,863      1.1
Michael A. Boyd ..............           --       --          22,466      0.0          62,238      0.1
Gerald B. Rigg ...............           --       --          14,978      0.0          41,493      0.1
Michael M. Bendik ............           --       --          11,233      0.0          31,119      0.0
All employees as a group  ....           --       --       5,179,147      8.9      14,347,825     21.2

                             CERTAIN TRANSACTIONS

THE BURLINGTON CONTRIBUTION

   Prior to the Initial Public Offering, Equitable contributed to the Company shares of non-voting common stock having a market value at the time of contribution of $55.0 million of Burlington, a diversified manufacturer of textile products and a NYSE listed company. These shares will continue to be non-voting while held by the Company and will represent approximately 7% of the total shares of common stock of Burlington outstanding. Upon sale, transfer or other disposition by the Company to a person not affiliated with Equitable Life, the shares of non-voting common stock may be exchanged for the same number of shares of ordinary voting common stock of Burlington. Such contribution will provide an additional source of capital to the Company in the form of securities with a liquid trading market.

REGISTRATION RIGHTS AND INDEMNIFICATION AGREEMENT

   Under a Registration Rights and Indemnification Agreement between the Company and EQ, the Company has granted Equitable the right to require the Company to register shares of Common Stock held by Equitable for sale in accordance with Equitable's intended method of disposition thereof (a "demand registration"). Equitable may require up to six such demand registrations, with no more than one every six months. Additionally, the Company has granted to Equitable the right subject to certain exceptions to participate in registrations of Common Stock initiated by the Company on its own behalf or on behalf of its stockholders (a "piggy-back registration"). The Company is required to pay expenses (other than underwriting discounts and commissions) incurred by Equitable in connection with the demand and piggy-back registrations. Subject to certain limitations specified in the Registration Rights and Indemnification Agreement, Equitable's registration rights are assignable to third parties. The Registration Rights and Indemnification Agreement provides for indemnification and contribution by the Company for the benefit of Equitable and permitted assigns and their related persons relating to the demand and piggy-back registrations. In addition, such Agreement provides for indemnification and contribution by the Company for the benefit of Equitable and its related persons with respect to other securities offerings by the Company (including any offering hereunder) and financial and other information provided by the Company to Equitable and in Exchange Act reports. The foregoing summary description of the Registration Rights and Indemnification Agreement is qualified in its entirety by reference to the Registration Rights and Indemnification Agreement, a copy of which has been filed with the Commission.

TAX SHARING AGREEMENTS

   The Company is included in EQ's consolidated tax group for Federal income tax purposes and will continue to be included therein until such time as the Company ceases to be eligible for inclusion in EQ's consolidated tax group. In connection with the Initial Public Offering, the Company and EQ entered into a Federal income tax sharing agreement (the "Federal Income Tax Sharing Agreement"). Pursuant to the Federal Income Tax Sharing Agreement, the Company and EQ will generally make payments between them such that, with respect to any period in which the Company is a member of EQ's consolidated tax group for Federal income tax purposes (a "Pre-Deconsolidation Period"), the amount of Federal income taxes to be paid by the Company will be determined as though the Company were to file for such period and all prior periods separate Federal income tax returns (generally including any amounts determined to be due as a result of a redetermination of the Federal income tax liability of the EQ consolidated group arising from an audit or otherwise) as the common parent of an affiliated group of corporations filing a consolidated return rather than being a consolidated subsidiary of EQ. The Company is also entitled to receive certain payments from EQ in respect of carrybacks of tax assets, if any, of the Company, determined on a separate return basis, arising in a Pre-Deconsolidation Period beginning after the completion of the Initial Public Offering. The amount of any such payment will generally be determined, in the case of a carryback to a Pre-Deconsolidation Period ending on or before the completion of the Initial Public Offering, by the actual tax benefit received by the EQ consolidated group from such carryback, or, in the case of a carryback to any Pre-Deconsolidation Period beginning after the completion of the Initial Public Offering, by the benefit that the Company would have received from such carryback on a separate return basis.

   While the Company remains part of the EQ consolidated group, EQ will continue to have all the rights of a common parent of a consolidated group, will be the sole and exclusive agent for the Company in any and all matters related to the Federal income tax liability of the Company, and will be responsible for the preparation and filing of consolidated Federal income tax returns. In addition, each member of a consolidated group for Federal income tax purposes is jointly and severally liable for the Federal income tax liability of each other member of its consolidated group. Accordingly, under the Federal Income Tax Sharing Agreement, EQ has agreed to indemnify the Company against such liabilities to the extent that they relate to the Federal income tax liability of the EQ consolidated group for periods that the Company is included in the EQ consolidated group, except to the extent attributable to the Company.

   It is likely that the Company will cease to be eligible for inclusion in EQ's consolidated tax group if Common Stock is issued in respect of units which vest pursuant to the 1995 Restricted Stock Unit Plan. See "Management--1995 Restricted Stock Unit Plan" above. The Federal Income Tax Sharing Agreement also contains provisions in respect of certain Federal income tax matters relating to a carryback of a tax asset, if any, of the Company from a period beginning on or after the date on which the Company ceases to be eligible for inclusion in EQ's consolidated group (a "Post-Deconsolidation Period") to a Pre-Deconsolidation Period. Under the Federal Income Tax Sharing Agreement, (i) the Company will agree to forego the carryback of any net operating losses to a Pre-Deconsolidation Period unless EQ consents to such carryback, which consent shall not be unreasonably withheld, and (ii) the Company may be entitled to receive certain payments from EQ in respect of any tax assets carried back to Pre-Deconsolidation Periods.

   The Company has also filed combined, consolidated or unitary income tax returns with ACMC, Inc. ("ACMC"), an indirect wholly-owned subsidiary of EQ, in certain states and localities, and will continue to do so until such time, if at all, that the Company is no longer required to file combined, consolidated or unitary income tax returns with ACMC. The Company and ACMC have entered into a tax sharing agreement (the "State Tax Sharing Agreement"), pursuant to which the Company and ACMC have agreed that with respect to any period in which the Company and ACMC have filed or file a combined, consolidated or unitary income tax return in a state or local taxing jurisdiction, the amount of combined, consolidated or unitary income taxes to be paid by ACMC will be determined as though ACMC were to file for such period and all prior periods separate income tax returns with respect to such state or local taxing jurisdiction. The Company has agreed to indemnify ACMC against any combined, consolidated or unitary income taxes for periods in which the Company files combined, consolidated or unitary income tax returns with ACMC, except to the extent attributable to ACMC. The foregoing summary descriptions of the Federal Income Tax Sharing Agreement and the State Tax Sharing Agreement are qualified in their entirety by reference to such agreements, copies of which have been filed with the Commission.

EMPLOYEES' SECURITIES COMPANIES

   Selected employees of the Company, including executive officers, are offered the opportunity to become members, on an after-tax basis, of the DLJ First ESC L.L.C. (the "ESC"), an investment vehicle which qualifies as an "employees' securities company" for purposes of the Investment Company Act of 1940, as amended. The ESC invests in the Company's merchant banking portfolio companies, typically acquiring between 30% and 40% of the Company's investment in such companies. The amounts invested by members are augmented in the ratio of 4:1 by a combination of recourse loans from the Company and preferred contributions to the ESC by the Company which have a capped return equal to the prime rate plus 1-3/4% each of which is repaid to the Company upon realization of the applicable portfolio investment. Prior to the formation of the ESC in 1994, similar opportunities for coinvestment in the Company's merchant banking portfolio were made available to the Company's employees.

   Amounts invested in the ESC, or in predecessor arrangements, by each of the Company's executive officers in 1992, 1993, 1994 and the nine months ended September 30, 1995 are set forth below:


                        YEARS ENDED DECEMBER 31,        NINE MONTHS
                     ----------------------------   ENDED SEPTEMBER 30,
   NAME                1992     1993       1994            1995
Michael M. Bendik  .    $0    $ 14,334   $  8,000           $0
Michael A. Boyd  ...     0      16,103     10,000            0
John S. Chalsty  ...     0     375,883    240,000            0
Anthony F. Daddino       0     114,370     80,000            0
Hamilton E. James  .     0     216,312    140,402            0
Carl B. Menges .....     0      68,113     40,000            0
Richard S. Pechter       0     143,469     80,000            0
Gerald B. Rigg .....     0      16,103     10,000            0
Joe L. Roby ........     0     286,943    160,000            0
Theodore P. Shen  ..     0     143,469     90,000            0

   The amount of loans made to the Company's executive officers and preferred contributions made in the ESC by the Company on behalf of the Company's executive officers in 1992, 1993, 1994 and the first nine months of 1995 are set forth below.


                        YEARS ENDED DECEMBER 31,        NINE MONTHS
                     ----------------------------   ENDED SEPTEMBER 30,
   NAME                1992     1993       1994            1995
Michael M. Bendik  .    $0    $ 36,811   $ 27,246       $    35,774
Michael A. Boyd  ...     0      38,762     34,023           43,039
John S. Chalsty  ...     0     887,854    817,051        1,018,240
Anthony F. Daddino       0     252,258    272,351          330,327
Hamilton E. James  .     0     783,606    599,341          835,265
Carl B. Menges .....     0     169,828    136,180          175,526
Richard S. Pechter       0     368,657    272,337          357,912
Gerald B. Rigg .....     0      38,762     34,023           43,039
Joe L. Roby ........     0     737,320    544,679          715,754
Theodore P. Shen  ..     0     368,657    294,952          376,865

DLJ FUND INVESTMENT PARTNERS, L.P.

   Selected employees of the Company, including certain executive officers, are limited partners of DLJ Fund Investment Partners, L.P. ("FIP"), an investment vehicle organized to allow these employees to invest on a leveraged basis in funds and other investment vehicles sponsored by certain of the Company's clients and potential clients and on a co-investment basis in transactions in which the Company's clients also invest. Amounts invested by the limited partners are augmented in the ratio of 2:1 by preferred contributions to FIP by the Company which have a capped return equal to the prime rate plus 1-3/4%. Total commitments to FIP amount to $171.9 million, of which $56.7 million are commitments from the limited partners. Through September 30, 1995, $56.2 million has been committed to 16 investment opportunities and $14 million of the limited partners' commitments and $4.5 million of the Company's commitments have been drawn down.

   Amounts committed to FIP by each of the Company's executive officers are set forth below:

       NAME                          AMOUNT
    Michael M.  Bendik  ........  $        0
    Michael A. Boyd ............           0
    John S. Chalsty.............   2,000,000
    Anthony F. Daddino  ........     500,000
    Hamilton E. James  .........   2,000,000
    Carl B. Menges .............   1,000,000
    Richard S. Pechter  ........     750,000
    Gerald B. Rigg .............           0
    Joe L. Roby  ...............   2,000,000
    Theodore P. Shen  ..........   1,000,000

   The amounts of preferred contributions made to FIP by the Company on behalf of each of the Company's executive officers in 1994 and the first nine months of 1995 are set forth below:

                        YEAR ENDED
                       DECEMBER 31,    NINE MONTHS ENDED
   NAME                    1994       SEPTEMBER 30, 1995
Michael M. Bendik  .     $      0          $      0
Michael A. Boyd  ...            0                 0
John S. Chalsty  ...      158,601           157,936
Anthony F. Daddino         39,650            39,484
Hamilton E. James  .      158,601           157,936
Carl B. Menges .....       79,300            78,968
Richard S. Pechter         59,475            59,226
Gerald B. Rigg .....            0                 0
Joe L. Roby ........      158,601           157,936
Theodore P. Shen  ..       79,300            78,969

OTHER AFFILIATED TRANSACTIONS

   The Company, Equitable and their respective affiliates engage in a variety of transactions in the ordinary course of their respective businesses. As a general rule, the Company has not retained an independent third party to evaluate transactions with Equitable and there has been no independent committee of the Board of Directors to evaluate such transactions. Notwithstanding this fact, the Company believes that each of the arrangements described below was made on an arm's-length basis. This belief is based on the fact that the terms and conditions of such transactions (including the fees or other amounts paid by the Company in connection with such transactions) were established through arm's-length negotiations which took into account (i) the terms and conditions of transactions of the same or a similar nature entered into by the Company with unaffiliated third parties,
(ii) the terms and conditions of transactions of the same or a similar nature entered into by Equitable with unaffiliated third parties, and/or (iii) the terms and conditions of market transactions of the same or a similar nature entered into by unaffiliated third parties. Notwithstanding the foregoing, there can be no assurance that the Company could not have obtained more favorable terms from an unaffiliated third party. While there can be no assurance, the Company anticipates that future transactions with Equitable will be made on an arm's-length basis consistent with past practice. See "Risk Factors--Potential Conflicts of Interests."

 FINANCIAL SERVICES PROVIDED BY OR TO THE COMPANY

   DLJSC from time to time provides investment banking and other services, including administrative services to EQ, AXA and their subsidiaries. The fees related to investment banking services were $7.3 million, $7.9 million, $3.1 million and $84,000 in 1992, 1993, 1994 and the first nine months of 1995, respectively. The fees related to administrative services were $596,000, $694,000, $704,000 and $650,000 in 1992, 1993, 1994 and the first nine months of 1995, respectively. DLJSC from time to time also provides brokerage and research services to EQ, AXA and their subsidiaries. Such services were provided on an arm's-length basis in the ordinary course of business at rates comparable to those paid at the time by unaffiliated third parties.

   DLJSC and Pershing distribute certain Alliance Capital Management, L.P. ("Alliance") sponsored funds and cash management products and receive standard sales concessions and distribution payments. In addition, Alliance and Pershing have an agreement pursuant to which Pershing recommends to certain of its correspondent firms the use of Alliance cash management products for which it is allocated a portion of the revenues derived by Alliance from sales through the Pershing correspondents. Amounts paid by Alliance to the Company in connection with the above distribution services during 1992, 1993, 1994 and the first nine months of 1995 totaled $9.5 million, $10.9 million, $13.7 million and $12.5 million, respectively.

   Equico Securities Inc., a wholly-owned subsidiary of Equitable Life ("Equico"), has arrangements with each of DLJSC and Wood, Struthers & Winthrop pursuant to which Equico's registered representatives are compensated for referring investment advisory clients to DLJSC and Wood, Struthers & Winthrop. Referral amounts paid by DLJSC and Wood, Struthers & Winthrop during 1992, 1993, 1994 and the first nine months of 1995 totaled $40,000, $228,000, $445,000 and $426,000, respectively.

   Equico distributes Wood, Struthers & Winthrop's mutual funds for which it received standard sales concessions, which during 1992, 1993, 1994 and the first nine months of 1995 totaled $0, $26,000, $1,440,000 and $1,125,000, respectively.

   Equico and the Company are parties to a portfolio manager agreement with respect to Equitable Classic Strategies, a wrap fee investment program offered through Equico. Amounts paid to Equico by the Company were $6,416, $183,522, $413,677, and $384,356 in 1992, 1993, 1994 and for the first nine months of 1995, respectively.

   Alliance and Wood, Struthers & Winthrop share investment management responsibility for a number of institutional accounts. The amount of advisory fees received from such accounts that were allocated to Wood, Struthers & Winthrop during 1992, 1993, 1994 and the first nine months of 1995 totaled $263,000, $232,000, $286,000 and $230,000, respectively.

   Certain directors, officers and employees of the Company, EQ, AXA and their subsidiaries maintain margin accounts with DLJSC. Margin account transactions for such directors, officers and employees are conducted by DLJSC in the ordinary course of business and are substantially on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectibility or present other unfavorable features. DLJSC also, from time to time and in the ordinary course of business, enters into transactions involving the purchase or sale of securities from or to such directors, officers and employees and members of their immediate families, as principal. Such transactions on a principal basis are effected on substantially the same terms as similar transactions with unaffiliated third parties. DLJSC offers its employees reduced commission rates.

   On December 26, 1995, DLJSC issued 300,000 shares of its non-voting Adjustable Rate Cumulative Preferred Stock, for an aggregate purchase price of $30.0 million, to WSW 1995 Exchange Fund, L.P. The General Partner of such partnership is a subsidiary of Wood, Struthers and Winthrop. Such preferred stock will automatically be redeemed by DLJSC 15 years from the date of issuance thereof and may be redeemed at the option of DLJSC at any time prior to such date.

 INSURANCE COVERAGE OBTAINED FROM EQUITABLE

   DLJSC is a member of the Securities Investor Protection Corporation ("SIPC") which provides coverage to protect brokerage customers in the event of, among other things, the insolvency of a member brokerage firm. SIPC coverage is limited to $500,000 for each brokerage account covered, which includes a limit of $100,000 on cash claims. In addition, DLJSC purchases excess insurance coverage from Equitable Casualty Insurance Company of Vermont, an indirect wholly-owned subsidiary of EQ, protecting securities in customers' accounts up to an additional $24.5 million and up to an additional $49.5 million for managed accounts. Amounts paid by the Company to Equitable Casualty Insurance Company were $800,000, $600,000, $391,233, and $700,000 in 1992, 1993, 1994, and the first nine months of 1995, respectively.

   The Company purchased split-dollar life insurance policies on its Chief Executive Officer from Equitable at rates comparable to those paid at the time by unaffiliated third parties. The aggregate amount of premiums for these policies borne by the Company during each of the years 1992, 1993, 1994 and the first nine months of 1995 was approximately $175,000.

   Equitable arranges for directors and officers liability insurance coverage for itself and its subsidiaries, including the Company under a policy written by insurance companies unaffiliated with Equitable. Based on a review of market rates, the Company believes that such rates are at least as favorable to the Company as could be obtained from unaffiliated third parties. During 1992, 1993, 1994 and the first nine months of 1995, the Company paid Equitable $400,320, $208,993, $229,982 and $0, respectively, as its share of the premiums on these policies.

FINANCIAL SERVICES OBTAINED FROM AFFILIATES

   Alliance provides investment management services to certain of the Company's employee benefit plans at rates comparable to those paid at the time by unaffiliated third parties. Advisory fees from these accounts during 1992, 1993, 1994 and the first nine months of 1995 totalled $331,000, $402,000, $922,000 and $513,000, respectively.

   An affiliate of AXA, AXA Asset Management Partenaires ("AXA Asset Management"), provides investment management services to the Winthrop Opportunity Funds (the "Funds"), a series of mutual funds sponsored by Wood, Struthers & Winthrop pursuant to a sub-advisory agreement between Wood, Struthers & Winthrop and AXA Asset Management. AXA Asset Management began providing services to the Funds in September 1995. No advisory fees had been paid by the Funds to AXA Asset Management as of September 30, 1995.

 LOANS AND ADVANCES

   The aggregate outstanding amount of payables, primarily inter-company tax allocations, between the Company and Equitable and its affiliates was $79.2 million, $158.6 million, $95.0 million and $156.9 million as of December 31, 1992, 1993, 1994 and September 30, 1995, respectively.

 OTHER TRANSACTIONS WITH EQUITABLE

   During 1993, Equitable Life contributed $150 million to the Company's capital, including $50 million in cash and the conversion of a $100 million note issued by the Company in March 1992. The Company paid an aggregate of $12.2 million in interest on the $100 million note to Equitable Life in 1992 and 1993. In 1993 in connection with the conversion of the Note the Company also paid a fee to Equitable Life, of $6.3 million. In addition, during 1993 Equitable Life purchased 200,000 shares of the Company's Cumulative Exchangeable Preferred Stock for $20 million. The Company paid dividends on the Cumulative Exchangeable Preferred Stock to Equitable Life of $0, $1.9 million and $1.3 million in 1993, 1994 and the first nine months of 1995. Such dividends were paid on a pro rata basis to all investors, including unaffiliated third parties.

   Equitable has committed, subject to approval by Equitable on a transaction-by-transaction basis, to provide $750 million of subordinated debt financing to the DLJ Bridge Fund. Interest payments and other distributions to Equitable Life from the DLJ Bridge Fund during 1992, 1993, 1994 and the first nine months of 1995 totaled $20.1 million, $18.0 million, $15.8 million and $23.0 million, respectively. The Company has agreed to pay Equitable the first $25 million of aggregate principal losses incurred by Equitable with respect to all bridge loans outstanding on September 30, 1995 and the first $25 million of aggregate principal losses incured by Equitable with respect to bridge loans made after September 30, 1995. To the extent such payments by the Company do not fully cover any such losses incurred by

Equitable, Equitable is entitled to receive all other distributions otherwise payable to the Company with respect to DLJ Bridge Fund activities until such losses have been recovered. The Company has also agreed to pay Equitable the amount, if any, by which any principal loss on an individual loan exceeds $150.0 million. In addition, Equitable is entitled to one-third of any equity securities obtained in connection with any bridge loan. See "Business--Banking Group--Merchant Banking--DLJ Bridge Fund."

   Column Financial, Inc. ("Column") was created as a joint venture between Equitable Real Estate Investment Management, Inc., an indirect wholly-owned subsidiary of EQ, and DLJMC in July 1993. Column originates and underwrites mortgage loans for securitization and sale in the form of CMOs through DLJMC. DLJMC has committed to purchase, at Column's option, all mortgage loans held for sale at the face amount of such loans. DLJMC initially invested $350,000 in Column in return for its equity interest and contributed an additional $375,000 to Column's capital in 1994. Column has a line of credit with DLJMC which bears interest at 30-day LIBOR plus 2 1/8% secured by mortgage loans held for sale. During 1993, 1994 and the first nine months of 1995 (i) the maximum aggregate amount outstanding under such line of credit at any month-end was $5.3 million, $149.7 million and $219.6 million, respectively,
(ii) the aggregate interest expense paid to DLJMC was $1.0 million, $4.9 million and $8.8 million, respectively, (iii) the aggregate amount of fees paid to Column by DLJMC for originating and underwriting services was $0, $726,964 and $1,790,183, respectively, and (iv) the aggregate amount of mortgages purchased from Column by DLJMC was $0, $94.1 million and $258.1 million, respectively.

   Equitable Life and its wholly-owned subsidiary, EVLICO, have invested an aggregate of $38.0 million in Sprout Growth, L.P., Sprout Growth II, Sprout Capital V, Sprout Capital VI, and Sprout Capital VII (collectively, the "Sprout Funds"), venture capital funds sponsored by Sprout, a division of the Company. Distributions to Equitable Life and EVLICO from the Sprout Funds during 1992, 1993, 1994 and the first nine months of 1995 were $6.9 million, $7.8 million, $2.6 million and $6.9 million, respectively. Such distributions were paid on a pro rata basis to all investors, including unaffiliated third parties.

   The Company currently leases certain of its office facilities from joint ventures in which Equitable participates. Total lease payments by the Company with respect to such facilities were $645,000, $890,000, $1,036,000 and $918,000 for 1992, 1993, 1994 and the first nine months of 1995, respectively.

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

                         DESCRIPTION OF CAPITAL STOCK

   The authorized capital stock of the Company consists of 150,000,000 shares of Common Stock, par value $0.10 per share and 25,000,000 shares of Preferred Stock, par value $0.01 per share. As of September 30, 1995, the Company had 50,000,000 shares of Common Stock and 2,250,000 shares of Cumulative Exchangeable Preferred Stock outstanding. The following summary description of the capital stock of the Company is qualified in its entirety by reference to the Certificate of Incorporation and the Bylaws of the Company, copies of which have been filed with the Commission.

COMMON STOCK

   Subject to the rights of the holders of any Preferred Stock which may be outstanding, each holder of Common Stock on the applicable record date is entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor, and, in the event of liquidation, to share pro rata in any distribution of the Company's assets after payment or providing for the payment of liabilities and the liquidation preference of any outstanding Preferred Stock. Each holder of Common Stock is entitled to one vote for each share held of record on the applicable record date on all matters presented to a vote of stockholders, including the election of directors. Holders of Common Stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities and there are no conversion rights or redemption or sinking fund provisions with respect to such stock. All outstanding shares of Common Stock are fully paid and nonassessable.

   The Common Stock is listed on the NYSE under the symbol "DLJ."

   The transfer agent for the Common Stock is First Chicago Trust Company of New York.

PREFERRED STOCK

   The Company's Certificate of Incorporation authorizes 25,000,000 shares of Preferred Stock. The Company's Board of Directors has the authority to issue shares of Preferred Stock in one or more series and to fix, by resolution, the terms of such securities, without any further vote or action by the stockholders.

   The applicable Prospectus Supplement will describe the following terms of any Preferred Stock in respect of which this Prospectus is being delivered (to the extent applicable to such Preferred Stock): (i) the specific designation, number of shares, seniority and purchase price; (ii) any liquidation preference per share; (iii) any date of maturity; (iv) any redemption, repayment or sinking fund provisions; (v) any dividend rate or rates and the dates on which any such dividends will be payable (or the method by which such rates or dates will be determined); (vi) any voting rights; (vii) if other than the currency of the United States of America, the currency or currencies including composite currencies in which such Preferred Stock is denominated and/or in which payments will or may be payable; (viii) the method by which amounts in respect of such Preferred Stock may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation; (ix) whether such Preferred Stock is convertible or exchangeable and, if so, the securities or rights into which such Preferred Stock is convertible or exchangeable, and the terms and conditions upon which such conversions or exchanges will be effected including the initial conversion or exchange prices or rates, the conversion or exchange period and any other related provisions; (x) the place or places where dividends and other payments on the Preferred Stock will be payable; and (xi) any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.

   All shares of Preferred Stock offered hereby, or issuable upon conversion, exchange or exercise of Securities, will, when issued, be fully paid and non-assessable. Any shares of Preferred Stock so issued would have priority over the Common Stock with respect to dividend or liquidation rights or both. As of September 30, 1995, the Company had 2,250,000 shares of Cumulative Exchangeable Preferred Stock outstanding.

 CUMULATIVE EXCHANGEABLE PREFERRED STOCK

   Dividends. Each holder of Cumulative Exchangeable Preferred Stock is entitled to receive when, as and if declared by the Board of Directors, out of funds legally available therefor, cumulative cash dividends of $8.83 per share per annum, payable quarterly in arrears.

   Liquidation. Upon the dissolution, liquidation or winding up of the Company, the holders of the Cumulative Exchangeable Preferred Stock will be entitled to receive out of the assets of the Company available for distribution to stockholders, an amount in cash equal to (i) the Optional Redemption Price (as defined below), if such dissolution, liquidation or winding up is voluntary or (ii) $100 per share plus an amount in cash equal to all dividends accrued and unpaid thereon to the date fixed for distribution plus accrued interest thereon if such dissolution, liquidation or winding up is involuntary, in either case before any payment or distribution shall be made on the Common Stock or on any other class or series of capital stock of the Company ranking junior to the Cumulative Exchangeable Preferred Stock.

   Exchangeability. Subject to certain conditions, after October 15, 1996, the Company may exchange the Cumulative Exchangeable Preferred Stock for an equal principal amount of subordinated notes of the Company bearing a rate of interest of 9.58% per annum and having the same redemption provisions as the Cumulative Exchangeable Preferred Stock described below.

   Voting Rights. The holders of the Cumulative Exchangeable Preferred Stock are not entitled to vote at any meeting of stockholders of the Company, except as set forth below or as otherwise required by law. In the event that
(i) the Company has failed to pay in full the dividends accumulated on the outstanding shares of the Cumulative Exchangeable Preferred Stock for any six quarterly dividend payment periods, whether or not consecutive, or (ii) the Company shall have failed to comply with the provisions for mandatory redemption described below, then, in each case, the number of directors of the Company shall be increased by two and holders of shares of Cumulative Exchangeable Preferred Stock will have the right, voting together as a single class, to elect such additional directors at the next annual meeting of stockholders of the Company and at each annual meeting thereafter until the full dividends accumulated have been paid or the mandatory redemption provisions have been complied with, as the case may be. Upon termination of such voting rights, the term of office of each director elected by holders of the Cumulative Exchangeable Preferred Stock shall terminate and the number of directors constituting the entire Board of Directors shall be reduced accordingly. The holders of the Cumulative Exchangeable Preferred Stock will also be entitled to vote separately as a class in connection with certain actions by the Company, including (i) any amendment to the Company's Certificate of Incorporation or the Certificate of Designation relating to the Cumulative Exchangeable Preferred Stock so as to adversely affect any powers, preferences or special rights of the Cumulative Exchangeable Preferred Stock, (ii) any increase in the authorized number of Cumulative Exchangeable Preferred Stock, (iii) any authorization or issuance of a class or series of securities ranking senior to the Cumulative Exchangeable Preferred Stock or (iv) in certain circumstances, a merger or consolidation or sale, exchange or conveyance of all or substantially all of the assets, property or business of the Company.

   Mandatory Redemption. The Company will redeem all the outstanding shares of Cumulative Exchangeable Preferred Stock out of funds legally available therefor at $100 per share plus accrued and unpaid dividends and any accrued interest thereon on October 15, 2003.

   In the event of a Change of Control (as defined below), the Company shall notify the holders of the Cumulative Exchangeable Preferred Stock in writing of such event and offer to purchase all of the outstanding shares of the Cumulative Exchangeable Preferred Stock at $100 per share plus accrued and unpaid dividends and any accrued interest thereon. "Change of Control" is defined as (i) other than in the ordinary course of business, the sale or other disposition of all or substantially all of the assets of the Company to any person other than EQ or any wholly-owned subsidiary thereof, (ii) the merger, sale or consolidation of the Company with the effect that EQ ceases to own directly or indirectly at least 51% of the total voting power of the surviving corporation or (iii) EQ ceases to own directly or indirectly at least 51% of the voting stock of Equitable Life. In addition, if prior to October 15, 2003, the Company shall sell more than 20% of the shares of common stock of DLJSC, the Company shall notify holders of the Cumulative Exchangeable Preferred Stock in writing of such event and offer to purchase all the outstanding shares of Cumulative Exchangeable Preferred Stock at the Optional Redemption Price (as defined below).

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

   Optional Redemption. The Cumulative Exchangeable Preferred Stock may be redeemed in whole or in part at the option of the Company at any time at the greater of (A) $100 plus accrued and unpaid dividends and any accrued interest thereon and (B) the present value of the future mandatory redemption and dividend payments which would have been made except for such optional redemption plus accrued and unpaid dividends and any accrued interest thereon (the "Optional Redemption Price"). In addition, at any time, at the option of the Company, up to 750,000 shares of the Cumulative Exchangeable Preferred Stock may be redeemed with proceeds from any public offering of Common Stock of the Company at the Optional Redemption Price calculated using a higher discount rate.

   Limitation on Payments. The Cumulative Exchangeable Preferred Stock also contains certain restrictions on the ability of the Company to pay cash dividends on, or redeem, repurchase or otherwise acquire or retire any shares of its capital stock and on the ability of the Company to make payments under long-term incentive compensation plans.

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                    DESCRIPTION OF SENIOR DEBT SECURITIES

   The Senior Debt Securities will be issued under an indenture dated as of October 25, 1995 (the "Indenture") between Donaldson, Lufkin & Jenrette, Inc., as issuer (the "Issuer"), and The Bank of New York, as trustee (the "Trustee").

   A copy of the Indenture has been incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part and is also available for inspection at the office of the Trustee. The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Section references contained herein are to the Indenture. The following summaries of certain provisions of the Indenture do not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including definitions of certain terms, are incorporated by reference as a part of such summaries or terms, which are qualified in their entirety by such reference.

GENERAL

   The Indenture does not limit the aggregate principal amount of Senior Debt Securities which may be issued thereunder and provides that the Senior Debt Securities may be issued from time to time in one or more series. The Senior Debt Securities will be direct, unsecured and unsubordinated obligations of the Issuer. Except as described under "--Negative Pledge," the Indenture does not limit other indebtedness or securities which may be incurred or issued by the Issuer or any of its subsidiaries or contain financial or similar restrictions on the Issuer or any of its subsidiaries. The operations of the Issuer are conducted through its subsidiaries, and, therefore, the Issuer is dependent upon the earnings and cash flow of its subsidiaries to meet its obligations, including obligations under the Senior Debt Securities. The Senior Debt Securities will be effectively subordinated to all indebtedness of the Issuer's subsidiaries. As of September 30, 1995, the aggregate amount of indebtedness of the Issuer's subsidiaries to which holders of the Senior Debt Securities would have been structurally subordinated was approximately $1.0 billion, substantially all of which was incurred under customary arrangements utilized by the securities brokerage industry. The Issuer's rights and the rights of its creditors, including holders of Senior Debt Securities, to participate in the distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization will be subject to prior claims of such subsidiary's creditors, including trade creditors, except to the extent the Issuer may itself be a creditor with recognized claims against such subsidiary. In addition, net capital requirements under the Exchange Act and NYSE rules applicable to certain of the Issuer's subsidiaries could limit the payment of dividends and the making of loans and advances to the Issuer by such subsidiaries. See "Net Capital Requirements."

   The Prospectus Supplement which accompanies this Prospectus sets forth where applicable the following terms of and information relating to the Senior Debt Securities offered thereby: (i) the designation of such Senior Debt Securities; (ii) the aggregate principal amount of such Senior Debt Securities; (iii) the date or dates on which principal of and premium, if any, on such Senior Debt Securities is payable; (iv) the rate or rates at which such Senior Debt Securities shall bear interest, if any, or the method by which such rate shall be determined, and the basis on which interest shall be calculated if other than a 360-day year consisting of twelve 30-day months, the date or dates from which such interest will accrue and on which such interest will be payable and the related record dates; (v) if other than the offices of the Trustee, the place where the principal of and any premium or interest on such Senior Debt Securities will be payable; (vi) any redemption, repayment or sinking fund provisions; (vii) if other than denominations of $1,000 or multiples thereof, the denominations in which such Senior Debt Securities will be issuable; (viii) if other than the principal amount thereof, the portion of the principal amount due upon acceleration;
(ix) if other than U.S. dollars, the currency or currencies (including composite currencies) in which such Senior Debt Securities are denominated or payable; (x) whether such Senior Debt Securities shall be issued in the form of a Global Security or securities; (xi) any other specific terms of such Senior Debt Securities; and (xii) the identity of any trustees, depositories, authenticating or paying agents, transfer agents or registrars with respect to such Senior Debt Securities. (Section 2.3)

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   The Senior Debt Securities will be issued either in certificated, fully registered form, without coupons, or as global securities under a book-entry system, as specified in the accompanying Prospectus Supplement. See "--Book-Entry System."

   Unless otherwise specified in the accompanying Prospectus Supplement, principal and premium, if any, will be payable, and the Senior Debt Securities will be transferable and exchangeable without any service charge, at the office of the Trustee. However, the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any such transfer or exchange. (Sections 2.7, 4.1 and 4.2)

   Unless otherwise specified in the accompanying Prospectus Supplement, interest on any series of Senior Debt Securities will be payable on the interest payment dates set forth in the accompanying Prospectus Supplement to the persons in whose names the Senior Debt Securities are registered at the close of business on the related record date and will be paid, at the option of the Issuer, by wire transfer or by checks mailed to such persons. (Sections 2.7, 4.1 and 4.2)

   If the Senior Debt Securities are issued as Original Issue Discount Securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount, the federal income tax consequences and other special considerations applicable to such Original Issue Discount Securities will be generally described in the Prospectus Supplement.

BOOK-ENTRY SYSTEM

   If so specified in the accompanying Prospectus Supplement, Senior Debt Securities of any series may be issued under a book-entry system in the form of one or more global Senior Debt Securities (each a "Global Security"). Each Global Security will be deposited with, or on behalf of a depositary, which, unless otherwise specified in the accompanying Prospectus Supplement, will be The Depository Trust Company, New York, New York (the "Depositary"). The Global Securities will be registered in the name of the Depositary or its nominee.

   The Depositary has advised the Issuer that the Depositary is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York banking law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of section 17A of the Exchange Act. The Depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

   Upon the issuance of a Global Security in registered form, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Senior Debt Securities represented by such Global Security to the accounts of participants. The accounts to be credited will be designated by the underwriters, dealers or agents. Ownership of beneficial interests in the Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in the Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by such participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to own, transfer or pledge beneficial interest in a Global Security.

   So long as the Depositary or its nominee is the registered owner of a Global Security, it will be considered the sole owner or holder of the Senior Debt Securities represented by such Global Security for all purposes under the Indenture. Except as set forth below, owners of a beneficial interest in such

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Global Security will not be entitled to have the Senior Debt Securities represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificates representing the Senior Debt Securities represented thereby and will not be considered the owners or holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in such Global Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. The Issuer understands that under existing practice, in the event that the Issuer requests any action of a holder or a beneficial owner desires to take any action a holder is entitled to take, the Depositary would act upon the instructions of, or authorize, the participant to take such action.

   Payment of principal of, and interest on, the Senior Debt Securities will be made to the Depositary or its nominee, as the case may be, as the registered owner and holder of the Global Security representing such Senior Debt Securities. None of the Issuer, the Trustee, any paying agent or registrar for the Senior Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

   The Issuer has been advised by the Depositary that the Depositary will credit participants' accounts with payments of principal or interest on the payment date thereof in amounts proportionate to their respective beneficial interests in the principal amount of the Global Security as shown on the records of the Depositary. The Issuer expects that payments by participants to owners of beneficial interests in the Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

   A Global Security may not be transferred except as a whole by the Depositary to a nominee or successor of the Depositary or by a nominee of the Depositary to another nominee of the Depositary. A Global Security representing all but not part of the Senior Debt Securities being offered hereby is exchangeable for Senior Debt Securities in definitive form of like tenor and terms if (i) the Depositary notifies the Issuer that it is unwilling or unable to continue as depositary for such Global Security or if at any time the Depositary is no longer eligible to be, or in good standing as, a clearing agency registered under the Exchange Act, and in either case, a successor depositary is not appointed by the Issuer within 90 days of receipt by the Issuer of such notice or of the Issuer becoming aware of such ineligibility, or (ii) the Issuer in its sole discretion at any time determines not to have all of the Senior Debt Securities represented by a Global Security and notifies the Trustee thereof. A Global Security exchangeable pursuant to the preceding sentence shall be exchangeable for Senior Debt Securities registered in such names and in such authorized denominations as the Depositary for such Global Security shall direct.

NEGATIVE PLEDGE

   The Indenture provides that the Issuer and any successor corporation will not, and will not permit any Subsidiary to, create, assume, incur or guarantee any indebtedness for borrowed money secured by a pledge, lien or other encumbrance except for Permitted Liens (as defined in the Indenture) on the Voting Stock of DLJSC or any other Subsidiary of the Issuer which shall hereafter succeed by merger or otherwise to all or substantially all of the business of DLJSC (a "DLJSC Successor"), without making effective provision whereby the Senior Debt Securities will be secured equally and ratably with such secured indebtedness. (Section 4.3)

CERTAIN DEFINITIONS

   The term "Holder" or "Securityholder" as defined in the Indenture means the registered holder of any Senior Debt Security with respect to registered Senior Debt Securities and the bearer of any unregistered Senior Debt Security or any coupon appertaining thereto, as the case may be.

   "Original Issue Discount Security" as defined in the Indenture means any Senior Debt Security that provides for an amount less than the principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.2 of the Indenture.

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   The term "Subsidiary" as defined in the Indenture means with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock (as defined in the Indenture) is owned directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

RESTRICTIONS ON MERGERS AND SALES OF ASSETS

   Under the Indenture, the Issuer shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to, any Person (other than a consolidation with or merger with or into a Subsidiary or a sale, conveyance, transfer, lease or other disposition to a Subsidiary) or permit any Person to merge with or into the Issuer unless: (a) either (i) the Issuer shall be the continuing Person or (ii) the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or that acquired or leased such property and assets of the Issuer shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Issuer on all of the Senior Debt Securities and under the Indenture and the Issuer shall have delivered to the Trustee an opinion of counsel stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with and that such supplemental indenture constitutes the legal, valid and binding obligation of the Issuer or such successor enforceable against such entity in accordance with the terms, subject to customary exceptions; and (b) the Issuer shall have delivered to the Trustee an officers' certificate to the effect that immediately after giving effect to such transaction, no Default (as defined in the Indenture) shall have occurred and be continuing and an opinion of counsel as to the matters set forth in paragraph (a) above. (Section 5.1)

EVENTS OF DEFAULT

   Events of Default defined in the Indenture with respect to the Senior Debt Securities of any series are: (a) the Issuer defaults in the payment of all or any part of the principal of any Senior Debt Security of such series when the same becomes due and payable at maturity, upon acceleration, redemption or mandatory repurchase, including as a sinking fund installment, or otherwise; (b) the Issuer defaults in the payment of any interest on any Senior Debt Security of such series when the same becomes due and payable, and such default continues for a period of 30 days; (c) the Issuer defaults in the performance of or breaches any other covenant or agreement of the Issuer in the Indenture with respect to any Senior Debt Security of such series or in the Senior Debt Securities of such series and such default or breach continues for a period of 60 consecutive days after written notice thereof has been given to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of 25% or more in aggregate principal amount of the Senior Debt Securities of all series affected thereby; (d) an involuntary case or other proceeding shall be commenced against the Issuer or DLJSC (including for purposes of paragraph (d) and (e) hereof any DLJSC Successor) with respect to the Issuer or DLJSC or their respective debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Issuer or DLJSC or for any substantial part of the property and assets of the Issuer or DLJSC, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Issuer or DLJSC under any bankruptcy, insolvency or other similar law now or hereafter in effect; (e) the Issuer or DLJSC (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or DLJSC or for all or substantially all of the property and assets of the Issuer or DLJSC or (iii) effects any general assignment for the benefit of creditors; (f) an event of default, as defined in any one or more indentures or instruments evidencing or under which the Issuer has at the date of the Indenture or shall thereafter have outstanding an aggregate of at least $25,000,000 aggregate principal amount of

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indebtedness for borrowed money, shall happen and be continuing and such indebtedness shall have been accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration shall not be rescinded or annulled within ten days after notice thereof shall have been given to the Issuer by the Trustee (if such event be known to it), or to the Issuer and the Trustee by the holders of at least 25% in aggregate principal amount of the Senior Debt Securities at the time outstanding; provided that if such event of default under such indentures or instruments shall be remedied or cured by the Issuer or waived by the holders of such indebtedness, then the Event of Default under the Indenture by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the Securityholders; (g) failure by the Issuer to make any payment at maturity, including any applicable grace period, in respect of at least $25,000,000 aggregate principal amount of indebtedness for borrowed money and such failure shall have continued for a period of ten days after notice thereof shall have been given to the Issuer by the Trustee (if such event be known to it), or to the Issuer and the Trustee by the holders of at least 25% in aggregate principal amount of the Senior Debt Securities at the time outstanding; provided that if such failure shall be remedied or cured by the Issuer or waived by the holders of such indebtedness, then the Event of Default under the Indenture by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the Securityholders; or (h) any other Event of Default established with respect to any series of Senior Debt Securities issued pursuant to the Indenture occurs. (Section 6.1)

   The Indenture provides that if an Event of Default described in clauses
(a) or (b) of the immediately preceding paragraph with respect to the Senior Debt Securities of any series then outstanding occurs and is continuing, then, and in each and every such case, except for any series of Senior Debt Securities the principal of which shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Senior Debt Securities of any such affected series then outstanding under the Indenture (each such series treated as a separate class) by notice in writing to the Issuer (and to the Trustee if given by Securityholders), may declare the entire principal amount (or, if the Senior Debt Securities of any such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series established pursuant to the Indenture) of all Senior Debt Securities of such affected series, and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default described in clauses (c) or (h) of the immediately preceding paragraph with respect to the Senior Debt Securities of one or more series then outstanding occurs and is continuing, then, in each and every such case, except for any series of Senior Debt Securities the principal of which shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount (or, if the Senior Debt Securities of any such series are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof established pursuant to the Indenture) of the Senior Debt Securities of all such affected series then outstanding under the Indenture (treated as a single class) by notice in writing to the Issuer (and to the Trustee if given by Securityholders), may declare the entire principal amount (or, if the Senior Debt Securities of any such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series established pursuant to the Indenture) of all Senior Debt Securities of all such affected series, and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default described in clauses (d) or (e) of the immediately preceding paragraph occurs and is continuing, then the principal amount (or, if any Senior Debt Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof established pursuant to the Indenture) of all the Senior Debt Securities then outstanding and interest accrued thereon, if any, shall be and become immediately due and payable, without any notice or other action by any Holder or the Trustee to the full extent permitted by applicable law. If an Event of Default described in clauses (f) or (g) of the immediately preceding paragraph, or in clauses
(c) or (h) of the immediately preceding paragraph with respect to the Senior Debt Securities of all series then outstanding, occurs and is continuing, then, in each and every such case, either the Trustee or the Holders of not less than 25% in aggregate principal amount (or, if the Senior Debt Securities of any outstanding series are Original Issue Discount Securities, such portion of the

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principal as may be specified in the terms thereof established pursuant to the Indenture) of all Senior Debt Securities of any series then outstanding under the Indenture except for any series of Senior Debt Securities the principal of which shall have already become due and payable (treated as a single class) by notice in writing to the Issuer (and to the Trustee if given by Securityholders), may declare the entire principal amount (or, if the Senior Debt Securities of any such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series established pursuant to the Indenture) of all Senior Debt Securities of any series then outstanding, and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. Upon certain conditions such declarations may be rescinded and annulled and past defaults may be waived by the Holders of a majority in principal of the then outstanding Senior Debt Securities of all such series that have been accelerated (voting as a single class). (Section 6.2) Because the ability of Holders to declare the Senior Debt Securities of any series due and payable upon an Event of Default under clauses (c), (f), (g) or (h) of the immediately preceding paragraph depends on the requisite action by Holders of all affected series of Senior Debt Securities, if there is more than one series of Senior Debt Securities outstanding, Holders of a particular series of Senior Debt Securities may be unable to declare the Senior Debt Securities due and payable upon an Event of Default described in clauses (c), (f), (g) or (h) of the immediately preceding paragraph without action by Holders of such other series. In the Senior Debt Offering, the Company issued $500,000,000 in aggregate principal amount of 6 7/8% Senior Notes due 2005 under the Indenture, all of which were outstanding as of the date hereof.

   The Indenture contains a provision under which, subject to the duty of the Trustee during a default to act with the required standard of care, (i) the Trustee may rely and shall be protected in acting or refraining from acting upon any officers' certificate, opinion of counsel (or both), resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person or persons and the Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit; (ii) before the Trustee acts or refrains from acting, it may require an officers' certificate and/or an opinion of counsel, which shall conform to the requirements of the Indenture and the Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion; subject to the terms of the Indenture, whenever in the administration of the trusts of the Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting to take any action under the Indenture, such matter (unless other evidence in respect thereof be specifically prescribed in the Indenture) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an officers' certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted to be taken by it under the provisions of the Indenture upon the faith thereof; (iii) the Trustee may act through its attorneys and agents not regularly in its employ and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care; (iv) any request, direction, order or demand of the Issuer mentioned in the Indenture shall be sufficiently evidenced by an officers' certificate (unless other evidence in respect thereof be specifically prescribed in the Indenture); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Issuer; (v) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request, order or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request, order or direction; (vi) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with the Indenture relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Indenture; (vii) the Trustee may consult with counsel of its selection and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken

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by it under the Indenture in good faith and in reliance thereon; and (viii)
prior to the occurrence of an Event of Default under the Indenture and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, officers' certificate, opinion of counsel, Board Resolution, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Senior Debt Securities of all series affected then outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of the Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding. (Section 7.2)

   Subject to such provisions in the Indenture for the indemnification of the Trustee and certain other limitations, the Holders of at least a majority in aggregate principal amount (or, if any Senior Debt Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof established pursuant to the Indenture) of the outstanding Senior Debt Securities of all series affected (voting as a single class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Senior Debt Securities of such series by the Indenture; provided, that the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction; and provided further, that the Trustee may take any other action it deems proper that is not inconsistent with any directions received from Holders of Senior Debt Securities pursuant to this paragraph. (Section 6.5)

   Subject to various provisions in the Indenture, the Holders of at least a majority in principal amount (or, if the Senior Debt Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof established pursuant to the Indenture) of the outstanding Senior Debt Securities of all series affected (voting as a single class), by notice to the Trustee, may waive an existing Default or Event of Default with respect to the Senior Debt Securities of such series and its consequences, except a Default in the payment of principal of or interest on any Senior Debt Security as specified in clauses (a) or (b) of Section 6.1 of the Indenture or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Senior Debt Security affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default with respect to the Senior Debt Securities of such series arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto. (Section 6.4)

   The Indenture provides that no Holder of any Senior Debt Securities of any series may institute any proceeding, judicial or otherwise, with respect to the Indenture or the Senior Debt Securities of such series, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless: (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Senior Debt Securities of such series; (ii) the Holders of at least 25% in aggregate principal amount of outstanding Senior Debt Securities of all such series affected shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the Indenture; (iii) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request; (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Senior Debt Securities of all such affected series have not given the Trustee a direction that is inconsistent with such written request. A Holder may not use the Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder. (Section 6.6)

   The Indenture contains a covenant that the Issuer will file with the Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports which the Issuer may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act. (Section 4.5)

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

   The Indenture provides with respect to each series of Senior Debt Securities that the Issuer may terminate its obligations under the Senior Debt Securities of any series and the Indenture with respect to Senior Debt Securities of such series if: (i) all Senior Debt Securities of such series previously authenticated and delivered, with certain exceptions, have been delivered to the Trustee for cancellation and the Issuer has paid all sums payable by it under the Indenture; or (ii) (a) the Senior Debt Securities of such series mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (b) the Issuer irrevocably deposits in trust with the Trustee, as trust funds solely for the benefit of the Holders of such Senior Debt Securities for that purpose, money or U.S. Government Obligations or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment, to pay the principal of and interest on the Senior Debt Securities of such series to maturity or redemption, as the case may be, and to pay all other sums payable by it under the Indenture, and (c) the Issuer delivers to the Trustee an officers' certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in the Indenture relating to the satisfaction and discharge of the Indenture with respect to the Senior Debt Securities of such series have been complied with. With respect to the foregoing clause (i), only the Issuer's obligations to compensate and indemnify the Trustee under the Indenture shall survive. With respect to the foregoing clause (ii), only the Issuer's obligations to execute and deliver Senior Debt Securities of such series for authentication, to set the terms of the Senior Debt Securities of such series, to maintain an office or agency in respect of the Senior Debt Securities of such series, to have moneys held for payment in trust, to register the transfer or exchange of Senior Debt Securities of such series, to deliver Senior Debt Securities of such series for replacement or to be canceled, to compensate and indemnify the Trustee and to appoint a successor trustee, and its right to recover excess money held by the Trustee shall survive until such Senior Debt Securities are no longer outstanding. Thereafter, only the Issuer's obligations to compensate and indemnify the Trustee, and its right to recover excess money held by the Trustee shall survive. (Section 8.1)

   The Indenture provides that the Issuer (i) will be deemed to have paid and will be discharged from any and all obligations in respect of the Senior Debt Securities of any series, and the provisions of the Indenture will, except as noted below, no longer be in effect with respect to the Senior Debt Securities of such series ("legal defeasance") and (ii) may omit to comply with any term, provision or condition of the Indenture described above under "--Negative Pledge" (or any other specific covenant relating to such series provided for in a Board Resolution or supplemental indenture which may by its terms be defeased pursuant to the Indenture), and such omission shall be deemed not to be an Event of Default under clauses (c) or (h) of the first paragraph of "--Events of Default" with respect to the outstanding Senior Debt Securities of a series ("covenant defeasance"); provided that the following conditions shall have been satisfied: (a) the Issuer has irrevocably deposited in trust with the Trustee as trust funds solely for the benefit of the Holders of the Senior Debt Securities of such series, for payment of the principal of and interest on the Senior Debt Securities of such series, money or U.S. Government Obligations or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee) without consideration of any reinvestment and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, to pay and discharge the principal of and accrued interest on the outstanding Senior Debt Securities of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the Trustee), as the case may be; (b) such deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Issuer is a party or by which it is bound; (c) no Default with respect to such Senior Debt Securities of such series shall have occurred and be continuing on the date of such deposit; (d) the Issuer shall have delivered to the Trustee an opinion of counsel that (1) the Holders of the Senior Debt Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of the Issuer's exercise of its option under this provision of the Indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (2) the Holders of the Senior Debt Securities of such series have a valid security interest in the trust funds subject to no prior liens under the Uniform Commercial Code, and (e) the Issuer has delivered to the Trustee an officers' certificate and an opinion of counsel, in each case stating that all conditions precedent provided for the Indenture relating to the defeasance contemplated have been complied with. In the case of legal defeasance under clause (i) above, the opinion of counsel referred to in clause (d)(1) above may be replaced by a ruling directed to the Trustee received from the Internal Revenue Service to the same effect. Subsequent to legal defeasance under clause (i) above, the Issuer's obligations to execute and deliver Senior Debt Securities of such series for authentication, to set the terms of the Senior Debt Securities of such series, to maintain an office or agency in respect of the Senior Debt Securities of such series, to have moneys held for payment in trust, to register the transfer or exchange of Senior Debt Securities of such series, to deliver Senior Debt Securities of such series for replacement or to be canceled, to compensate and indemnify the Trustee and to appoint a successor trustee, and its right to recover excess money held by the Trustee shall survive until such Senior Debt Securities are no longer outstanding. After such Senior Debt Securities are no longer outstanding, in the case of legal defeasance under clause (i) above, only the Issuer's obligations to compensate and indemnify the Trustee and its right to recover excess money held by the Trustee shall survive. (Sections 8.2 and 8.3)

MODIFICATION OF THE INDENTURE

   The Indenture provides that the Issuer and the Trustee may amend or supplement the Indenture or the Senior Debt Securities of any series without notice to or the consent of any Holder: (1) to cure any ambiguity, defect or inconsistency in the Indenture; provided that such amendments or supplements shall not materially and adversely affect the interests of the Holders; (2) to comply with Article 5 of the Indenture in connection with a consolidation or merger of the Issuer or the sale, conveyance, transfer, lease or other disposal of all or substantially all of the property and assets of the Issuer; (3) to comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act; (4) to evidence and provide for the acceptance of appointment under the Indenture with respect to the Securities of any or all series by a successor Trustee;
(5) to establish the form or forms or terms of Senior Debt Securities of any series or of the coupons pertaining to such Senior Debt Securities as permitted under the Indenture; (6) to provide for uncertificated or unregistered Senior Debt Securities and to make all appropriate changes for such purpose; or (7) to make any change that does not materially and adversely affect the rights of any Holder. (Section 9.1)

   The Indenture also contains provisions whereby the Issuer and the Trustee, subject to certain conditions, without prior notice to any Holders, may amend the Indenture and the outstanding Senior Debt Securities of any series with the written consent of the Holders of a majority in principal amount of the Senior Debt Securities then outstanding of all series affected by such amendment (all such series voting as one class), and the Holders of a majority in principal amount of the outstanding Senior Debt Securities of all series affected thereby (all such series voting as one class) by written notice to the Trustee may waive future compliance by the Issuer with any provision of the Indenture or the Senior Debt Securities of such series. Notwithstanding the foregoing provisions, without the consent of each Holder affected thereby, an amendment or waiver, including a waiver pursuant to
Section 6.4 of the Indenture, may not: (i) extend the stated maturity of the principal of, or any sinking fund obligation or any installment of interest on, such Holder's Senior Debt Security, or reduce the principal thereof or the rate of interest thereon (including any amount in respect of original issue discount), or any premium payable with respect thereto, or adversely affect the rights of such Holder under any mandatory redemption or repurchase provision or any right of redemption or repurchase at the option of such Holder, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, or change any place of payment where, or the currency in which, any Senior Debt Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the due date therefor; (ii) reduce the percentage in principal amount of outstanding Senior Debt Securities of the relevant series the consent of whose Holders is required for any such supplemental indenture, for any waiver of compliance with certain provisions of the Indenture or certain Defaults and their consequences provided for in the Indenture; (iii) waive a Default in the payment of principal of or interest on any Senior Debt Security of such Holder; or (iv) modify any of the provisions of this provision of the Indenture, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Senior Debt Security affected thereby. A supplemental indenture which changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of Senior Debt Securities, or which modifies the rights of Holders of Senior Debt Securities of such series with respect to such covenant or provision, shall be deemed not to affect the rights under the Indenture of the Holders of Senior Debt Securities of any other series or of the coupons appertaining to such Senior Debt Securities. It shall not be necessary for the consent of any Holder under this provision of the Indenture to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this section of the Indenture becomes effective, the Issuer shall give to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Issuer will mail supplemental indentures to Holders upon request. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver. (Section 9.2)

GOVERNING LAW

   The Indenture and the Senior Debt Securities will be governed by the laws of the State of New York. (Section 10.8)

CONCERNING THE TRUSTEE

   The Issuer and its subsidiaries maintain ordinary banking relationships with The Bank of New York and its affiliates.

                             PLAN OF DISTRIBUTION

   This Prospectus has been prepared for use by DLJSC in connection with offers and sales of the Offered Securities in market-making transactions at negotiated prices related to prevailing market prices at the time of the sale. DLJSC may act as principal or agent in such transactions. DLJSC has advised the Company that it currently intends to make a market in the Offered Securities, but it is not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or the trading market for, the Offered Securities.

                                LEGAL MATTERS

   Unless otherwise indicated in the applicable Prospectus Supplement, the validity of the Securities and certain other legal matters in connection with the offering of the Securities will be passed upon by Michael A. Boyd, Senior Vice President and General Counsel to the Company, and Davis Polk & Wardwell. Mr. Boyd owns restricted stock units of the Company and holds options to purchase shares of Common Stock. See "Management." Davis Polk & Wardwell from time to time provides legal services to the Company.

                                   EXPERTS

   The consolidated statements of financial condition of the Company as of December 31, 1993 and 1994 and the related consolidated statements of income, stockholders' equity and cash flows for each of the years ended December 31, 1992, 1993 and 1994 have been included herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                                   GLOSSARY

   The following Glossary includes definitions of certain general banking and finance terms as well as terms relating specifically to the Company.

   ARBITRAGE: Profiting through the buying and selling of securities exhibiting price disparities in different markets or profiting through the buying and selling of a security and an option on that security.

   BRADY BONDS: Bonds which are denominated in U.S. dollars, collateralized by zero-coupon U.S. Treasury bonds and often issued by sovereign countries or their government agencies. These bonds are issued mainly to allow the restructuring of bank loans of emerging economies.

   BRIDGE FINANCING/BRIDGE LOANS: Financing or loans which are short term and are undertaken as an interim step before the issuance of securities or while longer term financing or loans are being sought.

   BROKER: Intermediary between buyer and seller acting as agent.

   BROKER CALL RATE: Rate of interest charged to brokers for funds borrowed to finance their client's margin accounts.

   COLLATERALIZED MORTGAGE OBLIGATIONS (CMOS): Debt obligations secured by the cash flow from a pool of mortgages or mortgage securities, as well as other mortgage-related derivative products.

   COMMERCIAL BANKING: Traditional banking activities which include the accepting of savings, time or demand deposits and the making of loans, usually short or intermediate term, with such deposited funds.

   CONVERTIBLE SECURITIES: Securities of a company which may be exchanged under preset circumstances for other securities of such company.

   CORRESPONDENT BROKERAGE SERVICES: Brokerage services provided to institutions or other organizations in markets to which they do not have access.

   DEALER: One who, in the regular course of business, buys and sells securities for his own account and risk, as principal.

   DERIVATIVES: Financial instruments, the payments on which are linked to the prices, or relationships between prices, of securities or commodities, interest rates, currency exchange rates or other financial measures.

   FANNIE MAE: The Federal National Mortgage Association. This government-sponsored, publicly owned corporation buys mortgages from approved holders using proceeds from the sale of Fannie Mae issued debt securities.

   FEDERAL FUNDS RATE: The interest rate charged by banks when loaning reserves deposited with a Federal Reserve bank. These loaned reserves are usually those in excess of federal bank reserve requirements.

   FORWARD CONTRACTS: Contracts which call for the purchase or sale, on a delayed settlement basis, of debt securities or currencies or other financial instruments.

   FUTURES CONTRACTS: Contracts which call for the purchase or sale of a financial instrument at a specified future date at a specified price. These contracts are traded on exchanges and are settled daily.

   HIGH-YIELD: Securities having a rating of BB+ (Standard & Poor's) or Ba1 (Moody's) or lower. This term is usually used in reference to bonds or other debt securities.

   INVESTMENT BANKING: Banking activities which involve assisting corporations with their capital-market and other financing transactions. Such activities include underwriting public offerings of securities, arranging private placements, and advising with respect to mergers, acquisitions, and restructurings.

   INVESTMENT-GRADE: Securities having one of the top four ratings, AAA to BBB-(Standard & Poor's) or Aaa to Baa3 (Moody's). This term is usually used in reference to bonds or other debt securities.

   LEVERAGED BUYOUT: The acquisition of a company using a significant amount of debt.

   LIBOR: The London Inter-Bank Offered Rate.

   MAKING A MARKET: The creation of a market in a security, usually by a broker-dealer, by maintaining firm bid and offer prices and standing ready to purchase or sell the security at such prices.

   MARGIN ACCOUNT: Brokerage account maintained by a client so as to allow that client to purchase securities using money borrowed from the broker or loaned securities in a short sale.

   MASTER NOTES: Loan agreement by which two non-bank entities agree to borrow and lend money.

   MERCHANT BANKING: Banking transactions which include purchasing equity or debt securities, making commitments to purchase such securities in merger, acquisition, restructuring and leveraged capital transactions, or providing bridge financing.

   MEZZANINE SECURITIES: Preferred stock or convertible subordinated debentures.

   MONEY MARKET RATE: Interest rate on money market securities, primarily commercial paper and bank certificates of deposit, which have short-term maturities.

   MORTGAGE-BACKED SECURITIES: Securities which consist of shares representing ownership in the interest and principal payments of pooled mortgages.

   OPEN END MUTUAL FUND: Mutual fund which will issue new shares to meet increased investment demand.

   OVER THE COUNTER (OTC): Any market or transaction in a market which does not involve the use of a securities exchange.

   PORTFOLIO COMPANIES: Companies in which an equity investment has been made by DLJMBP.

   PRIVATE PLACEMENT: Sale of securities to a small group of people, often institutional investors, in such a manner which exempts the sale from registration under the Securities Act.

   PROPRIETARY TRADING: Trading by a broker-dealer for the brokerage firm's own account.

   SALLIE MAE: The Student Loan Marketing Association. This government-sponsored, private organization buys, sells, services, and holds educational loans made to qualified students.

   STRUCTURED NOTES: Customized derivative instruments in which the amount of interest or principal paid on a debt obligation is linked to movements in the value of cash market financial instruments.

   UNDERWRITING: Process by which investment banks assume part or all of the risk associated with an offering of securities by agreeing to buy the securities prior to resale to the public.

   VENTURE CAPITAL: Capital which is invested in a new, untried or turnaround business.

   WRAP FEE ACCOUNT: Brokerage account for which the broker-dealer hires a money manager, pays the manager's wages out of the client's assets and executes the manager's buy or sell orders. The broker-dealer receives a fee for these services.

              DONALDSON, LUFKIN & JENRETTE, INC. & SUBSIDIARIES
                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                           PAGE
                                                                                        --------
Independent Auditors' Report ..........................................................     F-2

Consolidated Statements of Financial Condition at December 31, 1993 and 1994 and at
  September 30, 1995 (Unaudited) ......................................................     F-3

Consolidated Statements of Income for the years ended December 31, 1992, 1993 and 1994
  and the nine months ended September 30, 1994 and 1995 (Unaudited) ...................     F-4

Consolidated Statements of Changes in Stockholders' Equity for the years ended
  December 31, 1992, 1993 and 1994 and the nine months ended September 30, 1995
  (Unaudited) .........................................................................     F-5

Consolidated Statements of Cash Flows for the years ended December 31, 1992, 1993 and
  1994 and the nine months ended September 30, 1994 and 1995 (Unaudited) ..............     F-6

Notes to Consolidated Financial Statements ............................................     F-8

Schedule I ............................................................................    F-23
 Condensed Statements of Financial Condition (Parent Company Only) at

  December 31, 1993 and 1994 and at September 30, 1995 (Unaudited) ....................    F-23

  Condensed Statements of Income (Parent Company Only) for the years ended December 31,
  1992, 1993 and 1994 and the nine months ended September 30, 1994 and 1995 (Unaudited)    F-24

  Condensed Statements of Cash Flows (Parent Company Only) for the years ended December
  31, 1992, 1993 and 1994 and the nine months ended September 30, 1994 and 1995
  (Unaudited) .........................................................................    F-25

  Notes to Condensed Financial Statements (Parent Company Only) .......................    F-26

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Donaldson, Lufkin & Jenrette, Inc.

   We have audited the accompanying consolidated statements of financial condition of Donaldson, Lufkin & Jenrette, Inc. and subsidiaries as of December 31, 1993 and 1994, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Donaldson, Lufkin & Jenrette, Inc. and subsidiaries as of December 31, 1993 and 1994, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1994, in conformity with generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth herein.

                                                 KPMG Peat Marwick LLP

New York, New York
February 3, 1995

             DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                           DECEMBER 31,
                                                                  ----------------------------    SEPTEMBER 30,
                                                                       1993           1994             1995
                                                                                                   (UNAUDITED)
ASSETS
Cash and cash equivalents .......................................   $   142,898    $    94,854     $    60,984
Cash and securities segregated for regulatory purposes or
 deposited with clearing organizations ..........................       930,782        733,010         865,632
Securities purchased under agreements to resell .................    11,547,685     10,476,420      17,006,164
Securities borrowed .............................................    10,027,488      8,690,431       8,634,243
Receivables:
 Customers ......................................................     1,263,838      1,487,004       1,873,068
 Brokers, dealers and other .....................................     2,453,837      1,607,366       1,415,776
Securities owned, at value:
 U.S. government and agencies ...................................     6,082,216      4,701,140       4,988,863
 Corporate debt .................................................     3,450,252      3,420,950       3,082,853
 Foreign sovereign debt .........................................     1,254,190        274,837         538,698
 Mortgage whole loans ...........................................       411,240        132,596         653,407
 Equities and other .............................................       391,950        440,481         587,405
 Long-term corporate development investments ....................       325,692        361,972         312,646
Mortgages, other receivables collateralized by real estate
 assets and real estate owned ...................................       202,989        365,506         374,811
Property, equipment and leasehold improvements, at cost (net of accumulated depreciation and amortization of $95,125, $107,905
 and $114,206, respectively) ....................................        62,864         87,851         153,593
Other assets ....................................................       218,761        241,670         230,162
                                                                  -------------  -------------  ---------------
   Total Assets .................................................   $38,766,682    $33,116,088     $40,778,305
                                                                  =============  =============  ===============
LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings ...........................................   $ 1,772,630    $ 1,416,632     $ 1,306,621
Securities sold under agreements to repurchase ..................    20,923,471     18,356,731      22,955,663
Securities loaned ...............................................     3,193,203      2,028,665       2,622,076
Payables:
 Customers ......................................................     2,289,417      1,869,428       2,175,176
 Brokers, dealers and other .....................................     1,965,652      1,187,982       1,180,389
Securities sold not yet purchased, at value:
 U.S. government and agencies ...................................     4,687,699      4,090,196       5,979,730
 Corporate debt .................................................       642,750        364,308         344,176
 Foreign sovereign debt .........................................        91,008        347,349         233,569
 Equities and other .............................................       580,517        730,065         681,732
Accounts payable and accrued expenses ...........................       911,388        947,299       1,184,100
Other liabilities and deferred amounts ..........................       184,646        192,281         275,328
                                                                  -------------  -------------  ---------------
                                                                     37,242,381     31,530,936      38,938,560
                                                                  -------------  -------------  ---------------
Long-term borrowings ............................................       549,007        539,861         704,335
                                                                  -------------  -------------  ---------------
   Total liabilities ............................................    37,791,388     32,070,797      39,642,895
                                                                  -------------  -------------  ---------------
Cumulative Exchangeable $8.83 Preferred Stock, at redemption
 value ..........................................................       225,000        225,000         225,000
                                                                  -------------  -------------  ---------------
Stockholders' Equity:
  Common Stock ($0.10 par value; 150,000,000 shares authorized;
    50,000,000 shares issued and outstanding) ...................         1,000          1,000           5,000
  Paid-in capital ...............................................       232,080        232,080         228,080
  Retained earnings .............................................       518,049        587,555         677,888
  Cumulative translation adjustment .............................          (835)          (344)           (558)
                                                                  -------------  -------------  ---------------
    Total stockholders' equity ..................................       750,294        820,291         910,410
                                                                  -------------  -------------  ---------------
Total Liabilities and Stockholders' Equity ......................   $38,766,682    $33,116,088     $40,778,305
                                                                  =============  =============  ===============

See accompanying notes to consolidated financial statements.

             DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                 NINE MONTHS ENDED
                                             YEARS ENDED DECEMBER 31,              SEPTEMBER 30,
                                      -------------------------------------  ------------------------
                                          1992         1993         1994         1994         1995
                                                                                    (UNAUDITED)
Revenues:
  Commissions .......................  $  289,666   $  358,783   $  376,072   $  280,968   $  343,117
  Underwritings .....................     350,317      574,568      261,094      179,720      317,508
  Fees ..............................     158,123      211,296      281,293      176,557      264,020
  Interest, net of interest to
   finance U.S. government, agency
   and mortgage-backed securities of
   $918,418, $1,083,606, $1,612,823,
   $1,181,860 and 1,499,614,
   respectively  ....................     381,694      657,346      791,888      592,921      638,436
  Principal transactions-net:
   Trading ..........................     272,015      381,529      165,727      141,064      265,655
   Investment .......................     195,852       79,873       97,588       58,517       92,148
  Other .............................      16,465       21,910       35,021       24,505       40,376
                                      -----------  -----------  -----------  -----------  -----------
     Total revenues .................   1,664,132    2,285,305    2,008,683    1,454,252    1,961,260
                                      -----------  -----------  -----------  -----------  -----------
Costs and Expenses:
  Compensation and benefits .........     886,612    1,200,418      897,828      675,192      924,898
  Interest ..........................     212,291      381,697      503,832      357,318      464,486
  Brokerage, clearing, exchange fees
   and other  .......................     114,103      133,805      135,623       93,645      122,579
  Occupancy and equipment ...........      71,225       79,964       90,059       63,136       88,645
  Communications ....................      28,741       31,941       36,585       26,820       31,313
  Other operating expenses ..........     106,160      155,480      139,756       95,641      126,839
                                      -----------  -----------  -----------  -----------  -----------
    Total costs and expenses ........   1,419,132    1,983,305    1,803,683    1,311,752    1,758,760
                                      -----------  -----------  -----------  -----------  -----------
Income before provision for income
 taxes ..............................     245,000      302,000      205,000      142,500      202,500
                                      -----------  -----------  -----------  -----------  -----------
Provision for income taxes ..........      98,000      115,900       82,000       57,000       81,000
                                      -----------  -----------  -----------  -----------  -----------
Net income ..........................  $  147,000   $  186,100   $  123,000   $   85,500   $  121,500
                                      ===========  ===========  ===========  ===========  ===========
Dividends on preferred stock  .......  $        0   $        0   $   20,970   $   16,005   $   14,901
                                      ===========  ===========  ===========  ===========  ===========
Earnings applicable to
 common shares ......................                            $  102,030   $   69,495   $  106,599
                                                                ===========  ===========  ===========
Pro forma weighted average
 common shares outstanding ..........                                51,475                    51,475
                                                                ===========               ===========
Pro forma earnings per common share                              $     1.98                $     2.07
                                                                ===========               ===========

         See accompanying notes to consolidated financial statements.

             DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES

          CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

          FOR THE YEARS ENDED DECEMBER 31, 1992, 1993, 1994 AND THE
               NINE MONTHS ENDED SEPTEMBER 30, 1995 (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                          CUMULATIVE
                                       COMMON    PAID-IN     RETAINED     TRANSLATION
                                       STOCK     CAPITAL     EARNINGS     ADJUSTMENT       TOTAL
Balances at December 31, 1991  .....   $    10   $  83,070   $ 256,962      $    251     $ 340,293
Net income .........................       --          --     147,000            --       147,000
Cash dividends on common stock
 ($0.63 per share) .................       --          --     (31,638)           --       (31,638)
Translation adjustment .............       --          --          --        (1,013)       (1,013)
                                     --------  ----------  -----------  -------------  -----------
Balances at December 31, 1992  .....       10      83,070     372,324          (762)      454,642
Net income .........................       --          --     186,100            --       186,100
Cash dividends on common stock
 ($0.81 per share) .................       --          --     (40,375)           --       (40,375)
Additional capital contributions  ..       --     150,000          --            --       150,000
Stock split ........................      990        (990)         --            --            --
Translation adjustment .............       --          --          --           (73)          (73)
                                     --------  ----------  -----------  -------------  -----------
Balances at December 31, 1993  .....    1,000     232,080     518,049          (835)      750,294
Net income .........................       --          --     123,000            --       123,000
Cash dividends:
 Common stock ($0.65 per share)  ...       --          --     (32,524)           --       (32,524)
 Preferred stock ($9.32 per share)         --          --     (20,970)           --       (20,970)
Translation adjustment .............       --          --          --           491           491
                                     --------  ----------  -----------  -------------  -----------
Balances at December 31, 1994  .....    1,000     232,080     587,555          (344)      820,291
Net income .........................       --          --     121,500            --       121,500
Cash dividends:
 Common stock ($0.33 per share)  ...       --          --     (16,266)           --       (16,266)
 Preferred stock ($6.62 per share)         --          --     (14,901)           --       (14,901)
Stock split ........................    4,000      (4,000)         --            --             0
Translation adjustment .............       --          --          --          (214)         (214)
                                     --------  ----------  -----------  -------------  -----------
Balances at September 30, 1995  ....   $5,000    $228,080    $677,888       $  (558)     $910,410

         See accompanying notes to consolidated financial statements.

             DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES

                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (IN THOUSANDS)

                                                                                                    NINE MONTHS ENDED
                                                          YEARS ENDED DECEMBER 31,                    SEPTEMBER 30,
                                               ---------------------------------------------  ----------------------------
                                                     1992            1993           1994           1994           1995
                                                                                                       (UNAUDITED)
Cash flows from operating activities:
  Net income .................................   $   147,000     $   186,100     $   123,000    $    85,500    $   121,500
                                               --------------  --------------  -------------  -------------  -------------
  Adjustments to reconcile net income to net
    cash provided by (used in) operating
    activities:
   Depreciation and amortization .............        12,005          14,242          24,382         16,521         22,573
   Deferred taxes ............................        22,392         (93,635)        (55,805)       (83,000)       (41,904)
   (Increase) decrease in unrealized
     appreciation of long-term corporate
     development investments .................       (70,202)         56,391         (17,481)        42,678         70,528
   Other-net .................................       (16,319)            981             982            736            736
                                               --------------  --------------  -------------  -------------  -------------
                                                      94,876         164,079          75,078         62,435        173,433
(Increase) decrease in operating assets:
  Cash and securities segregated for
    regulatory purposes or deposited with
    clearing organizations ...................        (6,024)       (216,129)        197,772        264,263       (132,622)
  Securities purchased under agreements to
    resell ...................................    (1,692,405)     (2,505,207)        620,133      1,852,833     (5,379,608)
  Securities borrowed ........................    (2,115,109)     (2,243,446)      1,337,057       (257,542)        56,188
  Receivables from customers .................      (287,201)       (253,543)       (223,166)      (244,900)      (386,064)
  Receivables from brokers, dealers and other       (621,783)     (1,069,664)        846,471        352,092        191,590
  Securities owned, at value .................    (1,255,124)     (5,340,103)      2,619,844       (628,267)      (881,222)
  Other assets ...............................        (5,636)        (82,241)         13,853        (20,971)        15,473
Increase (decrease) in operating liabilities:
  Securities sold under agreements to
    repurchase ...............................     1,692,405       2,505,207        (620,133)    (1,852,833)     5,379,608
  Securities loaned ..........................        85,455         859,344      (1,164,538)      (372,586)       593,411
  Payables to customers ......................       169,224         658,755        (419,989)      (444,816)       305,748
  Payables to brokers, dealers and other .....       268,544         842,535        (777,670)      (112,599)        (7,593)
  Securities sold not yet purchased, at value      1,096,386       1,906,997        (470,056)     3,675,844      1,707,289
  Accounts payable and accrued expenses ......       354,177         208,041          35,911        (12,758)       236,801
  Other liabilities and deferred amounts .....       (10,014)        164,226          63,440         47,946        124,951
  Translation adjustment .....................        (1,013)            (73)            491            159           (214)
                                               --------------  --------------  -------------  -------------  -------------
Net cash (used in) provided by operating
 activities ..................................   $(2,233,242)    $(4,401,222)    $ 2,134,498    $ 2,308,300    $ 1,997,169
                                               ==============  ==============  =============  =============  =============

See accompanying notes to consolidated financial statements.

             DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES

                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (IN THOUSANDS)

                                                                                            NINE MONTHS ENDED
                                                    YEARS ENDED DECEMBER 31,                  SEPTEMBER 30,
                                           -----------------------------------------  ----------------------------
                                                1992          1993          1994           1994           1995
                                                                                               (UNAUDITED)
Cash flows from investing activities:
Net proceeds from (payments for):
  Purchases of long-term corporate
    development investments ..............  $   (88,391)  $   (77,296)  $    (77,450)   $   (42,761)   $   (66,858)
  Sales of long-term corporate development
    investments ..........................      135,527        51,293         58,650         36,077         45,656
  Purchases of property, equipment and
    leasehold improvements ...............      (18,045)      (22,043)       (48,630)       (34,492)       (87,759)
  Purchases of mortgages, other
    receivables collateralized by real
    estate assets and real estate owned ..           --      (202,989)      (290,404)      (181,183)       (24,864)
  Sales of mortgages, other receivables
    collateralized by real estate assets
    and real estate owned ................           --            --        127,887         80,315         15,559
  Other assets ...........................        1,122        14,074        (37,500)        14,614         (4,521)
                                           ------------  ------------  -------------  -------------  -------------
Net cash provided by (used in) investing
 activities ..............................       30,213      (236,961)      (267,447)      (127,430)      (122,787)
                                           ------------  ------------  -------------  -------------  -------------
Cash flows from financing activities:
Net proceeds from (payments for):
  Short-term financings ..................    1,982,687     4,339,878     (1,851,473)    (2,126,482)    (2,040,823)
  Secured term loan agreement ............           --            --             --             --        250,000
  Subordinated promissory note payable to
    Equitable ............................      100,000      (100,000)            --             --             --
  Subordinated debt financings ...........         (255)       69,430         49,586         49,587            175
  Other long-term debt ...................      105,528            --        (41,714)       (41,714)       (86,437)
  Senior notes payable ...................      100,000            --        (18,000)       (18,000)            --
  Additional capital contributions .......           --       150,000             --             --             --
  Issuance of preferred stock ............           --       225,000             --             --             --
  Dividends paid .........................      (31,638)      (40,375)       (53,494)       (43,394)       (31,167)
                                           ------------  ------------  -------------  -------------  -------------
Net cash provided by (used in) financing
 activities ..............................    2,256,322     4,643,933     (1,915,095)    (2,180,003)    (1,908,252)
                                           ------------  ------------  -------------  -------------  -------------
Increase (decrease) in cash and cash
 equivalents .............................       53,293         5,750        (48,044)           867        (33,870)
Cash and cash equivalents at beginning of
 period ..................................       83,855       137,148        142,898        142,898         94,854
                                           ------------  ------------  -------------  -------------  -------------
Cash and cash equivalents at end of
 period ..................................  $   137,148   $   142,898   $     94,854   $    143,765    $    60,984
                                           ============  ============  =============  =============  =============

See accompanying notes to consolidated financial statements.

             DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        (INFORMATION AS OF SEPTEMBER 30, 1995 AND FOR THE NINE MONTHS
               ENDED SEPTEMBER 30, 1994 AND 1995 IS UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   The consolidated financial statements include Donaldson, Lufkin & Jenrette, Inc. and its subsidiaries ("DLJ" or the "Company"). All significant intercompany balances and transactions have been eliminated. These consolidated financial statements reflect, in the opinion of management, all adjustments (consisting of normal, recurring accruals) necessary for a fair presentation of the consolidated financial position and results of operations of the Company. The Company is wholly-owned by The Equitable Companies Incorporated and its subsidiaries (together, "Equitable"). The Company was acquired by Equitable in 1985. The Company's separate financial statements reflect Equitable's cost basis established at the time of Equitable's acquisition of the Company. See Note 17.

   Substantially all of the Company's financial assets and liabilities, as well as financial instruments with off-balance sheet risk, are carried at market or fair values or are carried at amounts which approximate current fair value because of their short-term nature. Estimates of current value are made at a specific point in time, based on relevant market information and information about the financial instrument, specifically, the value of the underlying financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument.

   Accounts receivable from and payable to customers include amounts due on cash and margin transactions. Securities owned by customers are held as collateral for these receivables. Such collateral is not reflected in the consolidated financial statements.

   Securities borrowed and securities loaned are financing arrangements which are recorded at the amount of cash collateral advanced or received. Securities borrowed transactions require the Company to deposit cash, letters of credit or other collateral with the lender. With respect to securities loaned, the Company receives collateral in the form of cash or other collateral in an amount generally in excess of the market value of securities loaned. The Company monitors the market value of securities borrowed and loaned on a daily basis with additional collateral obtained or refunded as necessary.

   Securities sold under agreements to repurchase (repurchase agreements) and securities purchased under agreements to resell (resale agreements) are treated as financing arrangements and are carried at contract amounts reflective of the amounts at which the securities will be subsequently reacquired or resold as specified in the respective agreements. Interest is accrued on such contract amounts and is included in receivables from and payables to brokers, dealers and other in the accompanying consolidated statements of financial condition. The Company takes possession of the underlying assets purchased under agreements to resell and obtains additional collateral when the market value falls below the contract value. Repurchase and resale agreements with the same counterparty, same maturity date, settle through the Federal reserve system, and which are subject to master netting agreements are presented net in the consolidated financial statements.

   U.S. government and agency securities, mortgage-backed securities, options, futures and forward transactions and certain other debt obligations are recorded in the consolidated financial statements on a trade date basis. All other securities are recorded on a settlement date basis and adjustments are made to a trade date basis, if significant.

   Securities owned (other than long-term corporate development investments) are carried at market value. Changes in unrealized appreciation
(depreciation) arising from fluctuations in market value or upon realization of security positions are reflected in revenues, principal transactions-net, trading.

   Long-term corporate development investments represent the Company's involvement in private debt and equity investments which generally have no readily available market or may otherwise be restricted

             DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES as to resale under the Securities Act of 1933. Accordingly, these investments are carried at estimated fair value as determined by the Board of Directors. The cost of these investments was $237.1 million, $255.9 million and $277.1 million at December 31, 1993, 1994 and September 30, 1995, respectively. The increase (decrease) in net unrealized appreciation of long-term corporate development investments amounted to $70.2 million, $(56.4) million, $17.5 million, $(42.7) million and $(70.5) million for the years ended December 31, 1992, 1993 and 1994 and the nine months ended September 30, 1994 and 1995, respectively. Changes in unrealized appreciation arising from changes in fair value or upon realization are reflected in revenues, principal transactions-net, investment.

   Mortgages and other receivables collateralized by real estate assets generally represent the Company's interest in mortgages receivable and are carried at amounts approximating fair value, determined by reference to the cash flows and/or estimated sales prices of the underlying properties.

   Property and equipment are carried at cost and are depreciated on a straight-line basis over the estimated useful life of the related assets ranging from three to eight years. Leasehold improvements are amortized over the lesser of the useful life of the improvement or term of the lease. Exchange memberships owned by the Company are included in other assets and are carried at cost.

   Assets and liabilities of foreign subsidiaries denominated in non-U.S. dollar currencies are translated at exchange rates prevailing at the date of the consolidated statements of financial condition. Revenues and expenses are translated at average exchange rates during the period. The gains or losses resulting from translating foreign currency financial statements into U.S. dollars are included as a separate component of stockholders' equity. Gains or losses resulting from foreign currency transactions are included in the consolidated statements of income.

   The Company and its subsidiaries are included in the consolidated Federal income tax returns filed by Equitable. DLJ and its subsidiaries provide taxes as if the Company files a separate tax return. Related current and deferred tax receivables or liabilities with Equitable are included in other assets or liabilities in the consolidated statements of financial condition. Deferred tax expenses and benefits are recognized in the consolidated financial statements for the changes in deferred tax liabilities and assets. Income taxes for interim period consolidated financial statements have been accrued using the Company's estimated annual effective tax rates. Under a tax sharing agreement with Equitable, all Federal taxes payable by the Company are payable to Equitable for periods while the Company is at least 80% owned by Equitable.

   All liabilities related to postretirement and postemployment benefits have been provided for and the amounts related to such accruals are not significant.

   For purposes of the consolidated statements of cash flows, the Company considers all demand deposits held in banks, and highly liquid investments with maturities of 90 days or less other than those held for sale in the ordinary course of business to be cash equivalents.

   Certain reclassifications have been made to prior year financial statements to conform to the 1994 presentation.

2. RELATED PARTY TRANSACTIONS

   In the normal course of business, the Company provides brokerage services including clearance, investment banking and related activities for Equitable and certain of its affiliates. The amounts related to such activities are not significant. The Company manages a bridge facility that provides short-term loans in connection with merchant banking transactions. The facility includes a $500 million commitment of senior revolving debt from a commercial bank syndicate and a $750 million commitment of subordinated debt from Equitable. The Company has agreed to pay Equitable the first $25 million of aggregate principal losses incurred by Equitable with respect to all bridge loans outstanding on September 30, 1995 and the first $25 million of aggregate principal losses incurred by Equitable with respect to bridge loans made after September 30, 1995, plus the amount, if any, by which any individual loss exceeds $150

             DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES million. Amounts payable to Equitable and its affiliates consisting primarily of Federal income taxes payable to Equitable amounted to $158.6 million, $95.0 million and $156.9 million at December 31, 1993, 1994 and September 30, 1995, respectively, and were included in other liabilities and deferred amounts in the accompanying consolidated statements of financial condition. The Company does not pay or receive interest on the outstanding balances with Equitable. The average balances outstanding amounted to $52.0 million, $85.5 million, $128.1 million and $116.7 million at December 31, 1992, 1993, 1994 and September 30, 1995.

3. CASH AND SECURITIES SEGREGATED UNDER FEDERAL AND OTHER REGULATIONS

   Cash of $104.2 million, $134.3 million and $8.3 million and securities with a market value of $790.3 million, $547.2 million and $793.5 million as of December 31, 1993, 1994 and September 30, 1995, respectively, have been segregated in special reserve bank accounts for the benefit of customers in accordance with regulations of the Securities and Exchange Commission and the Commodities Futures Trading Commission.

4. BORROWINGS

   Short-term borrowings are from banks and other financial institutions and are generally demand obligations, at interest rates approximating Federal fund rates. Such borrowings are generally used to finance securities inventories, to facilitate the securities settlement process and to finance securities purchased by customers on margin. At December 31, 1993, 1994 and September 30, 1995, securities owned by the Company, aggregating $484.7 million, $583.9 million and $490.5 million, respectively, were pledged to secure certain of these borrowings.

   Short-term borrowings and repurchase agreements and the weighted average interest rates related to these borrowings at December 31, 1993, 1994, and September 30, 1995 are as follows:

                                                 AMOUNTS                  WEIGHTED AVERAGE INTEREST RATES
                                 -------------------------------------  ---------------------------------
                                      DECEMBER 31,                       DECEMBER 31,
                                 --------------------    SEPTEMBER 30, ----------------     SEPTEMBER 30,
                                    1993       1994          1995       1993      1994           1995
                                                          (UNAUDITED)                        (UNAUDITED)
                                              (IN MILLIONS)
Securities sold under
 agreements to repurchase  .....   $20,923    $18,357       $22,956       3.16%    5.91%        6.12%
Bank loans .....................     1,189        740           854       3.67     6.37         6.69
Borrowings from other financial
 institutions ..................       584        677           453       3.90     6.57         6.66

   The Company also finances its activities through long-term borrowing arrangements. Long-term borrowings, including current maturities of $37.6 million, $82.0 million and $110.1 million at December 31, 1993, 1994 and September 30, 1995, respectively, consist of the following:

             DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                                                                 DECEMBER 31,
                                                           ----------------------    SEPTEMBER 30,
                                                               1993        1994          1995
                                                                                      (UNAUDITED)
                                                                        (IN THOUSANDS)
Senior subordinated revolving credit agreement due in
 1998 ....................................................   $200,000    $250,000      $250,000
Secured term loan agreement due 1999 .....................         --          --       242,500
Medium term notes, 6.65%--7.88% due through 1997  ........    130,000     112,000        88,000
Swiss franc bonds, 10.55% due in 1996 ....................    103,550     104,532       105,268
Secured notes, 6.40% due in 1995 .........................     90,581      51,367            --
Other ....................................................     24,876      21,962        18,567
                                                           ----------  ----------  ---------------
  Total long-term borrowings .............................   $549,007    $539,861      $704,335
                                                           ==========  ==========  ===============

Scheduled maturities of long-term borrowings are as follows:

               DECEMBER 31,
         ----------------------    SEPTEMBER 30,
             1993        1994          1995
                                    (UNAUDITED)
                      (IN THOUSANDS)
1994 ...   $ 37,627    $     --      $     --
1995 ...    105,386      82,090            --
1996 ...    306,533     358,310       110,138
1997 ...     99,250      99,250       101,461
1998 ...        126         126       250,126
1999 ...         85          85       242,610
         ----------  ----------  ---------------
           $549,007    $539,861      $704,335
         ==========  ==========  ===============

   The commitment under the senior subordinated revolving credit agreement was increased to $325 million in January 1995. Interest on the senior subordinated revolving credit agreement is 4.625% at December 31, 1993, 7.063% at December 31, 1994 and 6.75% at September 30, 1995 and is calculated based on the London Interbank Offered Rate ("LIBOR").

   The secured term loan agreement of $242.5 million bears interest based on various indices. Interest on the agreement is 7.625% at September 30, 1995. The loan, which is collateralized by bonds secured by real estate and due in 1999, was repaid in full in October 1995. See Note 17--Subsequent Events

   The Swiss franc borrowing in the aggregate principal amount of Sfr. 200 million bears interest at 5.625% and matures in 1996. The proceeds from the bond issue, net of issuance costs, amounted to approximately $93 million. In order to eliminate the exposure to changes in foreign currency exchange rates, a currency exchange agreement was entered into with a third party financial institution which effectively changes the Swiss franc denominated principal and interest obligations into U.S. denominated obligations. The Company's accounting policy relative to such borrowing and related currency exchange agreement is such that interest expense is accrued over the life of the obligation for annual interest payments made to the third party financial institution. The principal amount due at maturity also includes approximately $9.8 million of additional accreted principal which is treated as interest expense over the life of the obligation, thereby increasing the effective interest rate to approximately 10.55%. The fee for the currency exchange agreement was nominal and was charged to expense at the inception of the borrowing.

   Interest paid on all borrowings and financing arrangements amounted to $1.1 billion, $1.4 billion, $2.1 billion, $1.5 billion and $2.0 billion for the years ended December 31, 1992, 1993 and 1994 and for the nine months ended September 30, 1994 and 1995, respectively.

             DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

    At September 30, 1995 the Company has entered into committed credit facilities which enables it to borrow up to $1.25 billion on a secured basis and $340 million on an unsecured basis. Interest rates to be charged are based upon Federal funds, Eurodollar or negotiated rates, as applicable. There were no borrowings outstanding at December 31, 1993, 1994 and September 30, 1995 under these agreements.

5. INCOME TAXES

   Income taxes included in the consolidated statements of income represent the following:

                                 CURRENT       DEFERRED       TOTAL
                                            (IN THOUSANDS)
Year ended December 31, 1992:
 U.S. Federal ................   $ 57,125      $ 19,875      $ 77,000
 State and local .............     18,483         2,517        21,000
                               ----------  --------------  ----------
                                 $ 75,608      $ 22,392      $ 98,000
                               ==========  ==============  ==========
Year ended December 31, 1993:
 U.S. Federal ................   $187,949      $(85,199)     $102,750
 State and local .............     21,586        (8,436)       13,150
                               ----------  --------------  ----------
                                 $209,535      $ (93,635)    $115,900
                               ==========  ==============  ==========
Year ended December 31, 1994:
 U.S. Federal ................   $115,067      $(45,417)     $ 69,650
 State and local .............     22,738       (10,388)       12,350
                               ----------  --------------  ----------
                                 $137,805      $(55,805)     $ 82,000
                               ==========  ==============  ==========

   The difference between the "expected" Federal tax rate and expense computed by applying the statutory tax rate to income before provision for income taxes (dollar amounts in thousands) and the effective tax rate and expense is as follows:

                                          1992                      1993                      1994
                               ------------------------  ------------------------  ------------------------
                                             PERCENT OF                PERCENT OF                PERCENT OF
                                              PRE-TAX                   PRE-TAX                   PRE-TAX
                                  AMOUNT      EARNINGS      AMOUNT      EARNINGS      AMOUNT      EARNINGS
Computed "expected" tax
 provision ...................   $83,300        34.0%      $105,700       35.0%      $ 71,750       35.0%
Non-taxable income and
 expense items ...............       840         0.3          1,652        0.5         2,223         1.1
State and local taxes, net of
 related Federal income tax
 benefit .....................    13,860         5.7          8,548        2.8         8,027         3.9
                               ----------  ------------  ----------  ------------  ----------  ------------
                                 $98,000        40.0%      $115,900       38.3%      $82,000        40.0%
                               ==========  ============  ==========  ============  ==========  ============

             DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1993 and December 31, 1994 are as follows:

                                              1993        1994
                                               (IN THOUSANDS)
Deferred tax assets:
 Inventory ..............................  $   8,447   $   4,957
 Investments ............................     30,011      32,234
 Other liabilities and accrued expenses      125,595     191,089
 Fixed assets ...........................      1,200       3,019
 Other ..................................      1,873          93
Deferred tax liabilities:
 Investments ............................    (76,952)    (80,996)
 Fixed assets ...........................       (732)       (746)
 Other ..................................     (1,573)     (5,976)
                                          ----------  ----------
Net deferred tax asset ..................   $ 87,869    $143,674
                                          ==========  ==========

   There are no valuation allowances recorded against deferred tax assets at December 31, 1993 and 1994 since management has determined that there is sufficient taxable income from carryback years and future reversals of existing taxable temporary differences to offset the tax benefit of deductible temporary differences.

   An affiliate of Equitable is included in the combined returns for certain state and local tax returns filed by the Company.

   Net Federal income tax equivalents paid to Equitable were $46.6 million, $112.9 million, $87.0 million, $87.0 million and $93.1 million for the years ended December 31, 1992, 1993, 1994 and the nine months ended September 30, 1994 and 1995, respectively.

6. NET CAPITAL

   The Company's wholly-owned principal subsidiary, Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC") is a registered broker-dealer, a registered futures commission merchant and member firm of The New York Stock Exchange, Inc. (the "NYSE") and, accordingly is subject to the minimum net capital requirements of the Securities and Exchange Commission, the NYSE and the Commodities Futures Trading Commission. As such, it is subject to the NYSE's net capital rule which conforms to the Uniform Net Capital Rule pursuant to rule 15c3-1 of the Securities Exchange Act of 1934. Under the alternative method permitted by this rule, the required net capital, as defined, shall not be less than two percent of aggregate debit balances arising from customer transactions, as defined, or four percent of segregated funds, as defined, whichever is greater. The NYSE may also require a member firm to reduce its business if its net capital is less than four percent of aggregate debit balances and may prohibit a member firm from expanding its business and declaring cash dividends if its net capital is less than five percent of aggregate debit balances. At December 31, 1994, DLJSC's net capital of approximately $504.5 million was 28% of aggregate debit balances and in excess of the minimum requirement by approximately $467.0 million and at September 30, 1995, DLJSC's net capital of approximately $620.4 million was 27% of aggregate debit balances and in excess of the minimum requirement by approximately $566.0 million.

   Certain U.S. and foreign subsidiaries of the Company are subject to net capital requirements of their respective regulatory agencies. At December 31, 1993, 1994 and September 30, 1995 the Company and its subsidiaries were in compliance with all applicable regulatory capital adequacy requirements.

7. DERIVATIVE FINANCIAL INSTRUMENTS

   Substantially all of the Company's business related to derivatives is by its nature trading activities which are primarily for the purpose of customer accommodations. The Company's derivative activities

             DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

consist of option writing and trading in forward and futures contracts. Derivative financial instruments have both on-and-off balance sheet implications depending on the nature of the contracts. The Company's involvement in swap contracts is not significant.

 ACCOUNTING POLICIES

   Changes in unrealized gains or losses on all derivative instruments are included in the consolidated statements of income in principal transactions trading, net. Changes in the value of options contracts are included in the consolidated statements of income. Fair value of the options includes the premiums which are deferred and are recognized as revenue over the life of the option contracts on a straight-line basis. The notional amount of forward and futures contracts are treated as off-balance sheet items. Changes in unrealized gains and losses on forward and futures contracts are included in the consolidated statements of income with corresponding offsetting amounts reflected as assets or liabilities.

 OPTIONS

   As part of customer accommodations the Company writes option contracts specifically designed to meet customers' needs. As a writer of over the counter ("OTC") option contracts, the Company receives a cash premium at the beginning of the contract period and bears the risk of unfavorable changes in the value of the financial instruments underlying the options. Options written do not expose the Company to credit risk since they obligate the Company (not its counterparty) to perform. With respect to these transactions, the Company makes a determination that credit exposures are appropriate for the particular counterparty with whom business is conducted. All counterparties are reviewed on a regular basis to establish appropriate exposure limits for a variety of transactions. In certain cases, specific transactions are analyzed to determine the amount of potential exposure that could arise, and the counterparty's credit is reviewed to determine whether it supports such exposure. In addition to the counterparty's credit status, the Company analyzes market movements that could affect exposure levels. The Company considers four main factors that may affect trades in determining trading limits: the settlement method; the time it will take for a trade to settle (i.e., the maturity of the trade); the volatility that could affect the value of the securities involved in the trade; and the size of the trade. In addition to determining trading limits, the Company actively manages the credit exposure relating to its trading activities by entering into master netting agreements when feasible; monitoring the creditworthiness of counterparties and the related trading limits on an ongoing basis and requesting additional collateral when deemed necessary; diversifying and limiting exposure to individual counterparties and geographic locations; and limiting the duration of exposure. In certain cases, the Company also may close out transactions or assign them to other counterparties when deemed necessary or appropriate to mitigate credit risks. The Company generally covers its market risk associated with its options business by purchasing or selling cash or other derivative financial instruments on a proprietary basis to cover the options written. Such purchases and sales may include debt and equity securities, futures and forward contracts and options. The Company reviews the creditworthiness of the counterparties of such covering transactions. Future cash requirements for options written is equal to the fair value of the option. Option contracts are typically written for a duration of less than thirteen months and are included in the balance sheets at fair value.

   The notional (contract) value of the written options was $4.6 billion, $3.0 billion, $5.3 billion and $4.2 billion at December 31, 1993 and 1994 and September 30, 1994 and 1995, respectively. Such options contracts are covered by the following financial instruments which the Company has purchased or sold on a proprietary basis and are reflected in the table below at either the underlying contract (notional) amounts for derivative instruments or at market value for cash instruments:

             DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                                          DECEMBER 31,       SEPTEMBER 30,
                                      ------------------  ------------------
                                         1993      1994      1994      1995
                                                              (UNAUDITED)
                                                   (IN MILLIONS)
U.S. government and mortgage-backed
 securities and options thereon  ....   $1,400    $  882    $1,279    $1,618
Foreign sovereign debt securities  ..    1,116       622     1,289       468
Currency forward contracts ..........      479       285       592        --
Forward rate agreements and options        943        82       465        43
Equity swaps ........................       --        --       145       398
Futures contracts ...................       65       329       735       630
Equities and other ..................      597       820       836     1,028
                                      --------  --------  --------  --------
 Total ..............................   $4,600    $3,020    $5,341    $4,185
                                      ========  ========  ========  ========

   The trading revenues from option writing activity (net of related interest expense) were approximately $76.4 million, $100.3 million, $82.8 million and $65.7 million for the years ended December 31, 1993 and 1994 and the nine months ended September 30, 1994 and 1995, respectively. The average fair value of the options was approximately $102.9 million, $137.0 million, $146.8 million and $110.5 million for the years ended December 31, 1993 and 1994 and the nine months ended September 30, 1994 and 1995, respectively. The fair values of options were approximately $149.9 million, $104 .0 million, $146.2 million and $147.9 million at December 31, 1993 and 1994 and September 30, 1994 and 1995, respectively, and were included as liabilities in the accompanying consolidated statements of financial condition.

 FORWARDS AND FUTURES

   As part of its trading activities, the Company also enters into forward purchases and sales contracts for mortgage-backed securities and foreign currencies. The Company also enters into futures contracts on equity-based indices, foreign currencies and other financial instruments. Forward and futures contracts are treated as off-balance sheet items. Changes in unrealized gains and losses on forward and futures contracts are included in the consolidated statements of income with corresponding offsetting amounts reflected as assets or liabilities. Market risk for a forward and future is the movement of price on the notional value of the contracts. Cash requirements at inception equal the original margin on futures contracts. Generally, no cash is required at inception for forward contracts. The cash requirement at settlement is equal to the notional value on the contract for a forward contract and the daily changes in market value for a futures contract. The performance of forward contracts is dependent on the financial reliability of the counterparty and exposes the Company to credit risk. The Company monitors credit exposure of forward contracts by limiting transactions with specific counterparties, reviewing credit limits and adhering to internally established credit extension policies. Futures contracts are exchange-traded financial instruments that generally do not represent exposure to credit risk due to daily cash settlements of the change in market value with the exchanges. The credit risk with the futures exchange is limited to the net positive change in the market value for a single day. The following is a summary of the values of these contracts at December 31, 1993, 1994 and September 30, 1995:

             DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                                               DECEMBER 31,         SEPTEMBER 30,
                                          --------------------  --------------------
                                             1993       1994       1994       1995
                                                                     (UNAUDITED)
                                                         (IN MILLIONS)
Forward Contracts:
 Purchased at notional (contract) value     $34,592    $11,295    $20,643    $15,104
 Sold at notional (contract) value  .....    37,272     13,548     21,869     14,944
Futures Contracts:
 Purchased at market value ..............   $    99    $    31    $   153    $   272
 Sold at market value ...................       534      1,654      2,108      1,004

   The following is a summary of the values of these contracts included in the consolidated financial statements at December 31, 1993, 1994 and September 30, 1995:

                                                    DECEMBER 31,       SEPTEMBER 30,
                                                 -----------------  -----------------
                                                   1993      1994      1994     1995
                                                                        (UNAUDITED)
                                                             (IN MILLIONS)
Forward Contracts:
  Net trading gains (losses) ...................   $(46)    $(157)    $(105)    $126
  Average fair values during the period ........    0.2        16        15       (5)
  Unrealized gains included in total assets
    at end of period ...........................      6        12       101       27
  Unrealized losses included in total
    liabilities at end of period ...............     --        18        76       26
Futures Contracts:
  Net trading gains (losses) ...................   $ (9)    $  59     $  50     $(53)
  Average fair values during the period ........    0.4        11        15       (7)
  Unrealized gains included in total assets
    at end of period ...........................      1         5        13       --
  Unrealized losses included in total
    liabilities at end of period ...............     --        --        (4)      16

   Average fair values during the period were computed using month end averages. The fair values of futures contracts are measured by reference to quoted market prices. Fair values of forward contracts are estimated on the basis of dealer quotes, pricing models or quoted prices for financial instruments with similar characteristics. The fair value of options is measured by the unamortized premiums and the intrinsic value determined from various pricing services. The Company generally enters into futures, forward and option transactions for periods of 90 days or less. The remaining maturities for all options, forwards and futures are less than 13 months.

8. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

   In the normal course of business, the Company's customer, trading and correspondent clearance activities involve the execution, settlement and financing of various securities and financial instrument transactions. The execution of these transactions includes the purchase and sale (including "short sales") of securities, the writing of options, and the purchase and sale of financial futures contracts and forward purchase and sales contracts for mortgage-backed securities and foreign currencies. These activities may expose the Company to off-balance sheet risk in the event the customer or counterparty to the transaction is unable to fulfill its contractual obligations and margin requirements are not sufficient to fully cover losses. In these situations, the Company may be required to purchase or sell financial instruments at prevailing market prices which may not fully cover the obligations of its customers or counterparties. The Company limits this risk by requiring customers and counterparties to maintain margin collateral that is

             DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

in compliance with regulatory and internal guidelines. Additionally, with respect to the Company's correspondent clearance activities, introducing correspondent brokers are required to guarantee the performance of their customers in meeting contractual obligations.

   The Company's financing and securities settlement activities involve the Company using securities as collateral in support of various secured financing sources. In the event the counterparty does not meet its contracted obligation to return securities used as collateral, the Company may be exposed to the risk of reacquiring the securities at prevailing market prices in order to satisfy its obligations. The Company controls this risk by monitoring the market value of securities pledged on a daily basis and by requiring adjustments of collateral levels in the event of excess market exposure.

   The Company's activities include entering into forward contracts which provide for the future delivery or receipt of securities at a specified price or yield. Risk arises from the potential inability of counterparties to perform under the terms of the contracts and from changes in securities value and interest rates. The Company controls the risk by monitoring the market value of the securities contracted on a daily basis and reviewing the creditworthiness of the counterparties. The Company reflects the changes in the market value of these instruments in the consolidated statement of income. The settlement of these transactions is not expected to have a material adverse effect on the Company's consolidated financial statements.

   Risks associated with letters of credit, guarantees or underwriting commitments are not significant.

9. CONCENTRATIONS OF CREDIT RISK

   As a securities broker and dealer, the Company is engaged in various securities trading and brokerage activities servicing a diverse group of domestic and foreign corporations, governments, institutional and individual investors. A substantial portion of the Company's transactions are executed with and on behalf of institutional investors including other brokers and dealers, mortgage brokers, commercial banks, U.S. governmental agencies, mutual funds and other financial institutions and are generally collateralized. The Company's exposure to credit risk associated with the nonperformance of these customers in fulfilling their contractual obligations pursuant to securities transactions, can be directly impacted by volatile securities markets, credit markets and regulatory changes. Credit risk is the amount of accounting loss the Company would incur if a counterparty failed to perform its obligations under contractual terms and the collateral held, if any, was deemed insufficient.

   The Company's customer securities activities are transacted on either a cash or margin basis. In margin transactions, the Company extends credit to the customer, subject to various regulatory and internal margin requirements, collateralized by cash and securities in the customer's account. The Company seeks to control the risks associated with its customer activities by requiring customers to maintain margin collateral in compliance with various regulatory and internal guidelines. The Company monitors required margin levels daily and, pursuant to such guidelines, requires the customers to deposit additional collateral, or reduce positions, when necessary.

10. PREFERRED STOCK

   In 1993, the Company authorized and issued 2,250,000 shares of Cumulative Exchangeable $8.83 Preferred Stock (the "Preferred Stock") for $225 million, all of which were outstanding at December 31, 1993, 1994 and September 30, 1995. All shares of the Preferred Stock must be redeemed by the Company on October 15, 2003 at a redemption price of $100 per share plus unpaid dividends, if any. The shares may be redeemable earlier, upon the occurrence of certain events. The Preferred Stock is exchangeable at the Company's option after October 15, 1996 into Subordinated Exchangeable Notes bearing interest at a rate of 9.58% per annum maturing October 15, 2003. Dividends on the Preferred Stock are payable as declared by the Board of Directors. Holders of the Preferred Stock do not have voting rights except in the event of default or as required by law.

             DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

 11. STOCKHOLDERS' EQUITY

   In 1993, the Board of Directors declared a stock split in the form of a dividend of 99 shares of the Company's common stock for each share owned. In addition, the number of authorized shares of common stock was increased from 100,000 to 12,500,000 shares.

   In 1993, a $100 million subordinated promissory note payable to Equitable due in 1997 was converted to equity as an additional capital contribution in addition to a $50 million cash contribution.

   In August, 1995, the Company amended its Certificate of Incorporation whereby the amount of total authorized shares of Common Stock was increased to 150.0 million shares and the Company declared a 5-to-1 stock split ("the 1995 Stock Split"). All share, per share and dividend per share amounts have been retroactively restated to reflect this split.

12. EMPLOYEE PLANS

   The Company has two long-term incentive compensation plans ("1991 LTI Plan" and "1994 LTI Plan"). (Certain members of management agreed with the Company in 1993 not to participate in the 1994 LTI Plan but instead to extend the performance period under which units in the 1991 LTI Plan are valued from three to six years.) Units in the plans are awarded to participants at the discretion of senior management. Participants generally vest in their unit awards at the rate of 33% per annum, with 100% vesting at the end of each three-year period. The 1994 LTI Plan ends December 31, 1996. The value of the participants' units is based upon the Company's cumulative average performance, as defined, over the three-year vesting period. Such value shall be paid 50% within 120 days of the later of the final vesting date or the end of the performance period with the remaining 50% payable within one year thereafter. Amounts charged to expense for the 1991 LTI Plan and 1994 LTI Plan were $119.5 million, $151.0 million, $92.6 million, $66.3 million and $93.8 million for the years ended December 31, 1992, 1993 1994 and the nine months ended September 30, 1994 and 1995, respectively.

   The Company has a defined contribution employee benefit plan covering substantially all of the Company's full-time and certain qualified part-time employees. Company contributions to this plan are determined by the Board of Directors of the Company annually and were $3.9 million, $5.0 million and $4.9 million for 1992, 1993 and 1994, respectively.

   Certain key employees of the Company participate in various other deferred compensation arrangements which include equity investments in selected merchant banking activities of the Company paid for by such employees and other non-qualified plans which are funded by insurance contracts.

13. LEASES, COMMITMENTS AND CONTINGENT LIABILITIES

   The Company leases office space and equipment under cancelable and non-cancelable lease agreements which expire on various dates through the year 2016. Rent expense for the years ended December 31, 1992, 1993, 1994 and the nine months ended September 30, 1994 and 1995, aggregated $41.7 million, $46.3 million, $55.7 million, $38.4 million and $55.9 million, respectively. Sublease revenue for the years ended December 31, 1992, 1993, 1994 and the nine months ended September, 1994 and 1995, aggregated $1.9 million, $1.2 million, $1.0 million, $0.8 million and $0.7 million, respectively.

             DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

    At December 31, 1994 minimum rental commitments, exclusive of sublease revenue, escalation and renewal options, on all non-cancelable leases in excess of one year, are as follows:

                TOTAL LEASE
                COMMITMENTS
PERIOD         (IN THOUSANDS)
1995 ........    $  43,276
1996 ........       63,314
1997 ........       56,306
1998 ........       39,545
1999 ........       39,331
2000-2016  ..      578,708
              --------------
 Total ......    $ 820,480
              ==============

   In the normal course of business, the Company issues letters of credit for which it is contingently liable for $203 million at September 30, 1995.

14. LEGAL PROCEEDINGS

   The Company has been named as a defendant in a number of actions relating to its various businesses including various civil actions and arbitrations arising out of its activities as a broker-dealer in securities, as an underwriter and as an employer and arising out of alleged employee misconduct. The Company is also involved, from time to time, in proceedings with, and investigations by, governmental agencies and self regulatory organizations. Some of the actions have been brought on behalf of various classes of claimants and seek damages of material or indeterminate amounts. While the ultimate outcome of litigation involving the Company cannot be predicted with certainty, management, having reviewed these actions with its counsel, believes it has meritorious defenses to all such actions and intends to defend each of these vigorously.

   Although there can be no assurance that such actions, proceedings, investigations and litigation will not have a material adverse effect on the results of operations of the Company in any future period, depending in part on the results for such period, in the opinion of management of the Company, based upon advice of counsel, the ultimate resolution of any such actions, proceedings, investigations and litigation against the Company will not have a material adverse effect on the consolidated financial condition and results of operations of the Company.

   On June 12, 1995, a purported purchaser of certain securities issued by Spectravision, Inc. ("Spectravision") filed a class action complaint for unspecified damages in the U.S. District Court for the Northern District of Texas against DLJSC and certain other defendants. The complaint alleges violations of the Federal securities laws, violations of the Texas Securities Act, common law fraud and negligent misrepresentation. The allegations arise out of certain public offerings in 1993 aggregating approximately $290 million of securities of Spectravision, a provider of in-room television programming in hotels, for which DLJSC acted as the managing underwriter. DLJSC is also being sued as a seller of certain notes of Spectravision acquired and resold by DLJSC. The complaint seeks to hold DLJSC liable for various alleged misstatements and omissions contained in prospectuses and other materials issued between July 1992 and June 1994. DLJSC has consented to service of process, but no other proceedings have taken place. DLJSC intends to defend itself vigorously against all of the allegations contained in the complaint. Although there can be no assurance, the Company does not believe that the ultimate outcome of this litigation will have a material adverse effect on its financial condition. Due to the early stage of such litigation, based upon the information currently available to it, management cannot make an estimate of loss or predict whether or not such litigation will have a material adverse effect on the Company's results of operations in any particular period.

             DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

    In October 1995, DLJSC was named as a defendant in a class action filed in a Texas State Court and in a proceeding before the Bankruptcy Court for the Northern District of Texas on behalf of the holders of $550 million principal amount of subordinated redeemable discount debentures of National Gypsum Corporation ("NGC") cancelled in connection with a Chapter 11 plan of reorganization for NGC consummated in July 1993. Subsequent to the consummation of NGC's plan of reorganization, NGC's shares traded for values substantially in excess of, and in 1995 NGC was acquired for a value substantially in excess of, the values upon which NGC's plan of reorganization was based. The action arises out of DLJSC's activities as financial advisor to NGC in the course of NGC's Chapter 11 reorganization proceedings. The complaint alleges that the plan of reorganization submitted by NGC was based upon projections by NGC and DLJSC which intentionally understated forecasts, and provided misleading and incorrect information in order to hide NGC's true value and that defendants breached their fiduciary duties by, among other things, providing false, misleading or incomplete information to deliberately understate the value of NGC. The complaint seeks compensatory and punitive damages sustained by the class. DLJSC intends to defend itself vigorously against all of the allegations contained in the complaint. Although there can be no assurance, the Company does not believe that the ultimate outcome of this litigation will have a material adverse effect on its financial condition. Due to the early stage of such litigation, based upon the information currently available to it, management cannot make an estimate of loss or predict whether or not such litigation will have a material adverse effect on the Company's results of operations in any particular period.

15. PRO FORMA EARNINGS PER SHARE

   Pro forma earnings per share is computed by dividing net income applicable to common shares by the weighted average number of shares of common stock and common stock equivalents (adjusted for the 1995 Stock Split) outstanding during each period presented and after deducting the dividends on preferred stock requirements. Historical earnings per share have not been presented for periods other than December 31, 1994 and September 30, 1995 as they would not be meaningful. See Note 17, "Subsequent Events" for the effect of the Restricted Stock Units on the Company's earnings per share.

16. INDUSTRY SEGMENT AND GEOGRAPHIC AREA DATA

   The Company is primarily engaged in a single line of business as a securities broker dealer, which comprises several types of services, such as principal and agency transactions, underwriting and investment banking and correspondent clearing. These activities constitute a single business segment.

   The assets and revenues related to the Company's foreign operations are not significant.

17. SUBSEQUENT EVENTS (UNAUDITED)

   In October 1995, Equitable made a capital contribution to the Company of a portion of its investment in a New York Stock Exchange listed company valued at $55.0 million at the time of the contribution. Such shares were recorded at Equitable's carrying value immediately prior to the contribution, or $55.0 million, and will be subsequently marked to market as appropriate.

   On October 30, 1995, the Company completed an initial public offering (the "Initial Public Offering"). Of the 10.6 million shares of Common Stock sold in the Initial Public Offering, 7.3 million

             DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

shares were sold by Equitable and 3.3 million shares were sold by the Company, at $27.00 per share. This transaction had the effect of reducing Equitable's ownership in the Company from 100 percent to 80.2 percent. Equitable's ownership will be further reduced upon the vesting of forfeitable restricted stock units ("RSU's") acquired by, and/or the exercise of certain options granted to, certain of the Company's employees in connection with the Initial Public Offering. (See below for RSU's and options issued in connection with the Initial Public Offering.) Proceeds to the Company from the Initial Public Offering amounted to approximately $81.2 million, net of related expenses.

   Concurrent with the Initial Public Offering, the Company completed the Senior Debt Offering of $500 million aggregate principal amount of 6 7/8% Senior Notes due November 1, 2005. Proceeds from the Senior Debt Offering amounted to approximately $492.3 million net of related expenses and along with the proceeds from the Initial Public Offering are primarily being used to repay certain outstanding indebtedness.

   In October 1995, the secured term loan agreement of $242.5 million, which was collateralized by bonds secured by real estate and due in 1999, was repaid in full with proceeds from the Initial Public Offering and Senior Debt Offering.

1995 RESTRICTED STOCK UNIT PLAN

   In October 1995, the Company adopted the 1995 Restricted Stock Unit Plan (the "Plan"). Each RSU granted under the Plan represents the right under certain circumstances to receive a share of Common Stock. Certain of the Company's employees received RSU's in exchange for a reduction in their interests in certain cash compensation arrangements maintained by the Company aggregating $100.0 million. These units are subject to forfeiture in certain circumstances and will vest annually in specified proportions from February 1997 through February 2000. Units that are forfeited under the Plan will become eligible for subsequent grants. The number of units granted under the Plan was 5,179,147 units.

   Compensation expense for such awards, determined based on the difference between the fair value of the RSU's and the amount of cash compensation exchanged therefor, amounts to approximately $6.2 million and will be reflected in the statement of income in the fourth quarter of 1995.

STOCK OPTION PLANS

   In October 1995, the Company adopted the 1995 and 1996 Stock Option Plans. Under the Company's 1995 Stock Option Plan options to purchase an aggregate of 9,168,678 shares of Common Stock (the maximum allowable under the 1995 Stock Option Plan) with an exercise price of $27.00 were granted to certain employees. Such options were granted to such employees in exchange for foregoing future interests under certain cash compensation arrangements aggregating $55.7 million. The options are subject to forfeiture in certain circumstances and will vest in two equal installments in February 1997 and February 1998 and are exercisable for a period of up to ten years from the date of the grant. Options that are forfeited under the 1995 Stock Option Plan will become eligible for subsequent grant under the 1996 Stock Option Plan.

             DONALDSON, LUFKIN & JENRETTE, INC. AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

    The 1996 Stock Option Plan (the "1996 Plan") provides for the granting of options to key employees, consultants or other service providers of the Company after the Initial Public Offering. Any options granted under the 1996 Plan will have an exercise price of not less than the fair market value on the date of the grant. Options to purchase a maximum of approximately 8.8 million shares of Common Stock, exclusive of forfeitures from the 1995 Plan, will be available under the 1996 Plan. There are currently no options outstanding under the 1996 Plan. The options will be exercisable for up to ten years from the date of grant, will be subject to forfeiture in certain circumstances and will vest in four equal installments commencing one year after the date of grant. No options will become exercisable prior to February 1997. Options that are forfeited under the 1996 Plan become eligible for subsequent grant under that plan.

                                  SCHEDULE I

                      DONALDSON, LUFKIN & JENRETTE, INC.
                            (PARENT COMPANY ONLY)

                 CONDENSED STATEMENTS OF FINANCIAL CONDITION
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                                                 DECEMBER 31,           SEPTEMBER 30,
                                                        ----------------------------        1995
                                                             1993           1994         (UNAUDITED)
ASSETS
Cash and cash equivalents .............................   $   83,455     $   23,534      $    3,604
Receivables from brokers, dealers and other  ..........       30,161          2,048           4,404
Securities owned, at value ............................      812,067         85,801          49,164
Intercompany receivables ..............................    2,115,501      1,674,720       1,899,183
Investment in subsidiaries, at equity .................      771,170        927,671       1,019,052
Other assets ..........................................      124,229        147,780         129,720
                                                        -------------  -------------  ---------------
    Total Assets ......................................   $3,936,583     $2,861,554      $3,105,127
                                                        =============  =============  ===============
LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings .................................   $1,195,777     $  792,678      $  838,077
Securities sold under agreements to repurchase  .......      778,844             --              --
Accounts payable and accrued expenses .................      257,868        565,795         642,014
Due to Equitable ......................................      158,556         94,984         156,944
Other liabilities and deferred amounts ................      332,504        142,084         136,294
                                                        -------------  -------------  ---------------
                                                           2,723,549      1,595,541       1,773,329
                                                        -------------  -------------  ---------------
Long-term borrowings ..................................      237,740        220,722         196,388
                                                        -------------  -------------  ---------------
    Total liabilities .................................    2,961,289      1,816,263       1,969,717
                                                        -------------  -------------  ---------------
Cumulative Exchangeable $8.83 Preferred Stock, at
 redemption value .....................................      225,000        225,000         225,000
                                                        -------------  -------------  ---------------
Stockholders' Equity:
  Common stock ($0.10 par value; 150,000,000 shares
    authorized; 50,000,000 shares issued and
    outstanding) ......................................        1,000          1,000           5,000
  Paid-in capital .....................................      232,080        232,080         228,080
  Retained earnings ...................................      518,049        587,555         677,888
  Cumulative translation adjustment ...................         (835)          (344)           (558)
                                                        -------------  -------------  ---------------
     Total stockholders' equity .......................      750,294        820,291         910,410
                                                        -------------  -------------  ---------------
Total Liabilities and Stockholders' Equity ............   $ 3,936,583    $ 2,861,554     $3,105,127
                                                        =============  =============  ===============

See accompanying notes to condensed financial statements.

                      DONALDSON, LUFKIN & JENRETTE, INC.
                            (PARENT COMPANY ONLY)

                        CONDENSED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                  NINE MONTHS ENDED
                                              YEARS ENDED DECEMBER 31,              SEPTEMBER 30,
                                       -------------------------------------  -----------------------
                                           1992         1993         1994         1994        1995
                                                                                     (UNAUDITED)
Revenues:
 Dividends from affiliates ...........   $ 98,993     $ 45,219     $ 25,000     $ 25,000    $ 60,000
 Interest from affiliates ............     30,143       56,559      111,483       80,251      81,086
 Allocations to affiliates ...........     12,869       13,188       14,097       10,546      10,951
 Other ...............................       (893)      54,514       37,344       16,843       5,495
                                       -----------  -----------  -----------  ----------  -----------
     Total revenues  .................    141,112      169,480      187,924      132,640     157,532
                                       -----------  -----------  -----------  ----------  -----------
Costs and Expenses:
 Compensation and benefits ...........     92,839      146,633       75,017       70,235     101,545
 Interest and operating expenses  ....     59,047       93,171       69,409       39,230      41,142
                                       -----------  -----------  -----------  ----------  -----------
     Total costs and expenses  .......    151,886      239,804      144,426      109,465     142,687
                                       -----------  -----------  -----------  ----------  -----------
Income (loss) before income tax
 benefit and equity in undistributed
 net income of subsidiaries ..........    (10,774)     (70,324)      43,498       23,175      14,845
                                       -----------  -----------  -----------  ----------  -----------
Income tax benefit ...................     63,911       66,030        2,170        5,424      26,133
                                       -----------  -----------  -----------  ----------  -----------
Income (loss) before equity in
 undistributed net income of
 subsidiaries ........................     53,137       (4,294)      45,668       28,599      40,978
                                       -----------  -----------  -----------  ----------  -----------
Equity in undistributed net income of
 subsidiaries ........................     93,863      190,394       77,332       56,901      80,522
                                       -----------  -----------  -----------  ----------  -----------
Net income ...........................  $ 147,000    $ 186,100    $ 123,000    $  85,500   $ 121,500
                                       ===========  ===========  ===========  ==========  ===========
Dividends on preferred stock .........  $       0    $       0    $  20,970    $  16,005   $  14,901
                                       ===========  ===========  ===========  ==========  ===========
Earnings applicable to common shares    $ 147,000    $ 186,100    $ 102,030    $  69,495   $ 106,599
                                       ===========  ===========  ===========  ==========  ===========
Pro forma weighted average common
 shares outstanding ..................                               51,475                   51,475
                                                                 ===========              ===========
Pro forma earnings per common share  .                            $    1.98                $    2.07
                                                                 ===========              ===========

           See accompanying notes to condensed financial statements

                      DONALDSON, LUFKIN & JENRETTE, INC.
                            (PARENT COMPANY ONLY)
                      CONDENSED STATEMENTS OF CASH FLOWS
                                (IN THOUSANDS)

                                                                                             NINE MONTHS ENDED
                                                      YEARS ENDED DECEMBER 31,                 SEPTEMBER 30,
                                             -----------------------------------------  --------------------------
                                                 1992          1993           1994           1994          1995
                                                                                                (UNAUDITED)
Net cash provided by (used in) operating
 activities ................................  $  267,477   $  (644,532)   $    822,766   $    627,799    $ 169,785
                                             -----------  -------------  -------------  -------------  -----------
Cash flows from investing activities:
  Net proceeds from (payments for):
   Purchases of long-term corporate
    development investments  ...............     (52,066)       (6,904)         (3,435)        (2,231)      (4,189)
   Sales of long-term corporate development
    investments  ...........................      46,910         2,428             802            800        2,292
   Purchases of property, equipment and
    leasehold improvements  ................      (1,812)       (2,665)          4,329            287       11,918
   Dividends from affiliates ...............      98,993        45,219          25,000         25,000       60,000
   Investment in subsidiaries ..............      (1,527)      (22,145)        (78,678)       (70,161)      (9,957)
   Other assets ............................      13,362       (23,886)        (18,049)       (14,066)      14,124
                                             -----------  -------------  -------------  -------------  -----------
  Net cash provided by (used in) investing
   activities  .............................     103,860        (7,953)        (70,031)       (60,371)      74,188
                                             -----------  -------------  -------------  -------------  -----------

Cash flows from financing activities:
  Net proceeds from (payments for):
   Short-term financings ...................      94,618     1,340,272      (1,181,943)    (1,197,286)      17,355
   Subordinated promissory note payable to
    Equitable  .............................     100,000      (100,000)             --             --           --
   Note payable ............................          --            --              --         13,620           --
   Other long-term debt ....................     130,000       (18,000)                       (18,000)     (25,070)
   Senior notes payable ....................          --            --         (18,000)            --           --
   Additional capital contribution .........          --       150,000              --             --           --
   Issuance of preferred stock .............          --       225,000              --             --           --
   Dividends paid ..........................     (31,638)      (40,375)        (53,494)       (40,404)     (31,167)
   Intercompany receivables ................    (657,508)     (827,814)        440,781        615,335     (225,021)
                                             -----------  -------------  -------------  -------------  -----------
  Net cash provided by (used for) financing
    activities  ............................    (364,528)      729,083        (812,656)      (626,735)    (263,903)
                                             -----------  -------------  -------------  -------------  -----------
Increase (decrease) in cash and cash
 equivalents ...............................       6,809        76,598         (59,921)       (59,307)     (19,930)
Cash and cash equivalents at beginning of
 period ....................................          48         6,857          83,455         83,455       23,534
                                             -----------  -------------  -------------  -------------  -----------
Cash and cash equivalents at end of period     $   6,857    $   83,455     $    23,534    $    24,148    $   3,604
                                             ===========  =============  =============  =============  ===========

          See accompanying notes to condensed financial statements.

                      DONALDSON, LUFKIN & JENRETTE, INC.
                            (PARENT COMPANY ONLY)

                   NOTES TO CONDENSED FINANCIAL STATEMENTS
              INFORMATION AS OF SEPTEMBER 30, 1995 IS UNAUDITED

1. BASIS OF PRESENTATION

   The condensed financial statements of Donaldson, Lufkin & Jenrette, Inc. ("Parent Company Only") should be read in conjunction with the consolidated financial statements of Donaldson, Lufkin & Jenrette, Inc. and subsidiaries ("DLJ" or the "Company") and the notes thereto. Investments in subsidiaries are accounted for under the equity method.

2. RELATED PARTY TRANSACTIONS

   Intercompany receivables include $966.9 million, $848.9 million and $818.6 million loaned to subsidiaries under master note agreements at December 31, 1993, 1994 and September 30, 1995, respectively. The loans provide for interest based on the Federal funds rate.

   The amount of cash dividends paid to the Company by consolidated subsidiaries of the Company amounted to $99.0 million, $45.2 million, $25.0 million, $25.0 million and $60.0 million for the years ended December 31, 1992, 1993, 1994, and the nine months ended September 30, 1994 and 1995, respectively. There are no restrictions on the payment of dividends, except for those stipulated in certain debt agreements and in the Uniform Net Capital Rules applicable to brokers and dealers and futures commission merchants, which provide for certain minimum amounts of capital to be maintained to satisfy regulatory requirements in the Company's principal broker dealer subsidiary, Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC") and under certain circumstances limits the amount of excess capital that can be withdrawn. The regulatory requirements, including the Uniform Net Capital rules, are designed to measure the general financial integrity and liquidity of registered broker-dealers and futures commission merchants and provide minimum acceptable net capital levels to satisfy commitments to customers. Unless the defined minimum regulated capital is maintained, regulated broker-dealer subsidiaries would be prohibited from paying dividends to the Company.

3. LONG-TERM BORROWINGS

   Long-term borrowings from banks of $237.7 million, $220.7 million, and $196.4 million include current maturities of $18.0 million, $27.0 million and $105.3 million at December 31, 1993, 1994 and September 30, 1995, respectively. The following table sets forth the maturity of long term borrowings at December 31, 1993, 1994 and September 30, 1995:

                      DECEMBER 31,
                ----------------------    SEPTEMBER 30,
 PERIOD ENDED       1993        1994          1995
                                           (UNAUDITED)
                             (IN THOUSANDS)
1994 ..........  $  18,000   $      --      $     --
1995 ..........     27,026      27,026            --
1996 ..........    103,550     104,532       105,268
1997 ..........     89,164      89,164        91,120
1998 ..........         --          --            --
                ----------  ----------  ---------------
                  $237,740    $220,722      $196,388
                ==========  ==========  ===============

   During 1994, the Parent Company entered into a committed credit facility which enables it to borrow up to $340 million on an unsecured basis. There were no borrowings outstanding at December 31, 1994 and September 30, 1995 under this agreement.

4. CONTINGENT LIABILITIES

   From time to time the Parent Company issues guarantees of the obligations of certain subsidiaries. The amounts of such items in the aggregate are not considered excessive in relation to the normal operating levels of the Company and management does not anticipate, as of September 30, 1995, losses as a result of these transactions.

   NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY PREFERRED STOCK BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                              TABLE OF CONTENTS

                                                PAGE
                                             --------
            PROSPECTUS SUPPLEMENT
Use of Proceeds ............................    S-2
Ratio of Earnings to Combined Fixed Charges
 and Preferred Stock Dividends .............    S-2
Description of Series A Preferred Stock  ...    S-2
Recent Tax Proposals .......................    S-9
Plan of Distribution .......................    S-9
                 PROSPECTUS
Available Information ......................      2
Incorporation of Certain Information by
 Reference .................................      2
Prospectus Summary .........................      3
Risk Factors ...............................      7
Use of Proceeds ............................     13
Capitalization .............................     14
The Company ................................     15
Selected Consolidated Financial Data  ......     17
Management's Discussion and Analysis of
 Financial Condition and Results of
 Operations ................................     19
Business ...................................     33
Regulation .................................     48
Net Capital Requirements ...................     50
Management .................................     52
Ownership of Common Stock of the Company by
 Equitable and Directors and Officers of
 the Company ...............................     64
Certain Transactions .......................     66
Description of Capital Stock ...............     73
Description of Senior Debt Securities  .....     76
Plan of Distribution .......................     86
Legal Matters ..............................     86
Experts ....................................     87
Glossary ...................................     88
Index to Consolidated Financial Statements      F-1

                               4,000,000 SHARES
                             DONALDSON, LUFKIN &
                                JENRETTE, INC.

                            FIXED/ADJUSTABLE RATE
                             CUMULATIVE PREFERRED
                               STOCK, SERIES A

                            PROSPECTUS SUPPLEMENT

                              NOVEMBER 19, 1996